MARKET VALUE APPRAISAL
                                   of the
                                GAVIIDAE I &
                           GAVIIDAE II/DAIN PLAZA
                         OFFICE TOWER DEVELOPMENTS
                 located in Downtown Minneapolis, Minnesota

          [LUNZ MASSOPUST REID DECASTER & LAMMERS INC LETTERHEAD]

March 15, 1996

Mr. Lawrence Miller
Director
Merrill Lynch Mortgage Capital, Inc.
250 Vesey Street
New York, NY 10281-1326

            RE:   Market Value Appraisals
                  Gaviidae I and Dain Plaza/Gaviidae II
                  601 Nicollet Mall and 501 Nicollet Mall
                  Downtown Minneapolis

Dear Mr. Miller:

At your request, we have made an inspection and analysis of the above referenced properties for the purpose of estimating both their individual and collective Market Value. The leased fee estate interest, as of March 1, 1997 is considered in this analysis. The estimates of Market Value are based on the development of the Cost, Sales Comparison and Income Approaches to value. For the specialty retail centers, the Sales Comparison Approach could not be meaningfully developed given the lack of comparable specialty mall sales.

The following report of the investigation, analysis and reasoning employed in our determination of value has been made in compliance with the prevailing standards outlined in the Uniform Standards for Professional Appraisal Practice (USPAP) and Standards of Professional Practice of the Appraisal Institute. It should be noted that this appraisal has been made to evolve neither a minimum nor a specific value requested by the client, any of its affiliates or any other party. It is understood that the opinions of value rendered in this report will be used in consideration of a loan where the real estate would serve as collateral.

This report is considered self contained based on the extent of the information collected, analyzed, and reported in this document.

Mr. Lawrence Miller
March 15, 1997
Page Two

It is concluded, based on the investigation, analysis and reasoning employed in this appraisal assignment, that as of March 1, 1997, the market evidence best supports a Market Value estimate for the Gaviidae I and Gaviidae II/Dain Plaza Developments of:

                        ---------------------------------
                          NINETY EIGHT MILLION DOLLARS

                                   $98,000,000
                        ---------------------------------

This value estimate is based on Final Value Estimates of $86,000,000 for Gaviidae II/Dain Plaza and $12,000,000 for Gaviidae I. Please refer to the Summary and Conclusion section of this report for the reasoning employed in arriving at a single value estimate of $98,000,000.

These opinions of value are subject to the assumptions and limiting conditions set forth in the accompanying report.

The Appraisal Institute conducts a program of continuing education for its designated members. MAI's and SRA's who meet the minimum standards of this program are awarded periodic educational certification. The undersigned are currently certified under this continuing education program.

Upon your review of the report, we would be happy to discuss the contents with you.

Sincerely,

LUNZ MASSOPUST REID DeCASTER & LAMMERS, INC.


/s/ Todd M. Reid                           /s/ Robert G. Lunz

Todd M. Reid, MAI                          Robert G. Lunz, CRE, MAI
Certified General Real                     Certified General Real
 Property Appraiser                         Property Appraiser
MN License No. 4000839                     MN License No. 4000843
WI License No. 452                         IA License No. 361406069


/s/ Kathryn Lammers

Kathryn I. Lammers, MAI
Certified General Real Property Appraiser
MN License No. 4002792
NE License No. CG 960171

================================================================================
                                  INTRODUCTION
================================================================================


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                   GAVIIDAE I AND DAIN PLAZA/GAVIIDAE II
                LUNZ MASSOPUST REID DeCASTER & LAMMERS, INC
                                   PAGE 3
--------------------------------------------------------------------------------

                             MARKET VALUE APPRAISAL

                                     of the

                                   GAVIIDAE I
                                        &
                             GAVIIDAE II/DAIN PLAZA
                                  DEVELOPMENTS
                                   located in
                         Downtown Minneapolis, Minnesota

                                  Prepared for:

                               Mr. Lawrence Miller
                                    Director
                      Merrill Lynch Mortgage Capital, Inc.
                                250 Vesey Street
                             New York, NY 10281-1326

                                  Prepared by:

                   LUNZ MASSOPUST REID DeCASTER & LAMMERS, INC
                                Todd M. Reid, MAI
                                    Principal
                            Robert G. Lunz, CRE, MAI
                                    Principal
                             Kathryn I. Lammers, MAI
                                    Principal

                                (copyright 1997)


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                      GAVIIDAE I AND DAIN PLAZA/GAVIIDAE II
                   LUNZ MASSOPUST REID DeCASTER & LAMMERS, INC
                                     PAGE 4
--------------------------------------------------------------------------------

TABLE OF CONTENTS
--------------------------------------------------------------------------------

                                                                            Page
                                                                            ----

Letter of Transmittal .....................................................    1
Introduction ..............................................................    3
Certification .............................................................    7
Limiting Conditions .......................................................    9

SECTION I

Premises of the Appraisal .................................................   11
   Appraisal Development and Reporting Process ............................   12
   Purpose and Use of the Appraisal .......................................   12
   Property Rights Being Appraised ........................................   13
   Definition of Market Value .............................................   13
   Exposure Time ..........................................................   13
   Marketing Period .......................................................   14
   History of the Properties ..............................................   15
   Report Format ..........................................................   17
Presentation of the Data ..................................................   18
   Regional and City Data .................................................   19
   Neighborhood Information ...............................................   33
   Land Sales Comparison Approach .........................................   43

SECTION II - DAIN PLAZA & GAVIIDAE II

   Summary of Salient Facts and Conclusions ...............................   65
   Presentation of the Data ...............................................   67
   Identification of the Property .........................................   68
   Legal Description ......................................................   68
   Plat Map ...............................................................   70
   Real Estate Taxes ......................................................   71
   Special Assessments ....................................................   72
   Description of the Land ................................................   73
   Description of the Improvements ........................................   74
   Highest and Best Use Analysis ..........................................   89
   Cost Approach ..........................................................   92
   Sales Comparison Approach - Office .....................................  100
   Income Approach - Office ...............................................  118
   Office Market Analysis .................................................  127

SECTION III

   Retail Market Analysis .................................................  150

SECTION IV

   Income Approach - Gaviidae II/Neiman Marcus ............................  171


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                      GAVIIDAE I AND DAIN PLAZA/GAVIIDAE II
                   LUNZ MASSOPUST REID DeCASTER & LAMMERS, INC
                                     PAGE 5
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

TABLE OF CONTENTS (Continued)
--------------------------------------------------------------------------------

                                                                            Page
                                                                            ----

SECTION V - GAVIIDAE I

   Summary of Salient Facts and Conclusions ...............................  188
   Presentation of the Data ...............................................  190
   Identification of the Property .........................................  191
   Legal Description ......................................................  192
   Plat Map ...............................................................  193
   Real Estate Taxes ......................................................  194
   Special Assessments ....................................................  195
   Description of the Land ................................................  196
   Description of the Improvements ........................................  197
   Highest and Best Use Analysis ..........................................  211
   Cost Approach ..........................................................  214
   Income Approach ........................................................  222

SECTION VI

   Summary and Conclusions ................................................  241

EXHIBITS AND ADDENDA
   (Under Separate Cover)


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                      GAVIIDAE I AND DAIN PLAZA/GAVIIDAE II
                   LUNZ MASSOPUST REID DeCASTER & LAMMERS, INC
                                     PAGE 6
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

CERTIFICATION
--------------------------------------------------------------------------------

The undersigned hereby certifies that, except as otherwise noted in this appraisal report:

1. We have made a careful, personal and thorough inspection of the subject properties.

2. No one other than the person(s) signing this report have provided significant professional assistance to the analyses, conclusions and opinions set forth herein except as otherwise noted in the report.

3 Neither the employment nor compensation for this appraisal assignment is contingent upon an action or event resulting from the analyses, opinions, or conclusions in, or use of, this report. The appraisal assignment was not based on a requested minimum valuation, a specific valuation, or the approval of a loan.

4. We have no present or contemplated interest in the subject property, and we have no personal interest or bias with respect to the parties involved.

5. To the best of the appraisers' knowledge and belief, the statements of fact contained in this report are true and correct. The reported analyses, opinions and conclusions are limited only by the assumptions and limiting conditions set forth in the report and are our personal, unbiased professional analyses, opinions, and conclusions.

6. The analyses, opinions, and conclusions were developed in conformity with the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation. The undersigned further certifies that the reported analyses, opinions and conclusions were developed, and this report has been prepared, in conformity with the requirements of the Code of Professional Ethics and the Standards of Professional Practice of the Appraisal Institute.

7. The Appraisal Institute conducts a formal program of continuing education for its designated members. MAI's who meet the minimum standards of this program are awarded periodic educational certification. As of the date of this report, Todd M. Reid, Robert
      G. Lunz and Kathryn L. Lammers have completed the requirements under the continuing education program of the Appraisal Institute. Todd M. Reid, Robert G. Lunz, and Kathryn L. Lammers are licensed Certified General Real Property Appraisers with the State of Minnesota.

8 The use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives.


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                      GAVIIDAE I AND DAIN PLAZA/GAVIIDAE II
                   LUNZ MASSOPUST REID DeCASTER & LAMMERS, INC
                                     PAGE 7
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

CERTIFICATION (Continued)
--------------------------------------------------------------------------------

9. To the best of the appraisers' knowledge and belief, based on the foregoing analyses and subject to the limitations and conditions of this report, as of March 1, 1997, the Market Value of the leased fee estate interest in the Gaviidae I and Gaviidae II/Dain Plaza developments was:

                          NINETY EIGHT MILLION DOLLARS

                                   $98,000,000
                                   ===========

Sincerely,

LUNZ MASSOPUST REID DeCASTER & LAMMERS, INC.


/s/ Todd M. Reid                           /s/ Robert G. Lunz

Todd M. Reid, MAI                          Robert G. Lunz, CRE, MAI
Certified General Real                     Certified General Real
Property Appraiser                         Property Appraiser
MN License No. 4000839                     MN License No. 4000943
WI License No. 452                         IA License No. 361406069


/s/ Kathryn Lammers

Kathryn I. Lammers, MAI
Certified General Real Property Appraiser
MN License No. 4002792
NE License No. CG 960171


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                      GAVIIDAE I AND DAIN PLAZA/GAVIIDAE II
                   LUNZ MASSOPUST REID DeCASTER & LAMMERS, INC
                                     PAGE 8
--------------------------------------------------------------------------------

LIMITING CONDITIONS
--------------------------------------------------------------------------------

The legal description furnished us is assumed to be correct. If the exact description was not available, an "approximate" legal description will be found in the report, in which case its accuracy should not be relied upon.

No responsibility is assumed for matters legal in character. The title is assumed to be marketable, but we have made no title examination, and items such as deed restrictions or unusual easements not readily apparent have not been taken into consideration in the valuation unless divulged by the client and so stated in the report. All existing liens and encumbrances have been disregarded, and the property is appraised as though free and clear and under responsible ownership and competent management unless otherwise stated.

All drawings or sketches are included to assist the reader in visualizing the property. While every effort is made to maintain accuracy, measurements are sometimes distorted in reproduction, thus these illustrations should not be used to obtain exact dimensions. We have made no survey of the property and assume no responsibility in that regard. We make no claims as to the presence of hazardous materials either in the construction components of the improvements or in the land.

Information furnished to us by others, and on which we have relied, is believed to be correct, but its accuracy cannot be guaranteed. The estimates of value evolved in this report are based on existing tax laws in place as of the date of this appraisal.

Estimates herein are based on the present status of the national business economy, and the current purchasing power of the dollar. It is assumed that there is full compliance with all applicable federal, state and local environmental regulations and laws unless non-compliance is stated, defined and considered in the appraisal report.

One (or more) of the signatories of this appraisal report is a Member (or candidate) of the Appraisal Institute. The Bylaws and Regulations of the Institute require each Member and Candidate to control the use and distribution of each appraisal report signed by such Member or Candidate. Therefore, except as hereinafter provided, the party for whom this appraisal report was prepared may distribute copies of this appraisal report, in its entirety, to such third parties as may be selected by the party for whom this appraisal report was prepared; however, selected portions of this appraisal report shall not be given to third parties without the prior written consent of the signatories of this appraisal report. Further, neither all nor part of the appraisal report shall be disseminated to the general public by the use of advertising media, public relations media, news media, sales media or other media for public communication without the prior written consent of the signatories of this appraisal report.

Testimony as an expert witness or attendance in court because of this appraisal is not required unless arrangements have been previously made.


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                      GAVIIDAE I AND DAIN PLAZA/GAVIIDAE II
                   LUNZ MASSOPUST REID DeCASTER & LAMMERS, INC
                                     PAGE 9
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

The distribution of total value between land, improvements and personal property, or statement of land value alone, applies only under the program of utilization stated in the report. This may be, but is not necessarily, the existing use. The separate valuations for land or buildings must not be used in conjunction with any other appraisal as erroneous conclusions could be drawn. Similarly, where a portion or fraction of a real estate holding is being appraised, the sum of all fractional interests or components is not necessarily equal to the sum of the total interest or property. The personal property included in the appraisal has not been separately valued. A reliance was made on original cost, trended costs and/or net book value in the allocation of these property items.

The Americans with Disabilities Act (ADA) became effective January 26, 1992. Neither the appraiser(s) nor Lunz Massopust Reid DeCaster & Lammers (LMRD) have made a specific compliance survey and analysis of this property to determine whether or not it is in conformity with the various detailed requirements of the ADA. It is possible that a compliance survey of the property, together with a detailed analysis of the requirements of the ADA, could reveal that the property is not in compliance with one or more of the requirements of the Act. If so, this fact could have a negative effect upon the value of the property. Since the neither the appraiser(s) nor LMRD have direct evidence relating to this issue, the possible non-compliance with the requirements of ADA was not considered in estimating the value of the property.

Unless otherwise stated in this report, the existence of hazardous material, which may or may not be present on the property, was not observed by the appraiser(s). Neither the appraiser(s) nor LMRD have knowledge of the existence of such materials on or in the property. The appraiser(s), however, is/are not qualified to detect such substances. The presence of substances such as asbestos, urea-formaldehyde foam insulation, or other potentially hazardous materials may affect the value of the property. The value estimate is predicated on the assumption that there is no such material on or in the property that would cause a loss in value. No responsibility is assumed for any such conditions, or for any expertise or engineering knowledge, required to discover them. The client is urged to retain an expert in this field, if concerned and conditions are unknown.

The subject property was inspected on February 19, 1997 and it is assumed the property and market conditions have not, and will not, change significantly before March 1, 1997, the effective date of value.

It was assumed that all tenants including but not limited to Saks, Nieman Marcus, and National City Bank would honor their respective lease obligations through their base lease expiration dates.

Per direction of the client, this appraisal considers the value of all underlying land in fee simple ownership only. The appraisers are aware of several encumbrances including a land lease between the owner and the Minneapolis Community Development Agency (MCDA) for a parcel of land beneath portions of Gaviidae I and a land lease between the owner and a Brookfield related company for a portion of land beneath the Gaviidae II/Dain Plaza development. These encumbrances have not been considered in this analysis. If these were considered it is likely that the resulting value conclusion would be lower. However, we have not reviewed the encumbrance documents.


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                      GAVIIDAE I AND DAIN PLAZA/GAVIIDAE II
                   LUNZ MASSOPUST REID DeCASTER & LAMMERS, INC
                                     PAGE 10
--------------------------------------------------------------------------------

================================================================================
                            PREMISES OF THE APPRAISAL
================================================================================


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                      GAVIIDAE I AND DAIN PLAZA/GAVIIDAE II
                   LUNZ MASSOPUST REID DeCASTER & LAMMERS, INC
                                     PAGE 11
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

APPRAISAL DEVELOPMENT AND REPORTING PROCESS
--------------------------------------------------------------------------------

In preparing these appraisals, the appraisers first inspected both properties and then proceeded to gather and confirm information on comparable improved properties. In estimating the market value, the appraisers utilized only two of the three approaches to value; the Cost and Income Approaches in a valuation methodology termed "The Valuation Process", which, according to the Appraisal of Real Estate, 10th edition, on page 69 is defined as: .. "a systematic procedure employed to provide the answer to a client's question about real property value". For the two retail components, the Sales Comparison Approach was not developed given the lack of comparable specialty retail transactions. The Cost Approach was developed but accorded little weight given the degree of functional and economic obsolescence present in both retail components. All of the persons interviewed for this assignment believe that the Income Approach is the only meaningful approach in valuing the retail components. For Dain Plaza, the Cost, Sales Comparison and Income Approaches were developed and duly reconciled.

The development of the each approach is based upon factual data extracted from the market. A detailed description of each approach has been included in subsequent sections of the report. Foundational to the application of each approach, is the analysis of highest and best use. Highest and best use is the determination by the appraisers of which potential application of the property would produce the highest value at the appraisal date.

This report is considered self contained based on the extent of information collected and reported in this document. Finally, this report is considered a narrative report since the findings are not reported in a summary format.

Sources of data that were utilized in this analysis include information from office files, discussions with other real estate professionals including sales and leasing brokers, mortgage bankers, owners and managers, other appraisers, and buyers and sellers.

The appraisers developed each of the approaches to obtain separate indications of market value which were then reconciled to a Final Estimate of Value. This process is accomplished in the reconciliation and Final Value Estimate section of the report.

The undersigned acknowledges that they have the appropriate education and experience to complete the assignment in a competent manner. The reader is referred to the Qualifications of the Appraisers included in the Addenda of this report.

PURPOSE AND USE OF THE APPRAISAL
--------------------------------------------------------------------------------

The function and objective of these appraisals is to individually and collectively estimate the Market Values of the leased fee estate interests in the Gaviidae I and Dain Plaza/Gaviidae II developments as of March 1, 1997. It is understood that the opinions of value rendered in this report will be used in conjunction with obtaining new financing where the real estate would serve as loan collateral.


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                      GAVIIDAE I AND DAIN PLAZA/GAVIIDAE II
                   LUNZ MASSOPUST REID DeCASTER & LAMMERS, INC
                                     PAGE 12
--------------------------------------------------------------------------------

PROPERTY RIGHTS BEING APPRAISED
--------------------------------------------------------------------------------

The real property rights considered in the appraisals are those of the leased fee estate ownership interest in the real estate subject to the leases in place and as typical of the marketplace for vacant spaces. For purposes of this analysis, the 'leased fee estate interest', is as defined on page 204 of The Dictionary of Real Estate Appraisal, third edition, published by the Appraisal Institute, 1993, as:

      "An ownership interest held by a landlord with the right of use and occupancy conveyed by lease to others. The rights of lessor (the leased fee owner) and leased fee are specified by contract terms contained within the lease."

DEFINITION OF MARKET VALUE
--------------------------------------------------------------------------------

"Market Value" as used in this report, is as defined under FIRREA
Appraisal Standards in the Federal Register, Vol. 55, No. 165, August 24, 1990, "Rules and Regulations", 34.42 as below:

      "Market value means the most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently and knowledgeably and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

      1)    Buyer and seller are typically motivated;

      2) Both parties are well informed or well advised and acting in what they consider their own best interest;

      3)    A reasonable time is allowed for exposure in the open market;

      4) Payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and

      5) The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale."


EXPOSURE TIME
--------------------------------------------------------------------------------

According to the Standards of Professional Appraisal Practice of the Appraisal Institute, reasonable exposure time is one of a series of conditions in most market value definitions. Exposure time is defined as follows:

      "The estimated length of time the property interest being appraised would have been offered on the market prior to the hypothetical consummation of a sale at market value on the effective date of the appraisal; a retrospective estimate based upon an analysis of past events assuming a competitive and open market."


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                      GAVIIDAE I AND DAIN PLAZA/GAVIIDAE II
                   LUNZ MASSOPUST REID DeCASTER & LAMMERS, INC
                                     PAGE 13
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Exposure time may be different for various types of real estate depending upon market conditions for that specific property type. The concept of exposure not only encompasses reasonable time but assumes adequate, sufficient and reasonable effort. For purposes of this appraisal, exposure time has been estimated at one year or less which is consistent with the most recent office property sales.

MARKETING PERIOD
--------------------------------------------------------------------------------

For the subject property, a marketing period of one year is considered reasonable. According to Real Estate Research Corporation, Third Quarter 1996, "Real Estate Report", the demand for CBD office has been increasing over the last several years. With National City Bank's occupancy in Gaviidae I, the overall development is essentially 65% office and 35% retail.

                  CURRENT INVESTMENT CONDITIONS
                  BY PROPERTY TYPE
                  --------------------------------------------------------------
                                               3RD QTR     3RD QTR    3RD QTR
                      PROPERTY TYPE             1996        1995       1994
                  --------------------------------------------------------------
                     I Industrial - Warehouse   7.7          7.0        6.7

                     2 Office - Suburban        7.2          6.9        5.6

                     3 Apartment                7.0          7.1        6.4

                     4 Industrial - R&D         6.5          5.6        4.5

                     5 Hotel                    6.2          6.4        5.2

                     6 Retail - neighborhood    5.8          6.4        6.0

                     7 Office - CBD             5.6          5.1        4.2

                     8 Retail - Regional        5.3          5.6        6.2

                     9 Retail - Power Center    4.6          6.5        6.3
                  --------------------------------------------------------------
                  Rated on a scale of 1 (very bad) to 10 (very good)
                  --------------------------------------------------------------
                  Source: Real Estate Research Corporation
                  --------------------------------------------------------------

Given improving buyer sentiment for CBD Office, these properties should exhibit shorter marketing periods than experienced over the last two or three years. A twelve month marketing period is considered reasonable for the subject property for several reasons. First, it is extremely well located in Downtown Minneapolis's core blocks. Second, the quality and condition of the property are considered excellent. Thirdly, the subject property is leased by several highly credit worthy tenants which occupy a significant portion of the project. Finally, the Downtown office market has improved considerably over the last two years. Class A office vacancy is currently at a 25 year low of 3.9%.

As such, a marketing period of twelve months is considered reasonable. This period is considered to begin at that time the property is formally listed for sale and exposed to the market, both locally and nationally.


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                      GAVIIDAE I AND DAIN PLAZA/GAVIIDAE II
                   LUNZ MASSOPUST REID DeCASTER & LAMMERS, INC
                                     PAGE 14
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

HISTORY OF THE PROPERTIES
--------------------------------------------------------------------------------

In 1975, the City of Minneapolis distributed a brochure to a number of real estate development companies containing a request for proposal for several blocks in the Downtown core including the City Center block and the half block now improved with Gaviidae I. At the time, the Gaviidae site was improved with the old Donaldson's Glass Block Department store building. Given the key presence of the block at the 7th and Nicollet corner, the City wanted to spur redevelopment on it.

In the summer of 1977, Oxford Properties U.S. LTD, Oxford Development Group, LTD and the City signed a development contract which extended a one year development option to Oxford. Oxford exercised their option in July of 1978 and the City condemned or purchased outright the numerous properties and real property interests on the City Center block and the Gaviidae I site. The Gaviidae I site was included in this redevelopment project because Donaldson's had agreed to move across Nicollet Mall and anchor the City Center retail development. In November (Thanksgiving Day) 1982, while the old Donaldson's Department store was being razed, the neighboring Northwestern National Bank Building (predecessor to Norwest Bank) suffered extensive fire damage and the decision was made by Norwest to demolish it and build a new flagship headquarters. Meanwhile, Saks Fifth Avenue had expressed interest in the block during this period and in 1984, Oxford and Northwestern National Bank entered into a joint venture agreement to redevelop the entire block with a mixed use office and retail development. In early 1985, this joint venture was terminated. Oxford then proceeded alone to develop Gaviidae I in 1987 and completed the project in 1989.

Also in 1985, IDS had approached Oxford to develop a large office tower on the Gaviidae I site. By this time, Norwest had completed the design plans for the new Norwest Center on their existing site. IDS and Oxford concluded that, due to sight line and design difficulties created by the new Norwest Center, a new IDS tower could not be developed on the Gaviidae I site. At the time, Oxford (now BCED Development) owned a 50% interest in the landmark 1970 vintage IDS Center. BCED was clearly motivated to find expansion space for their prime tenant. With the Gaviidae I site no longer an option, BCED looked to the Gaviidae II site as a possible location for IDS. JC Penney had just vacated their department store, and their approximate half site on Nicollet Mall between South 5th and 6th Streets was generally considered to be a prime candidate for redevelopment. BCED had reportedly invested several million dollars into the Penney's site during the failed plan and design phase with IDS. In 1987, IDS decided against building a new headquarters. Despite this happening, BCED decided to exercise their option to lease the site given the significant amount of capital already invested. The Penney's site was owned by the Bradley Real Estate Investment Trust (Bradley) of Boston. By this time, BCED had found an anchor tenant for the development; Inter-Regional Financial Group (Dain Bosworth). BCED tried to purchase the site but Bradley was not willing to sell. As such, in 1988, BCED and Bradley entered into a complex 99 year ground lease, specifying among other atypical conditions the ground landlord's participation in defined cash flow from the new development, and also in a Board of Governors set up to administer the ground lease. In estimating the initial rent for this lease, the land was valued at approximately +/-$200 per square foot. Neiman Marcus then committed to anchor the retail center and construction of the Gaviidae II and the Dain Plaza commenced in 1989.


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                      GAVIIDAE I AND DAIN PLAZA/GAVIIDAE II
                   LUNZ MASSOPUST REID DeCASTER & LAMMERS, INC
                                     PAGE 15
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

HISTORY OF THE PROPERTIES (continued)
--------------------------------------------------------------------------------

In January 1996, DB Holdings, Inc., a related Brookfield Development (formerly
BCED) entity purchased the leased fee estate interest in the ground lease, essentially gaining fee simple control of the site, for $12,900,000, or +/-$264 per square foot. The purchase was a strategic move. With the non-subordinated, and participating ground lease in place, it was difficult to finance or sell the property.

In mid-1995 Brookfield attempted to sell an equity interest in the project (Gaviidae I, Gaviidae II and Dain Plaza) in the market for $119,000,000. The offering terms are outlined below:

Investor's Preferred
Position Price:               $119,000,000 ($114.87 per square foot of
                              combined rentable and gross leasable area)

Return: An 8% preferred return on investment to be paid from project revenues. Shortfalls for the first three years will be supported by a cash collateral account funded at closing. The investor will also receive 75% of excess cash flow after its preference.

Right to Finance:             Brookfield will have the right to finance up to
                              $80,000,000 on the property in the first five year period.

According to the offering, the cash flow projections indicated an 11% unleveraged yield (IRR) to the investor over the holding period. With assumed debt of $80,000,000 at 8% and a 25 year amortization, the leveraged IRR increases to 13%. An equity investor was not found and Brookfield Development Inc. remains the owner.


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

REPORT FORMAT
--------------------------------------------------------------------------------

To avoid repetition, this report was broken down into four sections outlined as follows:

      Letter of Transmittal
            Introduction
            Certification
            Limiting Conditions

Section I - General Overview and Analysis

      Premises of the Appraisal

            Appraisal Development and           Purpose of the Appraisal
            Reporting Process

            Property Rights being Appraised     Definition of Market Value

            Exposure Time                       Marketing Period

            History of the Properties           Report Format

       Presentation of Data

            Regional and City Data              Neighborhood Information

            Land Sales Comparison Approach

Section II - Dain Plaza & Gaviidae II

       Summary of Salient Facts and Conclusions

       Presentation of Data

            Identification of Property          Legal Description

            Plat Map                            Real Estate Taxes

            Special Assessments                 Description of the Land

            Description of the Improvements     Highest and Best Use

      Cost Approach

      Sales Comparison Approach - Office only

      Income Approach - Office

            Office Market Analysis

Section III - Retail Market Analysis

Section IV - Income Approach - Gaviidae II/Neiman Marcus

Section V - Gaviidae I

      Summary of Salient Facts and Conclusions

      Presentation of Data

            Identification of Property          Legal Description

            Plat Map                            Real Estate Taxes

            Special Assessments                 Description of the Land

            Description of the Improvements     Highest and Best Use

      Cost Approach

      Income Approach

Section VII - Summary and Conclusions

Exhibits and Addenda - (Under Separate Cover)


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

================================================================================
                             PRESENTATION OF DATA
================================================================================


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

REGIONAL AND CITY DATA
--------------------------------------------------------------------------------

The subject property lies in the City of Minneapolis, Hennepin County, Minnesota. Hennepin County is the largest of the seven counties that comprise the Minneapolis-St. Paul Metropolitan Statistical Area (MSA). The MSA is generally situated in the east central portion of the state near the confluence of the Minnesota and Mississippi Rivers. A map illustrating the City of Minneapolis in relation to the Greater Twin Cities Metropolitan Area is shown on the following page.

Minneapolis is the largest city in Hennepin County and has the largest Downtown in the five state area. Minneapolis contains 57 square miles and is located in the east portion of Hennepin County along the Mississippi River. According to the Land Use Trends completed by the Metropolitan Council, approximately 98% of the city's land area is developed with either residential, commercial, or industrial applications. Although the eastern portion of Hennepin County is intensely developed, the western portion is, for the most part, agricultural land. A historical land use breakdown for both Hennepin County and the City of Minneapolis is as follows:

Minneapolis
============================================================================================================================
                                  Multi-
Year  Residential  Single Family  Family   Farm   Commercial  Industrial  Public   Highways    Lakes/Streams  Vacant  Total
----------------------------------------------------------------------------------------------------------------------------
1970      N/A         19,583        N/A     N/A     1,887       5,448      5,913      748          2,248      1,504   37,331
1980      N/A         15,983       3,584     0      1,887       5,503      5,935    1,006          2,248      1,185   37,331
1990      N/A         16,006       3,629     0      1,903       5,480      5,983    1,294          2,247        772   37,314
----------------------------------------------------------------------------------------------------------------------------
Source: Metropolitan Council - Land Use Trends - Minneapolis
============================================================================================================================

Hennepin County
===============================================================================================================================
                                  Multi-                                                                   Agricultural &
Year  Residential  Single Family  Family   Farm   Commercial  Industrial  Public   Highways  Lakes/Streams     Vacant    Total
===============================================================================================================================
1970      N/A         85,275        N/A     N/A     6,457       15,237    42,876    6,102       32,071        199,539   387,557
1980      N/A         87,655      8,797   2,207     8,051       17,517    47,754    6,360       32,071        177,145   387,557
1990      N/A         99,749     10,947   2,244    10,850       19,492    49,776    7,004       32,125        155,215   387,402
-------------------------------------------------------------------------------------------------------------------------------
Source:  Metropolitan Council - Land Use Trends - Hennepin County
===============================================================================================================================

From this data it is evident that the City of Minneapolis was nearly 100% developed prior to 1970. There are no large concentrations of available vacant land. Rather, most of the vacant land is scattered throughout the City. It should be noted that in Hennepin County, there are only 30,257 acres of vacant land within the boundaries of the Municipal Urban Service Area (MUSA), where services such as sewer and water are provided. In Downtown Minneapolis however, there is a large supply of vacant land within the central business district
(CBD). In the late 1980's and early 1990's, several older buildings were demolished for interim-use surface parking. In addition to these sites, there are also several improved properties that are nearing the end of their economic life. These include the Conservatory property located two blocks south of Gaviidae I on the Nicollet Mall, a small three story structure immediately west of the Gaviidae II in the northwest corner of South Sixth Street and the Nicollet Mall and the former Minnegasco building located three blocks east of Dain Plaza on the south side of Seventh Street South. On February 24, 1997, Opus announced plans to build a 30-story office tower on the Minnegasco site for American Express Financial Advisors.

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

{Graphic omitted]

--------------------------------------------------------------------------------

Due to its large size and long, narrow shape, the City borders many neighboring communities. The Cities of Fridley and St. Paul lie directly to the east of Minneapolis with Brooklyn Center on the north; Robbinsdale, Golden Valley, St. Louis Park and Edina on the west; and Richfield and the Minneapolis-St. Paul International Airport to the south.

Real estate, which includes the land and improvements and real property, which includes the interest, benefits and rights inherent in the ownership of real estate are influenced by four major forces: Social, Economic, Governmental, and Environmental. The value of the subject property is a function of the interaction of these forces. The following analysis describes each of these forces that affect the region, city, and subject property.

Social Forces - Social forces are primarily related to the past, present, and future demographic influences experienced and expected in a specific area. According to the US Bureau of Census, population within the MSA has increased 15.3% from 1,985,873 persons in 1980 to 2,288,721 persons in 1990 ranking the MSA 16th largest in the United States. Population growth has increased from an average annual rate of 0.59% in the 1970's to an average annual rate of 1.53% in the 1980's. Population growth in both Hennepin County and the MSA mirror the region's growth. Between 1980 and 1990 Hennepin County's population grew 9.67% from 941,411 persons to 1,032,431 persons in 1990. Between 1990 and April of 1995 (the most recent survey date), population increased 3.02% to 1,063,631 persons. Hennepin County is the most populous county in the State of Minnesota at roughly twice the size of Ramsey County, which lies immediately to the east and ranks second.

On the other hand, the population in the City of Minneapolis continues to decline, while the Metropolitan Area continues to grow. Between 1970 and 1980 the population fell by 14.6% from 434,400 to 370,951 residents. Between 1980 and 1990, the population fell an additional 0.69% to 368,383 residents. The Metropolitan Council places the most current population estimate at 365,889 (as of April, 1995) a 0.67% decline from 1990. Declining inner-city population is occurring in most of the top 20 cities in the nation. The core cities of Minneapolis and St. Paul are not immune to this. Most of the decline is due to fewer persons per household. Migration to the suburbs is also occurring. The decline in population is also a function of a maturing age strata as well as the upgrading of the metro area's freeway network with makes Minneapolis easily accessible from the outlying suburbs. For the Downtown CBD, however, the recent trend has been in-migration which has boosted multi-family occupancy levels. The Metropolitan Council and the City of Minneapolis Planning Department project continued employment growth in the Downtown area which should benefit both commercial and residential real estate.

A recap of the population growth in the seven county metropolitan area, Hennepin County and those cities surrounding Minneapolis is exhibited below:


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

REGIONAL AND CITY DATA (Continued)
--------------------------------------------------------------------------------

============================================================================================================================
Population - Minneapolis and Surrounding Municipalities
                                                                                % Change   % Change   % Change
                          1970       1980       1990      Apr-'95      2000     1980-1990   1990-1995  1990-2000
----------------------------------------------------------------------------------------------------------------------------
Minneapolis             434,400     370,951    368,383    365,889     370,500      -0.7%      -0.7%       0.6%
Brooklyn Center          35,173      31,230     28,887     28,463      29,000      -7.5%      -1.5%       0.4%
Robbinsdale              16,845      14,422     14,396     14,206      15,100      -0.2%      -1.3%       4.9%
Golden Valley            24,246      22,775     20,971     20,911      21,200      -7.9%      -0.3%       1.1%
St. Louis Park           48,883      42,931     43,787     43,568      46,500       2.0%      -0.5%       6.2%
Edina                    44,046      46,073     46,070     46,845      47,000       0.0%       1.7%       2.0%
Richfield                47,231      37,851     35,710     35,237      36,000      -5.7%      -1.3%       0.8%
St. Paul                309,866     270,230    272,235    271,120     275,000       0.7%      -0.4%       1.0%
Fridley                  29,233      30,288     28,335     28,204      28,500      -6.4%      -0.5%       0.6%
--------------------------------------------------------------------------------------------------------------------------
Totals                  989,923     866,751    858,774    854,443     868,800      -0.9%      -0.5%       1.2%

Seven County Metro    1,874,612   1,985,873  2,288,721  2,488,967   2,560,000      15.3%       8.7%      11.9%
Hennepin County         960,080     941,411  1,032,431  1,063,631   1,109,120       9.7%       3.0%       7.4%

Source:  Metropolitan Council - Population and Household Estimates (April, 1995)
============================================================================================================================

The Metropolitan Council's forecast of population for the year 2000 indicates that the immediate seven county metropolitan area's population growth is expected to continue, although more modestly, into the next decade. The Metropolitan Council projects that the population will grow at a rate of 11.9% between 1990 and 2000, and 8.0% between the year 2000 and 2010. The long term outlook for the City of Minneapolis is for a modestly declining population as the number of persons per household continues to decline.

Economic Forces - Economic forces deal with the overall state of the economy in a specific area. Inter-related economic factors that affect the subject property include the unemployment rate, the area's per capita income and the existing industrial base. The MSA's unemployment rate as of December of 1996 was 3.5% compared with a national rate of 5.4% (January, 1997). The local unemployment rate has been consistently 1% to 2% below that of the national unemployment rate over the last 20 years, and according to the Minnesota Department of Jobs and Training should remain so in the future due to a diverse employment base. Although a low unemployment rate is considered an overall positive for MSA, it has created a job shortage particularly in the service and retail sectors. As a result, hourly wages for restaurant and retail work have increased to as much as $7.50 per hour.

The Twin Cities ranked seventh in job growth from 1993 to 1994 among the 25 largest metropolitan areas in the nation. Employment grew 3.6% during this period. Phoenix ranked first with growth of 6.5%. Atlanta, Tampa, Portland, Dallas and Denver consecutively followed Phoenix.

Since 1990, the fastest growing employment base in the MSA occurred in the Construction sector, followed by the Service sector and Government sector. Historical employment statistics by sector is as follows:


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

REGIONAL AND CITY DATA (continued)
--------------------------------------------------------------------------------

Minneapolis-St. Paul SMSA

Non-Agricultural Employment by Industry (000's)

============================================================================================================================
                                                 Transportation             Finance
                                                 Communication             Insurance
         Year     Manufacturing  Construction  Public Utilities  Trade    Real Estate  Services     Government         Total
----------------------------------------------------------------------------------------------------------------------------
         1980          249.2          46            64.8          273.4       70.8        244.4        161.2          1109.8
         1985          257.6         46.7            67           297.2       84.3        295.8        161.7          1210.3
         1990          251.1         48.4           69.8          324.3       94.4        340.8        163.7          1292.5
         Jul-96        276.9         65.1           85.6          374.8      113.2        451.3        201.8          1568.7
----------------------------------------------------------------------------------------------------------------------------
Change'80-'90          0.8%          5.2%            7.7%         18.6%      33.3%        39.4%         1.6%           16.5%
Change'80-'96         11.1%         41.5%           32.1%         37.1%      59.9%        84.7%        25.2%           41.3%
Change'90-'96         10.3%         34.5%           22.6%         15.6%      19.9%        32.4%        23.3%           21.4%

Source: Current Employment Statistics Program
============================================================================================================================

It should be noted that prior to 1992, the SMSA consisted of the eleven counties including Anoka, Carver, Chisago, Dakota, Hennepin, Isanti, Kanabac, Ramsey, Scott, Sherburne and Washington. In 1992, two Wisconsin Counties were added; Pierce and St. Croix bringing the total to thirteen. Due to this change, it is difficult to analyze the most recent employment growth statistics.

Since 1980, the fastest growing employment base in the MSA occurred in the services sector, followed by finance, insurance and real estate (FIRE). According to the Metropolitan Council, this trend began in the 1950's as the economy, which was primarily related to transporting and processing raw materials generated by the farms, forests, and mines of the Upper Midwest began to change to a regional capital concentrating in computers, insurance, medical technology, information services, and foreign trade.

Between 1980 and 1996, the most recent survey date, the number of persons employed in the MSA has increased 41% from 1,109,000 to 1,569,000. Average annual employment growth was 1.8% between 1980 and 1985, 1.4% between 1985 and 1990 and 4.3% between 1990 and June of 1996. As previously mentioned, the 1992 addition of St. Croix and Pierce Counties to the SMSA results in an exaggerated growth rate. However, these preceding statistics illustrate the strong growth experienced and projected in the MSA and Hennepin County. The strong employment growth is a function of a well diversified industrial base.

Hennepin and Ramsey Counties encompass the majority of the industrial and business applications located in the metropolitan area. The two counties serve as the processing and distribution point for the large Upper Midwest agricultural region.

Such large agro-industrial processing firms as Cargill, Cenex, General Mills, Harvest States Cooperatives, Land O'Lakes, International Multifoods, Northrup King, Grand Met/Pillsbury all have their headquarters in the Twin Cities area. The MSA is also a major center for research and data processing firms with the headquarters and major manufacturing facilities of such companies as Ceridian, Cray Research, Honeywell, 3M, Unisys, and Zeos. A large insurance industry is also based in the Twin Cities with the largest companies here being Blue Cross/Blue Shield, Lutheran Brotherhood, Minnesota Mutual, Mutual Service, Reliastar, and the St. Paul Companies. Northwest Airlines, and the Soo Line Railroad are major transportation companies with their main offices in the Twin Cities. There are 14 publicly held Fortune 500 companies with their


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REGIONAL AND CITY DATA (continued)
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headquarters located in the Twin Cities. They are ranked by Fortune
Magazine by their 1995 sales volume as follows:

================================================================================
         1995                                               Revenue
         Ranking   Company                                 $ Millions
--------------------------------------------------------------------------------
         28        Dayton Hudson                            $23,516.0
         57        Super Valu                               $16,563.8
         62        Minnesota Mining & Mfg.                  $16,105.0
         143       Northwest Airlines                       $ 9,084.9
         156       General Mills                            $ 8,393.6
         170       Norwest Corp.                            $ 7,582.3
         197       Honeywell                                $ 6,731.3
         232       United Healthcare                        $ 5,670.0
         244       St. Paul Cos.                            $ 5,409.6
         262       Best Buy                                 $ 5,079.6
         371       First Bank System                        $ 3,328.3
         409       Hormel Foods                             $ 3,046.2
         437       Nash Finch                               $ 2,888.8
         476       Northern States Power                    $ 2,568.6
         Source: Fortune 500, April, 1996
--------------------------------------------------------------------------------

In addition to these publicly held companies, the Twin Cities is also home to several very large privately held companies including the following:

                  PRIVATELY HELD FIRMS WITH LOCAL HEADQUARTERS
                         1995 Corporate Report 100 List
--------------------------------------------------------------------------------
               Company                                   1995 Rank
--------------------------------------------------------------------------------
               Cargill                                       1
               Carlson Companies                             2
               Schwan's Sales Enterprises Inc.               3
               Holiday Companies                             4
               C. H. Robinson                                5
               National Car Rental System Inc.               6
               Andersen Corporation                          7
               Hidden Creek Industries                       8
               M. A. Mortenson (Construction)                9
               Taylor Corporation                           10
--------------------------------------------------------------------------------

With 14 Fortune 500 companies, the Twin Cities Metropolitan Area is ranked fourth among the nation's twenty largest metro areas and exemplifies the strong local economy. The existence of these well established employers benefits the subject property by providing a diverse and growing industrial base with little dependency on the fortunes of a few businesses for the economic well being of the city or the region. As such, the demand for the subject property is enhanced.


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

REGIONAL AND CITY DATA (continued)
--------------------------------------------------------------------------------

According to the most recent statistics complied by the Federal Bureau of Economic Analysis, the MSA has outpaced both the State of Minnesota and the United States in per capita income.
Historical per capita income is exhibited below:

--------------------------------------------------------------------------------
                                                                   % Change
   Area                 1970            1980            1990       1980-1990
--------------------------------------------------------------------------------
   MSA                  $4,634         $11,510         $21,330       +86%
   State of Minnesota   $3,995         $11,018         $18,731       +70%
   United States        $4,051         $ 9,919         $18,696       +88%
--------------------------------------------------------------------------------
   Source: Regional Economic Information System
           Federal Bureau of Economic Analysis, Washington, DC
--------------------------------------------------------------------------------

According to the most recent statistics compiled by the Federal Bureau of Economic Analysis, 1990 per capita income in the Minneapolis-St. Paul Statistical Area (MSA) ranked 39th of the 320 MSA's in the United States.

According to the most recent statistics complied by the Federal bureau of Economic Analysis, the Hennepin County per capita income for 1990 was $23,705, ranking it first in the seven county metropolitan area. This figure represents an 86% increase over the 1980 figure of $12,733. Historical per capita income for both the MSA and Hennepin County is exhibited below:

--------------------------------------------------------------------------------
                                                                  % Change
   Area                 1970            1980            1990      1980-1990
--------------------------------------------------------------------------------
   MSA                  $4,634         $11,510         $21,330      +86%
   Hennepin County      $5,089         $12,733         $23,705      +86%

   State of Minnesota   $3,995         $11,018         $18,731      +70%
   United States        $4,051          $9,919         $18,696      +88%
--------------------------------------------------------------------------------
   Source:     Regional Economic Information System
               Federal Bureau of Economic Analysis, Washington, DC

As of 1990, the Minneapolis-St.Paul Statistics Area (MSA) ranked 39th in the 320 MSA's in the United States. Hennepin County ranked first among the 87 counties in the state and 89th out of the 3,107 counties in the country.

The Metropolitan Council tracks median household income for each of the cities in the Metropolitan area. Income figures for Minneapolis and its surrounding communities as well as the seven county Metro area are as follows:


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REGIONAL AND CITY DATA (continued)
--------------------------------------------------------------------------------

================================================================================
   Median Household Income - Minneapolis & Surrounding Communities
                                                                       % Change
                            1970           1980          1090         198O-l990
--------------------------------------------------------------------------------
   Minneapolis             $14,351        $24,048       $25,324          5.3%
   Brooklyn Center         $22,282        $37,338       $34,168         -8.5%
   Robbinsdale             $20,167        $33,794       $33,107         -2.0%
   Golden Valley           $30,186        $50,583       $46,212         -8.6%
   St. Louis Park          $21,362        $35,796       $34,778         -2.8%
   Edina                   $30,201        $50,608       $48,936         -3.3%
   Richfield               $20,424        $34,224       $32,405         -5.3%
   St. Paul                $16,029        $26,860       $26,498         -1.3%
   Fridley                 $22,850        $38,290       $36,855         -3.7%
--------------------------------------------------------------------------------
  Average                  $21,984        $36,838       $35,365         -4.0%
  (1) Out of 109 Communities surveyed
================================================================================
   Median Household Income - Seven County Metropolitan Area
                                                                     % Change
                            1970           1980          1990        1980-1990
--------------------------------------------------------------------------------
   Anoka County            $23,394        $39,201       $40,076         2.2%
   Carver County           $20,471        $34,303       $39,188        14.2%
   Dakota County           $23,587        $39,525       $42,218         6.8%
   Hennepin County         $20,077        $33,643       $35,659         6.0%
   Ramsey County           $18,939        $31,736       $32,043         1.0%
   Scott County            $22,468        $37,650       $40,798        8.4%
   Washington County       $24,257        $40,647       $44,122         8.5%

   MSA                     $20,654        $34,610       $36,678         6.0%

   Source: Metropolitan Council - Community Profile
================================================================================

The economic outlook for the region is for modest but continued growth. Several developments in particular are expected to contribute to the economy in the 1990's. One of these is the Minneapolis Convention Center in Downtown Minneapolis. The Convention Center is located seven blocks south and one block east of Gaviidae I. The property opened in 1990 at a cost of $200,000,000. The center has approximately 775,000 square feet of convention space and annually hosts between 30 and 40 national and international conventions with 1995 revenues of about $95,000,000. These conventions bring in an estimated $50,000,000 into the local economy on an annual basis. The City of Minneapolis is currently working on plans to expand the convention center by an additional 275,000 square feet in an effort to capture more of the "Tradeshow 200" events-the 200 largest tradeshows in the nation. The expansion cost is estimated at $162,000,000. The Governor voted down the expansion in the Spring of 1996. However, the City is still determined to expand.

The other major Twin Cities development is the Mall of America (MOA). This property opened in August of 1992 on the 86 acre vacated Metropolitan Stadium located off State Trunk Highway 77 near 1-494 in Bloomington, approximately eight miles southeast of Downtown Minneapolis. This mixed use development includes shops, restaurants, and a seven acre Camp Snoopy amusement Park. The mall is anchored by four major retailers; Macy's, Sears, Bloomingdale's, and Nordstrom. UnderWater World, a $26 million dollar aquatic amusement park opened in the Summer of 1996. Mall officials anticipate that the park will attract 1.8 million visitors in its first year; approximately 4.5% of the estimated 40 million annual visitors which visit the MOA each year.


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REGIONAL AND CITY DATA (continued)
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Preliminary estimates of the MOA's tourism impact approximate more than
2,000,000 out-of-town visitors to the Twin Cities annually and projections in excess of $800,000,000 in annual retail sales. According to a study conducted by the accounting firm of Deloite & Touche, and David Brennan, Director of the Small Business Instate at the University of St. Thomas, in 1994, the MOA generated approximately $1.4 billion in economic activity in Minnesota. According to the study, these are dollars that would otherwise not have been spent. The coming of the Mall spurred the renovation and remodeling of all but one of the Twin Cities seven regional malls. Retailers at the MOA reportedly employ approximately 9,600 full and part-time employees. As such, the Mall houses one of the greatest concentrations of employees in the state.

Officials at the MOA are currently negotiating with the Metropolitan Sports Facilities Commission for the vacant tract of land located immediately north of the Mall. This 53 acre tract was the former Metropolitan Sports Center and home to the former Minnesota North Stars, a National Hockey League franchise. The Met Center, as it was commonly referred to, was demolished in December of 1994. The surrounding parking lot is now used for piling snow and for Mall of America surface parking. Although several plans have been discussed publicly, the site will most likely be improved with some type of entertainment retail and lodging which would compliment the MOA.

The impact of the Convention Center on the subject retail components has been positive as visitors and convention goers shop at theses properties. However, according to the property managers at both Gaviidae and City Center, the Mall of America has attracted a significant amount of would-be shoppers that would otherwise have visited Downtown Minneapolis. Convention Center visitors often visit the Mall of America rather than shopping or spending entertainment dollars in Downtown Minneapolis. According to the property manager at City Center, retail sales have fallen between 10% and 15% since the MOA opened in 1992.

The University of St. Thomas Graduate School of Business opened their Downtown Campus in 1992. This property is located at the corner of LaSalle Avenue and South Tenth Street. Enrollment averages approximately 18,000 undergraduate and 3,000 graduate students per year. St. Thomas plans to expand their presence in the Downtown with the opening of a magnet school in the Fall of 1997. The school was to be located in the block immediately to the east of their main campus. However, Dayton Hudson announced their plans to build the new Target Office Tower on this block. St. Thomas is now searching for a new site and the south half of the block across South Tenth Street appears to be the most likely candidate. This parcel lies directly north of the main Minneapolis campus and directly south of and abutting the Downtown Auto Park Ramp. As of the date of this appraisal, St. Thomas has presented several proposals for skyway construction which would connect their main facility to the proposed magnet school and into the LaSalle Plaza development. The South Nicollet Mall Advisory Board has recommended the proposals to the Minneapolis Community Development Agency (MCDA).


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The MCDA is currently finalizing the development and financing agreement with
Opus on behalf of the University of St. Thomas. If approved, the tax increment financing package could total $30 to $40 million. This proposed project, as well as the new Target Office Tower, will undoubtedly benefit the subject neighborhood.

The Downtown office market, and in particular, the Class A market is in a period of strong recovery. According to Towle Real Estate, which conducts annual surveys of the office market, overall vacancy, as of the Second Quarter of 1996 was 9.4%; its lowest point since Towle began tracking the office market in 1983. Overall vacancy is down slightly from 9.7% recorded one year earlier.

As of the Second Quarter of 1996, Class A vacancy was 3.9%, down from 4.5% one year earlier. As a result of this tight market, Class A absorption totaled only 83,340 square feet during the last fiscal year; down considerably from the 480,000 square feet of absorption experienced in 1995. With a tightening Class A market, quoted rental rates jumped 25%; averaging $14.21 per square foot.

Although the Class A market has improved significantly, there is still economic obsolescence in the market as net rental rates are several dollars below the level necessary to support new construction. The most recent downtown office building sales have transacted at a discount to their estimated or reported development cost.
Examples include the following:

Sale                       Price/Sf    Est./Reported   Indicated
No.      Property           of RA      Cost/Sf of RA    Discount
--------------------------------------------------------------------------------
1   IBM First Bank Place   $151.88       $233.12          35%
2.  LaSalle Plaza          $123.96       $195.28          36%

Despite this occurrence, new construction is expected in the near future. As of the date of this appraisal, three developers (Opus, Ryan and Brookfield LePage) are currently vying for tenants to anchor a new Downtown office tower. Target, the discount division of Dayton Hudson, was considered the most probable anchor tenant with immediate space needs in excess of 450,000 square feet. However, on Friday, October 25 they announced that they will build their own office tower on the Nicollet Mall, three blocks south of the Gaviidae I. Construction of the 12 to 15 story office building is expected to begin in the Spring of 1997.

The Ryan Companies had negotiated with Target to build a new office tower on portions of the block immediately south of the Conservatory site. Ryan had proposed building the office tower on top of a two-story Target store which would also front on the Nicollet Mall. Ryan may still construct the two-level Target store along the Nicollet Mall between 9th and 10th Streets. With the Target office tower out of the running, Ryan is focusing their efforts on demolishing the Conservatory and building the 800,000 square foot 800 Nicollet Mall Tower. As of the appraisal date, no anchor tenants have been announced for this project.


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According to an article published in the October 11, 1996 issue of City
Business, it is reported that a city council subcommittee has given Brookfield LePage preliminary approval to pursue redevelopment of Block E. Block E is located between the City Center development on the east and the Target Center on the west. Brookfield has proposed a $143 million, 589,700 square foot office and retail project on Block E and portions of the block immediately to the south. According to the article, the project would include three levels of retail anchored by restaurants, shops and movie theaters, as well as a 275-room hotel. A seven story office complex would also be part of the development. Brookfield LePage, which owns the Gaviidae Common, Dain Plaza and the City Center, estimates it will need $27 million in tax increment financing.

Opus Corporation, which owns several prominent land parcels in the Downtown core, is aggressively pursuing development. Opus owns the Powers site, the former Minnegasco Budding, the former Sheraton-Ritz Block and has control of several land parcels in the block immediately south of the Conservatory. This is the same block on which Ryan is proposing to build a Target store. In September of this year, Opus notified the City that it had plans to build an 820,000 square foot office tower over a two level combination Sam's Club and Wal-Mart. The plans were later dropped after Opus was convinced by the City that a similar Ryan announced development with Target would receive no favorable tax-increment financing treatment. Most industry observers agree that a Wal-Mart development, in Dayton Hudson's back yard, would be both politically and economically difficult to pull off.

The largest single tenant in the Downtown market is American Express Financial Advisors (AMEX), formerly IDS. Several developers were courting this tenant in hopes of developing a new office tower which would open in 1997. However, AMEX extended all of their leases in several Downtown buildings until 2002. In the summer of 1995, the locally based vice president of corporate real estate was fired and his duties were transferred to executives in Chicago. According to an article published in City Business, American Express has begun drawing plans to consolidate its projected 7,200 workers onto a single campus when leases expire in 2002. It should be noted that AMEX owns approximately 100 acres of land in Chaska where the Oakridge Conference Center is located' This has resulted in a heightened level of uncertainty with respect to the Downtown office market. However, it is reported that a significant percentage of Downtown AMEX employees rely on public transportation. AMEX is committed to a strong public transit system and as such, it is more likely that they will continue to lease or develop in Downtown Minneapolis. Furthermore, AMEX made a public announcement in December 1996 that ..."It's safe to say that we will be staying Downtown...".

However, in response to an unfavorable ruling in Minnesota Tax Court, Amex at first put off their decision to build a new Downtown office tower. Amex had contested the assessed value at their 171,000 square foot Oakridge Conference Center in Chaska, a southwestern Twin Cities suburb. At the trial, Amex argued that the value of the property should be $10 million versus the current $20 million assessed value. The tax court ruled that the assessed value was low and set the value at $27.3 million, increasing the property's tax burden by an additional $464,000 per year. In a Star Tribune article dated January 28, 1997, Amex expressed their concern that the decision has negative implications for owner-occupied buildings. Amex indicated that the decision will be appealed to the Minnesota Supreme Court. Subsequently, during the last week of February,


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1997, Amex announced they have selected Opus Corp. as the developer of their new office headquarters to be located on the Minnegasco/Minneapolis Club block.

The Downtown retail market is continuing its metamorphosis from specialty and upscale retailing to discount retailing. As a result of this shift, several of the most prominent retail properties in the Downtown, including Gaviidae I, Gaviidae II, IDS Crystal Court, and City Center have repositioned their tenant base.

Overall, the consensus is that the Downtown retail market has been hurt by the Mall of America and a change in consumer spending habits with soft good purchases falling and hard good purchases increasing. Unfortunately, a Downtown environment is not where consumers are typically attracted to buy larger item hard goods. Such purchases are typically made in stores situated in a more spacious suburban location. There are four department stores located in the Downtown Core; Saks Fifth Avenue, Neiman Marcus, Montgomery Ward and Dayton's. With exception to Dayton's, which benefits from a loyal customer base, the remaining anchors are struggling enormously. At Gaviidae I, Brookfield LePage converted its specialty retail space on the third, fourth and fifth floors to office/bank space for National City Bank. It is clear that the Mall of America and the growth in big box/community center retail development has hurt Downtown retail sales.

The subject MSA still remains one of the largest distribution hubs in the Upper Midwest. Transportation facilities for the Twin Cities are excellent by land, water and air. By land, the Twin Cities area is served by major cross-country freeways, Interstates 35E/35W and 94, running north/south and east/west respectively. The area's circumferential freeway, Interstate 494/694, provides quick and efficient access throughout the entire metropolitan area. Additionally, there are five main line and two trunk line railroads, three local and four national bus lines. There are 110 first-class carrier truck lines for interstate commerce. The Twin Cities ports handle in excess of fifteen million tons annually. The Minneapolis-St. Paul International Airport is serviced by nine national/international airlines and seven regional commuter airlines. The Metropolitan Airport Commission also operates four additional municipal airports located in Hennepin County.

Governmental Forces - The Twin Cities are the government, financial and banking center for the region. St. Paul is the capital of Minnesota and is concentrated with state and federal agencies. The US Government's Ninth Federal Reserve Bank is located in Downtown Minneapolis, as well as the region's two largest commercial bank holding companies, First Bank System and Norwest Corporation. The Twin Cities is also home for one of the largest thrift institutions in the country, TCF Bank fsb.

Governmental forces that particularly influence the subject property are primarily related to the City of Minneapolis. Like most other cities in the MSA, Minneapolis has a mayoral-council form of government. The mayor and council, through citizen input, govern the various departments which include police and fire, assessing, zoning, engineering, planning, finance, parks, and public works. The City of Minneapolis has adopted a zoning ordinance which regulates and controls the city's real estate applications. The city also requires all proposed properties and developments meet planning commission requirements regarding conformity and aesthetics. The Planning


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Commission and the existence of the zoning ordinance benefit the subject property and all other properties in the city by prohibiting incompatible uses, creating homogeneous use districts, and promoting the health, safety and general welfare of the city's inhabitants.

Another significant governmental factor that effects real estate in the MSA is the Metropolitan Urban Service Area or MUSA. The MUSA, or as it is commonly referred to, the MUSA line, denotes the boundary for which typical urban utilities such as water and sewer have been approved. In 1976, the State Legislature passed the Metropolitan Land Planning Act requiring all cities in the MSA to create and employ a Comprehensive Guide Use Plan. The city's Comprehensive Guide Use Plans are submitted to the Metropolitan Council. The Metropolitan Council along with the Metropolitan Waste Commission regulate urban expansion by analyzing specific demands in an area including roadway and utility capacity. The City of Minneapolis is located in its entirety within the MUSA area. The existence of MUSA will inhibit future development outside the border given the lack of typical urban utilities. The subject property benefits from its location within the Metropolitan Urban Service Area given the existence of full urban utilities and the MUSA border which creates a barrier to future development.

Environmental Forces - The Twin Cities Metropolitan Area has grown outward from its initial settlement near the confluence of the Minnesota and Mississippi Rivers. These two rivers, at one time, provided the bulk of transportation in and out of the area, as well as the power that created the largest milling industry in the United States. Given the climactic conditions in this state, the rivers are frozen and unnavigable throughout most of the winter months. As such, travel and transport via airway, freeway and to a lesser degree, railway, have emerged as the predominate transportation vehicles. These transportation industries are not as adversely effected by the area's climate. Interstate 494/694 is a 75 mile circumferential highway system that surrounds the bulk of the core metropolitan area. Interstate 35W is the region's major north/south interstate and I-94, the major east/west interstate. Distance and time estimates from the subject property to several important destinations are as follows:

--------------------------------------------------------------------------------
                                            Distance-          Approximate
    Destination                             Miles              Travel Time
--------------------------------------------------------------------------------
    Mpls-St. Paul International Airport     8 (SE)              15 minutes
    Downtown St. Paul                       11 (E)              20 minutes
    I-35W (north and south bound)           within blocks       N/A
    I-94 (westbound)                        within blocks       N/A
    I-94 (eastbound)                        within blocks       N/A
    Wisconsin Border                        27 (E)              20-40 minutes
    South Dakota Border                     150 (W)             3 hours
    Iowa Border                             100 (S)             2 hours
    Canadian Border                         280 (N)             5.5 hours
--------------------------------------------------------------------------------

These travel time estimates by local standards are considered good to excellent. The city's desirable location is reflected in the high residential occupancy levels and valuable housing stock.


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Other environmental forces that affect the subject property include climatic and geographic conditions. Minnesota climate varies drastically from northern to southern portions of the state. In the northern portions, the winter lasts approximately four to six weeks longer than the east central portion where the subject property is located. In the east central area the coldest month of the year is January when the mean daily high temperature is 22(degrees)F and the mean daily low temperature is 2(degrees)F. The hottest month of the year is July when the mean daily high is 83(degrees)F and the mean daily low is 6O(degrees)F. Average annual precipitation is 24 inches with approximately 42 inches of snowfall. The region's warm summers, coupled with the 11,842 lakes (measuring over 5 acres in size) in the state make Minnesota one of the most desirable for living and vacationing. The four lake chain which includes Cedar Lake, Lake of the Isles, Lake Calhoun, and Lake Harriet is among the most popular attractions in the City of Minneapolis. The lakes attract many joggers and walkers, as well as those who sail, sailboard and fish. All of these lakes are well developed with upper-end residential homes.

Conclusion - The overall economic outlook for the region and city is considered very good. However, Minneapolis's population and employment has been decreasing at a modest rate over the last ten years while the Metropolitan Area has continued to experience solid growth. Downtown Minneapolis is, however, expected to post modest gains in employment over the next ten years. As the financial and banking center for the region, Minneapolis should continue to show modest, but steady, appreciation over the long term.


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For this analysis, a neighborhood has been defined by The Dictionary of Real
Estate Appraisal, Third Edition, page 242, as .... "a group of complementary land uses." The subject's immediate vicinity clearly meets this definition as nearly all of the nearby properties are of office, service or retail application. Neighborhood boundaries essentially represent the core central business district and the B4-2, Central Retail zoning district.

The two most common elements to these properties within the subject neighborhood include the Nicollet Mall and the skyway system. The Nicollet Mall is a two-lane, tree-lined street open only to public transportation. The mall is anchored by four major department stores and eight blocks of specialty stores. The Nicollet Mall represents one of the most successful pedestrian promenades constructed in an urban metropolitan area in the United States. Originally conceived in the late 1950's, construction of the mall has progressed where, combined with the Loring Park Development District, it now literally traverses Downtown from Washington Avenue on the north to East Grant Street on the south. The Nicollet Mall underwent a complete $23,000,000 renovation during the summer of 1990. Both Gaviidae properties have over 330 feet of frontage on the Nicollet Mall.

The second floor skyway system links core city buildings and provides year-round climate controlled passageways, as well as an additional level of predominantly retail space. As of the appraisal date, the system consists of three plus miles of continuous skyways connecting 52 city blocks. The subject properties have multiple skyway connections outlined as follows:

         Property                  Skyway to/from
--------------------------------------------------------------------------------
         Gaviidae I                IDS Center to the south
                                   Norwest Center to the east
                                   Gaviidae II to the north - 2nd floor skyway
                                   Gaviidae II to the north - 4th floor skyway
                                   City Center to the west

         Gaviidae II/Dain Plaza    Gaviidae I to the south - 2nd floor skyway
                                   Gaviidae I to the south - 4th floor skyway
                                   Nicollet Center to the west
                                   Powers Site (not connected) to the north
                                   Marquette (F&M) to the east
                                   510 Marquette Building to the east

Of all the skyway linked developments in Downtown Minneapolis, Gaviidae II has the greatest number of linkages. Being skyway linked has proven to be advantageous in the form of higher occupancies, lower turnover, and greater net rent. All of the Class A office properties are located on the skyway system.

The map on the following page delineates the primary boundaries of the Downtown Minneapolis neighborhood.


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                               [GRAPHIC OMITTED]


                               DOWNTOWN DISTRICT
                                    -- of --
                                  MINNEAPOLIS


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                               [GRAPHIC OMITTED]


                                     [MAP]


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NEIGHBORHOOD INFORMATION (continued)
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A breakdown  of the major uses within each of the blocks that comprise the core
Downtown neighborhood is as follows:

Block 1 Lumber Exchange - This 228,785 square foot renovated office building was constructed in 1885 and renovated in 1980. The property is currently 76% occupied with quoted rental rates at from $15.00 to $17.00 per square foot gross.

Block 2 This block is comprised of three parking applications. The Nicollet Parking Ramp will accommodate approximately 450 vehicles. The Marquette Building was demolished in 1992 and was improved with a surface plus lower level parking deck. Also in 1992, OPUS Development demolished the former Power's Building for use as a surface parking lot.

Block 3 The south half of Block 3 is comprised of the 100 and 150 South 5th Street Office Towers. These properties are now referred to as the Fifth Street Towers. The building located at 100 South 5th Street was constructed in 1985 and is comprised of 414,581 square feet of rentable area. The property is currently 88% occupied with quoted rental rates from $14.00 to $16.00 per square foot net. The 150 South 5th Street Building was constructed in 1988 and is comprised of 607,711 square feet. The property is currently 89% occupied with a similar rental rate. This building's primary tenant is the Leonard, Street & Deinard law firm. This firm was at one time considered to be a potential anchor tenant for a new office tower in the Downtown area. However, that the firm has decided to renew their lease and remain in their existing space. The towers rise 25 and 36 stories respectively. Both buildings are considered high quality Class A office towers. The buildings sold in December of 1996 for $140,895,000 or $137.82 per square foot of rentable area.

Block 4 This block is primarily comprised of the U.S. West Telephone Company headquarters and parking ramp. In the northwest corner of the block is the Norwest Midland Bank Building. This ten-story property was originally constructed in 1905 with an addition in 1964. The property measures 173,375 square feet and is 72% occupied. The Miller-Davis, or 219 South 4th Street Property, is a 36,448 square foot renovated five-story office building. The property was constructed in 1914 and was renovated in 1984/85. This property is 100% occupied. The Miller-Davis building sold in March of 1996 for $875,000 or $24 per square foot of rentable area.

Block 5     Minneapolis City Hall

Block 6 This block is primarily comprised of the Plymouth Building, the Chamber of Commerce Building and the Nicollet Center Office Building. The Plymouth Building is a 259,301 square foot, Class C office building constructed in 1910. The property is currently 81% occupied with rents quoted at $13.00 per square foot gross. The Chamber of Commerce Building measures approximately 135,272 square feet. The property measures twelve stories in height and was built in 1925. The Nicollet Center property measures 37,117 square feet. The property was constructed in 1984 and is skyway linked to the subject on the south side of South 6th Street.


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Block 7     Subject property - Dain Plaza/Gaviidae II.

            The east half of the block is comprised of the 510 Marquette Building (formerly the National City Bank Building) and the F&M Building (formerly the Marquette bank building). The 510 Marquette Building is twelve stories in height and contains 192,215 square feet of rentable area. The property was constructed in 1910 and is currently 96% occupied. Inter-Regional Financial Group, which owns Dain Bosworth, recently signed a lease to move its operation and technology subsidiary, Regional Operations Group to the building. The tenant occupies 78,000 square feet.

            National City Bank vacated the building in March of 1996 and now occupies three plus levels at the Gaviidae I development. The 510 Marquette building sold to a Griffin Companies Partnership in the summer of 1995 for $4,200,000 or $21.85 per square foot of rentable area. A substantial renovation of this building has just been completed.

            The Marquette Bank building is a historically designated bank building with a First Bank branch on the first floor. The building sold in January of 1997 for $4,800,000 or about $32 per square foot of rentable area. First Bank occupies virtually the entire building but will be downsizing 100,000 square feet by June of 1997. The bank will reportedly retain approximately 42,000 square feet of space including the bank lobby on the first floor. The eleven story property was built in 1941 and is skyway linked to the 510 Marquette building and the Gaviidae II development.

Block 8 This block is comprised of four office buildings including the Soo Line, One Financial Plaza, Concourse and the Rand Tower. The largest property is the former First Bank Place West office building, now referred to as One Financial Plaza. This property was significantly occupied by First Bank. With the construction of the IBM/First Bank Place in 1992, First Bank vacated this property and moved into its new headquarters building. This property contains 386,000 square feet and is 80% occupied. The property was constructed in 1960 and is 26 stories in height. Quoted net rental rates are $9.00 per square foot net. Heitman reportedly sold the property on November 7, 1996 to Zeller Realty Corporation. The purchase price and terms are not yet available although it is rumored to have sold in the $25,000,000 range. Based on this estimated figure, the property sold for approximately $64.77 per square foot of rentable area.

            The Soo Line building was built in 1914 and renovated in 1993. The property measures 296,000 square feet and is 92% occupied. The Rand Tower was built in 1929 and measures 132,074 square feet. This property was also partially renovated in 1993. Occupancy is reported at 93% with quoted net rent at $7.50 to $9.00 per square foot. This building sold in November of 1993 for a cash equivalent sale price of $2,900,000, or $18.80 per square foot of net rentable area.


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Block 9     This block is comprised of Pillsbury Center, a 1,319,057 square foot
            (rentable) office building primarily occupied by Grand
            Met/Pillsbury, the Dorsey & Whitney law firm, and Ernst & Young. The property is currently 99% leased.

Block 10 This block is comprised of the Hennepin County Government Center which spans over South 6th Street.

Block 11 Block E was acquired by the City of Minneapolis in the late 1980's in order to remove undesirable, older properties and spur a redevelopment to link the core Downtown to the Target Center and Warehouse District. Ray Harris, who developed Calhoun Square, a two-level specialty retail mall at the corner of Lake Street and Hennepin Avenue was awarded the development rights. However, anchor tenants were not secured and by 1991 the City abandoned its redevelopment plan. The Minneapolis Community Development Agency has recently received several proposals for redevelopment. According to an article published in the October 11, 1996 issue of City
            Business, it is reported that a city council subcommittee has given Brookfield LePage preliminary approval to pursue redevelopment of Block E. Brookfield has proposed a $143 million, 589,700 square foot office and retail project on Block E and portions of the block immediately to the south. According to the article, the project would include three levels of retail anchored by restaurants, shops and movie theaters, as well as a 275-room hotel. A seven story office complex would also be part of the development. Brookfield, which owns the subject property and Gaviidae I & II estimates it will need $27 million in tax increment financing.

Block 12 This block is improved with the largest mixed use development in the State of Minnesota. The property consists of a 50 story Class A office tower, a 155,000 square foot department store wing occupied by Marshall's and Montgomery Wards, a 190,000 square foot, three level multi-tenant retail mall, and a 687 car parking ramp. Adjoining the property is a 32 story, 600 room luxury Marriott hotel. As of the appraisal date, the office tower is 100% occupied. The retail development is 92% occupied. The entire development was constructed in 1981 and 1982.

Block 13    Subject property - Gaviidae I.

            The eastern half of the Gaviidae I block is comprised of the Norwest Center, a 1,110,000 square foot Class A office tower constructed by a Hines Development/Norwest joint venture in 1988. Norwest Center is currently 100% occupied. It should be noted that the two major tenants in the property, Norwest Bank and the Faegre and Benson Law Firm, occupy approximately 700,000 square feet.


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Block 14    This block is referred to as the Northstar Block. The block is actually comprised of five structures including the Firstar Bank Building, Northstar East, Northstar West, Northstar Center, and the Holiday Inn Hotel. A breakdown of the building occupancies, age, and story height is as follows:

            Building          Stories      Age      Rentable       Occupied %
            --------------------------------------------------------------------
            Firstar Bank         7        1928       72,326           86%
            Northstar East      13        1962      276,000           93%
            Northstar West      17        1962      361,000          100%

            Quoted net rents range form $7.00 to $12.00 per square foot at the Northstar properties and from $5.00 to $7.00 per square foot at the Firstar property.

Block 15 This block is primarily comprised of the First Bank Place development which was constructed in 1992. This 1.423 million square foot office tower is anchored by First Bank and IBM. First Bank System occupies approximately 650,000 square feet and IBM Corporation occupies approximately 275,000 square feet. It should be noted that First Bank vacated the Pillsbury Center and One Financial Plaza for their consolidated occupancy in this new tower. As of the appraisal date the property is approximately 95.2% occupied. Quoted net rent ranges from $15.00 to $19.00 per square foot. The property sold in August of 1995 for $215,000,000 or approximately $152 per square foot of rentable area. The buyer was Houston-based Hines Interests Limited Partnership and The General Motors Pension Plan. Hines now owns three of the most prominent office towers in Minneapolis; Norwest Center, First Bank Place, and the Pillsbury Center.

            Located in the southwest corner of the block is the Minneapolis Athletic Club and the WCCO Radio building. The Minneapolis Athletic Club was renovated in 1990 and is a popular attraction among Downtown business people. The WCCO Radio Building was constructed in 1914 and contains 56,201 square feet. As of the appraisal date this property is 71% occupied. The property is home to WCCO Radio, the most prominent AM radio station in the Upper Midwest.

Block 16 This block is comprised of the Dayton's department store and the Radisson Plaza Hotel and Plaza VII office tower. Dayton's department store is the largest store in the Downtown area at approximately 500,000 square feet. Dayton's reportedly generates over $150 million in annual sales out of this single store. The Radisson Plaza Hotel and office tower are completely surrounded by Dayton's except for the frontage along South 7th Street. The hotel and office tower were completed in 1987. The hotel is comprised of 357 rooms and 17 stories. The office tower contains approximately 316,000 square feet and extends an additional 17 stories above the hotel. The primary tenants in Plaza VII are Arthur Anderson and the Oppenheimer, Wolff & Donnelly law firm. The office property is currently 92% occupied with quoted rental rates range from $17.00 to $20.00 per square foot net.


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Block 17    This block is improved entirely with the IDS Center. Since its construction in 1973, the IDS Center has been the visual focal point of Downtown Minneapolis. The IDS Center is actually a mixed use development containing office, retail, parking and hotel applications. The office portion contains approximately 1,216,728 square feet and is currently 94% occupied. The retail component, comprised of the Crystal Court area, contains approximately 166,000 square feet and is 95% occupied. In 1993, the retail area underwent a substantial redevelopment including the addition of TJ Maxx, Gap, Gap Kids, and Banana Republic in the former Woolworth's space. With their new store in the cater-corner IDS Center, Gap is not expected to renew their lease at the subject. The Marquette Inn has 285 rooms as well as an elegant restaurant. There is available underground parking for 560 cars.

Block 18 Commonly referred to as the Baker Block, this block is actually home to the Roanoke Building, the Investors Building, the Peavey Building and the Baker Building. A breakdown of the properties' specifics is as follows:


            Building          Stories   Age       Rentable       Occupied %
            --------------------------------------------------------------------
            Roanoke Bldg       12       1927       199,000          100%
            Investors Bldg     13       1926       396,576          100%
            Baker Bldg         12       1926        96,583           86%
            Peavey Bldg        14       1969       299,114           89%

            The quoted net rent ranges are from $8.00 to $10.00 per square foot at these properties.

Block 19 The east half of this block is improved with the 31 story Metropolitan Centre, constructed in 1987. The property measures 627,324 square feet and is currently 92% occupied. Anchor tenants include Metropolitan Financial Corporation (acquired by First Bank System in 1994), the Rider-Bennett law firm, and Anderson Consulting. Quoted net rent ranges from $10.00 to $15.00 per square foot. The west half of the block is vacant. This block is to be eventually developed with the second phase of Metropolitan Centre.

Block 20 This block is comprised of LaSalle Plaza and the new YMCA. This 1.1 million square foot office and retail development was completed in 1991 and is anchored by the Ellerbe Becket architectural firm (87,096 square feet), Norwest (91,343 square feet), Minnegasco (104,185 square feet) and the Robbins Kaplan Miller and Cerisi Law Firm (129,620 square feet). The office property measures approximately 520,000 square feet and is 100% occupied with the recent additions of Norwest and Minnegasco in the summer and fall of 1994. The building sold to the Shorenstein Company in November of 1994 for $73,000,000 or approximately $124 per square foot of rentable area.


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Block 21    This block is primarily comprised of the Conservatory, a 249,000 square foot, intended upscale retail center with office space on the fifth and sixth floors. The property is skyway linked over South 8th Street to Dayton's in two places and also has a tunnel under South 8th Street connecting both lower levels of retail. The property, which opened in 1987, was developed for approximately $75,000,000 by a partnership of Bob Dayton, M.A. Mortensen Development Company and Northco, Ltd. The property never reached its potential due to the difficulty in floor to floor movement for patrons. The property also suffered from a retail standpoint in that it did not have an atrium to allow shoppers visual continuity between floors. In terms of construction quality, however, the property is clearly one of the best in the Downtown area. A joint venture syndication by Goldman, Sach's and Company of New York and J.E. Roberts Companies of Alexandria, Virginia paid $434,000 for the center on December 28, 1992. The property was sold as part of a package of distressed properties offered by Mellon Bank. The property was resold to Irwin Jacobs in December of 1993 for $1,500,000. As of the appraisal date, the property is entirely vacant except for a three office tenants. Ryan Cos. has reportedly reached an agreement with Jacobs to demolish the property and build a 750,000 to 800,000 square foot office tower, preliminarily called the 800 Nicollet Mall Tower. Ryan has yet to announce an anchor tenant for the development.

Block 22 This block is comprised of Midwest Plaza, Medical Arts, and the Doctors & Professional Buildings. A breakdown of the properties' specifics is as follows:

            Building          Stories   Age       Rentable       Occupied %
            --------------------------------------------------------------------
            Midwest Plaza       21      1968       418,000         77%
            Medical Arts        19      1919       241,142         76%
            Drs./Professional    4      1910        39,945         47%

            The Midwest Plaza building recently sold in December of 1994 to a United Properties partnership. The sale price was approximately $25,000,000 or approximately $60 per square foot of rentable area. The Medical Arts Building is owned by Connecticut Mutual Life Insurance. This property, as well as the Foshay Tower and the Southgate Office Building in Bloomington were listed for sale throughout most of 1995. However, after receiving several low offers, the Downtown properties were taken off the market. The Doctor's and Professional Building is currently listed for sale at $2,250,000 or approximately $56 per square foot of rentable area.

Block 23 This block is comprised of the TCF Bank, TCF Office Tower and the historic Foshay Tower. A breakdown of the properties' specifics is as follows:

            Building          Stories   Age       Rentable       Occupied %
            --------------------------------------------------------------------
            TCF Bank            17     1980       284,902          72%
            Foshay Tower        28     1929       163,764          89%


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Block 24    Located in the southeast corner of the block is the Piper Jaffray
            Office Tower containing 725,000 square feet. The property was constructed in 1984 and measures 41 stories in height. The property is currently 98% occupied with quoted net rents ranging from $14.00 to $16.00 per square foot. Anchor tenants include Piper Jaffray, the Popham Haik law firm, and Campbell-Mithun-Esty Advertising.

Block 25 This block is comprised of three office towers built between 1984 and 1991. In the northwest corner of the block is the AT&T Tower, constructed in 1991. This 607,300 square foot property is anchored by AT&T which vacated their Edina facility in 1991. The property is currently 91% occupied. Major tenants include AT&T, Aetna, and Fallon McElligot advertising. Quoted net rent is $14.00 per square foot.

            International Center I and II (now called Kinnard Financial Center) are located in the northeast and southeast corners of the block. These 18 and 22 story buildings were constructed in 1984 and 1988. International Centre I measures 340,877 square feet, and is in condominium by floor ownership. The property is currently 87% occupied. Kinnard Financial Center is located in the southeast corner of the block. This property contains 271,000 square feet and is 17 stories in height. The property is currently 98% occupied.

            As is evidenced by this composite of applications, the core portion of the Downtown has primarily an office, retailing, and hotel orientation that is centered on the pedestrian traffic generated by the twelve block Nicollet Mall, the office and retail work populace, and the skyway system interlocking all of the major Downtown buildings.

            Private and public parking is abundant. The City of Minneapolis is the largest single operator controlling over 20,000 parking spaces or roughly 38% of all Downtown parking. Through the Municipal Parking System, the City operates 5,000 parking meters and owns fifteen parking ramps and nine parking lots. Several of the largest ramps include the Third Avenue Distributor Ramps (TAD Ramps) on the west edge of the Downtown and the newly constructed Jerome Haaf Memorial Parking Ramp adjacent to the new Federal Courts Building which is under construction.

            Several other recent and/or significant developments should also be recognized. First, in 1994, construction began on the new Federal Courts Building in the block bounded by South Third and Fourth Streets on the north and south, and Third and Fourth Avenues South on the east and west. The project consists of a 15-story office building with a one acre landscaped plaza along South Fourth Street. Construction completion is scheduled in the Fourth Quarter of 1996.

            Second, in late 1994, the Ninth Federal Reserve Bank broke ground on a new office and operations facility to be located on the west side of Hennepin Avenue, just south of the Mississippi River. Following completion, the Bank will vacate their current full-block facility located on Marquette Avenue and relocate to the new building. Their existing facility, which has 237,000 square feet in 11 above-ground floors and an additional 312,000 square feet in three underground floors, was completed in 1973. The building, which suffers from asbestos


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NEIGHBORHOOD INFORMATION (continued)
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            contamination, structural deterioration, and mechanical limitations, is currently assessed at $9,000,000. Towle Real Estate has been retained by the Federal Reserve to sell the property. Only closed bid offers will reportedly be accepted.

            Another significant development affecting the greater Downtown neighborhood is the Minneapolis Convention Center, located eight blocks southeast of the subject property. This project was completed in the Fall of 1990 at a total hard cost of $103,000,000. In addition to the direct costs, $100,000,000 was spent on relocation costs and land acquisition for the five-plus block development. The Convention Center contains close to 750,000 square feet of convention space in three domed adjacent and/or conjoined exhibit halls. Since opening, bookings at the new Convention Center have been very heavy, prompting local government entities to already propose plans for an expansion. The City of Minneapolis is currently working on plans to expand the convention center by an additional 275,000 square feet in an effort to capture more of the "Tradeshow 200" events - the 200 largest tradeshows in the nation. The expansion cost is estimated at $162,000,000. The Governor voted down the expansion in the Spring of 1996. However, the City is determined to expand and the issue will be brought in front of the State Legislature in 1997.

            The new Minnesota Convention Center Hilton is situated across the street from the convention hall and was designed to complement the new Convention Center. This 24 story, 816 room hotel opened in the Winter of 1992 at a cost of $l40,000,000. To the east of the hotel is a new $50-$60,000,000 parking ramp and public transit facility. This ramp opened in the fall of 1992.

            Except for questions concerning the continued viability of retailing, Downtown Minneapolis has firmed up its office space situation and is in the midst of experiencing a major rental correction in the owner's/landlord's favor. As a business location, Downtown Minneapolis continues to be the most important commercial center in the region.


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LAND SALES COMPARISON APPROACH
--------------------------------------------------------------------------------

Land value may be estimated through the application of several techniques including the following:

            o Direct Sales Comparison Approach
            o Allocation
            o Extraction
            o Subdivision Development
            o Land Residual Technique
            o Ground Rent Capitalization

The most common method of valuing land in this market involves the Direct Sales Comparison Approach. This approach produces an estimate of value by comparing the prices paid, asked and offered in the marketplace on parcels that are as similar as possible to the property being appraised. This approach is considered the most appropriate method of valuation as there are an adequate number of recent land transactions from which a supportable land value estimate can be derived. The most common element of comparison in this market is the price per square foot.

Activity among Downtown land parcels has been limited in recent years due to the lack of development opportunities that resulted from the overbuilding of almost every type of commercial property during the late 1980's and early 1990's. The appraisers have analyzed the most recent land sales that have a reasonable proximity to the Downtown core area. The land sales have been outlined and summarized as follows:


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LAND SALES COMPARISON APPROACH (continued)
--------------------------------------------------------------------------------

Land Sale Comparable No. 1

================================================================================


                                [GRAPHIC OMITTED]


================================================================================

Name:                   Curtis Ramp Site
Location:               930 Fourth Avenue South, Minneapolis, MN
Legal Description:      SW'ly 135' of Lots 3,4,5, and 6, and SW'ly 135' of the
                        SE'ly 25' of Lot 2, Block 6, Snyder and Cos. First
                        Addition to Minneapolis, Hennepin County, MN
Sale Date:              December, 1991
Shape/Dimensions:       Rectangular, 135' along Fourth Avenue South x 245' along
                        South 10th Street
Land Area:              33,075 square feet, or 0.76 acres
Block Percentage:       30%
Zoning:                 B4-2, Central Retail District
Seller:                 Colonade Limited Partnership
Buyer:                  LST Properties
Sale Price:             $1,115,000 ($800,000 purchase price, $240,000 of
                        demolition costs and $75,000 option termination to Kirt
                        Woodhouse)
Price/Square Foot:      $33.7l


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Land Sale Comparable No. 1

Sale Terms:             Cash
Comments:               This property is located three blocks east and three
                        blocks south of Gaviidae I in the northwest corner of the South 10th Street and Fourth Avenue South intersection. The property is considered inferior in access and exposure given its distance from the core.
                        This parcel, along with the whole block parcel to the south, were assembled by Colonade Ltd. Partnership
                        (Trammell Crow). The whole block parcel was later sold to IDS for development of a computer operations center.
                        This parcel (The Curtis Ramp Site) previously sold to
                        Colonade Ltd. Partnership for $2,135,000 in April of
                        1987. This most recent sale price indicates a decrease in value of (48%) since the previous transaction in April, 1987.


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LAND SALES COMPARISON APPROACH (continued)
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Land Sale Comparable No 2

================================================================================


                                [GRAPHIC OMITTED]


================================================================================

Name:                   Ritz Block
Location:               301 Nicollet Mall, Minneapolis, MN
Legal Description:      PID No. 22-029-24-44-0013, Hennepin County, MN
Sale Date:              December, 1991
Shape:                  Square, 330' x 330', on all four street boundaries
Land Area:              108,900 square feet, or 2.50 acres
Block Percentage:       100%
Zoning:                 B4-1, Central Retail District
Seller.                 The Landmarks Group
Buyer:                  OLAF Properties (OPUS)
Sale Price:             $4,500,000
Price/Square Foot:      $41.32
Sale Terms:             Cash Sale

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Land Sale Comparable No. 2

Comments:               This full block parcel is located directly north of
                        Gaviidae I. The property is leased by the City of
                        Minneapolis for the operation of a daily/hourly surface
                        parking lot. The property was purchased by Minneapolis
                        Ritz Associates in December, 1986 for $7,500,000. At the
                        time, the property consisted of a seventeen story, 303
                        room hotel with an attached 250 car parking ramp.   The
                        building improvements were razed in mid-1990. Total demolition costs for the hotel and ramp were reported to be $1,131,160. The combined purchase price and demolition costs thus totaled $8,631,610 for an indicated land value of $79.26 per square foot. This sale indicates a decrease of value of approximately
                        (48%) over the seller's ownership period.


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LAND SALES COMPARISON APPROACH (continued)
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Land Sale Comparable No. 3

================================================================================


                                [GRAPHIC OMITTED]


================================================================================

Name:                   Marquette Building
Location:               400 Marquette Avenue, Minneapolis, MN
Legal Description:      Lots 8-14, Johnson's Subdivision of Part of Block 80,
                        Hennepin County, Minnesota
Sale Date:              June, 1992
Shape/Dimensions:       Rectangular, 100' along South Fourth Street x  157.15'
                        along Marquette Avenue
Land Area:              15,715 square feet, or .36 acres
Block Percentage:       14.9%
Zoning:                 B4-2, Central Retail District
Seller:                 Travelers Insurance Company
Buyer:                  LST Properties
Sale Price:             $990,000 ($700,000 purchase price plus $215,000 for
                        demolition, $15,000 for removal, and $60,000 to buy out
                        a long-term lease)
Price/Square Foot:      $63.00
Sale Terms:             Cash


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Land Sale Comparable No. 3


Comments:               This property is located in the block immediately north
                        of Gaviidae II in southwest corner of South Fourth
                        Street and Marquette Avenue. Although somewhat dated, it illustrates the extreme depreciation Downtown real estate has experienced in the early 1990's. This five-story office building was purchased for demolition and redevelopment as a two-level parking structure. It also sold as improved in November of 1984 for $6,550,000.


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LAND SALES COMPARISON APPROACH (continued)
--------------------------------------------------------------------------------

Land Sale Comparable No. 4

================================================================================


                                [GRAPHIC OMITTED]


================================================================================

Name:                   Nicollet Hotel Block
Location:               235 Hennepin Avenue, Minneapolis, MN
Legal Description:      Lengthy, retained in appraisers' files.
Sale Date:              April, 1993
Shape:                  Irregular
Land Area:              74,378 square feet, or 1.71 acres
Block Percentage:       68.3%
Zoning:                 B4-l, Central Retail District
Seller:                 Nicollet Land, Inc. (Chase Manhattan Bank)
Buyer:                  City of Minneapolis
Sale Price:             $2,500,000
Price/Square Foot:      $33.61
Sale Terms:             Cash


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Land Sale Comparable No. 4

Comments:               This property is located three blocks north and one
                        block west of Gaviidae II between Nicollet Avenue and Hennepin Avenue, and between Washington Avenue and Third
                        Street South. The sales price included $225,000 that was escrowed by the seller to clean up some limited pollution and provide some new fill. The south half of this block sold in May of 1988 for $2,610,000, or $64.36 per square foot. This indicates a depreciation rate of (9.72%) over the 59 month time period between sales. The lot is currently used for surface parking. The City of Minneapolis bought the site for the future development of a light rail transit commuter station.


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LAND SALES COMPARISON APPROACH (continued)
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Land Sale Comparable No. 5

================================================================================


                                [GRAPHIC OMITTED]


================================================================================

Name:                   Augsburg Fortress Publishing Block
Location:               426 South 5th Street, Minneapolis, MN
Legal Description:      Lots 2-8, Block 76, Town of Minneapolis, Hennepin
                        County, MN, PID Nos. 26-029-24-22-0017, -0018, -0019 and
                        -0020
Sale Date:              The purchase agreement was signed in the Second Quarter
                        of 1996. The closing is scheduled to occur in the Fourth
                        Quarter of 1996.
Shape:                  Irregular, approximately 264 along 5th Street South and
                        330' along 5th Avenue South
Land Area:              71,610 square feet, or 1.64 acres (without vacated
                        alley)
Block Percentage:       65.8%
Zoning:                 B4-l, Central Retail District (43% of site) B4C-2,
                        Central Commercial District (57% of site)
Seller:                 Augsburg Fortress Publishing Company
Buyer:                  Hennepin County
Sales Price;            $8,250,000
Price/Square Foot:      $115.21 (w/o demolition)
                        $119.40 (w/ demolition estimated at $300,000)


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Land Sale Comparable No. 5

Comments:               This property is located four blocks east and one block
                        north of Gaviidae II. The property is improved with four older, three and four story structures with a gross building area of 242,000 square feet. The buyer, Hennepin County, owns the remaining three lots in the block. The property was acquired for the new Hennepin
                        County Jail. Although the County ultimately could have condemned the property, the seller was reportedly willing to sell evidencing an arms length transaction.


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LAND SALES COMPARISON APPROACH (continued)
--------------------------------------------------------------------------------

Land Sale Comparable No. 6

================================================================================


                                [GRAPHIC OMITTED]


================================================================================

Name:                   The Conservatory Site
Location:               800 Nicollet Mall
                        Minneapolis, MN
Legal Description:      Tracts A, B and E, Registered Land Survey No. 1625,
                        Files of Registrar of Titles, County of Hennepin, State
                        of Minnesota. PID Nos. 27-029-24-12-0012, -0013, and
                        -0015.
Sale Date:              See comments - purchase option dated May of 1996
Shape:                  Generally rectangular with 330 feet on the Nicollet Mall
Land Area:              52,295 square feet, or 1.64 acres (Per public records)
Block Percentage:       48%
Zoning:                 B4-2, Central Retail District
Seller:                 Jacobs Realty II, Inc.
Buyer:                  Ryan Cos. et al
Sales Price:            See Comments


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Land Sale Comparable No. 6

Comments:               This property is located two blocks south of Gaviidae I
                        on the west side of the Nicollet Mall. The development, which included a vertical specialty center and a historically designated/renovated office building was developed in 1987 at a reported cost of $75,000,000.
                        Since opening, the property struggled enormously. The property has transacted twice in the last five years. In
                        December or 1992, a joint venture of Goldman Sachs & Co.
                        of New York and J.E. Roberts Cos. of Alexandria,
                        Virginia purchased the center from Mellon Bank for $434,000. The complex was purchased as part of a package of distressed real estate from Mellon Bank.

                        In December of 1993, Irwin Jacobs, a local investor purchased the property for $1,500,000. By that time the retail component was approximately 50% occupied with most tenants paying rent based on a percent of gross sales.

                        According to local sources, Ryan entered into a purchase option in May of 1996 whereby they will pay the seller $1 million for a 1/7 interest in the property. Within one year, Ryan has the option of purchasing the remaining 6/7 interest for $9 million. The total value would then be $10 million or $191.22 per square foot. Demolition is estimated at approximately $2,000,000 bringing the total reported price to $12 million or roughly $230 per square foot.


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LAND SALES COMPARISON APPROACH (continued)
--------------------------------------------------------------------------------

Land Sale Comparable No.7

================================================================================


                                [GRAPHIC OMITTED]


================================================================================

Name:                   Doctors & Professional Building
Location:               82 South 9th Street and 818 Marquette Avenue
                        Minneapolis MN
Legal Description:      PID Nos 27-029-24-11-0069 and 0070, Hennepin County, MN
Sale Date:              Current Listing
Shape:                  Irregular, approximately 165' along 9th Street South and
                        approximately 165' along Marquette Avenue
Land Area:              22,973 square feet, or 0.527 acres
Block Percentage:       21%
Zoning:                 B4-2, Central Retail District
Seller:                 Principal Financial Group
Listing Price:          $2,900,000 ($2,250,000 plus $650,000 for demo &
                        environmental)
Price/Square Foot:      $126.24


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Land Sale Comparable No.7

Comments:               This parcel is located two blocks south of Gaviidae I in
                        the northwest corner of the intersection of 9th Street
                        South and Marquette Avenue. The property is improved with two older, low story structures conjoined as one operating building. The buildings were constructed in 1911 and 1912. Given the age and condition of the improvements, the listing is regarded as a land sale.
                        The seller indicated that the property was first listed at $2,250,000 in October of 1995 and four offers had been received, although none at terms acceptable to the seller. The seller estimates that an additional $650,000 would be required to demolish and remove the out-dated buildings and deal with some minor environmental problems. One of the bidders would operate the property as a surface parking lot.


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
GAVIIDAE I & GAVIIDAE/DAIN BOSWORTH PLAZA
VALUATION DATE: JANUARY 1, 1997
DOWNTOWN LAND COMPARABLES
------------------------------------------------------------------------------------------------------------------------------------
COMP NO.                    1           2           3            4            5             6            7    SUBJECT        SUBJECT
------------------------------------------------------------------------------------------------------------------------------------
PROPERTY:              CURTIS  RITZ HOTEL   MARQUETTE     NICOLLET     AUGSBURG      CONSERV-   DOCTOR'S & GAVIIDAE I    GAVIIDAE II
                    RAMP SITE       BLOCK    BUILDING  HOTEL BLOCK     FORTRESS    ATORY SITE    PROF BLDG       SAKS    DAIN/NEIMAN

ADDRESS:                  930         301         400          235          426           800           82  601 & 629            501
                       FOURTH    NICOLLET   MARQUETTE     HENNEPIN    SOUTH 5TH      NICOLLET  SOUTH NINTH   NICOLLET       NICOLLET
                   AVE. SOUTH        MALL  AVE. SOUTH   AVE. SOUTH       STREET          MALL       STREET       MALL           MALL

INTENDED USE:         SURFACE     SURFACE     SURFACE      SURFACE       COUNTY        OFFICE      UNKNOWN     RETAIL      MIXED USE
                      PARKING     PARKING     PARKING      PARKING         JAIL         TOWER                          OFFICE/RETAIL

SALE DATE:             Dec-91      Dec-91      Jan-92       Apr-93       Dec-96        May-96      CURRENT
                                                                                                   LISTING

LAND AREA
- SQUARE FEET:         33,075     108,900      15,715       74,378       71,610        52,295       22,973     65,635         57,837
- ACRES:                 0.76        2.50        0.36         1.71         1.64          1.20         0.53       1.51           1.33

ZONING:                  B4-2        B4-1        B4-2         B4-1       B4-1 &          B4-2         B4-2       B4-2           B4-2
                                                                          B4C-2

% OF TYPICAL BLOCK:       30%        100%         14%          68%          66%           48%          21%        60%            53%

CASH EQUIVALENT
SALE PRICE:        $1,115,000  $4,500,000    $990,000   $2,500,000   $8,550,000  $9,000,000 to   $2,900,000
                                                                                  $12,000,000

SALE PRICE/SF LAND:    $33.71      $41.32       $6300       $33.61      $119.40     $172.10 to     $126.24
                                                                                    $229.47

# OF MONTHS TO
APPRAISAL DATE:            63          63          57           47            2             0            0
------------------------------------------------------------------------------------------------------------------------------------


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                      GAVIIDAE I AND DAIN PLAZA/GAVIIDAE II
                  LUNZ MASSOPUST REID DeCASTER & LAMMERS, INC.
                                     PAGE 58
--------------------------------------------------------------------------------

                                [GRAPHIC OMITTED]


                     [MAP: DOWNTOWN DISTRICT OF MINNEAPOLIS]

                               [GRAPHIC OMITTED]

                                     [MAP]

--------------------------------------------------------------------------------

SUMMARY

To estimate the value of the Gaviidae I and Gaviidae II land, the appraisers have reviewed both current and historical land transactions as well as recent offerings. It should be noted that the appraisers do not consider Brookfield's purchase of the leased fee estate interest in the Dain Ground Lease to be an arm's length transaction. This lease was struck in 1988 during the peak of the market and since that time, conditions have changed considerably.

With the downturn in the office and retail markets in the late 1980's and early 1990's, very few land transactions have occurred in the Downtown core or periphery. Included in this analysis are four older land sales, one current listing in the core, and a purchase option also located in the core. A recap is as follows:

--------------------------------------------------------------------------------
                                        # of Blocks
    Sale  Sale                           From 100%        Land
    No.   Date        Property          Corner (1)     Area-sf     Price/sf
--------------------------------------------------------------------------------
    1     Dec. 1991   Curtis Ramp            5          33,075       $33.71
    2     Dec.1991    Ritz Block             4         108,900       $41.32
    3     June 1992   Marquette Bldg         3          15,715       $63.00
    4     April 1993  Nicollet Hotel         4          74,378       $33.61
    6     May 1996    Conservatory           0          52,295      $172.10 to
                                                                    $229.47
    7     Listing     Dr's & Prof. Bldg      1          32,973      $126.24
--------------------------------------------------------------------------------

(1)   Corner of Nicollet Mall & Seventh Avenue South

It is difficult to compare several of these sales to the subject given their age and distance from the core. Comparable Nos. 1 through 4 were purchased for interim use parking lot applications. They occurred when the office market was at its lowest point. They are not considered to be fully representative of the subject land's current market value. Undoubtedly, central core land values have increased dramatically as the Class A market has strengthened. As of the Second Quarter 1996, the Class A market is 96.1% occupied. The overall Downtown market is 90.5% occupied, the highest level since Towle began its survey in 1983. As a result, the question is not 'when will a new office tower be built', but 'where will the new office tower(s) be built.' Three developers; Ryan, Opus and Brookfield LePage are in the process of securing anchor tenants for their next development. In addition, plans for Phase II of the Metropolitan Centre are in process.

In contrast to the prices paid for land parcels during the early 1990's, average Downtown land sites were selling well above $100 per square foot during the mid-to late 1980's. For example, the First Bank Place office tower located at South Sixth Street and Second Avenue South was completed in 1992 and constructed on a 1.56 acre land parcel that was assembled for $16,820,000, or $248.15 per square foot. This land parcel assemblage occurred in the late 1970's and represents the peak price paid for land Downtown in an arms-length transaction.


--------------------------------------------------------------------------------
            GAVIIDAE I AND DAIN PLAZA/GAVIIDAE II LUNZ MASSOPUST REID
                            DeCASTER & LAMMERS, INC.
                                     PAGE 60
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

SUMMARY (continued)

The Metropolitan Centre office tower located at Fourth Avenue South and South Seventh Street was purchased for $19,238,163, or $176.66 per square foot in January of 1985. This parcel is 2.50 acres, or 108,900 square feet which represents a full Downtown city block. The east half of this parcel was developed in 1987 and there are currently preliminary plans for the construction of the second office tower on the remaining half of the block.

A one-half acre parcel located at South Fifth Street and Fourth Avenue South was purchased in October of 1990 for $2,687,187, or $123.38 per square foot. This parcel was purchased for the development of a combination new drive-in bank and parking ramp.

These land sales demonstrate the prices that were paid in the Downtown area for viable development opportunities when the market was considered to be on the up trend and both anchor and small tenant rental rates were at levels that could support the cost of new construction. As the market is now at or near this same level of feasibility, it is reasonable to place some weight on these older sales. Also, there is no shortage of potential development sites in Downtown Minneapolis, and the probable locations for the next generation of office tower construction is easily recognizable.

Between 1990 and 1992 the Class A competitive office market increased 32% from 9,600,000 square feet to 12,700,000 square feet with the completion of four new office towers. This resulted in an all-time high vacancy rate of 22.6% in the second quarter of 1992. However, since that time over 3,190,000 square feet of space has been absorbed. According to Towle Real Estate, overall vacancy is 9.4% as of the Second Quarter of 1996. Class A vacancy is at an all time low of 3.8%.

Two building sales have occurred in Downtown Minneapolis within the past several years that could be viewed as being purchased for land value primarily. The first is the Physicians and Surgeons Building located at 59 South Ninth Street, three blocks south of Gaviidae I and facing Nicollet Mall. It was built in 1910/1915 with reinforced concrete construction and was considered to be in poor to fair condition at the time of sale. This building sold in January of 1994 for $980,000. The estimated demolition costs were $676,000 indicating a total price of $1,656,000, or $79.10 per square foot of land area. As of the appraisal date, this sale is over three years old and a much higher price would be expected today.

The second building sale is the Rand Tower located at South Fifth Street and Marquette Avenue, two blocks east of the subject. It was built during the late 1800s/early 1900s and sold in December of 1993. The property was approximately 50% occupied at the time of sale and suffers from functional obsolescence due to its small floor plates. It sold for $3,003,250 with favorable financing. Based on a cash equivalent price of $2,900,000 or approximately $170 per square foot of land area. Clearly, the buyer attributed some value to the improvements. However, it is likely that a majority of the value was comprised in the underlying land value as the building required substantial modernization.


--------------------------------------------------------------------------------
            GAVIIDAE I AND DAIN PLAZA/GAVIIDAE II LUNZ MASSOPUST REID
                            DeCASTER & LAMMERS, INC.
                                     PAGE 61
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

SUMMARY (continued)

The subject land parcels, and particularly the Gaviidae I parcel, are well located given their adjacency to the Nicollet Mall and its focus at the center core of Downtown Minneapolis. Gaviidae I is located in the northeast quadrant of South 7th Street and the Nicollet Mall; the 100% corner. Neighboring uses include the IDS Center, City Center and the Dayton's Department Store. It is likely that the Dain Plaza/Gaviidae II property would have a lower value than the Gaviidae I parcel as land values tend to moderate from this corner as a function of distance.

The Gaviidae I parcel would clearly be considered one of the premier development sites in Downtown Minneapolis. A market value of $200 per square foot is considered reasonable for this site. Support for this is available in reviewing the Ryan purchase offer on the Conservatory site just two blocks to the south.

The Dain/Gaviidae II parcel would be worth slightly less given its more removed distance from the South Seventh Street and Nicollet Mall corner. Furthermore, both office and retail development essentially end at South Fifth Street which forms the subject's northern border. A value of approximately $150 per square foot would be considered reasonable for the Gaviidae II parcel.

These land value estimates are clearly higher than some of the most recent land sales. However, they are considered to be appropriate given the upturn in the office market and the properties' premier location in the Downtown area. It should be noted that the 1997 assessed land value for Gaviidae I and Gaviidae II are $200 and $140 per square foot, respectively. The land parcels can now be valued as follows:

================================================================================
                                   Gaviidae I

                              Estimated          Indicated
      Land Area - SF    x     Value/SF    =      Value
      -------------------------------------------------------
      65,635            x     $200        =      $13,127,000
      Estimated Market Value of
      the Subject Land  -     rounded to,        $l3,000,000
                                                 ===========

================================================================================

================================================================================
                              Dain Plaza/Gaviidae II

                              Estimated          Indicated
      Land Area - SF    x     Value/SF    =      Value
      --------------    -     --------    -      -----

      57,837            x     $150        =      $8,675,550
      Estimated Market Value of
      the Subject Land  -     rounded to,        $8,675,000
                                                 ==========

================================================================================


--------------------------------------------------------------------------------
            GAVIIDAE I AND DAIN PLAZA/GAVIIDAE II LUNZ MASSOPUST REID
                            DeCASTER & LAMMERS, INC.
                                     PAGE 62
--------------------------------------------------------------------------------

================================================================================

                              DAIN PLAZA & GAVIIDAE II

================================================================================


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              GAVIIDAE I AND DAIN PLAZA/GAVIIDAE II LUNZ MASSOPUST
                          REID DeCASTER & LAMMERS, INC.
                                     PAGE 63
--------------------------------------------------------------------------------

                                [GRAPHIC OMITTED]


                                     [PHOTO]

SUMMARY OF SALIENT FACTS AND CONCLUSIONS
--------------------------------------------------------------------------------

The Property:           Dain Plaza & Gaviidae II
                        Downtown Minneapolis, Minnesota

Valuation Date:         March 1, 1997

Dates of Inspection:    February 18, 1997 as well as numerous times before and
                        after

Land Area:              57,837 square feet, or 1.33 acres

Percent of Typical
Downtown Block:         53% (typical Downtown block contains 108,900 sf)

Floor Area Ratio:       18.5 to 1 (rentable area including gross parking ramp
                        area/land area-square feet)

Building Areas:         ------------------------------------------------
                                         GBA-sf       RA-sf      GLA-sf
                        ------------------------------------------------
                        Dain Plaza       683,807     592,953           0
                        Neiman Marcus    119,271           0     119,271
                        Gaviidae II      264,311           0      69,593
                        ------------------------------------------------
                        Totals         1,067,389     592,953     188,864
                        ------------------------------------------------

Flood Zone Designation: Zone C, Areas of Minimal Flooding
Community Panel Number: 270172-0006 B
Census Tract Number:    46
Zoning:                 B4-2, Central Retail District

Tenant Composite:

DAIN PLAZA
--------------------------------------------------------------------------------
                                                  Expiration       Term
Major Tenants                Area-sf  % of RA        Date      Remaining-Yrs
--------------------------------------------------------------------------------
Inter-Regional Financial     207,262    35.0%      12/01/06        9.75
Decision Systems, Inc.        38,518     6.5%      12/15/00        3.79
Martin Williams               57,653     9.7%      11/30/04        7.75
Marquette Bancshares          43,064     7.3%       5/06/02        5.18
--------------------------------------------------------------------------------
Total Anchor Tenants         346,497   511.4%
Other non-anchor tenants     208,753    35.2%
Vacant Area                   37,703     6.4%
--------------------------------------------------------------------------------
Total Rentable               592,953   100.0%
--------------------------------------------------------------------------------

GAVIIDAE II
-------------------------------------------------------------------------------
                                   % of     Expiration      Remain.
Major Tenants          Area-sf      GLA         Date       Term-Yrs
-------------------------------------------------------------------------------
Neiman Marcus          119,271    63.2%       1/2004          7.08
-------------------------------------------------------------------------------
Total Anchors          119,271    63.2%                                     %
                                             Occupied       Vacant       Vacant
                                          -------------------------------------
Food Court              12,031     6.4%        5,561         6,470        53.8%
In-Line Retail          57,562    30.5%       39,153        18,409        32.0%
--------------------------------------------------------------------------------
Totals                 188,864   100.0%                     24,879        13.2%
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
              GAVIIDAE I AND DAIN PLAZA/GAVIIDAE II LUNZ MASSOPUST
                          REID DeCASTER & LAMMERS, INC.
                                     PAGE 65
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Year Built:             1989-1992 (initial occupancy in late 1991 and early
                        1992)

Value Indications:

Estimated Market Value
Of the Land:            $ 8,675,000 ($150/sf of total area as rounded)

Estimated Market Value
of the Subject Property
by the Cost Approach:   $96,000,000

Estimated Market Value
of the Subject Property
by the Sales Comparison
Approach:               Office Tower Only: $85,000,000 ($143/sf of RA, as
                        rounded)

Estimated Market Value
of the Subject Property
by the Income Approach: Office Tower: $86,000,000 ($145/sf of RA, as rounded)
                        Retail/parking: $0

================================================================================

                        Final Value Estimate $86,000,000

================================================================================


--------------------------------------------------------------------------------
              GAVIIDAE I AND DAIN PLAZA/GAVIIDAE II LUNZ MASSOPUST
                          REID DeCASTER & LAMMERS, INC.
                                     PAGE 66
--------------------------------------------------------------------------------

================================================================================
                              PRESENTATION OF DATA
================================================================================


--------------------------------------------------------------------------------
              GAVIIDAE I AND DAIN PLAZA/GAVIIDAE II LUNZ MASSOPUST
                          REID DeCASTER & LAMMERS, INC.
                                     PAGE 67
--------------------------------------------------------------------------------

IDENTIFICATION OF THE PROPERTY
--------------------------------------------------------------------------------

Dain Plaza/Gaviidae II is a mixed-use office and retail development located in the Downtown core of Minneapolis, Minnesota. The property consists of a 40-story, 592,953 rentable square foot Class A office tower, a 119,271 square foot department store occupied by Neiman Marcus, and a 69,593 square foot, four level, vertical retail mall. Three subterranean levels provide for off street parking and a central loading dock serving the tower and retail components. There is available valet only parking for 210 vehicles.

The office portion, or Dain Plaza, is named after the anchor tenant, Dain Bosworth, a regional brokerage and investment banking firm operating under their parent, Inter-Regional Financial (IFG). IFG is one of the largest regional brokerage and investment banking companies in the United States. IFG is publicly traded on the New York Stock Exchange and has a market capitalization of $500,000,000. The tenant occupies 207,062 square feet or 35% of the tower's rentable area.

The specialty retail portion is referred to as Gaviidae II. There are 18 tenants in this high quality retail center. The Neiman Marcus department store (119,271 sf) anchors the specialty retail component on the north end of the development.

The development is situated on a 57,837 square foot land parcel in the Minneapolis Central Business District. The property is located at the intersection of South 6th Street and the Nicollet Mall, one block north of the 100% corner, Downtown's most central core intersection. The property was constructed between 1990 and 1992 with initial occupancy in the Fourth Quarter of 1991. The property is skyway linked on the second and fourth floors with the Gaviidae I development located immediately to the south, across South Sixth Street. Other skyways connect the subject with the F&M Building, the 510 Marquette Building, and the Nicollet Center. The property is located within two blocks of several major retail developments including City Center and the Dayton's Department Store.

LEGAL DESCRIPTION
--------------------------------------------------------------------------------

According to information provided by the owner, the subject property, which is located in Hennepin County, Minnesota, is legally identified as follows:

Parcel 1:   Lots 1, 2, 9 and 10, and the Northwesterly 23 feet (front and rear) of Lots 3 and 8, all in Block 87, Town of Minneapolis (now
            City of Minneapolis); also the Northwesterly 1/2 of the alley running through the center of said Block 87, from 5th Street to 6th
            Street (being streets in the City of Minneapolis), the Northwesterly boundary line of which alley is parallel to and 23 feet
            Southeasterly from the Northwesterly line of said Lots 3 and 8, in said Block 87; it being intended hereby to embrace the Northwesterly1/2of said Block 87.

            Abstract Property.


--------------------------------------------------------------------------------
              GAVIIDAE I AND DAIN PLAZA/GAVIIDAE II LUNZ MASSOPUST
                          REID DeCASTER & LAMMERS, INC.
                                     PAGE 68
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Parcel 2:   The Northwesterly 10 feet of the following described property:

            All that part of Block 87 in the original town of Minneapolis (now a part of the City of Minneapolis) bounded and described as follows, to-wit: Commencing at the most Easterly corner of said Block 87 being the corner formed by the intersection of the Southwesterly boundary line of Fifth Street with the Northwesterly boundary line on First Avenue South (now Marquette Avenue and formerly Minnetonka Street) in the City of Minneapolis; thence running Southwesterly along the line dividing said Marquette Avenue from said Block 87 a distance of 165 feet, more or less, to an intersection with a line drawn through the center of said Block 87 parallel with and equally distant from the Northeasterly boundary line of Sixth Street and the Southwesterly boundary line of Fifth Street; thence running Northwesterly along said line drawn through the center of Block 87 a distance of 165 feet; thence Northeasterly and parallel with the said Northwesterly boundary line of said Marquette Avenue a distance of 165 feet, more or less, to the Southwesterly boundary line of Fifth Street at a distance of 165 feet Northwesterly from the Northeasterly corner of said Block 87; thence Southeasterly along said line dividing said Fifth Street from said Block 87 a distance of 165 feet to the point of beginning, according to the plat thereof on file and of record in the office of the County Recorder, in and for Hennepin County, Minnesota.

            Abstract Property.

Parcel 3:   The Northwesterly 10 feet of the Southeasterly Half (SE'ly 1/2)
            front and rear of Lot Three (3), Block Eighty-seven (87), Town of
            Minneapolis, and the Southwesterly Half (SW'ly 1/2) front and rear of the Southeasterly Half (SE'ly 1/2) front and rear of the vacated alley in said block, according to the recorded plat thereof, and situated in Hennepin County, Minnesota.

            Being registered land as is evidenced by Certificate of Title No.82330.

            Together with appurtenant easements and rights and subject to easements, rights, restrictions and reservations burdening said real estate, all of record.


--------------------------------------------------------------------------------
              GAVIIDAE I AND DAIN PLAZA/GAVIIDAE II LUNZ MASSOPUST
                          REID DeCASTER & LAMMERS, INC.
                                     PAGE 69
--------------------------------------------------------------------------------

PLAT MAP

The following plat map has been included for visual reference.

================================================================================


                                [GRAPHIC OMITTED]


================================================================================


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              GAVIIDAE I AND DAIN PLAZA/GAVIIDAE II LUNZ MASSOPUST
                          REID DeCASTER & LAMMERS, INC.
                                     PAGE 70
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

REAL ESTATE TAXES
--------------------------------------------------------------------------------

The subject property's tax code identification number PID) is 22-029-24-40-0059. The property is assessed by the Minneapolis Assessor in the name of DB Holdings, Incorporated. This is reportedly a Brookfield LePage related company. The property is taxed on an ad valorem or property value basis. A historical outline of the subject property's assessed values and taxes payable are as follows:

----------------------------------------------------------------------------------------------------
ASSESSOR'S ESTIMATED      LAND     BUILDING        TOTAL     VALUE/    SUBSEQUENT   TAX/SF  EFF. TAX
MARKET VALUE AS OF       VALUE +    VALUE =        VALUE     SF (2)    YEAR'S TAX     (2)    RATE
----------------------------------------------------------------------------------------------------

JANUARY 2, 1991      $11,550,000  $29,450,000  $41,000,000   $52.44

JANUARY 2, 1992       $9,530,000  $50,470,000  $60,000,000   $76.74    $3,783,697   $4.84    6.31%

JANUARY 2, 1993       $8,375,000  $59,425,000  $67,800,000   $86.72    $4,341,948   $5.55    6.40%

JANUARY 2, 1994       $7,220,000  $60,580,000  $67,800,000   $86.72    $4,489,788   $5.74    6.62%

JANUARY 2, 1995       $7,220,000  $60,580,000  $67,800,000   $86.72    $4,563,091   $5.84    6.73%

JANUARY 2, 1996       $7,220,000  $75,280,000  $82,500,000  $105.52    $5,425,226   $6.94    6.58%

JANUARY 2, 1997(1)    $7,550,000  $74,950,000  $82,500,000  $105.52
----------------------------------------------------------------------------------------------------

SOURCE:     HENNEPIN COUNTY ASSESSOR'S OFFICE
            PID NO. 22-029-24-44-0059

(1)   AEMV Subject to change . final posting in March, 1997
(2)   Combined rentable/leasable area of 781,817 square feet
      Office rentable area: 592.953 sf
      Retail gross leasable area: 188,864 sf
--------------------------------------------------------------------------------

With an improving office market, the subject's assessed value increased 21.7% between 1995 and 1996. This is below an average 27% value increase experienced among the other top 14 Class A properties over the same time period. Real Estate Taxes will be discussed in greater detail in the Income Approach section of this report.

It should be noted that in Minnesota, real estate taxes are paid in the year following the assessment date. For example, the 1997 payable taxes are based on the Assessor's Estimated Market Value as of January 2, 1996.


--------------------------------------------------------------------------------
              GAVIIDAE I AND DAIN PLAZA/GAVIIDAE II LUNZ MASSOPUST
                          REID DeCASTER & LAMMERS, INC.
                                     PAGE 71
--------------------------------------------------------------------------------

SPECIAL ASSESSMENTS
--------------------------------------------------------------------------------

The subject property is subject to four special assessments. Two of the assessments are for Nicollet Mall related capital improvements and two are for the maintenance of the Nicollet Mall. It should be noted that the Nicollet Mall Service Charge Assessment is not based on a declining principal payoff. Rather, the charge is based in part on the value of the commercial real estate in the Nicollet Mall area. According to the Minneapolis Department of Assessments, the charge is recalculated every year and allocated to all properties, on an ad valorem basis, within the Nicollet Mall benefit area. The Nicollet Mall Maintenance Fee represents the on-going cost to maintain the Nicollet Mall. The subject's 1997 assessment is $59,212.05. This figure is calculated each year and allocated to all properties within the same benefit area. A breakdown of the special assessment payoff schedule is included in the Addenda of this report. A summary is offered below:

                        ------------------
                                   GRAND
                                   TOTAL
                                  SPECIAL
                                ASSESSMENT
                                 PER YEAR
                        ------------------
                        YEAR          $
                        1979    $24.884.93
                        1980    $24.856.41
                        1981    $24,827.90
                        1982    $24,799.38
                        1983    $24,770.87
                        1984    $24,742.35
                        1985    $24,713.83
                        1986    $24,685.32
                        1987    $24.656.80
                        1988    $24,628.28
                        1989    $24,599.77
                        1990    $70,597.32
                        1991    $70,568.81
                        1992    $70,540.29
                        1993    $70,511.77
                        1994    $70,483.26
                        1995    $70,454.74
                        1996    $70,426.22
                        1997   $129,609.76
                        1998   $130,173.36
                        1999   $106,428.28
                        2000   $107,032.30
                        2001   $107,642.37
                        2002   $108,258.53
                        2003   $108,880.85
                        2004   $109,509.40
                        2005   $110,144.24
                        2006   $110,785.42
                        2007   $111,433.01
                        2008   $112,087.08
                        2009   $112,747.69
                        2010    $67,388.84
                        2011    $68,062.72
                        ------------------


--------------------------------------------------------------------------------
              GAVIIDAE I AND DAIN PLAZA/GAVIIDAE II LUNZ MASSOPUST
                          REID DeCASTER & LAMMERS, INC.
                                     PAGE 72
--------------------------------------------------------------------------------

DESCRIPTION OF THE LAND
--------------------------------------------------------------------------------

The Gaviidae II site is a rectangular land parcel Occupying the west/northwest most +/-60% of one of the clearly defined core blocks of Downtown Minneapolis. This places the subject land at the corners of South Fifth and Sixth Streets and Nicollet Mall. As most Downtown blocks are uniform at 330' x 330' (10 lots each at 165' x 66' = 108,900 square feet, or 2.5 acres), the Gaviidae II site comprises approximately 57,837 square feet, or 1.33 acres. According to a survey dated August 28, 1991 (revised 1/18/94), by John Coulter Peterson, Minnesota Registered Land Surveyor No.13792, the parcel has a frontage of 330.47 feet along Nicollet Mall running to depths of 175.0 feet east/northeastward along both South Fifth and Sixth Streets. These measurements give the subject parcel a total street frontage of 680 lineal feet. A reduced survey is included in the Addenda of this report.

This outstanding specific location places the subject tract cater-corner to the northeast from the main entrance to the City Center at its South Sixth Street corner, and directly north of the Gaviidae I/Norwest Center block. Developments directly west across Nicollet Mall from the Gaviidae II are in mixed uses with an old, and small three story commercial building occupying the South Sixth Street corner, and the Baker Center and NSP/Renaissance Center making up the rest of the Nicollet Mall frontage proceeding north. The block directly to the north of the subject land is comprised in a half block open parking lot, a two-story McDonald's restaurant building, the Nicollet Parkade parking ramp, and the two-level Allied parking deck. The subject is bordered mid-block on the east by two major office properties, the 11 story, 510 Marquette Building and the First Bank/Marquette Building (former F & M Bank). As such, the subject ground benefits from the potential for direct skyway access on all four of its sides. This strategic position then is clearly in the heart of the Downtown neighborhood.

The Gaviidae II parcel is flat and at the grade of its border streets. The subject improvements cover virtually 100% of the land surface. The parcel is bounded by sidewalks on its three street sides. These sidewalks are partly overhung by canopies and awnings on the Gaviidae II building. Traffic flows by the site are One-way west bound on South Fifth Street, one-way east bound on South Sixth Street, and two-way north/south bound on Nicollet Mall. All vehicle access onto the subject land and its underground garage and loading facilities is by way of a wide curb cut off of South Fifth Street at the subject parcel's mid-block boundary with the 510 Marquette site.

Nicollet Mall follows a serpentine route through the Downtown core and is designed as a pedestrian promenade with motorized traffic restricted to public transportation and safety vehicles only. As Nicollet Mall passes by Gaviidae II, the curve of its two lanes is westward resulting in the sidewalk space on the subject's side to be on the wider side of the Mall. This means that properties like the subject with street level retail spaces along Nicollet Mall that are also on the wider side of the route, a better potential exists for a sidewalk cafe or other tenants that have a need for occasional outdoor retailing. Public sidewalk widths on South Fifth and Sixth Streets are roughly 10'. The most recent traffic flows (1995) past Gaviidae II on South Fifth and Sixth Streets are approximately 12,200 and 15,700 vehicles per day respectively. Specialty Mall improvements along the subject's frontage include tree plantings and a large fountain near the mid-block point.

The Gaviidae I land parcel conforms very well as to shape, size and location/position for supporting a major landmark Downtown development.


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              GAVIIDAE I AND DAIN PLAZA/GAVIIDAE II LUNZ MASSOPUST
                          REID DeCASTER & LAMMERS, INC.
                                     PAGE 73
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

DESCRIPTION OF THE IMPROVEMENTS
--------------------------------------------------------------------------------

The subject improvements consist of four distinct components; a 40 story office tower, a four level specialty retail center, a four story anchor department store, and a three level, subterranean parking ramp/loading dock. The improvements were constructed in 1991-1992. The property is of Class B construction. The primary characteristic of a Class B building is a reinforced concrete frame in which columns and beams can be either formed or precast concrete. Class B buildings are considered fire resistant structures.

It should be noted that this descriptive section is intended to be a brief overview of the project specifics. The appraisers acknowledge that, given the size of the development, a more detailed description could be made on each of the separate components. More specific information in the form of building plans and specifications are available from Brookfield LePage.

Project Designer
& Architect:            Lohan Associates, 225 North Michigan Avenue, Suite 800,
                        Chicago, 60601

General Contractor:     Kraus Anderson/PCL (Joint venture)


Height: The office portion is 40 stories plus mechanical penthouse. The retail area is four stories with three levels of subterranean parking. Story heights are as follows:

                              ------------------------------
                                                       Story
                              Floor                Height-ft
                              ------------------------------
                              40                       14.67
                              20-39                    12.67
                              16-19                    13.17
                              15 (Dain trading floor)  17.75
                              11-12                    13.17
                              7-10                     12.67
                              5 & 6 (mech)             17.00
                              4-retail                 16.00
                              3-retail                 16.00
                              2-retail                 16.00
                              1-retail                 18.50
                              ------------------------------
                              Total Above Grade       530.08
                              Average - office         12.99

                              LL1 - parking            13.97
                              LL2 - parking            10.00
                              LL3 - parking/loading    10.00
                              ------------------------------
                              Total Below Grade        33.97
                              ------------------------------

Rentable Area:          592,953 square feet in 33 office floors. Floors 1, 2, 3,
                        and 4 represent the retail portion of Gaviidae II/Neiman
                        Marcus. The 5th and 6th floors, which are actually only one floor with an above standard ceiling height, house the building's mechanical equipment. The first floor of office space begins on the 7th floor. There is no 13th floor. Floorplates range from 13,681 to 19,832 square feet of rentable area with an average of 17,968 square feet.


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              GAVIIDAE I AND DAIN PLAZA/GAVIIDAE II LUNZ MASSOPUST
                          REID DeCASTER & LAMMERS, INC.
                                     PAGE 74
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

DESCRIPTION OF THE IMPROVEMENTS (continued)
--------------------------------------------------------------------------------

Gross Leasable
Area: 188,864 square feet including 119,271 square feet of anchor department store area and 69,953 square feet of combined specialty retail and food court.

Gross Building
Area:                   1,067,389 square feet based on the following:

                              ------------------------------------------------
                                                   GBA-sf     RA-sf     GLA-sf
                              ------------------------------------------------
                              Dain Bosworth Plaza  683,807   592,953         0
                              Neiman Marcus        119,321         0   119,271
                              Gaviidae II          264,261         0    69,593
                              ------------------------------------------------
                              Totals             1,067,389   592,953   188,864
                              ------------------------------------------------

Foundation:             Poured concrete foundation wall over caissons and
                        concrete spread footings.

Frame: The floor and roof slab for both the office and retail components consists of a wide module pan and joist concrete slab supported by concrete beams and columns. Lateral load resistance is provided by a concrete shear wall stair and elevator core.

Exterior Wall: Gaviidae II has an 8' concrete block exterior wall with several feature veneer panels of including glazed marble, limestone and polished granite. The Tower has a reflective spandrel glass exterior curtain wall (silver and green) supported in an extruded aluminum frame.

Floor: 6" poured in place concrete slab supported by steel joists. Office floors are designed to support a live load of 80 pounds per square foot with a partition load of 20 pounds per square foot. Office corridors are designed for 75 pounds per square foot.

Ceilings:               Office - Ceiling finishes vary throughout the tower.
                        Several tenants have sheetrock ceilings in portions of their space, particularly in the lobby area. The 26th floor occupied by Martin Williams has an exposed ceiling. The building standard ceiling is a 2' x 2' revealed edge acoustical tile in a laser leveled grid suspension system. This ceiling tile system is located throughout the common area hallways. Restroom and elevator lobby area ceilings are sheetrocked, taped and painted.

                        Retail - The retail common area ceilings are sheetrocked, taped and painted. Most of the retail stores, including Neiman Marcus, have a similar ceiling finish.


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              GAVIIDAE I AND DAIN PLAZA/GAVIIDAE II LUNZ MASSOPUST
                          REID DeCASTER & LAMMERS, INC.
                                     PAGE 75
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

DESCRIPTION OF THE IMPROVEMENTS (continued)
--------------------------------------------------------------------------------

Lighting:               Office - Lighting is provided by deep cell parabolic
                        lens fixtures with T-8 diameter U-bent fluorescent tubes
                        (2 lights per fixture). This fixture is the building standard and is found throughout the common area hallways. Incandescent fixtures are used in the main building entrance, elevator lobbies

                        Retail - Primarily incandescent lighting or track lighting.

                        Parking - High pressure sodium vapor.

HVAC:                   The entire property is served by a variable air volume
                        (VAV) heating and cooling system. Both steam and chilled water are purchased from the City of Minneapolis. For the office component both heating and cooling is provided by the VAV system. For the retail component, heat is provided by a perimeter radiant hot water system. Cooling and make up air are provided by individual fan coil units (forced air) which are served by chilled water.

Energy Management
System: Automation, temperature control and fire alarm are managed and controlled by a Honeywell DeltaNet Graphic Central Building Management System. The management System is housed at the IDS Central Operations Center. This PC system features an intuitive graphic operative interface which provides historical trend data, curve plotting and charting, and report generation.

Life Safety
System:                 The development is frilly sprinkled for fire protection.
                        Fire suppression elements include pressurized stairwell, smoke detection system, duct smoke detection, automated smoke evacuation, and automatic elevator recall. The underground parking garage and the loading dock area have a dry sprinkling system due to the potential for freezing. In addition to the base building fire sprinkling and suppression system, several tenants including Dain Bosworth and Decision Systems, Inc. have a Halon fire suppression system in their telephone switching and computer rooms.

Emergency Power:        The subject has two diesel powered Caterpillar (Model
                        #3508) back-up generators located on the fifth floor.
                        Each generator produces 1,456 horsepower and generates
                        1,000 Kilowatts of standby. In case of a power failure or interruption, one generator will supply power to the smoke exhausts, emergency lighting, pressurization fans for stairwell fire control and fire pumps. The generator will also service the Dain Bosworth main computer system. A 3,000 gallon diesel storage tank is located on the concourse level. According to the operations manager, the tank is divided into 1,500 gallon increments. It is reported that 1,500 gallons is stored on site for the neighboring F&M Building (formerly the Marquette Bank Building) with the balance retained for the subject property and Gaviidae I.


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              GAVIIDAE I AND DAIN PLAZA/GAVIIDAE II LUNZ MASSOPUST
                          REID DeCASTER & LAMMERS, INC.
                                     PAGE 76
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

DESCRIPTION OF THE IMPROVEMENTS (continued)
--------------------------------------------------------------------------------

Card Access
System: The subject development is improved with a PC driven Honeywell Line-Net Card Access Security System. The system will support 13,000 card users. The cards are given to all building tenants for after hours access to the building and elevators. The system allows for tenants to "piggy back" or expand on the base building system for a private card access system. According to the operations manager, all full floor tenants at the subject have an individual system. The system allows for detailed reporting on a system or individual office subscriber basis.

Roof Structure: The roof consists of a Firestone single ply rubber membrane water barrier. Portions of the lower roofs and roof set back areas are adhered and ballast is provided by sheet insulation and interlocking pavers. An aggregate ballast is used for adhered portions. The office tower roof has a 15 year warranty which commenced August 19, 1991. The lower setback roofs and the retail roof have a 10 year warranty.

Elevators &
Escalators:             The office tower has a low and high rise bank of
                        elevators. Six elevators serve the low rise floors from ground level to the 24th floor and six elevators serve the high rise floors from the 24th to 40th floors. The retail area has two escalators per floor (one up, one down). A breakdown is as follows:

---------------------------------------------------------------------------------------------
Unit                                                       Floors              Capacity Speed
#     Area              Type                           Served/stops   Make     lbs      FPM
---------------------------------------------------------------------------------------------
1-8   Retail            48" Escalators                 LLl, G,2,3,4   0 & K    --         100
l-6   low Rise Office   Gearless Passenger Elevator       G, 7-24     Dover    3.500    1,000
7-12  High Rise Office  Gearless Passenger Elevator       G, 24-40    Dover    3,500    1,000
13    Office Service    Gearless Service               LL2, 4-40, PH  Dover    5,000      500
l4-15 Retail Service    Geared Service                 LL2, LLl, G-4  Dover    3,500      350
20    Feature Retail    Geared Observation Elevator    LLl, G,2,3,4   Dover    3.500      350
---------------------------------------------------------------------------------------------

                        In addition, Neiman Marcus has two escalators per floor, two passenger elevators and a freight elevator.

Internal Stairways:     The office tower has four private (internal) stairways.
                        Martin Williams has internal stairways connecting the 27th and 28th floors and the 28th and 29th floors.
                        Decision Systems, Inc., has a stairway connecting the 22nd and 23rd floors. Intern-Regional Financial has an internal stairway connecting the 18th and 19th floors.
                        According to the property manager, the cost to install a single stairway ranges from $50,000 to $75,000 depending upon the size of the Opening.

Electrical:             Siemens buss duct riser system provides power to all
                        building areas. Northern States Power (NSP) services the property with a 13,800 volt, 3 phase redundant power supply. This supply is converted to 480 volt service and then to 120 volt service at each floor.


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              GAVIIDAE I AND DAIN PLAZA/GAVIIDAE II LUNZ MASSOPUST
                          REID DeCASTER & LAMMERS, INC.
                                     PAGE 77
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

DESCRIPTION OF THE IMPROVEMENTS (continued)
--------------------------------------------------------------------------------

Restrooms:              Office - Each floor has a separate restroom for men and
                        women. The restroom finish includes marble floors and vanities, vinyl wallcovering and a sheetrock ceiling.
                        Each men's room consists of three toilets, two urinals and three sinks. Each women's room consists of four toilets and three sinks. Hot water is provided by a recirculating system with an electric hot water heater serving every five floors. Other features include courtesy electrical outlets.

                        Retail - Public restrooms are located on the concourse level (men's and women's), level three (women's) and level four (men's). Neiman Marcus also has public restrooms.

Doors: All interior doors are 9-0" Sapeli solid core wood doors in a 1.5" hollow metal door frame. Some office door frames have side lights.

Flooring:               Retail - Floor finishes vary throughout the development.
                        However, in the retail common area they are predominantly floor stone tile and terrazzo. The Tenant
                        Design Criteria information provided by the owner indicates that the lower level, first and second floors consist of a field of varied colored terrazzo's with inserts of "Breche Damaschata" and "Rosso Levanto" and a border of green medium Verde "T" stone tile. All floor stone tiles are 3/8" nominal thickness and thinset.
                        Floors three and portions of four are carpeted with a border of green medium verde "T" stone tile. The food court area has a tile floor.

                        Office - Typically office floors are finished with a commercial grade carpet with either a wood or carpet trim base. The main lobby is finished with terrazzo.

Walls:                  The building standard calls for 5/8" sheetrock walls.
                        All walls are either painted or wallpapered.

Features:               The subject property has a very unique water feature
                        positioned on the north end the retail atrium. According to the property manager, the exhibit was the first upward flowing water feature in the world. Unlike water features which are controlled by gravity, this computer controlled attraction directs concentrated streams of water (laminar flow) skyward to a ladder of pools. Each stream is lit by fiber Optics. From a pool on the street level, three streams flow upward to the skyway level of the center. Two streams flow up to the third floor. On the third floor, two steady streams flow up and form an arch 14' above the pedestrian walkway. A single stream rises up to and through a slot in the ceiling where it disappears amidst floating, lighted bubbles on the fourth floor pool. The system moves approximately 800 gallons of water per minute with a 52' vertical rise from top to bottom.


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              GAVIIDAE I AND DAIN PLAZA/GAVIIDAE II LUNZ MASSOPUST
                          REID DeCASTER & LAMMERS, INC.
                                     PAGE 78
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

DESCRIPTION OF THE IMPROVEMENTS (continued)
--------------------------------------------------------------------------------

Hazardous:              The building was completed in 1992 and no known
                        hazardous substances are present in the building including asbestos.

Overview:               The specialty retail or mall area is comprised of one
                        below grade and four above grade floors of retail shops peripheral to a frill central atrium. The retail center is generally occupied by upscale retailers. The food court is located on the fourth floor and includes eight food tenants. The retail area serves as the common link or hub between the department store and office applications. Access to the first floor or from floor to floor is provided by six escalators in the atrium retail area. Two other escalators service the lower level and first floor. A single enclosed glass observation elevator which serves all retail levels is located on the south side of the central atrium. The main skyway system, which connects with the neighboring buildings, is located on the second floor of the retail area. In addition, the subject is skyway linked on the fourth floor to the Saks Fifth Avenue/Gaviidae I development.
                        The office building is not directly linked to the skyway system. All access to the office building is gained at the first floor lobby.

                        Morton's Steakhouse restaurant has an interior and exterior entrance. The interior entrance is located in the southwest corner of the lower level retail area. Exterior access is located on South Sixth Street near the main entrance to the office tower. Several retail tenants, including Talbot's and Cole Haan have exterior entrances off the Nicollet Mall as well as interior entrances to the mall. Overall, the office and retail components are in excellent condition.

For visual reference, several reduced plans have been included. The first is the development stacking plan. This is followed by the retail floor plans.


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              GAVIIDAE I AND DAIN PLAZA/GAVIIDAE II LUNZ MASSOPUST
                          REID DeCASTER & LAMMERS, INC.
                                     PAGE 79
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

DAIN BOSWORTH PLAZA
LEASING PROGRESS SUMMARY - OFFICE
JANUARY 31, 1997

                                              FLOOR   LEASED   VACANT    TOTAL
                                              -----   ------   ------    -----
                              Marquette Bank    40    13,681   0         13,681
                              Marquette Bank    39    13,681   0         13.681
                              Marquette Bank    38    14,788   0         14,788
          Marquette Bank, Woodland, Grossman    37    10,016   4,772     14,788
     Goldstein, Executive Speaking, Wilshire    36     8,744   6,044     14,788
                     Cora Group, SAP America    35    14,318   470       14,788
                              Reden & Anders    34    12,952   1,836     14,788
                           Fish & Richardson    33    16,114   0         16,114
               Storage Technology, SAS Inst.    32    12,189   3,925     16,114
               NPMB Dr. Joel Brown. Winthrop    31    13,067   4,922     17,989
                                    Winthrop    30    17,989   0         17,989
                             Martin/Williams    29    17,989   0         17,989
                             Martin/Williams    28    19,832   0         19,832
                             Martin/Williams    27    19,832   0         19,832
                             Martin/Williams    26    19,216   0         19,832
ATI Title Co., Mitchell Hutchins, Whitecliff    25    15,044   4,172     19,21?
               AIG, Jacobs, Blair Television    24    13,288   5,928     19,21?
                                         DSI    23    19,259   0         19,259
                                         DSI    22    19,259   0         19,259
         Korridor, Dahlen, Berg, Selmer, IRI    21    13,452   5,807     19,259
                          DAIN/IFG, Firstaff    20    19,022   237       19,259
                                    DAIN/IFG    19    19,259   0         19,259
                                    DAIN/IFG    18    19,259   0         19,259
                                    DAIN/IFG    17    19,259   0         19,259
                                    DAIN/IFG    16    19,259   0         19,259
                                    DAIN/IFG    15    19,259   0         19,259
                                    DAIN/IFG    14    19,259   0         19,259
                                    DAIN/IFG    12    19,259   0         19,259
                                    DAIN/IFG    11    19,259   0         19,259
                                    DAIN/IFG    10    19,259   0         19,259
                         Radio 100, DAIN/IFG    9     18,696   563       19,259
                                    DAIN/IFG    8     19,259   0         19,259
                       DAIN/IFG, ARO, IMPARK    7     19,259   0         19,259
                                                   -----------------------------
                                                     554,277   38,676   592,952

                                [GRAPHIC OMITTED]


                 [FLOOR PLAN GAVIIDAE COMMON: LOWER LEVEL THREE]

                                [GRAPHIC OMITTED]


                  [FLOOR PLAN GAVIIDAE COMMON: LOWER LEVEL TWO]

                                [GRAPHIC OMITTED]


                  [FLOOR PLAN GAVIIDAE COMMON: CONCOURSE TWO]

                                [GRAPHIC OMITTED]


                   [FLOOR PLAN GAVIIDAE COMMON: STREET LEVEL]

                                [GRAPHIC OMITTED]


                   [FLOOR PLAN GAVIIDAE COMMON: SKYWAY LEVEL]

                                [GRAPHIC OMITTED]


                    [FLOOR PLAN GAVIIDAE COMMON: LEVEL THREE]

                                [GRAPHIC OMITTED]


                    [FLOOR PLAN GAVIIDAE COMMON: LEVEL FOUR]

UNDERGROUND PARKING & LOADING

The subject development includes three full levels used for off-street parking and loading. Ingress and egress is gained off South Fifth Street near the northeast corner of the site.

Two levels of subterranean parking are available in lower levels 3, 2 and concourse. As with the retail and office components, the parking structure is also of Class B construction. The parking area is fully sprinkled (dry system) for fire protection. There is available valet only parking for 210 vehicles. According to the manager, the parking component was designed for valet only parking for two reasons. First, the large loading dock necessary to serve the tower, Neiman Marcus and the retail component, reduced the available parking area. Second, it was considered cost prohibitive to add additional lower levels due to excessive soil stabilization and foundation costs. The loading dock area is located on lower level 2. The dock are serves the subject development as well as the neighboring 510 Marquette Building (former National City Bank Building) and the First Bank-Marquette Building (formerly F&M Building) through an easement agreement. The loading dock is not sufficiently large enough for semi-trailer tractors to turn around. As such, a 56' diameter Mactron truck turntable is used to rotate large trucks for alignment to the loading docks and the exit ramp.

The six docks serving the office and specialty retain components and two docks serving Neiman Marcus. All docks are improved with levelers and bumpers.


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                      GAVIIDAE I AND DAIN PLAZA/GAVIIDAE II
                  LUNZ MASSOPUST REID DeCASTER & LAMMERS, INC.
                                     PAGE 88
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

HIGHEST AND BEST USE ANALYSIS
--------------------------------------------------------------------------------

This analysis identifies the most profitable use to which the property can be developed. The use of a property greatly influences value and all factors that influence and contribute to value must be considered. Highest and Best Use is defined in The Dictionary of Real Estate Appraisal, Third Edition, by the Appraisal Institute, copyright 1993, page 171 as follows:

      "The reasonably probable and legal use of vacant land or an improved property, which is physically possible, appropriately supported, financially feasible, and that results in the highest value. The four criteria the highest and best use must meet are legal permissibility, physical possibility, financial feasibility, and maximum profitability."

Highest and Best Use is based on the application of four tests of the land as though vacant and of the property as improved. They are as follows:

            Legally Permissible
            Physically Possible,
            Financially feasible, and
            Maximally Productive

These tests will now be applied to the subject as though vacant.

Legally Permissible - Given the permitted uses in the B4-2, Central Retail District an office, retail, or parking application or a complex integrating these three applications is allowed.

Physically Possible - Given the range of legally permitted use and in consideration of the existing office, hotel and retail applications existing along the Nicollet Mall, it is believed that over the long term that an office, hotel and/or retail application would be the most appropriate applications for the site, if vacant. The subject land constitutes one of the prime commercial sites in Downtown Minneapolis. The property is located just two blocks north of the 100% corner. The physical and locational characteristics of the subject site are all suitable for such a development. The total site measures approximately 57,837 square feet in size and its topography is level and at grade with the bordering streets.

Financially Feasible - This test relates to the financial feasibility of the legally permitted uses on the site. As of the appraisal date the office market is rebounding after three years of downturn. Class A occupancy is 96.1%, up from 95.5% in the Second Quarter of 1995 and 91.7% in the second quarter of 1994. Class A office rents are generally in the $12 to $16 per square foot range, compared with $10 to $13 per square foot last year.


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            GAVIIDAE I AND DAIN PLAZA/GAVIIDAE II LUNZ MASSOPUST REID
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

HIGHEST AND BEST USE ANALYSIS (continued)
--------------------------------------------------------------------------------

The office market has tightened considerably and several new developments are in process. New construction will likely commence on both the Target office building (400,000 sf) and the 800 Nicollet Mall Tower building (800,000 sf) in the Spring of 1997. As previously discussed, Target will own and occupy their new building. Anchor tenants have yet to be announced for the 800 Tower property. On February 24, 1997, Opus announced that it will build a 30-story office for American Express Financial Advisors on the former Minnegasco building site.

On the other hand, the Downtown retail market continues to struggle. Gaviidae I converted its third, fourth and fifth floors to office. The subject's in-line retail component is 37% vacant with several tenants paying percentage rent only. The Conservatory is scheduled for demolition in the Spring of 1997. For both Gaviidae Developments, total sales have fallen from $57,000,000 in 1994 to $53,000,000 in 1996.

Other than the flagship Dayton's store, the remaining downtown anchor department stores are struggling. In 1991, Carson Pirie Scott vacated City Center and the space was subsequently leased to Montgomery Ward. However, with Ward's most recent sales in the low to mid $60 per square foot range, it is not likely that this tenant will stay through lease end in 2004. According to the property manager, in 1995 this store was one of the ten poorest performing stores in the Montgomery Ward chain.

Saks and Neiman Marcus are in a similar position. In the January 1997 issue of Corporate Report Minnesota, an article titled "Nicollet Mall-aise" described the disappointing performance experienced at these two upscale retailers. According to the article, an average Saks and Neiman store generates $327 and $380 per square foot in annual sales, respectively. This compares to actual 1996 sales of $140 per square foot at Saks and $124 per square foot at Neiman Marcus. A copy of the article is included in the Addenda of this report.

The current rental income from the retail component (anchor and in-line) is below the level necessary to support the depreciated value of the improvements plus land.

Maximally Productive - This test relates to that use which is financially feasible and most profitable based on dollars invested. If the site were vacant today, it would likely be considered for office development. However, several other sites, including the Conservatory site, the Physicians and Surgeons block, and the Minnegasco office building site (as noted above) are also available and would most likely be developed before the subject.

The next step in the Highest and Best Use analysis involved applying these tests to the subject property as improved. In this step, the four tests of highest and best use are used to determine if the current improvements represent the highest and best use. If the property, in its current state, does not represent the highest and best use then other alternatives such as renovation, expansion, or demolition must be considered. These tests will now be applied to the subject property as improved.


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            GAVIIDAE I AND DAIN PLAZA/GAVIIDAE II LUNZ MASSOPUST REID
                            DeCASTER & LAMMERS, INC.
                                     PAGE 90
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

HIGHEST AND BEST USE ANALYSIS (continued)
--------------------------------------------------------------------------------

Legally Permissible - The subject property is legally permitted under the B4-2, Central Service District. The possible renovation or demolition of the property is also legally permissible with the proper municipal permits. However, subsequent sections of this report will prove that the subject property, as improved, is worth substantially more than the value of the land as vacant.

Physically Possible - The subject property is physically possible as evidenced by its existence. The subject was physically designed as a mixed use office and specialty retail development. A property of equal construction, quality and style could be constructed today. However, it is likely that the retail component would not be built if the site were vacant today. Or, if it was built, it would not resemble the existing improvements. More likely, a retail development would be incorporated into the first and second floors of a high-rise office tower. A third floor food court is a possibility. A fourth floor would not be built. Nearly every vertical or specialty mall in the region has experienced difficulty in upper floor leasing.

The demolition of the property is a physical possibility, but is not financially feasible. Subsequent sections of this report will prove that the property as improved is worth substantially more than the site as vacant.

Financially Feasible/Maximally Productive - For the subject property, the continued operation of the property as a multi-tenant mixed use development is financially feasible and maximally productive as the existing improvements do add significant value over and above the value of the land as vacant.


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            GAVIIDAE I AND DAIN PLAZA/GAVIIDAE II LUNZ MASSOPUST REID
                            DeCASTER & LAMMERS, INC.
                                     PAGE 91
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

COST APPROACH
--------------------------------------------------------------------------------

The Cost Approach produces an indication of value derived by estimating the value of the subject land and adding to this the replacement or reproduction cost of the improvements less any accrued depreciation. Fundamental to this approach is the principal of substitution which states, on page 356 of The Dictionary of Real Estate Appraisal, Third Edition, that:

      "...when several similar or commensurate commodities, goods or services are available, the one with the lowest price will attract the greatest demand and widest distribution" .

In other words, a prudent and informed buyer would pay no more for an existing property than it would cost to purchase a site and construct a building of equal utility and desirability. This approach recognizes that the replacement or reproduction cost tends to set an upper limit of value particularly when the improvements represent the highest and best use of the land as vacant. As newly constructed properties tend to represent market standards, any deficiencies existing in the subject property must be quantified by comparison resulting in an indication of accrued depreciation.

The Cost Approach involves four basic steps as outlined below:

1. Estimate the value of the land as if vacant and capable of being improved to its highest and best use. This was accomplished in the Land Sales Comparison Approach Section of the report.
2.    Estimate the current cost to replace/reproduce the existing improvements.
3. Deduct accrued depreciation (which may be in the form of physical deterioration, functional obsolescence or economic obsolescence) from the replacement or reproduction cost new estimate.
4. Add the land value to the depreciated value of the improvements to arrive at the estimated market value by the Cost Approach.


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

COST APPROACH (continued)
--------------------------------------------------------------------------------

COST NEW ESTIMATE

Given the substantial elements of functional obsolescence in the property and the degree of economic obsolescence occurring in the upscale retail market, it is recognized that the Cost Approach is not the most appropriate methodology for estimating market value. Arguably, the retail component would not be built today. Or, if it was built, it would not resemble the existing improvements. More likely, a retail development would be incorporated into the first and second floors of a high-rise office tower. A second floor or third floor food court is a possibility. A fourth floor would not be built. Nearly every vertical or specialty mall in the region has experienced difficulty in upper floor leasing. At the subject property, the third floor is 52% vacant and the two tenants in occupancy are paying a gross rent equal to 10% of sales. The fourth floor is 41% vacant. It is the appraisers' opinion that the upper two levels suffer from functional obsolescence. Because of this, little weight was placed on the actual costs reported below:

Gaviidae II - Dain Bosworth Tower - Neiman Marcus
--------------------------------------------------------------------------------
                                               $/SF of         % of
Reported Construction Costs             $       GLA/RA        Total
--------------------------------------------------------------------------------
Hard Costs
  General Conditions          $10,703,233       $13.70         7.2%
  Demolition                   $2,351,226        $3.01         1.6%
  Shell & Core                $52,473,862       $67.15        35.4%
  Mechanical                  $11,581,398       $14.82         7.8%
  Electrical                   $5,690,575        $7.28         3.8%
  Contractor Fee               $1,258,372        $1.61         0.9%
  IFG Buildout                 $5,365,222        $6.87         3.6%
  Marquette Buildout             $925,695        $1.18         0.6%
  Neiman Marcus Buildout      $10,329,231       $13.22         7.0%
  Spec Office Buildout        $11,195,523       $14.33         7.6%
  Spec Retail Buildout         $3,783,000        $4.84         2.6%
  Contingency                  $5,333,367        $6.82         3.6%
--------------------------------------------------------------------------------
Total Hard Costs             $120,990,704      $154.83        81.7%
Soft Costs
  Architect/Engineering        $7,284,200        $9.32         4.9%
  Taxes & Insurance            $2,158,000        $2.76         1.5%
  Leasing Commissions          $1,836,000        $2.35         1.2%
  Marketing                    $1,750,000        $2.24         1.2%
  General & Accounting         $2,046,000        $2.62         1.4%
  Development Fee              $5,952,318        $7.62         4.0%
  Insurance                      $914,737        $1.17         0.6%
  Miscellaneous                $1,035,000        $1.32         0.7%
  Interest                     $3,882,045        $4.97         2.6%
  Letter of Credit               $180,000        $0.23         0 1%
--------------------------------------------------------------------------------
Total Soft Costs              $27,038,300       $34.60        18.3%

================================================================================
Total Hard and Soft Costs    $148,029,004      $189.43       100.0%

--------------------------------------------------------------------------------

It should be noted that the above estimate does not consider the underlying land value or the accrued carrying costs Brookfield accounted for between the mid-1980's and construction completion. The costs were reported on draw request number 29. Brookfield has indicated that the final draw was number 42. However, they have certified that there were no material changes in the costs between draw numbers 29 and 42.


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

COST APPROACH (continued)
--------------------------------------------------------------------------------

REPLACEMENT COST NEW

In applying the Cost Approach, the Marshall Valuation Service was relied on for estimating the current Replacement Cost New for a 40 story office tower and an anchored retail center with just two levels of specialty retail as the third and fourth retail floors are considered to be superadequate. The underground parking garage was also considered. The construction of all components is classified as Class B by the Marshall Valuation Service. The primary features of a Class B structure include a reinforced concrete frame in which columns and beams can be either formed or precast concrete. Class B buildings are considered fire resistant structures. This construction classification is consistent with that of the subject.

Replacement Cost New here is the cost of creating a structure of equal utility as the subject based on current prices for state-of-the-art construction materials. It is the price of constructing a true substitute building that may not be composed of identical materials or possess an identical design, but would provide an equal factor of usage. Reproduction cost would be used for estimating an identical building and would include any functional obsolescence that might be present in the existing building.

The calculator cost method was relied on in arriving at a Replacement Cost new estimate by means of the Marshall Valuation Service. A copy of the estimate is included in the Addenda of this report. The cost estimates are as follows:

      ------------------------------------------
                                             RCN
      Component                         Estimate
      ------------------------------------------
      Office Tower                   $98,741,698
      In-Line Retail & Parking       $19,152,899
      Anchor Dept. Store             $11,741,367
      ------------------------------------------
      Total                         $129,635,964
      ------------------------------------------

In order to provide a sound value indication, an estimate for entrepreneurial profit should be added if attainable in the marketplace. With the improving office market it is reasonable to apply a market derived rate of profit to the office and parking components given that they are economically feasible/maximally productive. A representative from Opus Corporation, a major Twin Cities based national developer, indicated that they typically expect a 10% to 15% profit (on hard and soft costs) on their next development. For this exercise, entrepreneurial profit was estimated at 10% of hard and soft costs.

      -----------------------------------------------------------------------
                                                          Add:              =
                                             RCN       Entrep.          Total
      Component                         Estimate Profit @ 10%             RCN
      -----------------------------------------------------------------------
      Office Tower                   $98,741,698    $9,874,170   $108,615,868
      In-Line Retail & Parking       $19,152,899      $377,906    S19,530,805
      Anchor Dept Store              $11,741,367            $0    $11,741,367
      -----------------------------------------------------------------------
      Total                         $129,635,964   $10,252,076   S139,888,040
      -----------------------------------------------------------------------


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

COST APPROACH (continued)

DEPRECIATION ANALYSIS
--------------------------------------------------------------------------------

Three types of depreciation occur in real estate. They are:

      1 . Physical depreciation resulting from the wear and tear on the property. It includes both curable and incurable depreciation.

      2. Functional obsolescence resulting from the inadequate or super-adequacies of design, style, or layout when compared to a new property serving the same purpose.

and,  3.    Economic or external obsolescence resulting in a loss of value from causes outside the property itself.

All three forms of depreciation are present in the subject property.

Functional Obsolescence - According to The Appraisal of Real Estate. Eleventh Edition. Functional obsolescence is caused by a flaw in the structure, materials, or design that diminishes the function, utility and value of the improvement. The result is a loss in value caused by either a deficiency or superadequacy. A superadequacy is a component or system in the property that exceeds market requirements and does not contribute to value an amount equal to its cost. The upper floors of the specialty retail center are considered a superadequacy. Furthermore, the superadequacy is considered incurable given that the cost to cure the superadequacy (demolition or conversion) exceed the value created. As such, the cost to construct the upper two floors of the retail center were not considered in the Replacement Cost New Estimate. Although added costs of ownership (operating costs on vacant space, reserves, etc.) are considered an element of functional obsolescence, they have been addressed under economic obsolescence.

Physical Depreciation - Incurable - The average physical depreciation, incurable, from the physical wear and tear on the improvements is calculated by the age/life ratio. The Marshall Valuation Service reports that typically Class A buildings such as the subject have an economic life expectancy of 60 years. The appraisers believe an equal life expectancy exists for both the retail and parking components. Overall, the entirety of the subject improvements have been well maintained and are in excellent condition. In this analysis, a straight line depreciation method for the property based on its effective age and economic life expectancy was calculated as follows:

------------------------------------------------------------------------------------
                    Effective     Divide           %            X             =
Component              Age     Econ Life-yrs  Depreciated          RCN     Depr. $
------------------------------------------------------------------------------------
Office Tower            6           60           10.00%    $108,615,868  $10,561,587
In-Line Retail          6           60           10.00%     $19,530,805   $1,953,080
Anchor Dept Store       6           60           10.00%     $11,741,367   $1,174,137
------------------------------------------------------------------------------------
Total                                            10.00%    $139,888,040  $13,988,804
------------------------------------------------------------------------------------


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            GAVIIDAE I AND DAIN PLAZA/GAVIIDAE II LUNZ MASSOPUST REID
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

COST APPROACH (continued)
--------------------------------------------------------------------------------

DEPRECIATION ANALYSIS (continued)

Economic Obsolescence - External or economic obsolescence is generally caused by outside factors affecting property value, such as economic forces or environmental changes which affect the supply and demand relationship in the market.

The retail environment is undergoing a fundamental change toward more value oriented retailing and entertainment. These changes have pushed overall sales volume down at both Gaviidae Developments as well as City Center. At City Center, gross sales fell from $62,000,0000 in 1991 to a projected $45,000,000 in 1996. At the Gaviidae properties, gross sales have fallen from $57,000,000 in 1994 to $53,000,000 in 1996.

As of the appraisal date, most of the Downtown retail developments are struggling. Downtown retailers have historically missed out on the night and weekend business. Suburban shopping malls offer free parking, a less congested area of travel, and a 1/2% lower sales tax on all non-clothing purchases. Overall sales volume at the subject is below the level necessary to provide the retailers with a sufficient profit to remain in business. At the subject property, Neiman Marcus has experienced declining sales over the last three years. A majority of the first and second floor tenants pay percentage rent only. As a result, the subject's retail rental structure is lower than what would be required to achieve a competitive return on the depreciated replacement cost of the improvements plus land value. In fact, between 1993 and 1996, retail net operating income has averaged a negative ($160,536).

Based on the value estimate arrived at in the Income Approach Section of this report, the entire retail and parking component has a positive, but nominal value near $5,000. If the parking component were not considered, the value would be negative. As noted in the Income Approach, the retail component suffers from a number of things, one of which is high operating costs. The 1997 budgeted expense is $28.14 per square foot comprised of operating expenses at $18.32 per square foot and taxes at $8.32 per square foot. Real estate taxes are allocated between the office tower and the retail component on a pro-rata area basis. This places a disproportionate tax burden on the retail component considering its nominal value. This is not expected to change in the near future given that the allocation formula is addressed in every lease. Given the value of the office tower, a reduction in assessed value is not expected either. For this analysis, economic obsolescence relating to the retail component was estimated at $24,000,000 which essentially represents the depreciated cost of the in-line retail and anchor tenant components, net of the parking ramp cost.

In this case, economic obsolescence stems from both a negative retail environment and from a burdensome expense allocation. The negative retail environment pressures down sales. With low anchor tenant draw, the in-line tenants, who pay the majority of all rent, fair poorly. When sales are not sufficient to pay the rent, the tenant leaves or the rent structure is lowered. The expense structure also pressures down net rent. If a tenant is able to generate sales of $300 per square foot and pay a 10% gross occupancy cap, then gross rent is $30 per square foot. Subtracting out total operating costs of $28. 14 results in a net rent of $1.86 per square foot. With little retail interest in the third floor, the landlord is incurring carrying costs of $28.14 per square foot on all vacant space. Even with the projected conversion of the third floor to office space, the $20 gross


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

COST APPROACH (continued)
--------------------------------------------------------------------------------

DEPRECIATION ANALYSIS (continued)

office rent does not cover operating expenses. Furthermore, to achieve a $20 gross office rent, the landlord spend capital in the form of tenant improvements and leasing commissions.

From a theoretical appraisal standpoint, if an improvement does not economically justify cost, it suffers from some form of obsolescence. In most cases, it would not be built if the property were new. In the subject's case however, this is not entirely the case. A smaller retail component would most likely be built if the subject were constructed today, despite the fact that retail value is
 .nominal. Although the office tower has been separately valued throughout this report, it is recognized that both the office and retail components make up the entire property. In this case, the office tower benefits, in the form of lower taxes and higher value, from the current condition of the retail market. When the entire property is taken into consideration, the elements of both functional and economic obsolescence are more difficult to quantify. Clearly, much more time and effort could be expended in an effort to accurately quantify all elements of obsolescence. However, this was not considered meaningful given that investors typically do not consider the Cost Approach to be as reliable or pertinent when purchasing institutional grade income-producing property like the subject.

Economic obsolescence also exists in the office market as net rental rates are several dollars below the level necessary to support new construction. The most recent Downtown office building sales have transacted at a discount to their estimated or reported development costs. Examples include the following:

Sale                          Price/Sf      Est./Reported   Indicated
No.   Property                of RA         Cost/Sf of RA   Discount
--------------------------------------------------------------------------------
1.    IBM First Bank Place    $151.88       $233.12         35%
2.    LaSalle Plaza           $123.96       $195.28         36%

As a result, speculative office development is not expected to occur. Although Opus and Ryan Cos. have announced plans to build new office towers, neither will be built without a significant anchor tenant commitment. These anchor tenants generally pay a contract rental rate that justifies or provides an acceptable return on construction cost.

The physically depreciated cost of the office tower is calculated as follows;

      ------------------------------------------------------------
                                                      Office Tower
      ------------------------------------------------------------
      Replacement Cost New                             $98,741,698
      Add: Entrepeneurial Profit-lO%                    $9,874,17O
      ------------------------------------------------------------
      Adjusted RCN                                    $108,615,868
      Less: Physical Deterioration                     $10,861,587
      ------------------------------------------------------------
      Depr. Value of Improvements                      $97,754,281
      Add: Est. Allocated lend Value                    $3,200,000
      ------------------------------------------------------------
      Indicated Value                                 $100,954,281
      ------------------------------------------------------------

The depreciated value of the improvements plus land estimate of approximately $100,000,000 would require a net income of approximately $9,000,000 to achieve a capitalization rate of 9.0%,


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COST APPROACH (continued)
--------------------------------------------------------------------------------

DEPRECIATION ANALYSIS (continued)

an estimated market yield as of the appraisal date. This compares to a projected Year 1 net operating income of $5,181,000 as calculated in the Income Approach. The disparity is comprised of economic obsolescence and leasehold advantage. Given that a significant amount of leasing occurred during the bottom of the office real estate cycle, contract rents are below market. A simplistic estimate of the leasehold advantage can be calculated by subtracting the value of the leased fee estate interest from the Fee Simple interest. A Fee Simple interest estimate was calculated as follows:

      Fee Simple Value Estimate
      ------------------------------------------------------------------
                                                  $/sf            $
      ------------------------------------------------------------------
      Estimated Market Rent                     $15.00        $8,888,895
      1996 Reimb. operating costs               $13.02        $7,715,561
      ------------------------------------------------------------------
      Potential Gross Income                    $28.02       $16,604,456
      Less: Vacancy @ 5%                        ($1.40)        ($830,223)
      ------------------------------------------------------------------
      Effective Gross Income                    $26.62       $15,774,233
      Less: Non-reimbursed costs
        Operating Costs                        ($13.02)      ($7,715,561)
        Structural                              ($0.05)         ($29,630)
        Landlord                                ($0.02)         ($10,000)
      ------------------------------------------------------------------
      Total Expenses                           ($13.09)      ($7,755,191)

      Net Operating Income                      $13.53        $8,019,043
      + Market Capitalization Rate                9.0%              9.0%
      ------------------------------------------------------------------
      Fee Simple Value Estimate               $150.36        $89,100,473
      Rounded To.                                            $90,000,000
      ------------------------------------------------------------------

The value of the leased fee estate interest was calculated at $86,000,000 in the Income Approach. Subtracting the leased fee value estimate from the fee simple value estimate results in an estimated leasehold interest of approximately $4,000,000. For all practical purposes, the difference between the Cost Approach value of $96,000,000 ($100,000,000 - $4,000,000 leasehold advantage) and the
$86,000,000 calculated in the Income Approach, represents economic obsolescence.

To measure economic obsolescence, the present value of the income shortfall was calculated. The shortfall is defined as the disparity between the net operating income necessary to support the depreciated value of the improvements including land value and the projected net operating income as calculated in the income approach. For this analysis, the required growth in NOI was estimated at 1.38% per annum. This growth rate is based on the improvement value increasing at 3.5% per year and the land value appreciating at 2.0% per year. However, because the improvements are depreciating each year, the total value does not increase correspondingly. The effective rate of NOI increase given the subject land and improvement composite is approximately 1.38% per year. Economic obsolescence is calculated as follows:


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                            DeCASTER & LAMMERS, INC.
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

COST APPROACH (continued)
--------------------------------------------------------------------------------

DEPRECIATION ANALYSIS (continued)

------------------------------------------------------------------------------------------------------------
            RCN                                Add:            Deprec.                      Income Req'd to
 FY       Estimate              Less:       Land Value      Value of Imp.      x Est.     Support Depreciated
Year     + 3.5%/yr          Physical Depr.  + 2.0%/yr       + Land Value      Cap Rate     Improvements/land
------------------------------------------------------------------------------------------------------------
1990    $108,615,868         $10,861,587    $3,200,000      $100,954,281         9.0%          $9,085,885
1999    $112,417,423         $13,115,366    $3,263,999      $102,566,057         9.0%          $9,230,945
2000    $176,352,033         $15,513,604    $3,329,279      $104,167,708         9.0%          $9,375,094
2001    $120,424,354         $18,063,653    $3,395,865      $105,756,566         9.0%          $9,518,091
2002    $124,639,207         $20,773,201    $3,463,782      $107,329,788         9.0%          $9,659,681
2003    $129,001,579         $23,650,289    $3,533,058      $108,084,347         9.0%          $9,799,591
2004    $133,516,634         $26,703,327    $3,603,719      $110,417,026         9.0%          $9,937,532
------------------------------------------------------------------------------------------------------------
Total
------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------
                 Less: Total Net         Equals              x Discount
 FY             Operating Income         Income                Factor
Year          Per Income Approach       Shortfall               @11.0%     Subtotal
------------------------------------------------------------------------------------
1990               $5,181,311          $3,904,574                0.901    $3,517,634
1999               $5,702,284          $3,528,661                0.812    $2,863,941
2000               $6,514,386          $2,860,708                0.731    $2,091,725
2001               $7,125,421          $2,392,670                0.659    $1,576,126
2002               $8,205,584          $1,454,097                0.593      $862,936
2003               $9,397,656            $401,935                0.535      $214,891
2004               $9,926,884             $10,648                0.482        $5,129
------------------------------------------------------------------------------------
Total                                                                    $11,132,381
------------------------------------------------------------------------------------

SUMMATION

By incorporating the site valuation and replacement cost for the subject improvements, an indication of market value by the Cost Approach was determined as follows:

-----------------------------------------------------------------------------------------------------------------
                                    Office Tower          In-Line       Parking           Anchor            Total
-----------------------------------------------------------------------------------------------------------------
Replacement Cost New                 $98,741,698      $15,373,842    $3,779,057      $11,741,367     $129,635,964
Add: Entrepeneurial Profit-10%        $9,874,170               $0      $377,906               $0      $10,252,076
-----------------------------------------------------------------------------------------------------------------
Adjusted RCN                        $108,615,868      $15,373,842    $4,156,963      $11,741,367     $139,888,040
Less: Physical Deterioration        ($10,861,587)     ($1,537,384)    ($415,696)     ($1,174,137)    ($13,988,804)
-----------------------------------------------------------------------------------------------------------------
Depr, Value of Improvements          $97,754,281      $13,836,458    $3,741,266      $10,567,230     $125,899,236
Less: Economic/Leasehold Obs,       ($11,132,381)    ($15,661,458)     $374,127     ($12,392,230)    ($38,811,943)
-----------------------------------------------------------------------------------------------------------------
Subtotal                             $86,621,900      ($1,825,000)   $4,115,393      ($1,825,000)     $87,087,293
Add: Est. Allocated Land Value        $3,200,000       $1,825,000    $1,825,000       $1,825,000       $8,675,000
-----------------------------------------------------------------------------------------------------------------
Indicated Value                      $89,821,900               $0    $5,940,393               $0      $95,762,293
                                                                                     Rounded To,      $96,000,000
-----------------------------------------------------------------------------------------------------------------

Given that the estimate of external obsolescence is based substantially on the assumptions and projections made in the Income Approach, the value estimate by the Cost Approach should be granted only minimal weight as a market Value indication. One of the weaknesses of the Cost Approach is not a function of the methodology or resulting value indication, but rather in the fact that buyers and sellers do not typically rely on it, especially when analyzing multi-tenant income producing properties. Another weakness involves the measurement of accrued depreciation. Since buyers are not relying on the Cost Approach in their decision to purchase real estate, the measure of deterioration or obsolescence is oftentimes based on subjective reasoning.


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

SALES COMPARISON APPROACH
--------------------------------------------------------------------------------

The Sales Comparison Approach produces an indication of value by comparing the prices paid, asked and offered in the marketplace on properties that bear characteristics similar to the property being appraised. It represents the actions of informed buyers, sellers and investors in the marketplace. The basis of the approach is the principle of substitution, which implies that a prudent purchaser will not pay more for a property than it will cost him to buy a similar substitute property.

The application of the approach requires the appraiser to correlate and analyze the market data of similar properties. A common denominator or unit of comparison between a similar or comparable property and the subject property must be determined. Units of comparison such as price per gross square foot, price per unit or the gross rent multiplier are commonly employed in appraisal practice. The soundness of the method depends upon the following considerations:

      a)    The comparability to the subject of each sale being analyzed.
      b)    The accuracy of the sale data.
      c)    The terms of the sale.
      d)    The date of the sale.

The subject property is a very unique mixed-use development with three income producing components; office, retail, and parking. An investigation into the sale of other large, mixed-use properties throughout the Upper Midwest was conducted for this approach although none were found.

Considering both the occupancy and rents generated in the Gaviidae retail component, it is clear that the vast majority of the property's value lies in the Dain Office Tower. The findings of the Income Approach confirm this. With a net rentable area of 592,593 square feet, the Dain Tower comprises 76% of the total property's combined GLA and RA of 781,457 square feet. In 1996, net operating income for Gaviidae II totaled a minus ($127,000) versus $4,775,000 for the Dain Tower. Considering the economic situation of Gaviidae II, the Sales Comparison Approach is not considered relevant.

However, three Class A office property sales have occurred in the Downtown Minneapolis market that are considered pertinent with respect to Dain Plaza. The Fifth Street Towers, with a combined rentable area of 1,022,292 square feet, sold in December of 1996. The LaSalle Plaza and IBM/First Bank Place, two of the most recently constructed office towers also sold within the last two years. The 701 Building, a 279,608 square foot Class B property, is also scheduled to close within the next 30 days. These four sales, as well as several recent suburban office transactions are outlined on the following pages.


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SALES COMPARISON APPROACH (continued)
--------------------------------------------------------------------------------

Improved Sale Comparable No. 1

================================================================================


                               [GRAPHIC OMITTED]


================================================================================

Name                    First Bank Place
Location:               601 Second Avenue South Downtown Minneapolis, MN
Sale Date:              August, 1995
Seller:                 Second Avenue Associates, Limited Partnership (IBM)
Buyer:                  Hines Interests Limited Partnership and The General
                        Motors Pension Plan
Land Area:              72,676 square feet or 1.67 acres
Year Built:             1992


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

Improved Sale Comparable No. 1 (cont'd)

Gross Building Area:    1,877,032 square feet including basement parking
                        garage-482 stalls
Rentable Area:          1,415,554 square feet
Building Efficiency:    91.5% based on above grade GBA of 1,547,390
Land/Building Ratio:    0.04/1
% Occupied:             92%
Construction:           Class A - Fireproof Steel
Height-stories:         58
Sale Price:             $215,000,000
Sale Terms:             $100,750,000 down, balance financed through Northwestern
                        Mutual Life Insurance Company. Terms: 10 year fully
                        amortizing loan at 8.27% interest. Payments are
                        indicated at $1,402,521 per month or $16,830,255 per
                        year.
Price/SF of RA:         $151.88
Price/Sf of GBA:        $114.54

Comments: This property is located one block south and two blocks directly east of the subject. The property was one of the last four office towers constructed between 1991 and 1992. With this recent acquisition, Hines owns and manages approximately 3.8 million square feet of rentable office space in Downtown Minneapolis. Hines also owns Norwest Center and Pillsbury Center.

Anchor tenants include IBM (275,000 sf) and First Bank (640,000 sf). According to local sources, both tenants signed 10 year leases which will expire around 2002. At the time of sale, net rent was quoted at from $15.00 to $19.00 per square foot. Operating expenses were $12.30 per square foot. Income is expected to be flat over the next several years. The going-in capitalization rate was reportedly 8.9% and the overall yield rate 11.0%. The first year equity dividend rate is approximately 2%.

Most of the risk in this property is related to the anchors renewal probability in 2002. This risk is reflected in the financing terms which included a 10 year fully amortizing loan.

Overall, this property 15 comparable to the subject in age and condition. The building was reportedly built at a cost of approximately $330,000,000. At the time of sale, the property was assessed at $140,000,000 with taxes at $6.64 per square foot. The January 2, 1996 assessment increased 37% to $192,000,000. As a result, 1997 taxes are projected at $8.49 per square foot.


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SALES COMPARISON APPROACH (continued)
--------------------------------------------------------------------------------

Improved Sale Comparable No 2

================================================================================


                               [GRAPHIC OMITTED]


================================================================================

Name:                   LaSalle Plaza
Location:               800 LaSalle Avenue
                        Downtown Minneapolis, MN
Sale Date:              November 30, 1994
Seller:                 LaSalle Plaza Limited Partnership (US WEST)
Buyer:                  Shorenstein Co.
Land Area:              99,048 square feet or 2.27 acres
Year Built:             1991
Gross Building Area:    845,381 square feet including basement parking
                        garage-345 stalls
Rentable Area:          Office - 520 356 square feet
                        Retail -  68,522 square feet
                        ----------------------------
                        Total    588,878 square feet


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

Improved Sale Comparable No. 2 (cont'd)

Building Efficiency:    69.7%
Land/Building Ratio:    0.12/1
% Occupied:             92%
Construction:           Class A - Concrete
Height-stories:         30
Sale Price:             $73,000,000
Sale Terms:             Cash
Price/SF of RA:         $123.96
Price/Sf of GBA:        $86.35

Comments: This property is located three blocks south and two blocks west of the subject along Hennepin Avenue. As with the subject, this property was one of the last four office towers constructed between 1991 and 1992. The pre-leasing anchor tenants included the Robins, Zelle law firm (129,260 sf) and the Ellerbe architectural firm (87,096 sf). The building possessed the last largest blocks of space Downtown until the fall of 1994 when Arkla (Minnegasco) leased 104,185 square feet and Norwest Bank took 91,343 square feet. It should be noted that Norwest did not take occupancy of their space until January of 1995 and that the seller paid all leasing commissions and tenant improvement expenditures on the build-out of this space.

In 1995, the average office contract rent was $8.53 per square foot. However, over the next several years this increases to $9.66 and $11.31 per square foot net respectively. The property also has approximately 45,000 square feet of established retailers including two successful restaurants, Palomino and the Rock Bottom Brewery. In 1995, retail tenants were paying an average contract rent of$12.46 per square foot. This increased to $12.63 per square foot in 1996 and $14.02 per square foot in 1997.

According to the seller, the terminal capitalization rate was 9% and the IRR rate 11.0%. Net office rent was projected to grow over the holding period from $9.00 per square foot in 1994 to over $16.00 per square foot in 2004. Tenant retention was projected at 75%. Projected 1995 net operating income was approximately $3,500,000 or: $5.94 per square foot of rentable area indicating a going-in capitalization rate of 4.8%. Over the first five years of the holding period, the average net operating income is approximately $6,500,000 or approximately $11.04 per square foot of rentable area. Based on this five year average, the going in capitalization rate is 8.9%.

Most of the office leases expire in the next six to nine years which indicates that the reversion represents a significant portion of the net present value indication or sales price. Approximately 400,000 square feet or roughly 70% of the property's leases expire over the next ten years. Overall, this property is comparable to the subject in age and condition.

The sale occurred just following the bottom of the Minneapolis office cycle and the underwriting criteria, particularly future rent growth, is clearly conservative in the current environment. As of the appraisal date, several Class A office properties, including the subject, are commanding net rents in the $15 to $17 per square foot range. When this sale occurred many industry observers believed that it could take from 5 to 10 years to reach this range of net rental rates.


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SALES COMPARISON APPROACH (continued)
--------------------------------------------------------------------------------

Improved Sale Comparable No 3

================================================================================


                               [GRAPHIC OMITTED]


================================================================================

Name:                   ITT Finance
Location:               605 Highway 169 North Plymouth, MN
Sale Date:              June 14 1995
Seller:                 Second RNNL Limited Partnership
Buyer:                  The Utah State Retirement investment Fund
Land Area:              271,380 square feet, or 6.23 acres
Year Built:             1989
Gross Building Area:    233,398 square feet
Rentable Area:          207,243 square feet


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

Improved Sale Comparable No. 3 (cont'd)

Building Efficiency:    88.8%
Land/Building Ratio:    1.16 to 1
% Occupied at Sale:     94%
Sale Price:             $23,400,000
Price/Square Foot RA:   $112.91
Sale Terms:             Cash

Comments: This property is located in the northwest quadrant of the Highway 169/Highway 55 cloverleaf interchange in Plymouth, Minnesota. The building was owned by a limited partnership comprised of a local developer, Ryan Companies, and Northwestern National Life Insurance Company (NWNL). The building went into receivership in July of 1994 when the partnership was unable to meet a large balloon payment. First National Bank of Chicago was the mortgage holder. At the sheriff's sale, Ryan/NWNL redeemed and simultaneously sold the property to the Utah State Retirement Fund.

The property includes a 720 stall, two level, parking deck, a fitness center, an audio-visual auditorium with tiered seating and projection room, a corporate boardroom with cafeteria and kitchen, and a first floor class A restaurant/bar with seating capacity for 199 persons. Overall, this is a very high quality office building.

ITT Finance leases 183,501 square feet in the property, or roughly 89% of total rentable area. The only other tenant in the building is Ivorie's restaurant. It should be noted that prior to the sale, but after the property was listed, ITT Finance sold off the finance division and had sub-leased all but approximately 30,000 square feet of space in the building. According to the property manager, ITT's lease expires in November of 1999. At the time of sale their contract rental rate was $16.00 per square foot net. They also have step-ups over the remaining term of the lease. The sub-lease tenants are paying ITT between $7.50 and $10.00 per square foot net.

An offer of approximately $19,750,000 or roughly $95 per square foot of rentable area was made prior to the sub-lease tenant being secured. Despite the above market rental rate and the creditworthiness of the tenant, the investor group making the offer felt that the term of the ITT lease was very short and it was well known at the time that they were trying to sublease all of their space. As such, the probability of renewal was 0%. Alter the sub-tenant, Norstan, was secured the Utah State Retirement Fund made their offer. Securing the sublease tenant clearly led to a higher purchase price as the probability of renewal upon lease expiration increases.

Net rents were $10.00 at the time of sale and operating expenses were quoted at $9.18 per square foot. Net operating income at the time of sale was approximately $2,950,000 indicating a capitalization rate of approximately 12.6%. At the time of sale the property was assessed at $17,000,000 or $82 per square foot of rentable area.


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SALES COMPARISON APPROACH (continued)
--------------------------------------------------------------------------------

Improved Sale Comparable No. 4

================================================================================


                               [GRAPHIC OMITTED]


================================================================================

Name:                   ITT Life
Location:               505 Highway 169 North Plymouth, MN
Sale Date:              June 26, 1996
Seller:                 Aetna Life Insurance Company
Buyer:                  505 Waterford Park Limited Partnership (Mass Mutual)
Land Area:              543,064 square feet, or 12.46 acres
Year Built:             1987
Gross Building Area:    271,864 square feet
Rentable Area:          251,015 square feet
Building Efficiency:    92.3%
Land/Building Ratio:    1.99 to 1
% Occupied at Sale:     93.8%
Sale Price:             $29,800,000
Price/Square Foot RA:   $118.72
Sale Terms:             Cash

Comments: This property is immediately adjacent to the ITT Finance or 605 Building (Sale Comparable No.4). As with the ITT Finance Building, this property is owned by a limited partnership comprised of a local developer, Ryan Companies, and Northwestern National Insurance Company (NWNL) now called Reliastar. The building went into receivership and Aetna eventually foreclosed on the property in the early 1990's.


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

Improved Sale Comparable No. 4 (cont'd)

[Paragraph illegible]

[Paragraph illegible]


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

Improved Sale Comparable No. 5 (cont'd)

Price/Square Foot RA:   $98.91
Sale Terms:             Cash

Comments: This property is located on the south side of I-494 between France Avenue to the west and Penn Avenue to the east. The property is situated in the southwest corner of the intersection of the Xerxes Avenue South bridge over 1494 and Southtown Drive. There is no interstate access at Xerxes Avenue. Zeller purchased the property from Prudential in August of 1991 for $16,800,000. At that time, the building was significantly vacant and in need of substantial upgrading.

Since that time, the property has undergone a substantial renovation including asbestos abatement and parking deck repair. The property is now 100% occupied. Anchor tenants include Norwest Bank, AT&T, and the Larkin Hoffman Daly & Lindgren law firm. Following the renovation, the building is considered to be an A- to B+ property.

It should be noted that the parcel is large enough to accommodate an additional 300,000 square feet of office development. The buyer reportedly attributed very little, if any, value to this excess land. Net operating income at the time of sale was approximately $3,870,000 indicating a 9.0% going-in capitalization rate. The property was originally listed for $45,000,000 in mid-1995.


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SALES COMPARISON APPROACH (continued)
--------------------------------------------------------------------------------

Improved Sale Comparable No. 6

================================================================================


                               [GRAPHIC OMITTED]


================================================================================

Name                    701 Building
Location:               701 Fourth Avenue South
                        Downtown Minneapolis, MN
Sale Date:              Pending Sale - Listing with reported purchase agreement
Buyer:                  Reported to be Taylor Simpson Group
Seller:                 General Electric Capital Corporation
Land Area:              25,601 square feet, or 0.588 acres
Year Built:             Built in 1984


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

Improved Sale Comparable No. 6 (cont'd)

Gross Building Area:    331,337 square feet
Rentable Area:          279,608 square feet
Building Efficiency:    84.4%
Land/Building Ratio:    0.8/1
% Occupied at Sale:     Reported at 100%
Height:                 Eighteen stories
Offering Price:         $26,700,000 ($27,300,000 less $600,000 credited to the
                        buyer for offsetting sub-return cash flow in the first
                        three years)
Price/Square Foot RA:   $95.49
Price/Square Foot RA:   $80.58

Comments: This Class B office property is located on the east edge of Downtown Minneapolis at the corner of Fourth Avenue South and South Seventh Street. The property sold to Colonial Realty in 1988 for $43,592,034 or $156.21 per square foot of RA. General Electric took the property back and following the office recovery is offering the property for sale. The January 2, 1995 Assessed value for taxes payable in 1996 is $17,600,000. The January 2, 1996 Assessed value is $23,900,000. The property was listed for sale at $28,000,000.

Net operating income is budgeted at $1,532,000 or $5.47 per square foot for fiscal year end 1997. The resulting going-in capitalization rate of 5.74% is inordinately low given that many of the existing leases are below market. In the next three years, 45% of all the space turns. The seller has underwritten the rents on the rollover space (in 1996 dollars) between $13 and $14 per square foot net.

This property is best described as a suburban office building in a downtown location. Although the property has a restaurant and is skyway linked, it lacks several items typically found in downtown office towers including formal storage, skyway retail and subterranean parking. The property's octagonal design and the location of the structural columns results in difficult office layout patterns.


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SALES COMPARISON APPROACH (continued)
--------------------------------------------------------------------------------

Improved Sale Comparable No 7

================================================================================


                               [GRAPHIC OMITTED]


================================================================================

Name:                   Fifth Street Towers
Location:               100 & 150 South Fifth Street
                        Downtown Minneapolis, MN
Sale Date:              December 20, 1996
Buyer:                  Property Minnesota Two LLC c/o Jones Lang Wootton Realty
Seller:                 Trustees of LaSalle Fund IV
Land Area:              51,941 square feet, or 1.19 acres
Year Built:             Built in 1984 and 1988


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

Improved Sale Comparable No.7 (cont'd)

Gross Building Area:    1,282,120 square feet
Rentable Area:          1,022,292 square feet
Building Efficiency:    80.5%
Land/Building Ratio:    0.04/1
% Occupied at Sale:     Reported at 90%
Height:                 25 and 36 stories
Sales Price:            $140,895,000 ($141,895,000 less $1,000,000 for personal
                        property and artwork)
Price/Square Foot GBA:  $109.89
Price/Square Foot RA:   $137.82

Comments: These Class A office properties are referred to as the Fifth Street Towers. The building located at 100 South 5th Street was constructed in 1985 and is comprised of 414,581 square feet of rentable area. The property is currently 88% occupied with quoted rental rates from $14.00 to $16.00 per square foot net. The 150 South 5th Street Building was constructed in 1988 and is comprised of 607,711 square feet. The property is currently 89% occupied with a similar rental rate. This building's primary tenant is the Leonard, Street & Deinard law firm.

According to the offering, 1997 net operating income is projected at $13,500,000 or $13.21 per square foot of rentable area. Based on this figure the going-in capitalization rate is 9.58%. Year one cash flow is $9,868,000 indicating a first year cash on cash return of 7.0%. Approximately 30% of the space turns in the next two years and capital, in the form of leasing commissions and tenant improvements, are budgeted at $3,600,000 in year one and $4,300,000 in year two. Net rents were projected at $15 per square foot for the lower tower floors and $16 per square foot for the upper tower floors.

Overall, this is a very good comparable given its recent closing and location just two blocks from the subject.


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

                                DAIN PLAZA OFFICE
                              60 South Sixth Street
                                 Minneapolis, MN
                        SCHEDULE OF PROSPECTIVE CASH FLOW
           In Inflated Dollars for the Fiscal Year beginning 3/1/1997

                                  Year 1       Year 2        Year 3       Year 4       Year 5       Year 6        Year 7
For the Years Ending            Feb-1998     Feb-1999      Feb-2000     Feb-2001     Feb-2002     Feb-2003      Feb-2004
                              ----------   ----------    ----------   ----------   ----------   ----------    ----------

POTENTIAL GROSS
 REVENUE
 Base Rental Revenue          $5,880,720   $6,338,955    $6,947,019   $7,612,615   $8,545,456   $9,880,722   $10,336,478
 Absorption & Turnover
  Vacancy                        (11,990)     (45,501)      (11,177)     (99,848)     (25,305)    (113,632)      (93,527)
                              ----------   ----------    ----------   ----------   ----------   ----------    ----------

 Scheduled Base
  Rental Revenue               5,868,730    6,293,454     6,935,842    7,512,767    8,520,151    9,767,090    10,242,951
 Base Rental Step Revenue                       1,945        10,657       24,129       35,961       66,802       120,477
 Miscellaneous Rental
  Revenue                        206,626      210,084       216,308      226,359      235,711      253,840       259,371

Expense Reimbursement
 Revenue
 cleaning                        616,277      648,293       687,211      714,522      747,249      767,287       795,826
 electrical maintenance           18,965       19,949        21,148       21,984       22,994       23,607        24,488
 plumbing maintenance              3,794        3,991         4,229        4,397        4,600        4,725         4,899
 HVAC                            130,366      137,139       145,375      151,145      158,076      162,308       168,346
 elevator & escalator             99,551      104,723       111,011      115,424      120,710      123,946       128,560
 security & safety               165,917      174,538       185,016      192,374      201,184      206,577       214,263
 general building costs          142,216      149,608       158,585      164,891      172,439      177,067       183,653
 common area costs               180,141      189,499       200,876      208,861      218,420      224,287       232,625
 repairs & maintenance            94,812       99,738       105,725      109,927      114,953      118,044       122,435
 loading dock                     18,965       19,949        21,148       21,984       22,994       23,607        24,488
 comm. center                    199,105      209,447       222,022      230,842      241,420      247,895       257,112
 energy costs                  1,090,337    1,146,982     1,215,838    1,264,149    1,322,053    1,357,516     1,408,011
 water & sewer                    28,442       29,918        31,717       32,979       34,486       35,412        36,728
 administration                  189,620      199,477       211,448      219,851      229,918      236,092       244,869
 insurance                        78,704       82,797        87,767       91,254       95,434       97,991       101,640
 real estate taxes             3,749,272    3,948,122     4,188,975    4,356,188    4,557,491    4,687,572     4,864,185
 Management Fee                  172,010      190,677       215,227      232,528      256,413      274,818       288,671
 Special Assessments              89,112       88,222        76,334       77,251      78, 424       78,369        79,031
                              ----------   ----------    ----------   ----------   ----------   ----------    ----------

Total Reimbursement
 Revenue                       7,067,606    7,443,069     7,889,652    8,210,451    8,599,268    8,847,120     9,179,830

Storage Income                    30,175       31,231        32,324       33,456       34,627       35,838        37,093
                              ----------   ----------    ----------   ----------   ----------   ----------    ----------

TOTAL POTENTIAL
 GROSS REVENUE                13,173,137   13,979,793    15,864,763   16,007,162   12,425,718   18,970,696    19,829,722
 Collection Loss                 (65,866)     (69,899)      (75,424)     (80,036)     (87,129)     (94,853)      (99,199)
                              ----------   ----------    ----------   ----------   ----------   ----------    ----------

EFFECTIVE GROSS
 REVENUE                      13,107,271   13,909,884    15,009,359   15,927,126   17,338,589   18,875,837    19,740,523
                              ----------   ----------    ----------   ----------   ----------   ----------    ----------

OPERATING EXPENSES
 cleaning                        653,792      676,674       700,358      724,871      750,241      776,499       803,677
 electrical maintenance           20,117       20,821        21,549       22,304       23,084       23,892        24,279
 plumbing maintenance              4,023        4,164         4,310        4,461        4,617        4,778         4,946
 HVAC                            138,302      142,143       148,153      153,338      158,705      164,259       170,009
 elevator & escalator            105,613      109,309       113,135      117,094      121,193      125,435       129,825
 security & safety               176,021      182,182       188,558      195,157      201,988      209,058       216,375
 general building costs          150,875      156,156       161,621      167,278      173,133      179,192       185,464
 common area costs               191,108      197,797       204,720      211,885      219,301      226,977       234,921
 repairs & maintenance           100,583      104,104       107,747      111,519      115,422      119,461       123,643
 loading dock                     20,117       20,821        21,549       22,304       23,084       23,892        24,729
 comm. center                    211,225      218,618       226,270      234,189      242,386      250,869       259,649
 energy costs                  1,156,708    1,197,193     1,239,095    1,282,463    1,327,349    1,373,807     1,421,890
 water & sewer                    30,175       31,231        32,324       33,456       34,627       35,838        37,093
 administration                  201,167      208,208       215,495      223,037      230,843      238,923       247,285
 insurance                        83,497       86,420        89,444       92,575       95,815       99,169       102,639
 real estate taxes             4,136,141    4,280,905     4,430,737    4,585,813    4,746,316    4,912,438     5,084,373
 Management Fee                  393,218      417,297       450,281      477,814      520,158      566,275       592,216
 Special Assessments              98,311       95,667        80,745       81,204       81,668       82,136        82,609
 landlord expenses                25,146       26,026        26,937       27,880       28,855       29,865        30,911
 structural reserve               29,821       30,864        31,945       33,063       34,220       35,418        36,657
                              ----------   ----------    ----------   ----------   ----------   ----------    ----------

TOTAL OPERATING
 EXPENSES                      7,925,960    8,207,600     8,494,973    8,801,705    9,133,005    9,478,181     9,813,639
                              ----------   ----------    ----------   ----------   ----------   ----------    ----------

NET OPERATING INCOME           5,181,311    5,702,284     6,514,386    7,125,421    8,205,584    9,397,656     9,926,884
                              ----------   ----------    ----------   ----------   ----------   ----------    ----------

LEASING & CAPITAL COSTS
 Tenant Improvements             383,927      619,705       560,368      837,901      181,477      728,055       758,335
 Leasing Commissions              44,338       89,534        73,713      155,822       36,296      145,610       151,668
                              ----------   ----------    ----------   ----------   ----------   ----------    ----------

TOTAL LEASING &
 CAPITAL COSTS                   428,265      709,239       634,081      993,723      217,773      873,665       910,003
                              ----------   ----------    ----------   ----------   ----------   ----------    ----------

CASH FLOW BEFORE
 DEBT SERVICE
 & INCOME TAX                 $4,753,046   $4,993,045    $5,880,305   $6,131,698   $7,987,811   $8,523,991    $9,016,881
                              ==========   ==========    ==========   ==========   ==========   ==========    ==========

                                   Year 8        Year 9       Year 10       Year 11       Year 12       Year 13
For the Years Ending             Feb-2005      Feb-2006      Feb-2007      Feb-2008      Feb-2009      Feb-2010
                              -----------   -----------   -----------    ----------   -----------   -----------

POTENTIAL GROSS
 REVENUE
 Base Rental Revenue          $10,778,410   $11,430,504   $11,654,757    $12423,317   $12,631,786   $12,862,919
 Absorption & Turnover
  Vacancy                        (205,829)      (50,845)     (537,252)      (31,105)     (124,785)     (129,976)
                              -----------   -----------   -----------    ----------   -----------   -----------

 Scheduled Base
  Rental Revenue               10,572,581    11,379,659    11,117,505    12,392,212    12,507,001    12,732,943
 Base Rental Step Revenue         118,650       141,892       189,311       179,915       221,045       338,737
 Miscellaneous Rental
  Revenue                         245,206       193,856       163,626

Expense Reimbursement
 Revenue
 cleaning                         816,414       857,365       853,500       920,064       945,796       978,846
 electrical Maintenance            25,123        26,378        26,262        28,309        29,099        30,118
 plumbing Maintenance               5,025         5,277         5,253         5,660         5,819         6,021
 HVAC                             172,701       181,367       180,546       194,629       200,070       207,065
 elevator & escalator             131,882       138,495       137,880       148,626       152,782       158,121
 security & safety                219,802       230,829       229,789       247,711       254,641       263,538
 general building costs           188,404       197,855       196,963       212,326       218,256       225,882
 common area costs                238,643       250,613       249,488       268,943       276,465       286,124
 repairs & maintenance            125,600       131,902       131,309       141,548       145,506       150,595
 loading dock                      25,123        26,378        26,262        28,309        29,099        30,118
 comm. center                     263,766       276,993       275,747       297,252       305,563       316,239
 energy costs                   1,444,421     1,516,881     1,510,047     1,627,805     1,673,332     1,731,792
 water & sewer                     37,679        39,572        39,394        42,465        43,649        45,170
 administration                   251,202       263,805       262,616       283,096       291,014       301,181
 insurance                        104,265       109,499       109,002       117,504       120,790       125,009
 real estate taxes              4,988,410     5,241,333     5,242,948     5,820,683     5,983,472     6,192,530
 Management Fee                   313,656       403,876       431,460       683,989       716,895       738,670
 Special Assessments               78,762        80,418        78,240        84,348        84,258        78,949
                              -----------   -----------   -----------    ----------   -----------   -----------

Total Reimbursement
 Revenue                        9,430,878     9,978,836     9,986,706    11,153,267    11,476,507    11,865,968

Storage Income                     38,391        39,735        41,125        42,565        44,055        45,596
                              -----------   -----------   -----------    ----------   -----------   -----------

TOTAL POTENTIAL
 GROSS REVENUE                 20,405,706    21,733,978    21,498,273    23,767,959    24,248,608    24,983,244
 Collection Loss                 (102,029)     (108,670)     (107,491)     (118,840)     (121,243)     (124,916)
                              -----------   -----------   -----------    ----------   -----------   -----------

EFFECTIVE GROSS
 REVENUE                       20,303,677    21,625,308    21,390,782    23,649,119    24,127,365    24,858,328
                              -----------   -----------   -----------    ----------   -----------   -----------

OPERATING EXPENSES
 cleaning                         831,806       860,919       891,501       922,238       954,516       987,924
 electrical maintenance            25,594        26,490        27,417        28,377        29,370        30,398
 plumbing maintenance               5,119         5,298         5,483         5,675         5,874         6,080
 HVAC                             175,959       182,117       188,492       195,089       201,917       208,984
 elevator & escalator             134,369       139,071       143,939       148,977       154,191       159,588
 security & safety                223,948       231,786       239,898       248,295       256,985       265,980
 general building costs           191,955       198,674       205,627       212,824       220,273       227,982
 common area costs                243,143       251,653       260,461       269,577       279,012       288,778
 repairs & maintenance            127,970       132,449       137,085       141,883       146,849       151,988
 loading dock                      25,594        26,490        27,417        28,377        29,370        30,398
 comm. center                     268,737       278,143       287,878       297,954       308,382       319,175
 energy costs                   1,471,656     1,523,164     1,576,475     1,631,651     1,688,759     1,747,866
 water & sewer                     38,391        39,735        41,125        42,565        44,055        45,596
 administration                   255,940       264,898       274,170       283,765       293,697       303,977
 insurance                        106,232       109,950       113,798       117,781       121,903       126,170
 real estate taxes              5,262,326     5,446,507     5,637,135     5,834,435     6,038,640     6,249,992
 Management Fee                   609,110       648,759       641,723       709,474       723,821       745,750
 Special Assessments               83,085        83,567        84,054        84,546        85,042        79,729
 landlord expenses                 31,993        33,112        34,271        35,471        36,712        37,997
 structural reserve                37,940        39,268        40,642        42,065        43,537        45,061
                              -----------   -----------   -----------    ----------   -----------   -----------

TOTAL OPERATING
 EXPENSES                      10,150,867    10,522,050    10,858,141    11,281,019    11,662,905    12,059,413
                              -----------   -----------   -----------    ----------   -----------   -----------

NET OPERATING INCOME           10,152,810    11,103,258    10,532,641    12,368,100    12,464,460    12,798,915
                              -----------   -----------   -----------    ----------   -----------   -----------

LEASING & CAPITAL COSTS
 Tenant Improvements            1,455,266       418,104     3,198,353       877,926       894,966       932,188
 Leasing Commissions              291,055        83,620       639,671       175,584       178,993       186,435
                              -----------   -----------   -----------    ----------   -----------   -----------

TOTAL LEASING &
 CAPITAL COSTS                  1,746,321       501,724     3,838,024     1,053,510     1,073,959     1,118,623
                              -----------   -----------   -----------    ----------   -----------   -----------

CASH FLOW BEFORE
 DEBT SERVICE
 & INCOME TAX                  $8,406,489   $10,601,534    $6,694,617   $11,314,590   $11,390,501   $11,680,292
                              ===========   ===========   ===========   ===========   ===========   ===========

                                   Year 14       Year 15       Year 16
For the Years Ending              Feb-2011      Feb-2012      Feb-2013
                                ----------    ----------    ----------

POTENTIAL GROSS
 REVENUE
 Base Rental Revenue           $13,160,506   $13,681,333   $13,892,982
 Absorption & Turnover
  Vacancy                         (249,426)      (71,663)     (548,185)
                               -----------   -----------   -----------

 Scheduled Base
  Rental Revenue                12,911,080    13,609,670    13,344,797
 Base Rental Step Revenue          216,096       366,562       443,704
 Miscellaneous Rental
  Revenue

Expense Reimbursement
 Revenue
 cleaning                        1,005,072     1,053,279     1,057,020
 electrical Maintenance             30,928        32,407        32,526
 plumbing Maintenance                6,187         6,482         6,506
 HVAC                              212,611       222,813       223,600
 elevator & escalator              162,357       170,150       170,752
 security & safety                 270,598       283,580       284,581
 general building costs            231,941       243,062       243,926
 common area costs                 293,791       307,881       308,975
 repairs & maintenance             154,628       162,042       162,618
 loading dock                       30,928        32,407        32,526
 comm. center                      324,719       340,294       341,499
 energy costs                    1,778,198     1,863,495     1,870,112
 water & sewer                      46,387        48,614        48,784
 administration                    309,249       324,087       325,237
 insurance                         128,357       134,519       134,996
 real estate taxes               6,358,471     6,663,463     6,687,115
 Management Fee                    751,879       785,773       790,095
 Special Assessments                50,304        51,078        48,297
                               -----------   -----------   -----------

Total Reimbursement
 Revenue                        12,146,605    12,725,426    12,769,165

Storage Income                      47,192        48,844        50,554
                               -----------   -----------   -----------

TOTAL POTENTIAL
 GROSS REVENUE                  25,320,973    26,750,502    26,608,220
 Collection Loss                  (126,605)     (133,753)     (133,041)
                               -----------   -----------   -----------

EFFECTIVE GROSS
 REVENUE                        25,194,368    26,616,749    26,475,179
                               -----------   -----------   -----------

OPERATING EXPENSES
 cleaning                        1,022,501     1,058,289     1,095,329
 electrical maintenance             31,462        32,563        33,702
 plumbing maintenance                6,292         6,513         6,740
 HVAC                              216,298       223,869       231,704
 elevator & escalator              165,173       170,954       176,938
 security & safety                 275,289       284,924       294,896
 general building costs            235,962       244,221       252,768
 common area costs                 298,885       309,346       320,173
 repairs & maintenance             157,308       162,814       168,512
 loading dock                       31,462        32,563        33,702
 comm, center                      330,347       341,909       353,876
 energy costs                    1,809,041     1,872,357     1,937,890
 water & sewer                      47,192        48,844        50,554
 administration                    314,616       325,627       337,024
 insurance                         130,586       135,157       139,887
 real estate taxes               6,468,742     6,695,148     6,929,478
 Management Fee                    755,831       798,502       794,255
 Special Assessments                51,164        51,324        50,000
 landlord expenses                  39,327        40,703        42,128
 structural reserve                 46,638        48,270        49,960
                               -----------   -----------   -----------

TOTAL OPERATING
 EXPENSES                       12,434,116    12,883,897    13,299,516
                               -----------   -----------   -----------

NET OPERATING INCOME            12,760,252    13,732,852    13,175,663
                               -----------   -----------   -----------

LEASING & CAPITAL COSTS
 Tenant Improvements             1,659,257       645,268       339,006
 Leasing Commissions               331,851       129,055        67,800
                               -----------   -----------   -----------

TOTAL LEASING &
 CAPITAL COSTS                   1,991,108       774,323       406,806
                               -----------   -----------   -----------

CASH FLOW BEFORE
 DEBT SERVICE
 & INCOME TAX                  $10,769,144   $12,958,529   $12,768,857
                               ===========   ===========   ===========

--------------------------------------------------------------------------------

YIELD CAPITALIZATION ANALYSIS (continued)

--------------------------------------------------------------------------------
DAIN BOSWORTH OFFICE TOWER
DISCOUNTED CASH FLOW ANALYSIS
--------------------------------------------------------------------------------

INDICATED VALUE:                                             $86,002,629
DIVIDE RENTABLE AREA-SF:                        /                592,593
------------------------------------------------------------------------
INDICATED VALUE PER SQUARE FOOT:                                 $145.13

GOING IN CAPITALIZATION RATE:                                      6.02%
TERMINAL CAP RATE:                                                 9.00%
DISCOUNT RATE:                                                    11.00%
COSTS OF SALE:                                                     -1.0%
PRESENT VALUE OF CASH FLOW:                                  $40,463,907
  % OF NPV                                                        47.05%
PRESENT VALUE OF RESIDUAL:                                   $45,538,722
  % OF NPV                                                        52.95%

--------------------------------------------------------------------------------
                                    = CASH FLOW       X             =
YEAR  CASH FLOW   + REVERSION (1)   + REVERSION   PV FACTOR      SUBTOTAL
--------------------------------------------------------------------------------
 1     $4,753,046             $0     $4,753,046      0.90     $4,282,023
 2     $4,993,045             $0     $4,993,045      0.81     $4,052,467
 3     $5,880,305             $0     $5,880,305      0.73     $4,299,628
 4     $6,131,698             $0     $6,131,698      0.66     $4,039,139
 5     $7,987,811             $0     $7,987,811      0.59     $4,740,377
 6     $8,523,991             $0     $8,523,991      0.53     $4,557,274
 7     $9,016,881             $0     $9,016,881      0.48     $4,343,057
 8     $8,406,489             $0     $8,406,489      0.43     $3,647,798
 9    $10,601,534             $0    $10,601,534      0.39     $4,144,402
10     $6,694,617   $129,303,604   $135,998,221      0.35    $47,896,462
--------------------------------------------------------------------------------
NET PRESENT VALUE                                            $86,002,629

(1)

      AVG. NET OPERATING INCOME-YR 9-13          $11,853,475
      DIVIDE TERMINAL CAPITALIZATION RATE    /        9.00%
      ------------------------------------------------------
      REVERSIONARY SALE PROCEEDS                $131,705,276
      LESS: 11TH YEAR TENANT IMPROVEMENTS          ($877,926)
      LESS: 11TH YEAR COMMISSIONS/RESERVE          ($217,649)
      ------------------------------------------------------
      SUBTOTAL                                  $130,609,701
      LESS: COSTS OF SALE                        ($1,306,097)
      NET REVERSIONARY PROCEEDS                 $129,303,604
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                      GAVIIDAE I AND DAIN PLAZA/GAVIIDAE II
                  LUNZ MASSOPUST REID DeCASTER & LAMMERS, INC.
                                    PAGE 148
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

YIELD CAPITALIZATION ANALYSIS (continued)

The following pricing matrix has been calculated based on the discounted cash flow model found on the preceding page. The matrix displays the range of net present value as a function of both the yield rate or internal rate of return and the terminal capitalization rate.

--------------------------------------------------------------------------------
                           TERMINAL CAPITALIZATION RATES

                  8.50%        9.00%      9.500%       10.00%       10.50%
--------------------------------------------------------------------------------
  I  10.75%   $90,287,709  $87,524,892  $85,052,898   $82,828,103  $80,8l5,l94
  R
  R  11.00%   $88,703,87  $86,002,629  $83,585,749   $81,410,558  $79,442,528

  R  11.25%   $87,155,209  $84,514,082  $82,150,969   $80,024,167  $78,099,917
  A
  T  11.50%   $85,640,903  $83,058,401  $80,747,741   $78,668,146  $76,786,609
  E
  S  11.75%   $84,160,065  $81,634,758  $79,375,273   $77,341,737  $75,501,870
--------------------------------------------------------------------------------

Based on the subject's size, quality, age, anchor tenant composite, and location in Downtown Minneapolis, it is the appraisers' opinion that a yield and terminal capitalization rate near the lower end of the range would be appropriate.

================================================================================

      Estimated Market Value
      By Yield Capitalization,      $86,000,000

================================================================================


--------------------------------------------------------------------------------
                      GAVIIDAE I AND DAIN PLAZA/GAVIIDAE II
                  LUNZ MASSOPUST REID DeCASTER & LAMMERS, INC.
                                    PAGE 149
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

MARKET ANALYSIS - RETAIL

The Gaviidae I retail component consists of a five level specialty retail mall anchored by a four level Saks Fifth Avenue Department store. Retail levels one and two are generally occupied by regional and national retail tenants. The third, fourth and fifth floors were converted to general office space in 1996 and are nearly 100% occupied by National City Bank. Tenant areas and vacancy are exhibited below:

      GAVIIDAE I
      ---------------------------------------------------------------
                                         % of  Expiration   Remaining
      Major Tenants          Area-sf      GLA        Date    Term-Yrs
      ---------------------------------------------------------------
      Saks Fifth Avenue      118,338    46.5%     1/31/15       17.90
      National City Bank      95,757    37.6%     3/31/06        9.09
      ---------------------------------------------------------------
      Total Anchors          214,095    84.1%
      In-Line Retail          33,792    13.3%
      Vacant In-Line Retail    6,593     2.6%
      ---------------------------------------------------------------
      Total GLA              254,480   100.0%
      ---------------------------------------------------------------

The Gaviidae II retail component consists of a four level specialty retail mall anchored by a four level Neiman Marcus Department store. Retail levels one through three are generally occupied by regional and national retail tenants. The fourth floor is operated as a food court. Tenant areas and vacancy are exhibited below:

      GAVIIDAE II
      ---------------------------------------------------------------
                                         % of  Expiration     Remain.
      Major Tenants          Area-sf      GLA        Date    Term-Yrs
      ---------------------------------------------------------------
      Neiman Marcus          119,271    63.2%      1/2004        7.08
      Total Anchors          119,271    63.2%                              %
                                                 Occupied      Vacant   Vacant
                                                ------------------------------
      Food Court              12,031     6.4%       5,561       6,470    53.8%
      In-Line Retail          57,562    30.5%      39,153      18,409    32.0%
      ------------------------------------------------------------------------
      Totals                 188,864   100.0%                  24,879    13.2%
      ------------------------------------------------------------------------

For the most part leases are written on a net basis with the tenant paying their pro-rata share of operating expenses (offset by anchor CAM contribution) and real estate taxes over the leasable area. However, as a result of weak sales, a number of tenants in both developments are paying a gross rent based on a percent of total sales, usually 10%. Rent rolls are included in the respective Income Approach sections. Major tenant lease summaries are included in the Addenda of this report.


--------------------------------------------------------------------------------
                      GAVIIDAE I AND DAIN PLAZA/GAVIIDAE II
                  LUNZ MASSOPUST REID DeCASTER & LAMMERS, INC.
                                    PAGE 150
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

MARKET ANALYSIS - RETAIL (continued)

The Downtown Minneapolis retail market is comprised of approximately 1,800,000 square feet of store, restaurant and service space including an extensive skyway retail component. The Downtown retail market contracted with the closing of the Conservatory in the Third Quarter of 1996. This property, which measured roughly 380,000 square feet, is scheduled for demolition in the First Quarter of 1997. The bulk of all shopping retail is comprised in the following properties.

------------------------------------------------------------------------------------------------------------------------------------
                   GLA-     Vacant  Overall  In-Line   Vacant  In-line   Quoted  Net Rent  Operating    1996
Property            SF        SF    Vacancy    SF        SF    Vacancy   Low/sf   High/sf  Expense/sf  Sale/sf   Anchors
------------------------------------------------------------------------------------------------------------------------------------
IDS Crystal
 Court            166,298   8,888     5.3%   100,720    8,888    8.8%    $20.00   $75.00     $13.56     $236    TJ Maxx (35,578 sf)
                                                                                                                Gap, Gap Kids
                                                                                                                Banana Republic
                                                                                                                AMEX Cafeteria
                                                                                                                 (30,000 sf)
                                                                                                                William-Sonoma

Gaviidae
 Common I         254,480   6,593     2.6%    42,092    6,593   15.7%    $15.00   $30.00     $23.58     $244    Saks Fifth Avenue
                                                                                                                  (118,338 sf)
                                                                                                                National City Bank
                                                                                                                  (95,575 sf)

Gaviidae
 Common II        188,864  24,879    13.2%    69,593   24,879   35.7%    $20.00   $40.00     $28.81     $244    Neiman Marcus
                                                                                                                  (119,271 sf)

Dayton's
 Dept. Store      500,000       0     0.0%         0        0    0.0%

City Center       370,150  45,557    12.3%   215,351   45,557   21.2%    $15.00   $30.00     $22.94     $189    Montgomery Ward
                                                                                                                  (104,636 sf)
                                                                                                                Marshall's
                                                                                                                  (50,163 sf)
------------------------------------------------------------------------------------------------------------------------------------
Totals/Average  1,479,792  85,917     5.8%   427,756   85,917   20.1%    $17.50   $43.75     $22.22     $228
------------------------------------------------------------------------------------------------------------------------------------

A brief discussion of IDS and City Center are as follows:

IDS Crystal Court - The IDS Center is a mixed use development containing office, retail, parking and hotel applications. The property was built in 1973. The retail component is located on the basement, first and second (skyway) levels and contains approximately 166,000 square feet. Occupancy is 95%. In 1993, the retail area underwent a substantial redevelopment including the addition of Gap, Gap Kids, and Banana Republic in the former Woolworth's space. Banana Republic relocated from their location in the Conservatory. With their new store in the IDS Center less than a block away, the Gap is not expected to renew their lease at the City Center. It is rumored that the TJ Maxx store, which is located in the basement, may close. Marshall's and TJ Maxx merged in 1995 and the economics of operating two stores within several hundred feet of each other is reportedly poor. There is currently one large vacancy located on the first floor. This space has been vacant for two years. Total retail sales for 1996 are reported at $236 per square foot, up from $228 per square foot in 1995.

City Center - City Center consists of a 50-story, 1,081,641 rentable square foot Class A office tower, a 104,636 square foot department store occupied by Montgomery Ward, a 50,163 square foot store occupied by Marshall's, and a 215,478 square foot, multi-tenant, three level, vertical retail mall. The entire development was constructed in 1981 and 1982. The specialty retail portion is referred to as City Center. There are over 60 tenants in this portion of the retail center. In addition, Marshall's and Montgomery Ward anchor the specialty retail component. The department store area was formerly occupied by a single tenant; Carson Pirie Scott. In January of 1993, City Center's anchor retail tenant, Carson Pirie Scott (275,276 square feet) vacated the property due to financial difficulty. Ownership responded with a major renovation of the project Including the reconfiguration of this former anchor tenant space. New tenants included Filene's Basement, Montgomery Wards, and a variety of mall retail tenants. The renovation was completed in September of 1993 at a total cost of approximately $20,000,000.


--------------------------------------------------------------------------------
                      GAVIIDAE I AND DAIN PLAZA/GAVIIDAE II
                  LUNZ MASSOPUST REID DeCASTER & LAMMERS, INC.
                                    PAGE 151
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

MARKET ANALYSIS - RETAIL (continued)

Filene's Basement vacated the property on February 28, 1995. The lease was assigned to Marshall's who took occupancy on March 1, 1995. It should be noted that Filene's Basement closed all of their Twin Cities stores with exception to a single store at the Mall of America in Bloomington. The Mall of America store reportedly has a continuous occupancy clause. Retail sales history is offered below:

            ---------------------------
            Year       $ Sales    $/Sf(1)
            ---------------------------
            1991     $62,123,487   $145
            1992     $49,031,140   $101
            1993     $44,098,708   $127
            1994     $48,817,619   $146
            1995     $46,281,232   $138
            1996     $44,922,314   $135
            ---------------------------

            (1) Sales per square foot of occupied area

The precipitous decline between 1991 and 1992 sales volume was almost entirely due to the closure of Carson Pirie Scott. Lower sales volume and increased vacancy have led to lower rents. Compared to the Gaviidae Developments, City Center is predominantly occupied with lower price point retailers. For the most part, the tenant composite is consistent with that found at regional malls throughout the Twin Cities area. Operating expenses were $22.35 per square foot in 1996. For 1997, budgeted expenses are $23.59 per square foot, an increase of 5.5%. Overall, the Gaviidae Developments do not directly compete with City Center.

Both Towle and the Minnesota Shopping Center Association (MSCA) classify City Center as a regional mall. IDS Crystal Court and the subject Gaviidae developments are classified as specialty centers. MSCA describes specialty centers as... "generally unanchored centers offering discretionary goods retailers." Historical occupancy information for the Specialty Center classification is offered on the following page:


--------------------------------------------------------------------------------
                      GAVIIDAE I AND DAIN PLAZA/GAVIIDAE II
                  LUNZ MASSOPUST REID DeCASTER & LAMMERS, INC.
                                    PAGE 152
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

MARKET ANALYSIS - RETAIL (continued)

                                SPECIALTY RETAIL
                         HISTORICAL VACANCY & ABSORPTION
                      FIRST QUARTER 1991 - FIRST QUARTER 1996
--------------------------------------------------------------------------------
                              TOTAL     TOTAL
              STUDY  # OF   RENTABLE   AMOUNT  PERCENT      NET           %
Sector        DATE   BLDGS   AREA-SF   VACANT   VACANT   ABSORPTION   ABSORBED
--------------------------------------------------------------------------------
Minneapolis   1991   5       740,246   182,770  24.69%     (44,646)    -6.03%
              1992   5       732,246   222,535  30.39%     (47,765)    -6.52%
              1993   6       787,544   187,941  23.86%     108,594     13.79%
              1994   6       787,544   267,117  33.92%     (79,176)   -10.05%
              1995   5       701,946   257,500  36.68%       3,817      0.54%
              1996   5       701,946   254,500  36.26%      82,798     11.80%
              1997   4       550,169    85,748  15.59%      23,752      4.32%
--------------------------------------------------------------------------------
Southwest     1991   1       242,355         0   0.00%           0      0.00%
(Galleria)    1992   1       417,784    75,201  18.00%     100,228     23.99%
              1993   1       417,784    75,201  18.00%           0      0.00%
              1994   1       417,784    62,200  14.89%      13,001      3.11%
              1995   1       417,784    75,201  18.00%     (13,001)    -3.11%
              1996   1       417,784    31,000   7.42%      44,201     10.58%
              1997   1       417,784     8,000   1.91%      23,000      5.51%
--------------------------------------------------------------------------------
St. Paul      1991   3       200,200    29,500  14.74%      28,500     14.24%
              1992   3       261,535    75,155  28.74%     (42,655)   -l6.31%
              1993   5       261,535    27,048  10.34%       3,022      1.16%
              1994   3       262,650    22,580   8.60%       5,583      2.13%
              1995   5       262,650    25,976   9.89%      (3,396)    -1.29%
              1996   5       262,650    28,000  10.66%      (2,024)    -0.77%
              1997   5       262,650    17,862   6.80%      10,138      3.86%
--------------------------------------------------------------------------------
West          1991   1        74,600    40,284  54.00%          81      0.11%
              1992   1        74,600    57,500  77.08%     (17,216)   -23.08%
              1993   0             0         0   0.00%           0      0.00%
              1994   0             0         0   0.00%           0      0.00%
              1995   0             0         0   0.00%           0      0.00%
              1996   0             0         0   0.00%           0      0.00%
              1997   0             0         0   0.00%           0      0.00%
--------------------------------------------------------------------------------
Total         1991   9     1,257,401   252,554  20.09%     (16,065)    -1.28%
              1992   10    1,486,165   430,391  28.96%      (7,408)    -0.50%
              1993   12    1,466,863   290,190  19.78%     111,616      7.61%
              1994   12    1,467,978   351,897  23.97%     (60,592)    -4.13%
              1995   11    1,382,310   358,677  25.95%     (12,580)    -0.91%
              1996   11    1,382,380   313,500  22.68%     124,975      9.04%
              1997   10    1,230,603   111,610   9.07%      56,890      4.62%
--------------------------------------------------------------------------------
SOURCE: TOWLE REAL ESTATE COMPANY
--------------------------------------------------------------------------------

In order to understand the condition of the specialty retail market it is necessary to look at the historical evolution of this product type. According to Towle Real Estate, there were 12 specialty center properties in the Twin Cities as of the First Quarter of 1988. Gaviidae I opened in 1989. A listing is as follows:


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INCOME APPROACH (continued)
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MARKET ANALYSIS - RETAIL (continued)

Market Sector           Property
--------------------------------------------------------
Minneapolis             Conservatory
                        IDS Crystal Court
                        Calhoun Square
                        St. Anthony Main (Phases I-IV)
                        Riverplace
                        Gaviidae I (subject property)
                        Gaviidae II (subject property)
St. Paul                Galtier Plaza
                        Bandanna Square
                        Victoria Crossing (2 properties)
                        Pavilion Place
Southwest               Galleria
West                    Bonaventure

A historic outline is offered below:

1988 - In 1988, the Conservatory opened with much anticipation. It was the highest quality and most upscale development in the Twin Cities. With the opening of the Conservatory, the specialty center market experienced approximately 75,000 square feet of positive absorption and an overall occupancy of 86%. This positive absorption was short-lived. Over the next four years, the specialty market experienced four years of negative absorption, totaling 155,000 square feet.

1989 - By 1989, construction of Gaviidae Common/Saks Fifth Avenue was well under way. At the time, Towle classified both Gaviidae I and II as Regional Centers given the anchor presence of Saks Fifth Avenue and Neiman Marcus. Although not classified as specialty centers, the in-line tenant mix was specialty, creating further competition in this market sector. Between 1988 and 1989, specialty center vacancy increased from 14.3% to 20.1%.

1990 - A fairly quiet year with no additions to the market. However, vacancy increased to 21.5%.

1991 - Although the specialty market was struggling enormously, not until this point did physical/conceptual changes occur like in 1991. Pavilion Place, in Roseville, was essentially demolished and incorporated into the Crossroads of Roseville community center. St. Anthony Main (Phases I, II, & III) was converted primarily to office space and was taken out of the study.

Galleria, the one bright spot in the specialty market, completed a 175,000 square foot expansion. Towle classifies Galleria as a specialty center despite the fact that it is anchored by a flagship Gabberts furniture store. At 150,000 square feet, this is the largest retail furniture store in the Twin Cities, if not the region.


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INCOME APPROACH (continued)
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MARKET ANALYSIS - RETAIL (continued)

Even with the removal of these centers from the Survey, vacancy improved only modestly, from 21.5% to 20.1%. This indicates that a significant portion of the vacant space is located in the surviving centers.

1992 - With the anticipated opening of the Mall of America, the regional and specialty markets were bracing for new competition. Nearly all of the regional malls had either undergone or were in the process of renovation. Gaviidae II opened and for the fourth consecutive year, the specialty center sector experienced negative absorption. As of the First Quarter of 1992, vacancy had reached an all-time high of 29.0%.

1993 - The Mall of America opened in August of 1992 adding 2,300,000 square feet to the existing market. Riverplace opened the night club concept dubbed "Mississippi Live" occupying nearly 65,000 square feet in the troubled center. At the Conservatory, all remaining retail tenants were moved to levels 1 and 2. LaSalle Plaza opened, adding 68,000 square feet to the specialty center market. The Palomino and The Rock Bottom Brewery restaurants were the only tenants in occupancy.

Bonaventure, one of the Twin Cities' original specialty centers was purchased by CSM Corporation and converted to a neighborhood center anchored by two restaurants (Chammps and Leann Chin) and three discount retailers (Border's Book Shop, Filene's Basement and JoAnn Fabrics).

In January of 1993, Carson Pirie Scott vacated their 275,000 square foot store at City Center. The space was reconfigured resulting in an additional 12,500 square feet of in-line tenant space. The additional in-line space added further competition to the market.

1994 - Specialty center vacancy rates rose from 19.8% to 24% from the First Quarters of 1993 to 1994. At the IDS Crystal Court, F.W. Woolworth closed its store to make way for The Gap, Gap Kids and Banana Republic. Both Saks Fifth Avenue and Neiman Marcus converted their upper floors for the sale of clearance items only. Mississippi Live at Riverplace closed and the center was removed from the Towle retail survey.

1995 - Leasing efforts at the Conservatory were halted and the property was removed from the Towle survey. The upper levels of Gaviidae I are vacated and renovated into office space for National City Bank. Brookfield reaches a multi-year settlement with the Minneapolis Assessor's Office to reduce the assessed value of Gaviidae I. For taxes payable in 1995, the value was reduced from $23,000,000 to $12,800,000.

1996 - Bandanna Square, a 148,000 square foot former specialty center in St. Paul sold for $1.9 million or $13 per square foot. Although the first floor is occupied by retailers and several restaurants, the second floor has been converted to office and banquet room space. Ryan Cos. and Irwin Jacobs enter into a purchase agreement on the Conservatory property. Demolition was planned in 1997.


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INCOME APPROACH (continued)
--------------------------------------------------------------------------------

MARKET ANALYSIS - RETAIL (continued)

The specialty retail market was initially well received by both tenants and patrons. Bonaventure, St. Anthony Main, Riverplace, and Bandanna Square were well occupied and tenant sales in the $400+ per square foot range were fairly common. However, by 1987 the market began to suffer as consumer spending habits changed from upscale to discount oriented shopping. The results are clear. Between 1987 and 1989, all four phases of St. Anthony Main were taken back by their respective lenders. In 1989, the St. Paul Port Authority took back Bandanna Square. By 1990, the Conservatory, just completed three years earlier, began losing tenants (the most noteworthy being Orvis and Harolds). By 1992, the retail component was approximately 50% vacant.

The downturn experienced in the specialty retail market resulted from a change in consumer spending and perhaps from a flawed concept. The movement from upscale to discount spending was evident by 1990. The "shop 'til you drop" mentality of the 1980's was over. The economy became recessionary following the Gulf war. A study completed in September of 1993 by the Urban Land Institute found that discounters accounted for 43% of total retail sales in 1992, up from 41% in 1991. The discounters' gain has come at the expense of smaller retailers.

The concept also had shortcomings. Restaurants were not anchor tenants. They failed to attract retail customers. Regardless of the anchor tenant composite, leasing upper levels proved extremely difficult. Drawing suburban shoppers also proved difficult. Suburban shoppers were often unwilling to pay for parking. Some were not comfortable with congested urban settings where most specialty centers are located. These type of properties generally thrive in heavily populated urban areas like Chicago and Boston. However, cities like Minneapolis have a very small Downtown residential population.

The concept of shopping as entertainment gave way to convenience shopping. Discounters continued to account for a greater percent of total retail sales. Property owners have responded by replacing upscale retailers with more value-oriented or discount players. For example, both Saks Fifth Avenue and Neiman Marcus have converted their upper floors to clearance areas. IDS Crystal Court added T. J. Maxx. Target has announced plans to open a Target store just two blocks south of Gaviidae I on the Nicollet Mall. At City Center, Montgomery Ward and the quintessential discounter, Filene's Basement, took occupancy after Carson Pirie Scott vacated in 1993. Following Filene's closure, Marshall's took occupancy.

This trend has pressured down overall sales in the Downtown area. Between 1994 and 1996, total retail sales at Gaviidae I, Gaviidae II, City Center and the IDS Crystal Court have fallen 9% from $153 million to $139 million. This downward trend is not expected to continue at the subject Gaviidae Developments given the improving occupancy level of Gaviidae II and the conversion of the upper three floors of Gaviidae I to general office space. Furthermore, despite overall under-performing anchor tenant sales, Saks has experienced improved volume over the last two years as exhibited on the following page.


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                      GAVIIDAE I AND DAIN PLAZA/GAVIIDAE II
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INCOME APPROACH (continued)
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MARKET ANALYSIS - RETAIL (continued)

--------------------------------------------------------------------------------------------------------------
                               1994                            1995                          1996
Department Store     SF         $         $/SF       SF         $        $/SF      SF          $        $/SF
--------------------------------------------------------------------------------------------------------------
Neiman Marcus     119,271  $14,909,415  $125.00   119,271  $14,889,991  $124.84  119,271  $14,832,028  $124.36
Saks              118,338  $13,658,213  $115.42   118,338  $15,014,792  $126.88  118,338  $16,603,939  $140.31
--------------------------------------------------------------------------------------------------------------
Subtotal          237,609  $28,567,628  $120.23   237,609  $29,904,783  $125.86  237,609  $31,435,967  $132.30
--------------------------------------------------------------------------------------------------------------

Given the historical performance of the upscale market, it is unlikely that this market segment will experience further competition. In fact, the trend appears to be moving in the opposite direction; toward more value-oriented retailing. The announcement of the two-level Target on the Nicollet Mall is an example.

Unlike most neighborhood or community centers, specialty centers appear to survive only under the most favorable circumstances. They require an excellent location, a prosperous economy with high levels of discretionary income, a strong tenant base and competent management. Take one or more of these characteristics out and the center usually fails. On the other hand, a neighborhood or community center may be poorly located with limited exposure or be located in a declining neighborhood. However, because these type of centers are predominantly occupied by tenants providing essential good and services (non-discretionary items) like groceries, fuel, drugs and dry cleaning, they are not affected, to the degree a specialty center is, by market influences.

The Community Center market was clearly the benefactor of these changing market conditions. According to Towle, community center development grew from 7.55 million square feet in 1990 to 12.5 million square feet in 1996, a 66% increase. The development was fueled by the expansion of several larger national anchor tenants including Sportmart, Barnes & Noble Bookstore, Toys-R-Us, Office Max, Wal-Mart, Marshall's, T.J. Maxx, Kohls, Best Buy and Target. Also fueling development was the consolidation of the grocery industry. Locally based Super Valu, recently acquired the Red Owl Food store chain and merged with Wetterau, a Missouri based food supplier. Super Valu, with their Cub Foods stores and Gateway/Scrivner, with their Rainbow Foods stores, have become the major players in the marketplace. Many of the smaller stores in the metro have closed as a result of fierce competition. Both grocers have become desirable anchor tenants.

There was also fierce competition among the discounters. The Twin Cities has experienced substantial anchor tenant fallout in the last several years. Closures include Highland Superstores, Carson Pirie Scott, Filene's Basement (with exception to the Mall of America store which has a continuous occupancy clause), Best, Children's Palace and most recently F&M Drug. Although not in the Twin Cities market, Phar-Mor has closed several stores in the Wisconsin market. As a result of increased competition, shopping center investors realize that the trend is likely to continue and many are factoring in either a vacancy or credit loss deduction against anchor income.

Another factor that may explain the lack of demand are the high occupancy costs including not only rent, CAM and real estate taxes, but also worker's compensation and health insurance. Minnesota's worker's compensation and real estate taxes are among the highest in the nation. With increased competition and high operating costs, profit margins are pressured downward.


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                      GAVIIDAE I AND DAIN PLAZA/GAVIIDAE II
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INCOME APPROACH (continued)
--------------------------------------------------------------------------------

MARKET ANALYSIS - RETAIL (continued)

The "sales mentality" is also pressuring profit margins down as customers are becoming less willing to pay full retail knowing full well that most items will go on sale within a short time frame. The large national tenants such as Target, Dayton's, Wal-Mart, Sears, and K-Mart have increased the frequency of such sales to the point where a customer may only have to wait one week or so before an item is clearance priced. This mentality has most negatively affected the small retail tenants who cannot make up lost revenue with increased volume.

As of the appraisal date, there are essentially only six specialty retail centers operating in the Twin Cities; Gaviidae I and II, Galleria, Calhoun Square, IDS Crystal Court, and Victoria Crossings, a small development located on Grand Avenue is St. Paul. Bandanna Square is a hybrid office, banquet facility and restaurant location with no recognized retailers. Galtier Plaza in Downtown St. Paul has struggled since it was built and is generally considered a failure.

The Conservatory, which is scheduled for demolition sometime in 1997, requires some additional commentary. This property was a 249,000 square foot, upscale retail center with office space on the fifth and sixth floors. Tenants originally included Mark Shale, Harold's, FAO Schwartz, Coach, Banana Republic, Williams Sonoma, Tejas Restaurant, Goodfellow's Restaurant, Orvis and a host of other upscale retailers. The property is skyway linked over South 8th Street to Dayton's in two places and also has a tunnel under South 8th Street connecting both lower levels of retail. The property, which opened in 1987, was developed for approximately $75,000,000 by a partnership of Bob Dayton, M.A. Mortensen Development Company and Northco, Ltd. In terms of construction quality the property was clearly one of the best in the Downtown area. The property never reached its potential due to the difficulty in floor to floor movement for patrons. The property also suffered from a retail standpoint in that it did not have an atrium to allow shoppers visual continuity between floors. These challenges were created by the mid-block position of the historically designated 800 Nicollet Mall office building which could not be razed during initial construction. Although the upscale retail market has softened considerably since the 1980's, it was not the primary reason for this property's failure. The property's design was the major problem.

In 1992, the property was sold for $434,000 as part of a package of distressed properties offered by Mellon Bank. By that time, the retail portion was significantly vacant. The property was resold to a local investor in December of 1993 for $1,500,000. As of the appraisal date, the property is entirely vacant except for a three office tenants. Ryan Cos. has reportedly reached an agreement with Jacobs to demolish the property and build a 750,000 to 800,000 square foot office tower, preliminarily called the 800 Nicollet Mall Tower. Ryan has yet to announce an anchor tenant for the development. This most recent negotiated purchase agreement is referenced as a pending land sale in the Land Sales Comparison Approach Section of this report.


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                      GAVIIDAE I AND DAIN PLAZA/GAVIIDAE II
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

INCOME APPROACH (continued)
--------------------------------------------------------------------------------

MARKET ANALYSIS - RETAIL (continued)

A breakdown of individual tenants' sales volume since 1994 is included in the Addenda of this report. Given the relatively small size of the Downtown multi-tenant retail market and the property position at the upper end of the retail tenant profile, the subject's historical operating experience was considered to be the most relevant source of market data. The best indication of the subject's rent potential is available in reviewing the leases negotiated and signed in the last several years at both Gaviidae Developments. For perspective, a lease activity summary has been included as follows:


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

------------------------------------------------------------------------------------------------------------------------------------
  1995 ACTIVITY
                                                                                           AVG                  FREE RENT  EFF RENT/
                            AREA/   LEASE                                        AVG      ANNUAL    FREE     PER SF/YR  SQ. FT.
                    STATUS  SUITE   TERM     YRS     SQ.FT.     RENTAL RATE      RENT/SF  STEP-UP   RENT     OF TERM    BEFORE TI'S
-----------------------------------------------------------------------------------------------------------------------------------

1 JESSICA McCLINTOCK  NEW   251  11/95-1/06  10.00   2,104    $20.00 - $20.00     $20.00    0.0%      $0      $0.00      $20.00

2 LA TORTILLARIA      NEW   FC3  11/95-1/05  10.00     551    $35.00 - $45.00     $40.55    2.9%    $5,374    $0.98      $39.57

3 D'AMICO             NEW   169  10/95-1/06  10.25   3,216     $0.00 - $0.00       $0.00    0.0%      $0      $0.00       $0.00

4 TOTALLY ORGANIZED   NEW   135   8/95-1/05   9.42   3,413  ($13.13) - ($10.69)  ($13.13)  -2.0%      $0      $0.00     ($13.13)

5 ST. CROIX KNITS     NEW   227   4/95-2/07  11.75   1,352    $18.00 - $30.00     $23.70    5.7%      $0      $0.00      $23.70
-----------------------------------------------------------------------------------------------------------------------------------
  WEIGHTED AVERAGES                          10.11  10,636     $3.84 - $6.67       $4.86    4.19%             $0.05       $4.81
  x AVG. LEASE TERM                                                                                           10.11
  -----------------                                                                                           -----
  SUBTOTAL                                                                                                    $0.51

-----------------------------------------------------------------------------------------------------------------------------------
  1996 ACTIVITY

6 BETLACH JEWELERS    NEW   297   8/96-4/07  10.67   1,592    $17.00 - $24,00     $21.00    3.9%   $35,849    $2.11      $18.89
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
  1997 ACTIVITY

7 LIN COMPANY         NEW   291   5/97-1/02   4.75     350    $26.50 - $26.50     $26.50    0.0%      $0      $0.00      $26.50
8 ANN TAYLOR          NEW   279  11/97-1/08  10.25   4,768    $12.00 - $18.00     $14.63    4.9%      $0      $0.00      $14.63
9 FRANKLIN QUEST      NEW   207   6/97-1/04   6.42   1,655    $20.00 - $25.00     $21.56    3.9%      $0      $0.00      $21.56
10 TRAIL MARK         NEW   107   3/97-2/02   5.00   1,464   ($2.76) - ($2.76)    ($2.76)   0.0%      $0      $0.00      ($2.76)
-----------------------------------------------------------------------------------------------------------------------------------
  WEIGHTED AVERAGES                           8.31   8,237    $11.60 - $16.08     $13.44    3.35%             $0.00      $13.44
  x AVG. LEASE TERM                                                                                            8.31
  -----------------                                                                                           -----
  SUBTOTAL                                                                                                    $0.00

----------------------------------------------------------------------------------------------
  1995 ACTIVITY
                                                       EFF               COMM'S    EFF RENT/
                                          T.I'S PER   RENT/SF            PER SF/   SF AFTER
                               TOTAL      SF PER YR   BEFORE    TOTAL    YR OF     TI'S &
                               TI'S       OF TERM     CONM'S    COMM     TERM      COMM'S
--------------------------------------------------------------------------------------------

1 JESSICA McCLINTOCK          $170,614    $8.11       $11.89    $6,312   $0.30     $11.59

2 LA TORTILLARIA               $31,156    $5.65       $33.92    $1,653   $0.30     $33.62

3 D'AMICO                      $24,662    $0.75       ($0.75)   $9,648   $0.29     ($1.04)

4 TOTALLY ORGANIZED           $139,020    $4.32      ($17.45)  $10,239   $0.32    ($17.77)

5 ST. CROIX KNITS              $85,870    $5.41       $18.29    $4,056   $0.26     $18.04
--------------------------------------------------------------------------------------------
  WEIGHTED AVERAGES                       $4.20        $0.61              0.30      $0.31
  x AVG. LEASE TERM                       10.11                          10.11
  -----------------                      ------                          -----
  SUBTOTAL                               $42.45                          $3.01

--------------------------------------------------------------------------------------------
  1996 ACTIVITY

6 BETLACH JEWELERS            $199,023   $11.72        $7.17     $4,776  $0.28     $6.89
--------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------
  1997 ACTIVITY

7 LIN COMPANY                    $0       $0.00       $26.50     $1,050  $O.63     $25.87
8 ANN TAYLOR                  $476,800    $9.76        $4.87    $14,304  $0.29      $4.58
9 FRANKLIN QUEST               $55,029    $5.18       $16.38     $4,965  $0.47     $15.91
10 TRAIL MARK                  $17,350    $2.37       ($5.13)    $4,392  $0.60     ($5.73)
--------------------------------------------------------------------------------------------
  WEIGHTED AVERAGES                       $7.11        $6.33              0.40      $5.93
  x AVG. LEASE TERM                       $8.31                           8.31
  -----------------                      ------                          -----
  SUBTOTAL                               $59.10                          $3.30

--------------------------------------------------------------------------------

MARKET ANALYSIS - RETAIL (continued)

Since 1995, 20,465 square feet of new retail leasing activity has occurred at both properties. In addition, National City Bank leased 95,757 square feet of office and retail banking space at Gaviidae I. From review of the lease activity summary (retail only) several of the leases involve negative net rental rates. A negative net rate indicates that the tenant's gross rent (typically 10% of sales) does not cover the tenant's pro-rata share of operating costs and taxes. This is the case with Totally Organized and Trail Mark.

For the most part, retail lease terms ranged from five to twelve years with an average near ten years. Although these leases provide an indication of the subject's rent potential, another method of determining rent involves review of the existing tenant's retail sales. More often than not, this provides a better picture of the retail environment. Retail sales are a barometer of the property's overall strength. Sales volumes among the retail tenants are very low compared with the median sales statistics reported by Dollars and Cents of Shopping Centers 1995. Furthermore, with operating expenses between $22 and $27 per square foot, gross occupancy costs are very high relative to sales. A gross occupancy cost comparison is included in the addenda of this report. The synopsis is as follows:

Gaviidae I & II Gross Rent Comparison
--------------------------------------------------------------------------------
                      Gross Rent             $ & Cents    Disparity
Area                    Per SF        vs.    Gross Rent      %
--------------------------------------------------------------------------------
Anchors                 $10.13        vs.      $3.56       64.9%
First Floor             $35.53        vs.     $37.77       -6.3%
Second Floor            $45.48        vs.     $31.65       30.4%
Third Floor             $15.63        vs.     $16.50       -5.6%
Food Court-4th Floor    $44.18        vs.     $43.79        0.9%
--------------------------------------------------------------------------------

From this comparison, it is apparent that, other than the food court tenants, the remaining tenants are generating sales well below the median figures reported by Dollars & Cents. Or put another way, these tenants are paying too much rent for the sales they are generating. The gross occupancy cost to sales ratio is very high at the subjects as exhibited below:

Gaviidae I & II - Gross Rent to Sales Ratio
--------------------------------------------------------------------------------
                        Gross         Divide        Gross Rent/
                        Rent          Sales         Sales Ratio
--------------------------------------------------------------------------------
Anchors             $2,408,065      $31,435,967       7.75%

First Floor         $1,270,654      $10,778,925       11.8%
Second Floor        $1,563,947      $7,649,391        20.4%
Third Floor           $181,788      $1,526,041        11.9%
Fourth Floor          $245,683      $1,897,991        12.9%
--------------------------------------------------------------------------------
Total Non-Anchor    $3,262,071      $21,852,348       14.9%
--------------------------------------------------------------------------------


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                      GAVIIDAE I AND DAIN PLAZA/GAVIIDAE II
                   LUNZ MASSOPUST REID DeCASTER & LAMMERS, INC
                                    PAGE 161
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INCOME APPROACH (continued)
--------------------------------------------------------------------------------

MARKET ANALYSIS - RETAIL (continued)

At the subject developments, gross occupancy costs have consistently been very high. Based on 1996 sales, the figures ranged from 11.8% to 20.4% with an average of 14.9%. For most tenants, an acceptable ratio is between 10% and 12% of gross sales. This is consistent with several recent deals which were based on a gross rent of 10% of sales. Because of this high ratio among nearly every tenant type, the subject is experiencing excessive turnover and declining net rents. The ratio exhibited by fourth floor food court tenants appears to be in line with the market. However, it should be noted that these tenants do not pay for additional food court expenses such as cleaning and trash removal, found at nearly every other food court in the Twin Cities. At City Center, this additional charge of $7.26 per square foot, is added to the base operating expense of $22.35 per square foot resulting in a total expense of $29.61 per square foot. Management/leasing does not charge the Gaviidae II food court tenants for these additional charges arguing that the entire retail development benefits from the number of people patronizing this area. This partially explains why the ratio is in line with the market.

Operating expenses for 1997 are quoted as follows:

                          Operating/sf         Taxes/sf          Total/sf
--------------------------------------------------------------------------------
           Gaviidae I         $17.41            $4.43             $21.84
           Gaviidae II        $19.82            $8.32             $28.14

Expenses at Gaviidae II are higher for several reasons. First, as noted in the office Parking Income Section, Gaviidae II has a promotional parking program 'We've got a Spot" whereby the validated costs of parking are allocated to retail CAM. Second, the additional cost of operating the food court are included in CAM. Gaviidae I does not have a food court. Third, taxes at Gaviidae II are higher given the value of the entire development, including the Dain Plaza office tower, are allocated on a per square foot basis. Arguably, the tower is worth more, on a per square foot basis, than the retail component. As such, the retail component is paying a proportionally larger share of the property's real estate taxes thereby subsidizing the office tower. Finally, Gaviidae II has much higher utility costs. Gaviidae II buys chilled water from the municipal energy center. At Gaviidae I, chilled water is provided by two on-site wells. The cost disparity equates to approximately $2.75 per square foot. Economies of scale also come into play. The in-line component of Gaviidae I measures 136,142 square feet versus 69,953 square feet at Gaviidae II, 95% larger.

The above operating expenses are comparable to those found at suburban regional malls throughout the Twin Cities. On the surface, this expense level appears fairly reasonable when compared to other regionals. Keep in mind however, that the suburban malls are much larger than the subject, have several anchor tenants, and draw substantially more shoppers. In fact, suburban regionals should be more expensive to operate than the subject given the size of their exterior common area and parking lots. The subject should benefit from economies of scale realized in operating both developments.


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                      GAVIIDAE I AND DAIN PLAZA/GAVIIDAE II
                   LUNZ MASSOPUST REID DeCASTER & LAMMERS, INC
                                    PAGE 162
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

INCOME APPROACH (continued)
--------------------------------------------------------------------------------

MARKET ANALYSIS - RETAIL (continued)

Expenses aren't the only challenge for the subject retail component. Over the last several years, sales volume has been hurt by the opening of the Mall of America as well as the continued expansion of community centers and big-box developments. According to Towle, community center development grew from 7.55 million square feet in 1990 to 12.5 million square feet in 1996, a 66% increase. Downtown retailers have historically missed out on the night and weekend business. Suburban shopping malls offer free parking, a less congested area of travel, and a 1/2% lower sales tax on all non-clothing purchases. The Mall of America continues to attract convention center attendees who previously visited the Downtown retail stores.

Dayton's dominance in this market, and particularly Downtown, has also hurt other Downtown anchor department stores. Neiman Marcus and Saks also compete with Macy's and Nordstrom at the Mall of America. At the subject properties, management has offered rent relief, either through lease conversions to percentage rent only, or through rent write-offs to the following tenants:

Gaviidae I
--------------------------------------------------------------------------------
                                                ---- Revised Rent ----
                             Original   Net         or         Gross    Min.
Tenant              Area-sf  Net Rent   $/sf    Gross Rent %   Minimum  $/sf
--------------------------------------------------------------------------------
Olds Pendelton      2,197    $37.00     $8.77   5% of sales    $19,260  $8.77
Totally Organized   3,413                       l2% of sales     $0     $0.00
Eddie Bauer         5,443    $37.00    $25.00                    $0     $0.00
Pretzel Time         508     $34.32    $25.20                    $0     $0.00
Custom Shop          780     $50.00    $24.36                    $0     $0.00
--------------------------------------------------------------------------------

Gaviidae II
--------------------------------------------------------------------------------
                                                ---- Revised Rent ----
                             Original   Net         or          Gross   Min.
Tenant              Area-sf  Net Rent   $/sf    Gross Rent %   Minimum  $/sf
--------------------------------------------------------------------------------
Morton's            7,759    $23.00    $22.62                     $0    $0.00
Villa Pizza         1,331    $22.00             15% of Sales      $0    $0.00
--------------------------------------------------------------------------------

Several leases have been written with a percentage rent provision only, whereby the tenant's gross rent is equal to a percent of sales. Tenants with this provision are exhibited below:

Gaviidae I
--------------------------------------------------------------------------------
                                  Gross Rent
                                    % of
Tenant              Area-sf         Sales
--------------------------------------------------------------------------------
Totally Organized   3,413           10%
St. Croix Knits     1,352           10%
--------------------------------------------------------------------------------
Total               4,765
--------------------------------------------------------------------------------

Gaviidae II
--------------------------------------------------------------------------------
                                  Gross Rent
                                    % of
Tenant              Area-sf         Sales
--------------------------------------------------------------------------------
Talbot's            5,328             5%
Aveda               1,600            10%
Jone Vass           1,776            10%
Horst Salon         4,300            10%
Richard James       5,868            10%
--------------------------------------------------------------------------------
Total               18,872


--------------------------------------------------------------------------------
                      GAVIIDAE I AND DAIN PLAZA/GAVIIDAE II
                   LUNZ MASSOPUST REID DeCASTER & LAMMERS, INC
                                    PAGE 163
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
MARKET ANALYSIS - RETAIL (continued)

The first and second floors are the most desirable and command the highest per square foot rents (other than food court). The third and fourth floors, except for the food court, are the least desirable. At Gaviidae I, the entire fifth, fourth and a majority of the third floor was converted to office space for National City Bank. Retail Sales by floor are exhibited below:

Gaviidae I & II - Retail Sales by Floor
--------------------------------------------------------------------------------
                            1995                              1996
Area                $        $/SF   % of Total       $         $/SF  % of Total
--------------------------------------------------------------------------------
Anchors        $29,904,783  $125.86   54.3%     $31,435,967   $132.30   59.0%
First Floor    $10,566,045  $257.43   19.2%     $10,778,925   $301.44   20.2%
Second Floor    $8,486,183  $169.48   15.4%      $7,649,391   $190.81   14.4%
Third Floor     $1,897,608   $80.79    3.4%      $1,526,041   $109.07    2.9%
Fourth Floor    $2,687,288   $90.93    4.9%      $1,897,991   $240.71    3.6%
Fifth Floor     $1,551,307   $89.08    2.8%              $0     $0.00    0.0%
--------------------------------------------------------------------------------
Total          $55,093,214  $124.27    100%     $53,288,315   $120.20  100.0%
--------------------------------------------------------------------------------

Gaviidae I & II - Rent by Floor
--------------------------------------------------------------------------------
               Gross    Avg.      Avg.      = Avg.
Area           Rent/sf  Cam/sf    Tax/sf  Net Rent/sf
--------------------------------------------------------------------------------
Anchors        $10.13    $1.22    $5.21      $3.70
First Floor    $35.53   $18.76    $6.61     $10.17
Second Floor   $45.48   $18.51    $6.21     $20.76
Third Floor    $15.63   $17.41    $4.43     -$6.21
Fourth Floor   $44.18   $19.82    $8.32     $16.04
Fifth Floor    Occupied by National city Bank
--------------------------------------------------------------------------------

A current vacancy summary by floor is offered below. The fourth and fifth floors at Gaviidae I were not included as they are entirely occupied by National City Bank.

Leasing Activity ('95 - '97) First     Second   Third     Food Court
--------------------------------------------------------------------------------
No. of Deals                 3         6        0         1
Weighted Avg Net Rent        ($6.04)   $18.80   --        $40.55
Area Leased-sf               8,093     11,821   --        551

                                                          Food
Current Vacancy Summary      First     Second   Third     Court
--------------------------------------------------------------------------------
Vacant area-sf(1)            2,827     5,118    16,072    6,470
Divide GLA          /        29,715    38,013   44,525    12,031
--------------------------------------------------------------------------------
Vacancy                      9.5%      13.5%    36.1%     53.8%

(1) Vacant Area Calculation by Floor-1996


--------------------------------------------------------------------------------
                      GAVIIDAE I AND DAIN PLAZA/GAVIIDAE II
                   LUNZ MASSOPUST REID DeCASTER & LAMMERS, INC
                                    PAGE 164
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

MARKET ANALYSIS - RETAIL (continued)

Based on the most recent leasing activity and in consideration of the sales being generated at the property, market rent has been estimated below.

                            Market Rent Estimate
                        Gaviidae I        Gaviidae II          Term-yrs
--------------------------------------------------------------------------------
First Floor             $10.00 Net        $20.00 Gross         8.0
Second Floor            $25.00 Net        $20.00 Net           8.0
Food Court                                $20.00 Net           5.0
Third Floor Office (1)   $8.00 Net        $20.00 Gross         5.0

(1) Discussed below

For the first and second floors, the rent estimate was generally based on projected tenant sales ranging from $250 to $350 per square foot and gross occupancy costs at 12.5% of sales. This results in a gross rental estimate of from $31.25 to $43.75 per square foot. Subtracting out approximately $25 per square foot in average operating costs results in a net rental range of from $6.25 to $18.75 per square foot. In general, retail sales and tenant performance is superior at Gaviidae I. This property is also more centrally located on the skyway system. As such, slightly higher rents were relied on.

From discussions with other leasing agents and property managers familiar with the Downtown and regional center markets, gross occupancy costs, on average, typically do not exceed 11%-13% of gross sales without the tenant encountering financial strain. Several retailers including jewelers, fast food and home furnishings can pay more than this while others, such as shoes, electronics and men's wear pay less. Sales are not expected to increase substantially in the near future for several reasons. First, the Downtown market is fairly stable with respect to employment growth. Second, the Downtown residential market is very small and is not expected to grow much in the next five to ten years. Third, the renovation of the suburban regional malls, the presence of the Mall of America, and the growth in the community center/category killer shopping centers will hold down sales growth at the subject. Overall sales volume is up while profit margins are being pressured down. In addition, the night and weekend business is virtually non-existent in the Downtown market. These are two critical shopping periods where the Downtown properties are losing out to the suburban market. Lunch hour sales are the bread and butter for Downtown retailers. Fourth, the Downtown anchor tenants including Neiman Marcus, Saks Fifth Avenue and Montgomery Wards, are not providing the drawing power to increase small tenant sales.

In developing a market rent estimate for the anchor tenant spaces, the appraisers interviewed the owner, several retail brokers, property managers, one asset manager, and several appraisers for their opinion as to a possible anchor candidate. Macy's and Nordstrom were the most frequently mentioned. According to Tom Clairmont, Vice President of Operations for Brookfield LePage, either tenant would be considered a viable tenant following base lease expiration. Mr. Clairmont indicated that they discussed a possible Downtown location for Nordstrom when Carson Pirie


--------------------------------------------------------------------------------
                      GAVIIDAE I AND DAIN PLAZA/GAVIIDAE II
                   LUNZ MASSOPUST REID DeCASTER & LAMMERS, INC
                                    PAGE 165
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

MARKET ANALYSIS - RETAIL (continued)

Scott vacated City Center in 1993. At that time, Nordstrom expressed interest in a Downtown and west suburban location. In his opinion, the cost to fully convert either the Saks or Neiman space for a new anchor like Nordstrom, should not exceed $100 per square foot. Based on estimated sales of $20,000,000, the tenant should be willing to pay approximately $600,000 in the form of net rent. This is very similar to what Neiman Marcus is currently paying ($5.71 psf). It is Clairmont's opinion that a Nordstrom store would generate greater sales than Neiman Marcus. It is also his opinion that the anchor tenant rent is the "safest" rate relative to other alternative options. He speculated that conversion to office space would cost approximately $50 per square. However, net rents would most likely be in the $10 to $15 per square foot range. Although this is feasible option, the conversion would negatively impact the specialty retail component. Furthermore, it is his opinion that within the next five years the Power's Site and potentially the Ritz block, located directly north of Gaviidae II, will be developed. This will ultimately benefit the Gaviidae II and the anchor tenant component. Brookfield would consider other options including an entertainment theme with a multi-screen movie theater and restaurants. For this exercise, anchor tenant rent was estimated at $5.75 per square foot net (in 1997 dollars).

Brookfield has considered converting portions of the Gaviidae II third floor retail space to office. However, such a conversion would have to be approved by Neiman Marcus. Similar approval was required by Saks when National City Bank took occupancy in Gaviidae I.

As of the appraisal date, there is 10,934 square feet of vacant third floor space at Gaviidae II. A majority of this space has never been occupied. For this analysis it was assumed that Neiman Marcus would approve of an office application, similar to the National City Bank build-out, on this level. It is the appraisers' opinion that Neiman Marcus would desire greater traffic on this historically vacant level. For this exercise, a gross rent of $20.00 per square foot was relied on.

City Center has considered converting portions of the third floor to office for the same reasons. According to David Johnson, the property manager, Target is interested in leasing up to 15,000 square feet of contiguous office space on the third level. They would not pay a base rent, but would cover the $22.35 per square foot in operating expenses. Given Target's growth, the property manager indicated that he was fairly confident that this deal would go through. Target is somewhat of a captive tenant at the Multifoods Tower and a higher rental rate would be expected. As such, the $20.00 per square foot estimate is considered reasonable. This was based on a five year lease term. Tenant improvement costs were projected at $15 per square foot for new deals and $5 per square foot for renewals. Considering that most of the third floor space has never been occupied, an initial shell improvement of $30 per square foot was relied on. Leasing commissions were projected at $3.00 per square foot for new deals and $1.50 per square foot for renewal. Renewal probability was estimated at 75% with four months downtime between leases.


--------------------------------------------------------------------------------
                      GAVIIDAE I AND DAIN PLAZA/GAVIIDAE II
                   LUNZ MASSOPUST REID DeCASTER & LAMMERS, INC
                                    PAGE 166
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

MARKET ANALYSIS - RETAIL (continued)

For this exercise, it was assumed that the third floor space would be absorbed as follows:

Gaviidae II
Third Floor Absorption Schedule
--------------------------------------------------------------------------------
                                             Projected Occupancy Date
                    Suite              Sept 1,  Sept 1,    Sept 1,   Sept 1,
Tenant              No.      Area-sf    1997     1998       1999      2000
--------------------------------------------------------------------------------
To Be Leased        351      1,662     1,662
To Be Leased        359        594       594
To Be Leased        363      1,679     1,679
To Be Leased        367      1,326              1,326
To Be Leased        385      1,177              1,177
To Be Leased        391      1,504              1,504
To Be Leased        393        399                            399
To Be Leased        397      2,602                          2,602
--------------------------------------------------------------------------------
Total                       10,943     3,935    4,007       3,001       0
--------------------------------------------------------------------------------

At Gaviidae I it was projected that National City Bank would exercise their option to lease the remaining 5,129 square feet of vacant third floor office space as of March, 1998. Per the terms of their lease, the net rent on this space will be $8.00 per square foot. The lease term was projected to be co-terminus with their base lease.

VACANCY AND ABSORPTION ANALYSIS - RETAIL

Outside of the third floor space previously addressed, there is very little vacant space. The first and second levels of Gaviidae I are entirely occupied. At Gaviidae II, there is 985 square feet of square feet of vacant space on the concourse level and 1,363 square feet on the first floor. The second floor has 5,118 square feet of vacant space committed to lease. Ann Taylor has leased 4,768 square feet with a scheduled November 1, 1997 commencement. The remaining 350 square feet has been leased to Lin Company with a scheduled May 1, 1997 commencement. For this exercise, the concourse or basement level space at Gaviidae II (which has never been occupied) was projected to remain vacant for the holding period. The first floor space was projected to be absorbed in September of 1998.

The fourth floor food court has several vacancies. For this exercise, only food court Suite nos. 7 and 8 were considered in the absorption analysis. The remaining spaces are very large and are situated near the entrance to Neiman Marcus. Neiman Marcus operated Suite 475 as a cafe for several years before it closed due to poor sales in early 1996. Suite 7 (1,612 sf) was absorbed in March of 1999. Suite 8 (767 sf) was absorbed in March of 2001. These absorption estimates were considered reasonable given the popularity of the food court and increasing sales volume in the food category. Food related sales have increased 28% between 1994 and 1995 and 5.75% between 1995 and 1996.


--------------------------------------------------------------------------------
                      GAVIIDAE I AND DAIN PLAZA/GAVIIDAE II
                   LUNZ MASSOPUST REID DeCASTER & LAMMERS, INC
                                    PAGE 167
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

VACANCY AND ABSORPTION ANALYSIS - RETAIL (continued)

For the discounted cash flow analysis, a vacancy factor has been applied to the property in the form of projected downtime between leases. This more accurately reflects the vacancy as it does not unduly penalize the subject's value by discounting existing tenant income. This practice is also the most widely accepted among investors/buyers for this property type. Because of the various types and desirability of space, several different downtime estimates were necessary. For this exercise, the following downtime estimates were considered reasonable.

                    Term-     -- Downtime (months) ---
Area                yrs      Gaviidae I     Gaviidae II
--------------------------------------------------------------------------------
First Floor         8.0      5.0            7.0
Second Floor        8.0      3.0            3.0
Third Floor Office  5.0      3.0            4.0
Food Court          5.0                     3.0
Anchor Tenants      10.0     9.0            12.0

It was projected that the renewal probability would be 75%. This is higher than historical experience. However, with lower net rental rates, the subject should capture a greater number of renewals. Using the above downtime estimates and in consideration of the projected absorption of vacant space, an overall average occupancy of 99.4% was projected for Gaviidae I and 94.2% for Gaviidae II based on the following:

                 Gaviidae         Gaviidae
Year                 I                II
--------------------------------------------------------------------------------
1998              97.8%             88.7%
1999              99.9%             93.0%
2000              99.7%             96.1%
2001              99.8%             96.8%
2002             100.0%             96.6%
2003             100.0%             96.7%
2004              99.8%             96.9%
2005              99.8%             96.5%
2006             100.0%             97.1%
2007              96.5%             81.0%
2008             100.0%             96.8%
--------------------------------------------------------------------------------
Average           99.4%             94.2%

CREDIT LOSS FACTOR

In addition to vacancy, a credit loss factor equal to 1% of effective gross income was also projected.


--------------------------------------------------------------------------------
                      GAVIIDAE I AND DAIN PLAZA/GAVIIDAE II
                   LUNZ MASSOPUST REID DeCASTER & LAMMERS, INC
                                    PAGE 168
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

RENTAL GROWTH - RETAIL

Considering the state of the Downtown retail environment and the existing gross occupancy costs to sales ratio of 15.6% (existing in-line tenants only), rental growth is expected to be very modest. Net rents are very sensitive to the growth in sales and occupancy costs. For example, if sales were $300 per square foot in 1996 and the tenants' gross occupancy cost was $45.00 ($20.00 net + $25.00 in operating), the tenants' occupancy costs to sales ratio is 15%. If operating expenses increase 4% the following year and sales increase 7.5%, the ratio only falls to 14.3%. This slight movement is due to the fact that operating expenses represent such a significant portion of gross occupancy costs.

Based on 1995 and 1996 sales and median gross occupancy cost caps reported by Dollars & Cents, it may take several years or more of 5% to 10% annual sales growth just to reach the point where the market rent estimates are achievable. As such, retail rental growth was expected to be very moderate at 0% for the first year, 2% for the next year, 3% for the next two years and 3.5% thereafter.

PERCENTAGE RENT

Percentage rent was not considered for either Gaviidae I or Gaviidae II. From discussions with other owners, the inclusion of percentage rent in the purchase of a retail property is rare and would be considered only under certain circumstances, most notably:

1. Tenant must have a substantial remaining lease term
2. Tenant must exhibit historically consistent sales growth
3. The potential for competition is low or remote
4. Contract rent plus percentage rent is close to market rent.

It is believed that the percentage rent generated at either property would not be considered by a most probable buyer. If it were included, percentage rental income is always considered to bear greater risk than contract income. As such, higher discount rates are typically applied to this income stream. It should be noted percentage rental income is noted on the income and expense statements provided by the owner. However, this line item also includes income from tenants who, by virtue of poor sales, have renegotiated their gross rent to a percent of sales. Pure percentage rent should also moderate or decline over time given the fact that as rents increase, so do natural breakpoints. As such, percentage rent was not considered.


--------------------------------------------------------------------------------
                      GAVIIDAE I AND DAIN PLAZA/GAVIIDAE II
                   LUNZ MASSOPUST REID DeCASTER & LAMMERS, INC
                                    PAGE 169
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
TENANT IMPROVEMENTS - RETAIL

Based on discussions with managers and leasing agents in the Downtown Minneapolis, and in consideration of the most recently signed leases, tenant improvements have been estimated on a per square foot basis as follows:

                    ------- Gaviidae I -------     ------ Gaviidae II ------
                    New       Renew    Blended     New    Renew     Blended
--------------------------------------------------------------------------------
Basement space                                     $10      $5        $6.25
First floor         $20       $10      $12.50      $10      $5        $6.25
Skyway              $50       $25      $31.25      $50      $25       $31.25
Third floor office  $15       $5       $7.50       $15      $5        $7.50
Food court                                         $50      $25       $31.25

The blended amounts were based on a 75% renewal probability estimate. It should be noted that for those tenants paying percentage rent only, gross rent was stabilized over the base lease term based on the 1996 actual sales.

For the anchor tenant area, a new tenant improvement allowance of $50 per square foot was considered reasonable. This is below the $100 conversion cost estimate mentioned by Mr. Clairmont in the discussion of possible alternative anchor tenants. However, as noted, the subject anchor spaces are new, suffer from little, if any, functional obsolescence and are in excellent condition in terms of operations and vertical transportation. As such, this lower estimate was considered reasonable. For renewals, a rate of $25 per square foot was relied on.

New tenant leasing commissions for all space were estimated at $3.00 per square foot. Renewal commissions were estimated at $1.50 per square foot. Applying the 75% renewal probability estimate results in the following overall blended rate.

--------------------------------------------------------------------------------
New Tenancy             $3.00/sf x 25% probability  =  $0.75/sf
Renewal Tenancy         $1.50/sf x 75% probability  =  $1.13/sf
--------------------------------------------------------------------------------
Overall Blended Rate/SF                                $2.88/sf
--------------------------------------------------------------------------------

This ends the retail market analysis section common to both Gaviidae I and Gaviidae II.


--------------------------------------------------------------------------------
                      GAVIIDAE I AND DAIN PLAZA/GAVIIDAE II
                   LUNZ MASSOPUST REID DeCASTER & LAMMERS, INC
                                    PAGE 170
--------------------------------------------------------------------------------

INCOME APPROACH - GAVIIDAE II/NEIMAN MARCUS
--------------------------------------------------------------------------------

RETAIL TENANT INCOME

Income is generated from the rental of 69,593 square feet of in-line space and from 119,271 square feet of anchor tenant space. A rent roll is offered on the following pages. For the floor by floor location of a specific tenant please refer to the stacking plans included in the respective Description of Improvement Sections of this report. Major tenant lease summaries are included in the Addenda of this report.


--------------------------------------------------------------------------------
                      GAVIIDAE I AND DAIN PLAZA/GAVIIDAE II
                   LUNZ MASSOPUST REID DeCASTER & LAMMERS, INC
                                    PAGE 171
--------------------------------------------------------------------------------

Software       :ARGUS Ver. 7.0.01                                  Date :3/12/97
File           :App_gv2                                            Time :1:49 pm
Property Type  :Office & Retail                                    Ref# :BYI
Portfolio      :                                                   Page :1

                               GAVIIDAE COMMON II
                             60 South Sixth Street
                              Minneapolis, MN 55402
              PRESENTATION RENT ROLL & CURRENT TERM TENANT SUMMARY
                     As of Mar-1997 for 188,864 Square Feet.

DESCRIPTION             AREA     BASE RENT      RENT ADJUSTMENTS & CATEGORIES   ABATEMENTS     REIMBURSEMENT      LEASING COSTS

Tenant Name               Floor  Rate & Amount                   CPI & Current  Months  Pcnt   Description of     Imprvmnts Commssns
Type & Suite Number       SqFt   per Year       Changes Changes  Porters' Wage    to    to     Operating Expense  Rate      Rate
Lease Dates & Term   Bldg Share  per Month         on      to    Miscellaneous  Abate   Abate  Reimbursements     Amount    Amount
------------------- ----------- -------------  -------- -------  -------------  ------- -----  -----------------  --------- --------
NEIMAN MARCUS                           $5.71      --        --             --       --    --  See method:         --        --
Retail, Suite: 1        119,271      $680,940                                                  Neiman Recovery
Aug-1991 to Jul-2006     63.15%         $0.48                                                  reimbursement.
180 Months                            $56,745

MANAGEMENT OFFICE                       $0.00      --        --             --       --    --  Full Service:       --        --
Retail, Suite: 51         2.872            $0                                                  Pays no expense
Nov-1996 to Oct-2006      1.52%         $0.00                                                  reimbursement.
120 Months                                 $0

MORTON'S                               $22.62      --        --             --       --    --  See method:         --        --
Retail, Suite: 52         7,759      $175,509                                                  Typical
Dec-1991 to Dec-2001      4.11%         $1.89                                                  reimbursement.
121 Months                            $14,626

TALBOTS                                $13.97      --        --             --       --    --  Full Service:       --        --
Retail, Suite: 151        5,328       $74,432                                                  Pays no expense
Dec-1992 to Jan-2005      2.82%         $1.16                                                  reimbursement.
146 Months                             $6,203

AVEDA                                  $31.43      --        --             --       --    --  Full Service:       --        --
Retail, Suite: 161        1,600       $50,288                                                  Pays no expense
Sep~1994 to Jan-2004      0.85%         $2.62                                                  reimbursement.
113 Months                             $4,191

D'AMICO                                 $0.00      --        --             --       --    --  See method:         --        --
Retail, Suite: 169        3,216            $0                                                  Typical
Oct-1995 to Jan-2006      1.70%         $0.00                                                  reimbursement.
124 Months                                 $0

CARIBOU COFFEE                         $38.46      --        --             --       --    --  See method:         --        --
Retail, Suite: 183          649       $24,961                                                  Typical
Jan-1994 to Jan-2004      0.34%         $3.21                                                  reimbursement.
121 Months                             $2,080

JESSICA MCCLINTOCK                     $20.0O      --        --             --       --    --  See method:         --        --
Retail, Suite: 251        2,104       $42,080                                                  Typical
Nov-1995 to Jan-2006      1.11%         $1.67                                                  reimbursement.
123 Months                             $3,507

JOAN VASS                              $27.55      --        --             --       --    --  Full Service:       --        --
Retail, Suite: 285        1.776       $48,929                                                  Pays no expense
May-1992 to Jun-2002      0.94%         $2.30                                                  reimbursement.
122 Months                             $4,077

SCARLET LETTER                         $27.65      --        --             --       --    --  Full Service:       --        --
Retail, Suite: 289        1.025       $28,341                                                  Pays no expense
Aug-1994 to Jul-2000      0.54%         $2.30                                                  reimbursement.
72 Months                              $2,362

URBAN TRAVELER                         $28.20      --        --             --       --    --  See method:         --        --
Retail, Suite: 295        1.064       $30,005                                                  Typical
Dec-1991 to Jan-2001      0.56%         $2.35                                                  reimbursement.
110 Months                             $2,500

BETLACH                                $17.00   Feb-1999 $20.00             --      1-2 100%   See method:         --        --
Retail, Suite: 297        1,592       $27,064   Feb-2001 $22.00                                Typical
Apr-1997 to Apr-2007      0.84%         $1.42   Feb-2003 $24.00                                reimbursement.
121 Months                             $2,255

HORST                                  $33.06      --        --             --       --    --  Full Service:       --        --
Retail, Suite: 373        4,300      $142,158                                                  Pays no expense
Jan-1995 to Jan-2004      2.28%         $2.76                                                  reimbursement.
109 Months                            $11,847

                            (continued on next page)

Software       :ARGUS Ver. 7.0.01                                  Date :3/12/97
File           :App_gv2                                            Time :1:49 pm
Property Type  :Office & Retail                                    Ref# :BYI
Portfolio      :                                                   Page :2
                                GAVIIDAE COMMON II
                              60 South Sixth Street
                               Minneapolis, MN 55402
               PRESENTATION RENT ROLL & CURRENT TERM TENANT SUMMARY
                      As of Mar-1997 for 188,864 Square Feet.
                         (continued from previous page}

DESCRIPTION             AREA     BASE RENT      RENT ADJUSTMENTS & CATEGORIES   ABATEMENTS     REIMBURSEMENT     LEASING COSTS

Tenant Name               Floor   Rate & Amount                   CPI & Current  Months  Pcnt   Description of    Imprvmnts Commssns
Type & Suite Number       SqFt    per Year       Changes Changes  Porters' Wage    to    to     Operating Expense Rate      Rate
Lease Dates & Term   Bldg Share   per Month         on      to    Miscellaneous  Abate   Abate  Reimbursements    Amount    Amount
------------------- -----------  -------------  -------- -------  -------------  ------- -----  ----------------  --------- --------
RICHARD JAMES                            $1.30      --      --         --          --     --    Full Service:       --        --
Retail, Suite: 381       5,868          $7,628                                                  Pays no expense
Aug-1994 to Jan-2005     3.11%           $0.11                                                  reimbursement.
126 Months                                $636

LIMIT UP PASTA                          $15.60      --      --         --          --     --    See method:         --        --
Retail, Suite: 463         681         $10,624                                                  Typical
Dec-l994 to Jan-2005     0.36%           $1.30                                                  reimbursement.
122 Months                                $885

MCDONALDS                               $23.52  Feb-1996   $26.46      --          --     --    See method:         --        --
Retail, Suite: FC1         956         $22,485  Feb-1998   $28.42                               Typical
Apr-1992 to Jan-2003     0.51%           $1.96  Feb-2000   $30.38                               reimbursement.
130 Months                              $1,874

SUBWAY                                  $23.92      --      --         --          --     --    See method:         --        --
Retail, Suite: FC2         669         $16,002                                                  Typical
Nov-1992 to Jan-1998     0.35%           $1.99                                                  reimbursement.
63 Months                               $1,334

LA TORTILLARIA                           $0.00  Jan-1996   $35.00      --          --     --    See method:         --        --
Retail, Suite: FC3         551              $0  Feb-1998   $40.00                               Typical
Nov-1995 to Jan-20O5     0.29%           $0.00  Feb-2002   $45.00                               reimbursement.
111 Months                                  $0

MANCHU WOK                               $0.00  Mar-1995   $24.21      --          --     --    See method:         --        --
Retail, Suite: FC4         614              $0  Mar-1999   $43.62                               Typical
Mar-1992 to Feb-2002     0.33%           $0.00                                                  reimbursement.
120 Months                                  $0

CHICAGO STEAK                           $22.15      --      --         --          --     --    Full Service:       --        --
Retail, Suite: FC5         759         $16,812                                                  Pays no expense
Oct-1992 to Jan-2001     0.40%           $1.85                                                  reimbursement.
100 Months                              $1,401

NALLA PIZZA                             $18.32      --      --         --          --     --    Full Service:       --        --
Retail, Suite: FC6       1,331         $24,384                                                  Pays no expense
Jan-1996 to Dec-2002     0.70%           $1.53                                                  reimbursement.
84 Months                               $2,032

ANN TAYLOR                              $12.00  Feb-2001   $15.00      --          --     --    See method:         $50.00   $3.00
Retail, Suite: 279       4,768         $57,216  Feb-2005   $18.00                               Typical                      1.96%
Nov-1997 to Jan-2008     2.52%           $1.00                                                  reimbursement.    $238,400 $14,304
123 Months                              $4,768

LIN COMPANY                             $26.50      --      --         --          --     --    See method:         $50.00   $3.00
Retail, Suite: 291         350          $9,275                                                  Typical                      2.38%
May- 1997 to Jan-2002    0.19%           $2.21                                                  reimbursement.     $17,500  $1,050
57 Months                                 $773

TO BE LEASED - 53                        $0.00      --      --         --          --     --    Full Service:       --        --
Excluded from analysis     985              $0                                                  Pays no expense
Mar-2015 to Feb-2020     0.52%           $0.00                                                  reimbursement.
60 Months                                   $0
                                 @ 100% of Mkt

TO BE LEASED - 179                      $20.40      --      --         --          --     --    Full Service:       $51.00   $3.06
Retail, Suite: Yr 2      1,363         $27,805                                                  Pays no expense              1.87%
Sep-1998 to Aug-20O6     0.72%           $1.70                                                  reimbursement.     $69,513  $4,171
96 Months                               $2,317
                                 @ 100% of Mkt

TO BE LEASED - 351                      $20.00      --      --         --          --     --    Full Service:       $30.00   $3.00
Office, Suite: Yr 1      1,662         $33,240                                                  Pays no expense              3.00%
Sep-1997 to Aug-2002     0.88%           $1.67                                                  reimbursement.     $49,860  $4,986
60 Months                               $2,770
                                 @ 100% of Mkt

                            (continued on next page)

Software       :ARGUS Ver. 7.0.01                                  Date :3/12/97
File           :App_gv2                                            Time :1:49 pm
Property Type  :Office & Retail                                    Ref# :BYI
Portfolio      :                                                   Page :3
                                GAVIIDAE COMMON II
                              60 South Sixth Street
                               Minneapolis, MN 55402
               PRESENTATION RENT ROLL & CURRENT TERM TENANT SUMMARY
                      As of Mar-1997 for 188,864 Square Feet.
                         (continued from previous page}

DESCRIPTION             AREA     BASE RENT      RENT ADJUSTMENTS & CATEGORIES   ABATEMENTS     REIMBURSEMENT     LEASING COSTS

Tenant Name               Floor   Rate & Amount                   CPI & Current  Months  Pcnt   Description of    Imprvmnts Commssns
Type & Suite Number       SqFt    per Year       Changes Changes  Porters' Wage    to    to     Operating Expense Rate      Rate
Lease Dates & Term   Bldg Share   per Month         on      to    Miscellaneous  Abate   Abate  Reimbursements    Amount    Amount
------------------- -----------  -------------  -------- -------  -------------  ------- -----  ----------------  --------- --------
TO BE LEASED 359                        $20.00      --      --         --          --     --    Full Service:       $30.00    $3.00
Office, Suite: Yr 1       594          $11,880                                                  Pays no expense               3.00%
Sep-1997 to Aug-2002    0.31%            $1.67                                                  reimbursement.     $17,820   $1,782
60 Months                                 $990
                                 @ 100% of Mkt

TO BE LEASED 363                        $20.00      --      --         --          --     --    Full Service:       $30.00    $3.00
Office, Suite: Yr 1     1,679          $33,580                                                  Pays no expense               3.00%
Sep-1997 to Aug-2002    0.89%            $1.67                                                  reimbursement.     $50,370   $5,037
60 Months                               $2,798
                                 @ 100% of Mkt

TO BE LEASED 367                        $20.40      --      --         --          --     --    Full Service:       $30.60    $3.06
Office, Suite: Yr 2     1,326          $27.050                                                  Pays no expense               3.00%
Sep-1998 to Aug-2003    0.70%            $1.70                                                  reimbursement.     $40,576   $4,058
60 Months                               $2,254
                                 @ 100% of Mkt

TO BE LEASED 395                        $20.40      --      --         --          --     --    Full Service:       $30.60    $3.06
Office, Suite: Yr 2     1.177          $24,011                                                  Pays no expense               3.00%
Sep-1998 to Aug-2003    0.62%            $1.70                                                  reimbursement.     $36,016   $3,602
60 Months                               $2,001
                                 @ 100% of Mkt

TO BE LEASED 391                        $20.40      --      --         --          --     --    Full Service:       $30.60    $3.06
Office, Suite: Yr 2     1,504          $30,682                                                  Pays no expense               3.0O%
Sep-1998 to Aug-2003    0.80%            $1.70                                                  reimbursement.     $46,022   $4,602
60 Months                               $2,557
                                 @ 100% of Mkt

TO BE LEASED 393                        $21.01      --      --         --          --     --    Full Service:       $31.52    $3.15
Office, Suite: Yr 3       399           $8,384                                                  Pays no expense               3.00%
Sep-1999 to Aug-2004    0.21%            $1.75                                                  reimbursement.     $12,576   $1,258
60 Months                                 $699
                                 @ 100% of Mkt

TO BE LEASED 455                         $0.00      --      --         --          --     --    Full Service:
Excluded from analysis  1,767               $0                                                  Pays no expense
Jan-2015 to Dec-2019    0.94%            $0.00                                                  reimbursement.
60 Months                                   $0
                                 @ 100% of Mkt

TO BE LEASED 397                        $21.01      --      --         --          --     --    Full Service:       $31.52    $3.15
Office, Suite: Yr 3     2,602          $54,673                                                  Pays no expense               3.00%
Sep-1999 to Aug-2004    1.38%            $1.75                                                  reimbursement.     $82,010   $8,201
60 Months                               $4,556
                                 @ 100% of Mkt

TO BE LEASED 475                         $0.00      --      --         --          --     --    Full Service:
Excluded from analysis  2,324               $0                                                  Pays no expense
Jan-2015 to Dec-2019    1.23%            $0.00                                                  reimbursement.
60 Months                                   $0
                                 @ 100% of Mkt

TO BE LEASED FC7                        $26.27      --      --         --          --     --    See method:         $52.53    $3.15
Retail, Suite: Yr 3     1,612          $42,339                                                  Typical                       2.40%
Mar-1999 to Feb-2004    0.85%            $2.19                                                  reimbursement.     $84,678   $5,081
60 Months                               $3,528
                                 @ 100% of Mkt

TO BE LEASED FC8                        $28.27      --      --         --          --     --    See method:         $56.54    $3.39
Retail, Suite: Yr 5       767          $21,684                                                  Typical                       2.40%
Mar-20O1 to Feb-2006    0.41%            $2.36                                                  reimbursement.     $43,369   $2,602
60 Months                               $1,807
                                 @ 100% of Mkt

--------------------------------------------------------------------------------

GAVIIDAE II - PARKING INCOME

Parking income is generated from the rental of 210 parking stalls in the lower Parking levels. According to the 1997 budget, 73 spaces will be rented on monthly contracts at $280 per month with the balance dedicated to transient. The monthly rate is up $20 over the 1996 rate of $260. It should be noted that both monthly and transient parking is valet only in Gaviidae II. Transient rates are exhibited below:

                  1996              1997
--------------------------------------------------------------------------------
0-1/2 Hour        $3.00             0-1 Hour is $4.00
1/2-1 Hour        $4.00             0-1 Hour is $4.00
1-2 Hours         $5.00             $5.00
2-3 Hours         $6.00             $6.00
3-4 Hours         $7.00             $7.00
4-5 Hours         $8.00             $8.00
5-6 Hours         $9.00             $9.00
6-7 Hours         $10.00            $10.00
7-8 Hours         $12.00            $12.00
8-12 Hours        $14.00            8-24 Hours is $15.00
12-24 Hours       $15.00

The monthly and hourly rates charged at the subject are among the highest in the Downtown area as can be seen on the following rate analysis:


--------------------------------------------------------------------------------
                      GAVIIDAE I AND DAIN PLAZA/GAVIIDAE II
                   LUNZ MASSOPUST REID DeCASTER & LAMMERS, INC
                                    PAGE 175
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

PARKING INCOME (continued)

------------------------------------------------------------------------------------------
                                                     1994      1995     1996      95-'96
NAME                SPACES   RATE STRUCTURE          RATES     RATES    RATES     % CHANGE
------------------------------------------------------------------------------------------
LASALLE PLAZA RAMP  345      NON-RESERVED MONTHLY    $175.00   $200.00  $230.00   15.0%
342-2888                     MONTHLY RESERVED        $250.00   $275.00  $285.00    3.6%
                             FOR 8 HOURS              $12.00    $11.00   $12.00    9.1%
                             AFTER 4 P.M. ON CONTRACT $40.00    $50.00   $65.00   30.0%
                             PER DAY AFTER 4 P.M.      $5.00     $5.00    $5.00    0.0%
------------------------------------------------------------------------------------------
CITY CENTER         687      MONTHLY RESERVED        $240.00   $240.00  $250.00    4.2%
372-1234                     RESERVED - TEMPERED     $280.00   $280.00  $290.00    3.6%
                             NON-RESERVED MONTHLY    $200.00   $200.00  $210.00    5.0%
                             1ST HOUR                  $3.00     $3.00    $3.00    0.0%
                             EA. ADD'L HOUR            $1.00     $1.00    $1.00    0.0%
                             M-TH AFTER 4 P.M.         $2.00     $2.00    $2.00    0.0%
                             F-SAT AFTER 4 P.M.        $5.00     $5.00    $5.00    0.0%

------------------------------------------------------------------------------------------
CONSERVATORY RAMP   850+     NON-RESERVED MONTHLY    $139.10   $149.00  $149.00    0.0%
332-6468                     ALL DAY                   $8.50     $9.00    $9.00    0.0%
                             1ST HOUR                  $3.00     $3.00    $3.25    8.3%
                             EA. ADD'L HOUR            $1.00     $1.25     -
                             SECOND HOUR                                  $1.25
                             EACH ADD'L HOUR                              $1.00

------------------------------------------------------------------------------------------
DAYTON RADISSON     800+     0-3 HOURS                 $3.00     $5.25     -
RAMP                         EA ADD'L HOUR             $1.25     $1.00     -
332-8707                     MAXIMUM                   $8.50     $9.00    $9.00    0.0%
                             AFFER 4 P.M.              $2.00     $2.00    $2.50   25.0%
                             1ST HOUR                                     $3.25
                             SECOND HOUR                                  $1.25
                             EACH ADD'L HOUR                              $1.00

------------------------------------------------------------------------------------------
IDS RAMP            625      NON-RESERVED MONTHLY    $220.00   $225.00  $225.00    0.0%
338-7032                     1ST 1/2 HOUR              $3.00     $3.00    $3.00    0.0%
                             EACH ADD'L HOUR           $1.00     $1.00    $1.00    0.0%
                             MAXIMUM                  $13.00    $13.00   $15.00   15.4%
                             AFTER 4 PM                -         $2.75    $3.50   27.3%

------------------------------------------------------------------------------------------
AVG MONTHLY-NON RESERVED                             $183.53   $193.50  $203.50   5.2%
------------------------------------------------------------------------------------------

According to the property manager, the parking component is very small given the size of the subject development. As a result, demand is very high for on-site parking which drives up the overall rates. Gaviidae I, with a 490 stall ramp, benefits from this demand and is currently charging $260 for non-reserved and $320 per month for reserved parking. The validated parking program also insulates many paying customers from the real cost of on-site parking. Two promotional programs have been introduced to attract suburban shoppers to Downtown Minneapolis. "Do the Town" is the most widely recognized program. This program provides for free/validated evening parking in nearly every Downtown ramp with a purchase of $20 or more. Both Gaviidae Developments participate in this program. In addition, Brookfield also has a program designed to attract the suburban day shopper. The "We've got a Spot" program is essentially the same as the "Do the Town" program - three free hours of parking with a purchase of $20 or more. According to internal surveys, the average parking cost is about $6.00 per visit. The validated parking costs are allocated to the retail components and included in retail common


--------------------------------------------------------------------------------
                      GAVIIDAE I AND DAIN PLAZA/GAVIIDAE II
                   LUNZ MASSOPUST REID DeCASTER & LAMMERS, INC
                                    PAGE 176
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

PARKING INCOME (continued)

area costs. In 1996, the total costs from both programs amounted to $1.65 per square foot of retail area.

Overall parking demand is increasing in the Downtown core. Most property owners experienced an exodus of monthly parkers following the completion of the two new Third Avenue Distributor (TAD) Ramps located west of the subject. Combined, these City owned Garages have capacity for over 4,500 vehicles. The City of Minneapolis is the largest single operator controlling over 20,000 parking spaces or roughly 38% of all Downtown parking. Through the Municipal Parking System, the City operates 5,000 parking meters and owns fifteen parking ramps and nine parking lots. Several of the largest ramps include the Third Avenue Distributor Ramps (TAD Ramps) on the west edge of the Downtown and the newly constructed Jerome Haaf Memorial Parking Ramp adjacent to the new Federal Courts Building which is under construction. For the most pant, the City owned ramps are located outside of the Downtown core and therefore, do not compete with the inner-core ramps. As of the appraisal date, there are plans for only one new parking ramp in Downtown Minneapolis. Reliance Real Estate plans on demolishing three small buildings located between the Rand Tower and the Soo Line Building, one block east of Gaviidae II. Plans call for a seven floor parking garage with capacity for 500 vehicles. Reliance owns the Rand Tower and it is clear that the ramp would benefit their leasing efforts. Although a rate structure has not been announced, industry observers believe monthly rates will be in the $250+ range. This ramp will compete with the subject Gaviidae garages.

A historic income and expense statement is as follows:

Gaviidae II
Parking Income & Expense History
---------------------------------------------------------------------------------------------------------------------
                              1993                1994               1995               1996            Budget 1997

                           $     $/Stall      $      $/Stall      $      $/Stall     $      $/Stall     $      $/Stall
---------------------------------------------------------------------------------------------------------------------
PARKING INCOME         $513,877  $2,447    $607,315  $2,892    $701,920  $3,342   $736,175  $3,506   $774,098  $3,686
PARKING EXPENSE        $356,900  $1,700    $474,808  $2,261    $529,337  $2,521   $503,512  $2,398   $561,987  $2,676
---------------------------------------------------------------------------------------------------------------------
NET OPERATING INCOME   $156,977    $748    $132,507    $631    $172,583    $822   $232,663  $1,108    $212,111 $1,010
---------------------------------------------------------------------------------------------------------------------

The 1997 budgeted income of $774,000 represents a 5% increase over actual 1996 income which is in line with historical growth. Despite an improved office market, the potential for competition is greater with the announced Rand Ramp and future office development which will undoubtedly include a parking component. For this analysis, a figure of $775,000 was relied on. An income growth rate of 2.0% was projected in Year 2 and 3.0% growth rate thereafter.

It should be noted that the Net Operating Income generated from the parking lot component is extremely high, as a percent of gross revenue, because no common area maintenance and real estate taxes are allocated to this component. This is not typical of the market. The parking component is typically operated as an independent profit center whereby its pro-rata share of expenses are absorbed. The current situation clearly benefits the owner as common area maintenance and tax charges typically paid by the parking ramp are allocated to the Dam Tower,


--------------------------------------------------------------------------------
                      GAVIIDAE I AND DAIN PLAZA/GAVIIDAE II
                   LUNZ MASSOPUST REID DeCASTER & LAMMERS, INC
                                    PAGE 177
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

PARKING INCOME (continued)

retail and anchor components, and thus recaptured. It is the owner's position that each component benefits from the ramp and therefore should pay for these expenses. For this analysis, as with the other income components, no re-allocation on a more typical market basis has been considered.

Brookfield has hired Imperial Parking, Inc. (Impark) to operate the parking component. According to the manager, Imperial charges the property owner for the actual costs involved in operating the ramp. For 1997, these costs are budgeted at $470,000. This includes salaries, benefits and administrative charges and is referred to as Impark expenses. These costs are approved by the property manager. Overall, the cost to operate the ramp are very high given that it is operated exclusively as a valet ramp. Brookfield has studied the cost of converting the ramp to a self-park facility but it was not feasible. It is reported that roughly one-third of the parking capacity would be lost if this were done.

Imperial is paid a management fee equal to 2.5% of effective gross income. Brookfield charges a second management fee equal to 4.0% times effective gross income less the Impark management fee. Brookfield is responsible for not only approving the Impark expenses but for the coordination of all other ramp related services. The management fee covers these services.

Several other expenses are allocated to the parking ramp that require discussion. First, as with the office and retail components, insurance costs are below market. For this projection, a figure of $0.14 per square foot of gross area (138,987 square feet) or $19,500 was relied on. Budgeted costs for major repair, utilities, fire protection, and supplies total $75,000. Brookfield's management fee, based on revenues of $775,000 equates to $11,625. Together, these landlord related costs total $106,125. Adding the Impark expenses to this results in a total parking expense of $575,000, as rounded.

GAVIIDAE II - NEIMAN MARCUS EXPENSES

A stabilized expense estimate for the subject property has been developed based on a review of each portion's actual expense history and in some cases, by comparison to current market expenses for similar buildings. Historical income and operating expenses for the retail component for the period 1993 through 1996 has been included on the following page. Stabilized expense estimates are also included to the right of year-to-date activity.


 -------------------------------------------------------------------------------
                      GAVIIDAE I AND DAIN PLAZA/GAVIIDAE II
                   LUNZ MASSOPUST REID DeCASTER & LAMMERS, INC
                                    PAGE 178
--------------------------------------------------------------------------------

INCOME APPROACH
RETAIL EXPENSE ANALYSIS
GAVIIDAE II
HISTORICAL INCOME AND EXPENSE PROFILE

---------------------------------------------------------------------------------------------
GAVIIDAE II                           1993                1994                  1995
INCOME                             $       $/SF        $         $/SF        $         $/SF
---------------------------------------------------------------------------------------------
NET RENT-RETAIL                 $648,534   $3.43   $1,127,258    $5.97   $1,074,335    $5.69
PERCENTAGE RENT                  $34,424   $0.18      $29,411    $0.16      $25,299    $0.13
OPERATING REIMB.                $840,589   $4.45     $775,202    $4.10     $877,999    $4.65
PROPERTY TAX REIMB.             $839,214   $4.44     $846,355    $4.48     $936,441    $4.96
PARKING INCOME                  $513,877   $2.72     $607,315    $3.22     $701,920    $3.72
STORAGE INCOME                    $2,729   $0.01       $6,745    $0.04       $7,090    $0.04
MISCELLANEOUS INCOME            $177,885   $0.94         $126    $0.00          $76    $0.00
---------------------------------------------------------------------------------------------
TOTAL INCOME                  $3,057,252  $16.19   $3,392,412   $17.96   $3,623,160   $19.18

RECOVERABLE EXPENSES
CLEANING                        $188,595   $1.00     $184,736    $0.98     $240,077    $1.27
ELECTRICAL MAINTENANCE          $136,752   $0.12      $10,663    $0.06       $9,793    $0.05
PLUMBING MAINTENANCE              $3,110   $0.02      $16,558    $0.09       $8,790    $0.05
HVAC                            $424,148   $2.25      $38,707    $0.20      $37,908    $0.20
ELEV. & ESCALATORS               $64,027   $0.34      $62,671    $0.33      $64,520    $0.34
SECURITY AND SAFETY             $172,834   $0.92     $145,163    $0.77     $131,150    $0.69
LANDSCAPING & GROUNDS                 $0   $0.00           $0    $0.00           $0    $0.00
GENERAL BLDG COSTS              $165,041   $0.87     $235,144    $1.25     $249,994    $1.32
COMMON AREA COSTS              ($332,012) ($1.76)   ($168,356)  ($0.89)   ($174,751)  ($0.93)
REPAIRS AND MAINT.               $67,968   $0.36      $75,611    $0.40      $60,366    $0.32
LOADING DOCK                     $48,195   $0.26      $62,815    $0.33      $58,619    $0.31
COMM. CENTER                      $1,442   $0.01      $51,949    $0.28      $42,522    $0.23
ENERGY COSTS                        $855   $0.00     $484,482    $2.57     $434,425    $2.30
WATER AND SEWER                  $11,789   $0.06      $10,208    $0.05      $17,428    $0.09
ADMINISTRATION                  $233,056   $1.23     $147,125    $0.78     $123,466    $0.65
INSURANCE                        $14,381   $0.08      $18,024    $0.10      $18,943    $0.10
MANAGEMENT FEES                 $126,244   $0.67     $111,393    $0.59     $116,849    $0.62
REAL ESTATE TAXES/ASSMTS      $1,255,213   $6.65   $1,068,614    $5.66   $1,122,948    $5.95
OTHER                                $92   $0.00           $0    $0.00           $0    $0.00
---------------------------------------------------------------------------------------------
TOTAL RECOVERABLE EXPENSES    $2,581,730  $13.67   $2,555,507   $13.53   $2,563,047   $13.57

NON-RECOVERABLE EXPENSES
PROMOTIONAL FUND                $253,431   $1.34     $264,590    $1.40     $167,309    $0.89
ADMINISTRATION                        $0   $0.00           $0    $0.00           $0    $0.00
INSURANCE                             $0   $0.00           $0    $0.00           $0    $0.00
MANAGEMENT FEE                        $0   $0.00           $0    $0.00           $0    $0.00
OTHER                                 $0   $0.00       $2,071    $0.01      $21,801    $0.12
LEGAL FEES                            $0   $0.00      $34,962    $0.19       $3,331    $0.02
PARKING                         $356,900   $1.89     $474,808    $2.51     $529,337    $2.80
GROUND RENT                           $0   $0.00           $0    $0.00           $0    $0.00
BAD DEBT EXPENSE                      $0   $0.00     $275,199    $1.46      $41,651    $0.22
---------------------------------------------------------------------------------------------
TOTAL NON-RECOVERABLE EXP.      $610,331   $3.23   $1,051,630    $5.57     $763,429    $4.04
---------------------------------------------------------------------------------------------
TOTAL EXPENSES                $3,192,061  $16.90   $3,607,137   $19.10   $3,326,476   $17.61
---------------------------------------------------------------------------------------------
NET OPERATING INCOME           ($134,809) ($0.71)   ($214,725)  ($1.14)    $296,684    $1.57
---------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
GAVIIDAE II                           1996                 Budget 1997              Stabilized
INCOME                              $        $/SF         $          $/SF           $      $/SF
------------------------------------------------------------------------------------------------
NET RENT-RETAIL                $1,124,550    $5.95   $1,282,941      $6.79
PERCENTAGE RENT                   $25,525    $0.14      $43,318      $0.23
OPERATING REIMB.                 $960,730    $5.09   $1,240,536      $6.57
PROPERTY TAX REIMB.              $994,797    $5.27   $1,179,890      $6.25
PARKING INCOME                   $736,175    $3.90     $774,098      $4.10
STORAGE INCOME                     $6,595    $0.03       $7,200      $0.04
MISCELLANEOUS INCOME                 $718    $0.00           $0      $0.00
------------------------------------------------------------------------------------------------
TOTAL INCOME                   $3,849,090   $20.38   $4,528,483     $23.98

RECOVERABLE EXPENSES
CLEANING                         $209,160    $1.11     $233,856      $1.24     $230,000    $1.22
ELECTRICAL MAINTENANCE            $18,548    $0.10      $23,080      $0.12      $20,000    $0.11
PLUMBING MAINTENANCE               $5,648    $0.03       $9,600      $0.05       $7,500    $0.04
HVAC                              $40,499    $0.21      $45,348      $0.24      $42,500    $0.23
ELEV. & ESCALATORS                $67,107    $0.36      $68,532      $0.36      $65,000    $0.34
SECURITY AND SAFETY              $127,370    $0.67     $135,117      $0.72     $130,000    $0.69
LANDSCAPING & GROUNDS                  $0    $0.00           $0      $0.00           $0    $0.00
GENERAL BLDG COSTS               $306,689    $1.62     $312,460      $1.65     $310,000    $1.64
COMMON AREA COSTS               ($165,710)  ($0.88)   ($192,432)    ($1.02)   ($190,000)  ($1.01)
REPAIRS AND MAINT.                $73,610    $0.39     $115,838      $0.61      $85,000    $0.45
LOADING DOCK                      $60,265    $0.32      $63,664      $0.34      $62,500    $0.33
COMM. CENTER                      $46,602    $0.25      $50,217      $0.27      $47,500    $0.25
ENERGY COSTS                     $470,790    $2.49     $522,790      $2.77     $500,000    $2.65
WATER AND SEWER                   $18,093    $0.10      $19,320      $0.10      $20,000    $0.11
ADMINISTRATION                   $131,704    $0.70     $142,675      $0.76     $140,000    $0.74
INSURANCE                         $16,107    $0.09      $17,331      $0.09      $20,200    $0.11
MANAGEMENT FEES                  $124,533    $0.66     $149,885      $0.79     $104,999    $0.56
REAL ESTATE TAXES/ASSMTS       $1,362,795    $7.22   $1,395,900      $7.39   $1,347,681    $7.14
OTHER                                  $0    $0.00           $0      $0.00           $0    $0.00
------------------------------------------------------------------------------------------------
TOTAL RECOVERABLE EXPENSES     $2,913,900   $15.43   $3,113,181     $16.48   $2,942,880   $15.58

NON-RECOVERABLE EXPENSES
PROMOTIONAL FUND                 $286,156    $1.52     $189,147      $1.00     $150,000    $0.79
ADMINISTRATION                         $0    $0.00           $0      $0.00           $0    $0.00
INSURANCE                              $0    $0.00           $0      $0.00           $0    $0.00
MANAGEMENT FEE                         $0    $0.00           $0      $0.00           $0    $0.00
OTHER                              $3,635    $0.02      $13,600      $0.07       $9,443    $0.05
LEGAL FEES                        $11,729    $0.06       $7,800      $0.04      $10,000    $0.05
PARKING                          $503,512    $2.67     $561,987      $2.98     $575,000    $3.04
GROUND RENT                            $0    $0.00           $0      $0.00           $0    $0.00
BAD DEBT EXPENSE                  $24,721    $0.13      $25,000      $0.13           $0    $0.00
------------------------------------------------------------------------------------------------
TOTAL NON-RECOVERABLE EXP.       $829,753    $4.39     $797,534      $4.22     $744,443    $3.94
------------------------------------------------------------------------------------------------
TOTAL EXPENSES                 $3,743,653   $19.82   $3,910,715     $20.71   $3,687,323   $19.52
------------------------------------------------------------------------------------------------
NET OPERATING INCOME             $105,437    $0.56     $617,768      $3.27
------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
EXPENSES - RETAIL (continued)

For the most part, expenses were stabilized based on historical operating history. Real Estate Taxes, General Common Area costs, and Loading Dock expenses were allocated based on the previous discussion found at the beginning of the Income Approach section of this report.

EXPENSE RECOVERIES

Expense recoveries for the in-line tenants and the Neiman Marcus Department store are outlined below:

Neiman Marcus

Neiman Marcus pays their pro-rata share of real estate taxes and assessments. In addition, they contribute to common area maintenance an amount equal to $1.00 per square foot for the first five years of their lease. After the fifth year, the rate shall be increased by the CPI. For this analysis, the 1997 budgeted figure of $146,000 or $1.22 per square foot of GLA was relied on. This common area contribution is applied to the general common area costs of the specialty retail center, thereby reducing the expense burden for the in-line tenants. Neiman Marcus does not pay a management fee. However, the landlord charges a management fee on their effective gross income, including recoveries, and allocates that to the in-line retail tenants for recovery.

In-Line Tenants

The standard recovery is outlined as follows:

                                                            Over       Gross
Expense                 Recovery    After                   Area       Up to
--------------------------------------------------------------------------------
Operating Expenses:     Pro-rata    Anchor Contribution     In-line     90%
                                    Office Contribution     In-line     90%
Real Estate Taxes:      Pro-rata                            Total GLA
Special Assessments:    Pro-rata                            Total GLA

For this exercise, no operating cost recoveries were grossed up. Given the number of tenants on percentage rent only deals, and the extraordinarily high operating costs at the property, any additional expense burden was considered counter-productive.

Several expense items require additional attention including insurance, promotion and management fees. According to the property manager, Brookfield maintains a master insurance policy that includes both Gaviidae developments, the Dam Plaza, the City Center Development as well as other property they own. The premium rates are below market. For this exercise, retail insurance was estimated at $0.29 per square foot of leasable area based on the median costs reported by Dollars and Cents of Shopping Centers-1995.


--------------------------------------------------------------------------------
                      GAVIIDAE I AND DAIN PLAZA/GAVIIDAE II
                   LUNZ MASSOPUST REID DeCASTER & LAMMERS, INC
                                    PAGE 180
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

EXPENSE RECOVERIES (continued)

A management fee equal to 4% of effective gross income was considered reasonable based on discussions with two firms specializing in retail property management. Both felt that a lower fee would generally be warranted if the properties were performing well. However, with a number of percentage rent only deals, total gross income will be lower. As such, a slightly higher management fee is projected. This fee structure assumes that all other costs (administrative and management) would be passed back to the property, not deducted from the management fee.

Brookfield has budgeted $380,000 for promotion and marketing in 1997. Each property is allocated $190,000. This covers the landlord incurred costs of marketing, promotion and advertising. The costs equate to approximately $1.40 per square foot on Gaviidae I and $2.73 per square foot on Gaviidae II (in-line area only). In addition to advertising, television, and radio promotion, the costs also cover 2.5 on-site employees plus an allocation of the promotion manager's compensation. Historical costs are outlined below:

--------------------------------------------------------------------------------
                      1994        1995         1996       Budget 1997
--------------------------------------------------------------------------------
Gaviidae I          $325,463    $327,415     $307,002      $l90,857
Gaviidae II         $264,590    $167,309     $286,156      $189,147
--------------------------------------------------------------------------------
Total Promotion     $590,053    $494,724     $593,158      $380,004
Total Cost/sf          $2.87       $2.40        $2.88         $1.85
--------------------------------------------------------------------------------

It should be noted that very few tenants contribute to the promotional fund. From discussions with other retail owners and managers, this is becoming more commonplace. Many of the national or large regional tenants don't want to participate in the fund given that they already have their own advertising campaign. One person who is familiar with the property felt that a reasonable promotional budget should be in the $0.50 per square foot range. He speculated that with many tenants likely on percentage rent only deals, no amount of promotional spending will likely increase sales.

This is particularly the case in Downtown Minneapolis where virtually all sales are generated during the weekdays.

With essentially only two levels of retail space at Gaviidae I, promotional expenses were stabilized at $125,000. For Gaviidae II, a figure of $150,000 was relied on.

YIELD CAPITALIZATION ANALYSIS

In projecting the yield and terminal capitalization rate in this discounted cash flow analysis, several factors have been considered. Although we recognize that Gaviidae II is an integral component of the entire development, it is our opinion, based on discussions with numerous real estate professionals, that the retail component carries substantially greater risk than the office component. It is recognized that there is very little demand for this product type. These properties tend to be very unique. From our research, we could find no surveyed underwriting criteria. However, this component includes the parking ramp which is considered a relatively low risk element. Other real estate brokers, appraisers and owners, were interviewed as to an appropriate range of discount rates. Based on these discussions, and considering the lack of any relevant or

--------------------------------------------------------------------------------
                      GAVIIDAE I AND DAIN PLAZA/GAVIIDAE II
                   LUNZ MASSOPUST REID DeCASTER & LAMMERS, INC
                                    PAGE 181
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

YIELD CAPITALIZATION ANALYSIS (continued)

comparable market information, a base discount rate in the 15% range has been estimated. Because the retail component is physically part of the greater development, it is our opinion, that a higher IRR rate would be applicable if the retail component were separated from the office tower.

Terminal Capitalization Rate - For this analysis a range of terminal capitalization rates of from 11.0% to 12.0% was relied on. The net operating income was capitalized by these parameters resulting in an estimated reversionary value.

Gross sales proceeds are defined as expected selling price before all costs of sale and commissions. Since the seller typically pays all of the sales commissions, this amount will need to be deducted from the gross sales proceeds to arrive at the net sales proceeds.

Sales Costs - A 1% sales commission was relied on which is consistent with the office tower.

A copy of the ten year cash flow projection is located on the following pages.


--------------------------------------------------------------------------------
                      GAVIIDAE I AND DAIN PLAZA/GAVIIDAE II
                   LUNZ MASSOPUST REID DeCASTER & LAMMERS, INC
                                    PAGE 182
--------------------------------------------------------------------------------

================================================================================

                                   GAVIIDAE I

================================================================================


--------------------------------------------------------------------------------
                      GAVIIDAE I AND DAIN PLAZA/GAVIIDAE II
                   LUNZ MASSOPUST REID DeCASTER & LAMMERS, INC
                                    PAGE 186
--------------------------------------------------------------------------------

                                [GRAPHIC OMITTED]

                            [INTERNAL PHOTO OF MALL]

SUMMARY OF SALIENT FACTS AND CONCLUSIONS
--------------------------------------------------------------------------------

The Property:           Gaviidae I/Saks Fifth Avenue
                        Downtown Minneapolis, Minnesota

Valuation Date:         March 1, 1997

Dates of Inspection:    February 18, 1997 as well as numerous times before and
                        after

Land Area:              65,635 square feet, or 1.51 acres

Percent of Typical
Downtown Block:         60.3%

Floor Area Ratio:       8.46 to 1 (rentable area including gross parking ramp
                        area/land area-square feet)

Building Areas:
                        --------------------------------------------------------
                                                        GBA-sf    RA-sf   GLA-sf
                        --------------------------------------------------------
                        Saks Fifth Avenue               108,827       0  118,338
                        Gaviidae I                      446,513  70,308   65,834
                        --------------------------------------------------------
                        Totals                          555,340  70,308  184,172
                        --------------------------------------------------------

Flood Zone Designation: Zone C, Areas of Minimal Flooding

Community Panel Number: 270172-0006 B

Census Tract Number:    46

Zoning:                 B4-2, Central Retail District

Tenant Composite:

                        GAVIIDAE I
                        --------------------------------------------------------------------
                                                              % of    Expiration   Remaining
                        Major Tenants             Area-sf     GLA     Date         Term-Yrs
                        --------------------------------------------------------------------
                        Saks Fifth Avenue         118,338     46.5%     1/31/15     17.90
                        National City Bank         95,757     37.6%     3/31/06      9.09
                        --------------------------------------------------------------------
                        Total Anchors             214,095     84.1%
                        In-Line Retail             33,792     13.3%
                        Vacant In-Line Retail       6,593      2.6%
                        ---------------------------------------------------------------------
                        Total GLA                  254,480    100.0%
                        ---------------------------------------------------------------------

Year Built:             1987-1989


--------------------------------------------------------------------------------
                      GAVIIDAE I AND DAIN PLAZA/GAVIIDAE II
                  LUNZ MASSOPUST REID DeCASTER & LAMMERS, INC.
                                    PAGE 188
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Value Indications:

Estimated Market Value
of the Land:            $13,000,000 ($200/sf, as rounded)

Estimated Market Value
of the Subject Property
by the Cost Approach:   $15,000,000 ($58.94/sf of GLA, as rounded)

Estimated Market Value
of the Subject Property
by the Sales Comparison
Approach:               Not Developed

Estimated Market Value
of the Subject Property
by the Income Approach: $12,000,000 ($39/sf of GLA, as rounded)


================================================================================

                        Final Value Estimate $12,000,000

================================================================================


--------------------------------------------------------------------------------
                      GAVIIDAE I AND DAIN PLAZA/GAVIIDAE II
                  LUNZ MASSOPUST REID DeCASTER & LAMMERS, INC.
                                    PAGE 189
--------------------------------------------------------------------------------

================================================================================
                              PRESENTATION OF DATA
================================================================================


--------------------------------------------------------------------------------
                      GAVIIDAE I AND DAIN PLAZA/GAVIIDAE II
                  LUNZ MASSOPUST REID DeCASTER & LAMMERS, INC.
                                    PAGE 190
--------------------------------------------------------------------------------

IDENTIFICATION OF THE PROPERTY
--------------------------------------------------------------------------------

The real estate being appraised is a five story specialty retail center anchored by a Saks Fifth Avenue Department store. The property is located in the Downtown core of Minneapolis, Minnesota. The property consists of a 118,338 square foot department store occupied by Saks Fifth Avenue, and a 136,142 square foot, four level, vertical retail mall which has been partially converted to general office space. Four subterranean levels provide for off street parking and a central loading dock serving both the anchor and specialty retail components. There is available parking for 490 vehicles.

Outside of Saks Fifth Avenue, the largest single tenant in Gaviidae I is National City Bank with 97,757 square feet or roughly 38% of the property's GLA. The bank occupies a retail banking operation on the first and skyway levels. In addition, the bank's general office space is located on the entire fifth, fourth and a majority of the third levels. Their base lease expiration is March 31, 2006.

The specialty retail portion is comprised in the first and second levels. There are 19 tenants in this high quality retail center. The Saks Fifth Avenue department store anchors the specialty retail component on the south end of the development.

The development is situated on a 65,635 square foot land parcel in the Minneapolis Central Business District. The property is located at the intersection of South 7th Street and the Nicollet Mall, the 100% corner, Downtown's most central core intersection. The property was constructed between 1997 and 1999 with initial occupancy in the fall of 1989. The property is skyway linked on the second and fourth floors with the Gaviidae II/Dain Plaza development located immediately to the north, across South Sixth Street. Other skyways connect the subject with the Northwest Center Building, the IDS Building, and the City Center Development. The property is located immediately east of City Center and cater-corner to the Dayton's Department Store. Overall, this is one of the best locations in Downtown Minneapolis.


--------------------------------------------------------------------------------
                      GAVIIDAE I AND DAIN PLAZA/GAVIIDAE II
                  LUNZ MASSOPUST REID DeCASTER & LAMMERS, INC.
                                    PAGE 191
--------------------------------------------------------------------------------

LEGAL DESCRIPTION
--------------------------------------------------------------------------------

According to information provided by the owner, the subject property, which is located in Hennepin County, Minnesota, is legally identified as follows:

Saks Parcel:    That part of Lots 1, 2 and 3, Block 221, Brown and
                Jackins Addition to Minneapolis, and Lots 1, 2 and 3, Block 221,
                Town of Minneapolis, all lying Southwesterly of a line 140.00 feet Northeasterly of, as measured at right angles to and parallel with, the Southwesterly line of Block 221, Brown and Jackins Addition to Minneapolis, according to the recorded plat thereof, and situated in Hennepin County, Minnesota.

                Being registered land as is evidenced by Certificate of Title No.702994.

North Parcel:   Lots 8, 9 and 10, Block 221, Town of Minneapolis; that
                part of Lots 1, 2 and 3, Block 221, Town of Minneapolis, and that part of Lot 3, Block 221, Brown and Jackins Addition to
                Minneapolis, all lying Northeasterly of a line 140.00 feet
                Northeasterly of, as measured at right angles to and parallel with, the Southwesterly line of Block 221, Brown and Jackins
                Addition to Minneapolis, according to the recorded plat thereof, and situated in Hennepin County, Minnesota.

                Being registered land as is evidenced by Certificate of Title No. 704471.


--------------------------------------------------------------------------------
                      GAVIIDAE I AND DAIN PLAZA/GAVIIDAE II
                  LUNZ MASSOPUST REID DeCASTER & LAMMERS, INC.
                                    PAGE 192
--------------------------------------------------------------------------------

PLAT MAP
--------------------------------------------------------------------------------

The following plat map has been included for visual reference.

================================================================================


                               [GRAPHIC OMITTED]


================================================================================


--------------------------------------------------------------------------------
                      GAVIIDAE I AND DAIN PLAZA/GAVIIDAE II
                  LUNZ MASSOPUST REID DeCASTER & LAMMERS, INC.
                                    PAGE 193
--------------------------------------------------------------------------------

REAL ESTATE TAXES
--------------------------------------------------------------------------------

The subject property's tax code identification numbers (PID's) are 22-029-24-44-0104 and 27-029-24-11-0126. The property is assessed by the
Minneapolis Assessor in the name of Brookfield Market, Incorporated. The property is taxed on an ad valorem or property value basis. A historical outline of the subject property's assessed values and taxes payable are as follows:

----------------------------------------------------------------------------------------------------
ASSESSOR'S ESTIMATED    LAND       BUILDING    TOTAL        VALUE/      SUBSEQUENT   TAX/SF  EFF.TAX
MARKET VALUE AS OF     VALUE+      VALUE=      VALUE        SF OF GLA   YEAR'S TAX   GLA     RATE
----------------------------------------------------------------------------------------------------

JANUARY 2, 1992                                $34,450,000  $135.37     $2,166,295   $8.51   6.29%
 STIPULATED TO:       $11,065,000  $9,935,000  $21,000,000   $82.52     $1,320,528   $5.19   6.29%

JANUARY 2, 1993                                $23,000,000   $90.38     $1,467,281   $5.77   6.38%
 STIPULATED TO:        $9,315,000  $6,685,000  $16,000,000   $62.87     $1,020,717   $4.01   6.38%

JANUARY 2,1994                                 $23,000,000   $90.38     $1,900,691   $7.47   8.26%
 STIPULATED TO:        $9,315,000  $3,485,000  $12,800,000   $50.30     $1,057,776   $4.16   8.26%

JANUARY 2, 1995        $9,315,000  $3,485,000  $12,800,000   $50.30       $859,569   $3.38   6.72%

JANUARY 2, 1996        $9,315,000  $6,685,000  $16,000,000   $62.87     $1,044,814   $4.11   6.53%

JANUARY 2, 1997(1)    $10,970,000  $5,030,000  $16,000,000   $62.87
----------------------------------------------------------------------------------------------------

SOURCE: HENNEPIN COUNTY ASSESSOR'S OFFICE
        PID NOS.22-029-24-44-0104 & 27-029-24-11-0126
(1) AEMV Subject to change - final posting in March, 1997
--------------------------------------------------------------------------------

As noted above, the owner was successful in negotiating a multiple year reduction in assessed value affecting 1992, 1993 and 1994. According to the assessor, the subject's value increased from $12,800,000 in 1995 to $16,000,000 in 1996 given National City Bank's tenancy.

It should be noted that in Minnesota, real estate taxes are paid in the year following the assessment date. For example, the 1997 payable taxes are based on the Assessor's Estimated Market Value as of January 2, 1996. Real Estate Taxes will be discussed in greater detail in the Income Approach section of this report.


--------------------------------------------------------------------------------
                      GAVIIDAE I AND DAIN PLAZA/GAVIIDAE II
                  LUNZ MASSOPUST REID DeCASTER & LAMMERS, INC.
                                    PAGE 194
--------------------------------------------------------------------------------

SPECIAL ASSESSMENTS
--------------------------------------------------------------------------------

The two land parcels that comprise the subject property are each subject to five special assessments. Three of the assessments are for Nicollet Mall related capital improvements and two are for the maintenance of the Nicollet Mall. It should be noted that the Nicollet Mall Service Charge Assessment is not based on a declining principal payoff. Rather, the charge is based in part on the value of the commercial real estate in the Nicollet Mall area. According to the Minneapolis Department of Assessments, the charge is recalculated every year and allocated to all properties, on an ad valorem basis, within the Nicollet Mall benefit area. The Nicollet Mall Maintenance Fee represents the on-going cost to maintain the Nicollet Mall. The subject's 1997 assessment for both parcels is $60,552.22. This figure is calculated each year and allocated to all properties within the same benefit area. A breakdown of the special assessment payoff schedule is included in the Addenda of this report. A summary is offered below:

         ------------------------------------------------------------------
                    SAKS                  NORTH                 GRAND
                    TOTAL                 TOTAL                 TOTAL
                    SPECIAL               SPECIAL               SPECIAL
                    ASSESSMENT            ASSESSMENT            ASSESSMENT
         YEAR       PER YEAR      YEAR    PER YEAR      YEAR    PER YEAR
         ------------------------------------------------------------------
         1997       $54,385.56    1997    $49,374.82    1997    $103,760.38
         1998       $54,605.16    1998    $49,536.71    1998    $104,141.86
         1999       $42,681.65    1999    $32,757.80    1999     $75,439.45
         2000       $42,929.23    2000    $32,940.31    2000     $75,869.54
         2001       $43,180.36    2001    $33,125.43    2001     $76,305.80
         2002       $43,435.09    2002    $33,313.21    2002     $76,748.29
         2003       $43,693.44    2003    $33,503.65    2003     $77,197.09
         2004       $43,955.46    2004    $33,696.80    2004     $77,652.26
         2005       $44,221.18    2005    $33,892.67    2005     $78,113.85
         2006       $44,490.64    2006    $34,091.29    2006     $78,581.93
         2007       $44,763.87    2007    $34,292.70    2007     $79,056.57
         2008       $45,040.91    2008    $34,496.92    2008     $79,537.83
         2009       $45,321.81    2009    $34,703.97    2009     $80,025.79
         2010       $41,221.57    2010    $30,372.66    2010     $71,594.22
         2011       $40,074.58    2011    $29,528.64    2011     $69,603.22
         ------------------------------------------------------------------

DESCRIPTION OF THE LAND
--------------------------------------------------------------------------------

The Gaviidae I site is a rectangular land parcel occupying the west/northwest most 60% of one of the clearly defined core blocks of Downtown Minneapolis. This places the subject land at the corners of South Sixth and Seventh Streets and Nicollet Mall. As most Downtown blocks are uniform at 330' x 330' (10 lots each at 165' x 66' = 108,900 square feet, or 2.5 acres), the Gaviidae I site comprises approximately 65,635 square feet, or 1.5 acres. According to a survey dated February 28, 1992, by John Coulter Peterson, Minnesota Registered Land Surveyor No.13792, the parcel has a frontage of 330.83 feet along Nicollet Mall running to depths of 198.31 feet and 198.38 feet respectively, east/northeastward along South Sixth and Seventh Streets. These measurements give the subject parcel a total street frontage of 727.52 lineal feet. Please reference the cited survey in the Addenda of this report for further detail.


--------------------------------------------------------------------------------
                      GAVIIDAE I AND DAIN PLAZA/GAVIIDAE II
                  LUNZ MASSOPUST REID DeCASTER & LAMMERS, INC.
                                    PAGE 195
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

This outstanding specific location places the subject tract cater-corner from the main entrance to Dayton's flagship Downtown department store at its South Seventh Street corner, directly north of the landmark IDS Center block, directly east across Nicollet Mall from the City Center complex, and directly south of Dain Plaza/Gaviidae II on its South Sixth Street side. The subject land is bordered mid-block on the east by the 57 story Norwest Center office tower. As such the subject ground benefits from the potential for direct skyway access on all four of its sides. This strategic position then is one of the most people intense points in the entire Downtown neighborhood.

The Gaviidae I parcel is flat and at the grade of its border streets. The subject improvements cover virtually 100% of the land surface. The parcel is bounded by sidewalks on its three street sides. These sidewalks are partly overhung by canopies and awnings on the Gaviidae I building. Traffic flows by the site are one-way east bound on South Sixth Street, one-way west bound on South Seventh Street, and two-way north/south bound on Nicollet Mall. All vehicle access onto the subject land and its underground garage and loading facilities is by way of a wide, 26.5 foot curb cut off of South Sixth Street at the subject parcel's mid-block boundary with the Norwest Center site.

Nicollet Mall follows a serpentine route through the Downtown core and is designed as a pedestrian promenade with motorized traffic restricted to public transportation and safety vehicles only. As Nicollet Mall passes by Gaviidae I, the curve of its two lanes is eastward resulting in the sidewalk space on the subject's side to be on the narrow side of the Mall. This means that for developments with street level retail spaces along Nicollet Mall that are on the wider side of the route, a better potential exists for a sidewalk cafe or other tenants that have a need for occasional outdoor retailing. Sidewalk widths on South Sixth and Seventh Streets are a uniform 15 feet. The most recent traffic flows (1995) past Gaviidae I on South Sixth and Seventh Streets are approximately 14,600 and 15,700 vehicles per day respectively. Nicollet Mall is one of Downtown's main bus routes with heated shelters and stops for passengers on almost every block. As part of the Nicollet Mall design plan, decorative street lights illuminate the way, fountains and sculpture exhibits are placed as reflection/rest points, and piped-in classical music is played throughout the day. Warm weather Mall activities include street vendors and musicians, Thursday farmers' markets, seasonal parades, and other special events.

The Gaviidae I land parcel conforms very well as to shape, size and location/position for supporting a major landmark Downtown development.


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                      GAVIIDAE I AND DAIN PLAZA/GAVIIDAE II
                  LUNZ MASSOPUST REID DeCASTER & LAMMERS, INC.
                                    PAGE 196
--------------------------------------------------------------------------------

DESCRIPTION OF THE IMPROVEMENTS
--------------------------------------------------------------------------------

The subject property consists of a five story specialty center anchored by a four level Saks Fifth Avenue Department store. The property was constructed in 1989. The property is of Class A construction. The primary feature of a Class A building is the fireproofed structural steel frame. Floors, roof and exterior walls are typically reinforced concrete on a steel decking which is consistent with the subject.

It should be noted that this descriptive section is intended to be a brief overview of the project specifics. The appraisers acknowledge that a more detailed description could be made. More specific information in the form of building plans and specifications are available from Brookfield LePage.

Project Designer: Cesar Pelli & Associates, 1056 Chapel Street, New
                  Haven Connecticut, 06510

Architect:        Lohan Associates, 225 North Michigan Avenue, Suite 800,
                  Chicago, 60601

General
Contractor:       Kraus Anderson/PCL (Joint venture)

Height: The property is separated into two distinct areas; the five level specialty retail center is located on the north with the four level Saks Fifth Avenue Department Store on the south. Three levels of subterranean parking, including a loading dock, are located below the entire development.


Gross Leasable
Area: 254,488 square feet including anchor retail, in-line retail and National City Bank office and retail space.

                  ---------------------------------------------------
                                                                % of
                                              Area-sf           Total
                  ---------------------------------------------------
                  Saks Fifth Avenue           118,338           46.5%
                  Gaviidae I - Retail          40,375           15.9%
                  National City Bank Office    70,874           27.9%
                  National City Bank Retail    24,893            9.8%
                  ---------------------------------------------------
                  Total RA & GLA              254,480          100.0%
                  ---------------------------------------------------


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                      GAVIIDAE I AND DAIN PLAZA/GAVIIDAE II
                  LUNZ MASSOPUST REID DeCASTER & LAMMERS, INC.
                                    PAGE 197
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Gross Building Area: Approximately 555,340 square feet based on the following:

                                 -----------------------
                                                 Total
                                 Level           Area-sf
                                 -----------------------

                                 First floor      64,844
                                 Second floor     64,873
                                 Third floor      64,848
                                 Fourth floor     64,676
                                 Fifth floor      58,412
                                 Loading Level    72,8OO
                                 Mezzanine Level  19,287
                                 Concourse Level  72,800
                                 Concourse Mezz   72,800
                                 ------------------------
                                Totals           555,340

Foundation:       Poured concrete foundation wall over concrete caissons and concrete spread footings.

Frame: Structural steel frame which supports a poured in place concrete slab. The steel beams are supported by composite steel girders spanning between steel columns. Lateral load resistance is provided by a series of steel diagonal braces and concrete shear walls spaced throughout the building.

Floor: 5-3/4" poured in place concrete slab over 1/4" ribbed metal decking supported by steel joists. According to the operations manager, floor loads are designed for a live load of 100 pounds per square.

Ceilings:         The retail common area ceilings are sheetrocked, taped and painted.  Most of the retail stores, including Saks Fifth
                  Avenue, have a similar ceiling finish.

Lighting:         Retail - Primarily incandescent lighting or track lighting.
                  Parking - High pressure sodium vapor.

HVAC: The property is improved with a heat pump system. Steam is purchased from the City of Minneapolis. Chilled water is provided by two on-site wells. Supply water from the wells is pumped the heat exchanger (closed loop system) and then distributed to individual tenant heat pumps. The well water also serves the two base building chillers located on P-4. In the summer months, the chillers cool the water which serves the main air handling units for air-conditioning in the mall (Unit # 1) and minimum air-conditioning (Unit # 2) and minimum air ventilation for tenant spaces. Individual heat pumps are Friedrich-Climate Master 814 series and range from 1 to 3 tons of capacity. Heat comes from a steam to a hot water exchanger which feeds perimeter radiation to tenant areas. The hot water


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                      GAVIIDAE I AND DAIN PLAZA/GAVIIDAE II
                  LUNZ MASSOPUST REID DeCASTER & LAMMERS, INC.
                                    PAGE 198
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

HVAC (cont'd):    also serves the two main units for tempered air in the winter.
                  Portions of the parking ramp entrance off South Sixth Street are heated for snow melt.

Energy
Management
System: Automation, fire alarm and temperature control are provided by a Honeywell Excel Classic Controller. The system is housed at the IDS Central Operations Center.

Life Safety
System: The development is fully sprinkled for fire protection. Fire suppression elements include pressurized stairwell, smoke detection system, duct smoke detection, automated smoke evacuation, and automatic elevator recall. The underground parking garage and the loading dock area have a dry sprinkling system due to the potential for freezing.

Emergency Power:  The subject has a single, diesel powered Cummins (Model
                  KTTA-38GS) generator. The generator is produces 1,340 horsepower and generates 1,000 Kilowatts of standby power. In case of a power failure or interruption, the generator will supply power to the smoke exhausts, emergency lighting. pressurization fans for stairwell fire control and fire pumps.

Roof Structure:   The roof consists a Firestone single ply rubber membrane water barrier with an aggregate ballast. The roof has a 10 year warranty which commenced in 1989. The retail roof is improved with a barrel-vault dome, reportedly the largest in the world.

Elevator:         The retail area is served by both escalators and elevators.
                  There are two escalators per floor (one up, one down). A breakdown is as follows:

-------------------------------------------------------------------------------------------------------
Unit                                                Floors                            Capacity    Speed
#      Area                  Type                   Served/stops     Make             lbs         FPM
-------------------------------------------------------------------------------------------------------

1-8    Retail                48" Escalators          1-5             Westinghouse       --        100
3      Parking               Hydraulic Passenger    P3-1             Westinghouse     3,500       125
4-5    Retail Service        Electric Service       P2-5             Westinghouse     5,000       350
6-7    Retail                Electric Passenger     P3-5             Westinghouse     3,500       350
8      National City Bank    Electric Passenger      1-5                 Dover        2,500       350
-------------------------------------------------------------------------------------------------------

                  In addition, Saks Fifth Avenue has two escalators per floor, one passenger and one service elevator.


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                      GAVIIDAE I AND DAIN PLAZA/GAVIIDAE II
                  LUNZ MASSOPUST REID DeCASTER & LAMMERS, INC.
                                    PAGE 199
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Electrical:       Siemens buss duct riser system provides power to all building areas. Northern States Power (NSP) services the property with a 480 volt power supply. This supply is converted to 120 volt service for tenant distribution.

Restrooms:        Public restrooms are located on the third floor. The men's restroom consists of two toilets, one urinal and three sinks.
                  The women's restroom includes three toilets and three sinks.
                  National City Bank also has men's and women's restrooms on levels three, four and five.

Flooring:         Floor finishes vary throughout the development. However, in the retail common area they are predominantly floor stone tile. The Tenant Design Criteria information provided by the owner indicates that the first and second floors consist of a field of "Membro Rosata" honed and sealed by Domestic Marble &
                  Stone Corp. with inserts of "Rosso Rubino" and a border of "Quetzel Green" honed and sealed by Guatemala Marble, Inc. The third, fourth and fifth floors are carpeted with a border of the "Quetzel Green" stone tile.

Walls:            Sheetrocked, taped and painted or wallpapered.

Hazardous:        The building was completed in 1989 and no known hazardous
                  substances are present in the building including asbestos.

Special Features: The building has a central atrium extending from the first floor through the domed roof. An elaborate waterfall is also located on the south end of the retail atrium. The water feature begins on the fifth level with pools of lighted water cascading down two waterfalls framing the fourth floor entry to Saks Fifth Avenue. The water reappears on the third level in a trough over the atrium and free-falls to a ground floor fountain.

Overview:         The specialty retail or mall area is comprised of five above grade floors peripheral to a full central atrium.  The Saks
                  Fifth Avenue Department store anchors the development on the south side of the central atrium. The retail mall was initially designed for retail occupancy. However, after struggling with significant vacancy on the upper floors, the owner has since leased the fifth, fourth and majority of the third floors to National City Bank for office space.

Access to the first floor or from floor to floor is provided by eight escalators positioned in the north end of the atrium retail area. The main skyway system, which connects with the neighboring buildings, is located on the second floor. In addition, the subject is skyway linked on the fourth floor to the Neiman Marcus/Gaviidae II development.

For visual reference, the following reduced floor plans have been included:


--------------------------------------------------------------------------------
                      GAVIIDAE I AND DAIN PLAZA/GAVIIDAE II
                  LUNZ MASSOPUST REID DeCASTER & LAMMERS, INC.
                                    PAGE 200
--------------------------------------------------------------------------------

                               GAVIIDAE COMMON II
                              60 South Sixth Street
                              Minneapolis, MN 55402
                        SCHEDULE OF PROSPECTIVE CASH FLOW
           In Inflated Dollars for the Fiscal Year beginning 3/1/1997

                                        Year 1        Year 2       Year 3         Year 4        Year 5        Year 6        Year 7
  For the Years Ending                 Feb-1998      Feb-1999     Feb-2000       Feb-2001      Feb-2002      Feb-2003      Feb-2004
                                      ---------     ---------     ---------     ---------     ---------     ---------     ---------
POTENTIAL GROSS REVENUE
 Base Rental Revenue                 $1,790,974    $1,842,921    $1,862,539    $1,862,800    $1,881,692    $1,908,338    $1,936,875
 Absorption & Turnover Vacancy         (268,422)     (177,268)      (51,792)      (26,640)      (35,667)      (18,526)      (23,758)
 Base Rent Abatements                    (4,511)
                                      ---------     ---------     ---------     ---------     ---------     ---------     ---------
Scheduled Base Rental Revenue         1,518,041     1,665,653     1,810,747     1,836,160     1,846,025     1,889,812     1,913,117

 Expense Reimbursement Revenue
  cleaning
  clng after Office Cam                  12,468        14,942        16,464        17,310        18,428        20,708        22,833
  electrical maintenance                  6,234         7,470         8,232         8,656         9,214        10,353        11,419
  plumbing maintenance                    2,338         2,801         3,087         3,246         3,455         3,885         4,282
  HVAC                                   13,246        15,877        17,492        18,393        19,578        22,001        24,261
  elevators & escalators                 20,261        24,282        26,752        28,133        29,943        33,649        37,107
  security & safety                      40,519        48,565        53,510        56,265        59,884        67,299        74,213
  general bldg. costs                   197,395       211,442       222,623       231,633       242,354       258,100       273,414
  Office Cam Credit
  repairs & maintenance                  26,493        31,755        34,985        36,788        39,157        44,003        48,523
  loading dock                           19,481        23,348        25,726        27,049        28,790        32,354        35,680
  comm. center                           14,805        17,744        19,549        20,556        21,880        24,588        27,118
  energy costs                          155,845       186,784       205,801       216,403       230,331       258,837       285,436
  water & sewer                           6,234         7,470         8,232         8,656         9,214        10,353        11,419
  administrative                         43,635        52,298        57,625        60,593        64,492        72,473        79,924
  insurance                               6,295         7,548         8,314         8,742         9,303        10,456        11,531
  real estate taxes                     987,340     1,046,621     1,095,360     1,136,995     1,182,951     1,244,191     1,304,752
  special assessments                    23,409        23,447        20,729        21,640        22,642        23,950        25,264
  Management Fee                         32,535        38,998        42,968        45,181        48,089        54,041        59,595
                                      ---------     ---------     ---------     ---------     ---------     ---------     ---------
 Total Reimbursement Revenue          1,608,533     1,761,392     1,867,449     1,946,239     2,039,705     2,191,241     2,336,771

  storage                                 7,023         7,176         7,397         7,662         7,969         8,288         8,619
  Parking                               777,583       794,453       818,286       842,835       868,120       894,163       920,988
                                      ---------     ---------     ---------     ---------     ---------     ---------     ---------
TOTAL POTENTIAL GROSS REVENUE         3,911,180     4,228,674     4,503,879     4,632,896     4,761,819     4,983,504     5,179,495
 Collection Loss                        (31,266)      (34,270)      (36,782)      (37,824)      (38,857)      (40,811)      (42,499)
                                      ---------     ---------     ---------     ---------     ---------     ---------     ---------
EFFECTIVE GROSS REVENUE               3,879,914     4,194,404     4,467,097     4,595,072     4,722,962     4,942,693     5,136,996

OPERATING EXPENSES
 cleaning                               231,342       239,439       247,819       256,493       265,470       274,761       284,378
 electrical maintenance                  20,117        20,821        21,549        22,304        23,084        23,892        24,729
 plumbing maintenance                     7,544         7,808         8,081         8,364         8,657         8,960         9,273
 HVAC                                    42,748        44,244        45,793        47,395        49,054        50,771        52,548
 elevators & escalators                  65,379        67,667        70,036        72,487        75,024        77,650        80,368
 security & safety                      130,758       135,335       140,072       144,974       150,048       155,300       160,735
 general bldg. costs                    311,808       322,722       334,017       345,707       357,807       370,330       383,292
 repairs & maintenance                   85,496        88,488        91,585        94,791        98,108       101,542       105,096
 loading dock                            62,865        65,065        67,342        69,699        72,139        74,663        77,277
 comm. center                            47,777        49,449        51,180        52,971        54,825        56,744        58,730
 energy costs                           502,917       520,519       538,737       557,593       577,108       597,307       618,213
 water & sewer                           20,117        20,821        21,549        22,304        23,084        23,892        24,729
 administrative                         140,817       145,745       150,846       156,126       161,590       167,246       173,100
 insurance                               20,318        21,029        21,765        22,527        23,315        24,131        24,976
 real estate taxes                    1,324,040     1,370,381     1,418,345     1,467,987     1,519,366     1,572,544     1,627,583
 special assessments                     31,393        30,698        26,842        27,939        29,082        30,273        31,513
 Management Fee                         104,999       108,674       112,477       116,414       120,489       124,706       129,071
 promotional fund                       150,500       153,765       158,509       164,193       170,761       177,591       184,695
 Parking                                576,917       589,433       607,619       629,407       654,583       680,766       707,977

 Vacant Utility Costs
 Occupied                              (168,221)     (180,147)     (191,827)     (200,074)     (207,670)     (216,741)     (225,127)
 Vacant                                 189,494       193,604       199,578       206,734       215,004       223,604       232,548
                                      ---------     ---------     ---------     ---------     ---------     ---------     ---------
 Total                                   21,273        13,457         7,751         6,660         7,334         6,863         7,421

 structural reserve                       9,475         9,680         9,979        10,337        10,750        11,180        11,627
 Landlord costs                          10,033        10,251        10,567        10,946        11,384        11,839        12,313
                                      ---------     ---------     ---------     ---------     ---------     ---------     ---------
TOTAL OPERATING EXPENSES              3,918,633     4,035,491     4,162,460     4,307,618     4,463,062     4,622,951     4,789,664
                                      ---------     ---------     ---------     ---------     ---------     ---------     ---------
NET OPERATING INCOME                    (38,719)      158,913       304,637       287,454       259,900       319,742       347,332
                                      ---------     ---------     ---------     ---------     ---------     ---------     ---------
LEASING & CAPITAL COSTS
 Tenant Improvements                    373,950       213,451       179,264        34,830       107,793       243,323        98,870
 Leasing Commissions                     27,159        17,712        14,540         2,090         6,467        34,883        12,915
                                      ---------     ---------     ---------     ---------     ---------     ---------     ---------
TOTAL LEASING & CAPITAL COSTS           401,109       231,163       193,804        36,920       114,260       278,206       111,785
                                      ---------     ---------     ---------     ---------     ---------     ---------     ---------
CASH FLOW BEFORE DEBT SERVICE         ($439,828)     ($72,250)     $110,833      $250,534      $145,640       $41,536      $235,547
& INCOME TAX                          =========     =========     =========     =========     =========     =========     =========

                                        Year 8        Year 9        Year 10      Year 11        Year 12       Year 13       Year 14
  For the Years Ending                 Feb-2005      Feb-2006      Feb-2007      Feb-2008      Feb-2009      Feb-2010      Feb-2011
                                      ---------     ---------     ---------     ---------     ---------     ---------     ---------
POTENTIAL GROSS REVENUE
 Base Rental Revenue                 $1,933,514    $2,163,176    $2,439,640    $2,605,060    $2,701,156    $2,767,666    $2,832,721
 Absorption & Turnover Vacancy          (43,485)      (12,200)     (260,483)      (30,964)      (17,518)      (26,776)      (25,577)
 Base Rent Abatements
                                      ---------     ---------     ---------     ---------     ---------     ---------     ---------
 Scheduled Base Rental Revenue        1,890,029     2,150,976     2,179,157     2,574,096     2,683,638     2,740,892     2,807,144

 Expense Reimbursement Revenue
  cleaning
  clng after Office Cam                  23,062        27,758        26,457        26,913        28,263        29,249        30,222
  electrical maintenance                 11,532        13,881        13,229        13,456        14,133        14,626        15,112
  plumbing maintenance                    4,326         5,206         4,960         5,046         5,299         5,487         5,666
  HVAC                                   24,504        29,498        28,112        23,594        30,032        31,078        32,112
  elevators & escalators                 37,478        45,111        42,993        43,732        45,931        47,533        49,113
  security & safety                      74,954        90,221        85,990        87,463        91,857        95,067        98,227
  general bldg. costs                   281,116       307,397       283,535       318,781       332,139       344,324       356,757
  Office Cam Credit
  repairs & maintenance                  49,007        58,990        56,225        57,187        60,058        62,162        64,226
  loading dock                           36,036        43,375        41,340        42,050        44,164        45,706        47,223
  comm. center                           27,387        32,965        31,418        31,958        33,564        34,736        35,892
  energy costs                          288,282       347,007       330,726       336,396       353,300       365,641       377,800
  water & sewer                          11,532        13,881        13,229        13,456        14,133        14,626        15,112
  administrative                         80,719        97,162        92,603        94,189        98,925       102,379       105,785
  insurance                              11,646        14,021        13,359        13,589        14,275        14,769        15,265
  real estate taxes                   1,343,487     1,437,693     1,177,189     1,505,821     1,563,500     1,618,200     1,674,218
  special assessments                    26,162        28,157        23,196        29,836        31,163        32,409        33,533
  Management Fee                         60,187        72,447        69,050        70,231        73,764        76,339        78,880
                                      ---------     ---------     ---------     ---------     ---------     ---------     ---------
 Total Reimbursement Revenue          2,391,417     2,664,770     2,333,611     2,718,698     2,834,500     2,934,331     3,035,143

  storage                                 8,964         9,322         9,695        10,083        10,486        10,906        11,342
  Parking                               948,618       977,076     1,006,389     1,036,580     1,067,678     1,099,708     1,132,699
                                      ---------     ---------     ---------     ---------     ---------     ---------     ---------
TOTAL POTENTIAL GROSS REVENUE         5,239,028     5,802,144     5,528,852     6,339,457     6,596,302     6,785,837     6,986,328
 Collection Loss                        (42,814)      (48,157)      (45,128)      (52,928)      (55,181)      (56,752)      (58,423)
                                      ---------     ---------     ---------     ---------     ---------     ---------     ---------
EFFECTIVE GROSS REVENUE               5,196,214     5,753,987     5,483,724     6,286,529     6,541,121     6,729,085     6,927,905
                                      ---------     ---------     ---------     ---------     ---------     ---------     ---------
OPERATING EXPENSES
 cleaning                               294,331       304,633       315,295       326,330       337,752       349,573       361,808
 electrical maintenance                  25,594        26,490        27,417        28,377        29,370        30,398        31,462
 plumbing maintenance                     9,598         9,934        10,281        10,641        11,014        11,399        11,798
 HVAC                                    54,387        56,291        58,261        60,300        62,411        64,595        66,856
 elevators & escalators                  83,181        86,092        89,105        92,224        95,452        98,792       102,250
 security & safety                      166,361       172,184       178,210       184,448       190,903       197,585       204,500
 general bldg. costs                    396,707       410,592       424,963       439,836       455,231       471,164       487,655
 repairs & maintenance                  108,775       112,582       116,522       120,600       124,821       129,190       133,712
 loading dock                            79,981        82,781        85,678        88,677        91,780        94,993        98,317
 comm. center                            60,786        62,913        65,115        67,394        69,753        72,194        74,721
 energy costs                           639,850       662,245       685,424       709,414       734,243       759,942       786,540
 water & sewer                           25,594        26,490        27,417        28,377        29,370        30,398        31,462
 administrative                         179,158       185,429       191,919       198,636       205,588       212,784       220,231
 insurance                               25,850        26,755        27,691        28,660        29,663        30,702        31,776
 real estate taxes                    1,684,548     1,743,508     1,804,530     1,867,689     1,933,058     2,000,715     2,070,740
 special assessments                     32,804        34,149        35,550        37,009        38,530        40,072        41,475
 Management Fee                         133,588       138,264       143,103       148,111       153,295       158,661       164,214
 promotional fund                       192,083       199,766       207,757       216,067       224,709       233,698       243,046
 Parking                                736,317       765,769       796,400       828,256       861,386       895,842       931,675

 Vacant Utility Costs
 Occupied                              (233,252)     (244,154)     (212,014)     (263,248)     (274,501)     (285,052)     (296,555)
 Vacant                                 241,850       251,524       261,585       272,048       282,930       294,247       306,017
                                      ---------     ---------     ---------     ---------     ---------     ---------     ---------
 Total                                    8,598         7,370        49,571         8,800         8,429         9,195         9,462

 structural reserve                      12,092        12,576        13,079        13,602        14,147        14,712        15,301
 Landlord costs                          12,806        13,318        13,850        14,404        14,981        15,580        16,203
                                      ---------     ---------     ---------     ---------     ---------     ---------     ---------
TOTAL OPERATING EXPENSES              4,962,989     5,140,131     5,367,138     5,517,852     5,715,886     5,922,184     6,135,204
                                      ---------     ---------     ---------     ---------     ---------     ---------     ---------
NET OPERATING INCOME                    233,225       613,856       116,586       768,677       825,235       806,901       792,701
                                      ---------     ---------     ---------     ---------     ---------     ---------     ---------
LEASING & CAPITAL COSTS
 Tenant Improvements                    151,617       329,429     5,349,310       140,874       451,589       214,170       239,742
 Leasing Commissions                     26,623        30,828       336,573        16,476        35,593        28,953        27,843
                                      ---------     ---------     ---------     ---------     ---------     ---------     ---------
TOTAL LEASING & CAPITAL COSTS           178,240       360,257     5,685,883       157,350       487,182       243,123       267,585
                                      ---------     ---------     ---------     ---------     ---------     ---------     ---------
CASH FLOW BEFORE DEBT SERVICE           $54,985      $253,599   ($5,569,297)     $611,327      $338,053      $563,778      $525,116
& INCOME TAX                          =========     =========     =========     =========     =========     =========     =========

--------------------------------------------------------------------------------

YIELD CAPITALIZATION ANALYSIS (continued)

--------------------------------------------------------------------------------
                     GAVIIDAE II - NEIMAN MARCUS
                     DISCOUNTED CASH FLOW ANALYSIS
--------------------------------------------------------------------------------

                     INDICATED VALUE:                 ($86,591)
                     DIVIDE RENTABLE AREA-SF:          188,864
                     --------------------------------------------------------

                     INDICATED VALUE PER SQUARE FOOT:   ($0.46)
                     GOING IN CAPITALIZATION RATE:           NA
                     TERMINAL CAP RATE:                  12.00%
                     DISCOUNT RATE:                      14.00%
                     COSTS OF SALE:                       -l.0%
                     PRESENT VALUE OF CASH FLOW:   ($1,434,589)
                       % OF NPV                        1656.74%
                     PRESENT VALUE OF RESIDUAL:     $1,347,998
                       % OF NPV                       -1556.74%

--------------------------------------------------------------------------------
                                     =CASH FLOW        X             =
YEAR  CASH FLOW     +REVERSION (1)   +REVERSION    PV FACTOR     SUBTOTAL
--------------------------------------------------------------------------------
1     ($439,828)               $0    ($439,828)       0.88      ($385,814)
2      ($72,250)               $0     ($72,250)       0.77       ($55,594)
3      $110,833                $0     $110,833        0.67        $74,809
4      $250,534                $0     $250,534        0.59       $148,336
5      $145,640                $0     $145,640        0.52        $75,641
6       $41,536                $0      $41,536        0.46        $18,923
7      $235,547                $0     $235,547        0.40        $94,133
8       $54,985                $0      $54,985        0.35        $19,275
9      $253,599                $0     $253,599        0.31        $77,984
10  ($5,569,297)       $4,997,328    ($571,969)       0.27      ($154,285)
-------------------------------------------------------------------------------
NET PRESENT VALUE                                                ($86,591)

(1)
      AVG. NET OPERATING INCOME-YR 9-13                          $626.251
      DIVIDE TERMINAL CAPITALIZATION RATE        /                 12.00%
-------------------------------------------------------------------------------
      REVERSIONARY SALE PROCEEDS                               $5,218,758
      LESS: 11TH YEAR TENANT IMPROVEMENTS                       ($140,874)
      LESS: 11TH YEAR COMMISSIONS/RESERVE                        ($30,078)
-------------------------------------------------------------------------------
      SUBTOTAL                                                 $5,047,806
      LESS: COSTS OF SALE                                        ($50,478)
-------------------------------------------------------------------------------
      NET REVERSIONARY PROCEEDS                                $4,997,328


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                      GAVIIDAE I AND DAIN PLAZA/GAVIIDAE II
                  LUNZ MASSOPUST REID DeCASTER & LAMMERS, INC.
                                    PAGE 184
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

YIELD CAPITALIZATION ANALYSIS (continued)

The following pricing matrix has been calculated based on the discounted cash flow model found on the preceding page. The matrix displays the range of net present value as a function of both the yield rate or internal rate of return and the terminal capitalization rate.

--------------------------------------------------------------------------------
                          TERMINAL CAPITALIZATION RATES

                       11.00%      12.00%       13.00%      14.00%       15.00%

--------------------------------------------------------------------------------

    I     13.00%      $58,751     ($79,614)   ($196,692)  ($297,044)  ($384,016)
    R
    R     13.00%      $49,263     ($83,126)   ($195,147)  ($291,165)  ($374,381)

    R     14.00%      $40,104     ($86,591)   ($193,795)  ($285,684)  ($365,321)
    A
    T     14.50%      $31,263     ($90,008)   ($192,621)  ($280,576)  ($356,803)
    E
    S     15.00%      $22,726     ($93,374)   ($191,612)  ($275,817)  ($348,794)
--------------------------------------------------------------------------------


================================================================================
           Estimated Market Value
           by Yield Capitalization,             Nominal
================================================================================


--------------------------------------------------------------------------------
                      GAVIIDAE I AND DAIN PLAZA/GAVIIDAE II
                  LUNZ MASSOPUST REID DeCASTER & LAMMERS, INC.
                                    PAGE 185
--------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]


                               [GAVIIDAE LEVEL 5]

                               [GRAPHIC OMITTED]


                               [GAVIIDAE LEVEL 4]

                               [GRAPHIC OMITTED]


                               [GAVIIDAE LEVEL 3]

                               [GRAPHIC OMITTED]


                            [GAVIIDAE SKYWAY LEVEL]

                               [GRAPHIC OMITTED]


                            [GAVIIDAE STREET LEVEL]

                               [GRAPHIC OMITTED]


                    [GAVIIDAE CONCOURSE MEZZANINE LEVEL P1]

                               [GRAPHIC OMITTED]


                         [GAVIIDAE CONCOURSE LEVEL P2]

                               [GRAPHIC OMITTED]


                     [GAVIIDAE MEZZANINE PARKING LEVEL P3]

                               [GRAPHIC OMITTED]


                        [GAVIIDAE LOADING DOCK LEVEL P4]

UNDERGROUND PARKING & LOADING
--------------------------------------------------------------------------------

The subject development includes four levels used for off-street parking and loading. Ingress and egress is gained off South Sixth
Street near the northeast corner of the site.

Four levels of subterranean parking are available in levels P4 through P1. As with the retail component, the parking structure is also of Class A construction. The parking area is fully sprinkled (dry system) for fire protection. There is available parking for 490 vehicles. The loading dock area is located on the lowest level, P4. The are four docks serving the retail component and two docks serving Saks Fifth Avenue. All docks are improved with levelers and bumpers.

--------------------------------------------------------------------------------
                     GAVIIDAE I AND DAIN PLAZA/GAVIIDAE II
                  LUNZ MASSOPUST REID DeCASTER & LAMMERS, INC.
                                    PAGE 210
--------------------------------------------------------------------------------

HIGHEST AND BEST USE ANALYSIS
--------------------------------------------------------------------------------

This analysis identifies the most profitable use to which the property can be developed. The use of a property greatly influences value and all factors that influence and contribute to value must be considered. Highest and Best Use is defined in The Dictionary of Real Estate Appraisal, Third Edition, by the Appraisal Institute, copyright 1993, page 171 as follows:

       "The reasonably probable and legal use of vacant land or an improved property, which is physically possible, appropriately supported, financially feasible, and that results in the highest value. The four criteria the highest and best use must meet are legal permissibility, physical possibility, financial feasibility, and maximum profitability."

Highest and Best Use is based on the application of four tests of the land as though vacant and of the property as improved. They are as follows:

                              Legally Permissible
                              Physically Possible,
                              Financially feasible, and
                              Maximally Productive

These tests will now be applied to the subject as though vacant.

Legally Permissible - Given the permitted uses in the B4-2, Central Retail District an office retail, or parking application or a complex integrating these three applications is allowed.

Physically Possible - Given the range of legally permitted use and in consideration of the existing office, hotel and retail applications existing along the Nicollet Mall, it is believed that over the long term that an office, hotel and/or retail application would be the most appropriate applications for the site, if vacant. The subject land constitutes one of the prime commercial sites in Downtown Minneapolis. The property is located at the 100% corner of South Seventh Street and the Nicollet Mall. The physical and locational characteristics of the subject site are all suitable for such a development. The total site measures approximately 65,635 square feet in size and its topography is level and at grade with the bordering streets.

Financially Feasible - This test relates to the financial feasibility of the legally permitted uses on the site. As of the appraisal date the office market is rebounding after three years of downturn. Class A occupancy is 96.1%, up from 95.5% in the Second Quarter of 1995 and 91.7% in the second quarter of 1994. Class A office rents are generally in the $12 to $16 per square foot range, compared with $10 to $13 per square foot last year.


--------------------------------------------------------------------------------
                     GAVIIDAE I AND DAIN PLAZA/GAVIIDAE II
                  LUNZ MASSOPUST REID DeCASTER & LAMMERS, INC.
                                    PAGE 211
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

The office market has tightened considerably and several new developments are in process. New construction will likely commence on both the Target office building (400,900 sf) and the 800 Nicollet Mall Tower building (800,000 sf) in the Spring of 1997. As previously discussed, Target will own and occupy their new building. Anchor tenants have yet to be announced for the 800 Tower property. On February 24, 1997, Opus announced that it will build a 3O-story office for American Express Financial Advisors on the former Minnegasco building site at South 7th Street and Second Avenue South.

On the other hand, the Downtown retail market continues to struggle. At the subject property, the third, fourth and fifth floors were converted to office after years of high vacancy. At Gaviidae II, the in-line retail component is 37% vacant with several tenants paying percentage rent only. The Conservatory, one of the highest quality specialty retail malls built in the Twin Cities, is scheduled for demolition in the Spring of 1997. For both Gaviidae Developments, total sales have fallen from $57,000,000 in 1994 to $53,000,000 in 1996.

Other than the flagship Dayton's store, the remaining downtown anchor department stores are struggling. In 1991, Carson Pine Scott vacated City Center and the space was subsequently leased to Montgomery Ward. However, with Ward's most recent sales in the low to mid $60 per square foot range, it is not likely that this tenant will stay through lease end in 2004. According to the property manager, in 1995 this store was one of the ten poorest performing stores in the Montgomery Ward chain.

Saks and Neiman Marcus are in a similar position. In the January 1997 issue of Corporate Report Minnesota, an article titled "Nicollet Mall-aise" described the disappointing performance experienced at these two upscale retailers. According to the article, an average Saks and Neiman store generates $327 and $380 per square foot in annual sales, respectively. This compares to actual 1996 sales of $140 per square foot at Saks and $124 per square foot at Neiman Marcus. A copy of the article is included in the Addenda of this report.

The current rental income from the converted office and retail components (anchor and in-line) is below the level necessary to support the depreciated value of the improvements plus land.

Maximally Productive - This test relates to that use which is financially feasible and most profitable based on dollars invested. If the site were vacant today, it would likely be considered for office development. However, several other sites, including the Conservatory site, the Physicians and Surgeons block, and the Minnegasco office building site (as noted above) are also available and would most likely be developed before the subject.

The next step in the Highest and Best Use analysis involved applying these tests to the subject property as improved. In this step, the four tests of highest and best use are used to determine if the current improvements represent the highest and best use. If the property, in its current state, does not represent the highest and best use then other alternatives such as renovation, expansion, or demolition must be considered. These tests will now be applied to the subject property as improved.


--------------------------------------------------------------------------------
                     GAVIIDAE I AND DAIN PLAZA/GAVIIDAE II
                  LUNZ MASSOPUST REID DeCASTER & LAMMERS, INC.
                                    PAGE 212
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Legally Permissible - The subject property is legally permitted under the B4-2, Central Service District. The possible renovation or demolition of the property is also legally permissible with the proper municipal permits. However, subsequent sections of this report will prove that the subject property, as improved, is worth substantially more than the value of the land as vacant.

Physically Possible - The subject property is physically possible as evidenced by its existence. The subject was physically designed as a specialty retail development. A property of equal construction, quality and style could be constructed today. However, it is likely that the subject would not be built if the site were vacant today. Or, if it was built, it would not resemble the existing improvements. More likely, a retail development would be incorporated into the first and second floors of a high-rise office tower. A third floor food court is a possibility. A fourth and fifth floor would not be built. Nearly every vertical or specialty mall in the region has experienced difficulty in upper floor leasing. According to the operations manager, an office building cannot be constructed over the retail mall. Reportedly, the subject improvements were not designed for future vertical expansion.

The demolition of the property is a physical possibility, but is not financially feasible. Subsequent sections of this report will prove that the property as improved is worth substantially more than the site as vacant.

Financially Feasible/Maximally Productive - For the subject property, the continued operation of the property as a multi-tenant mixed use development is financially feasible and maximally productive as the existing improvements do add significant value over and above the value of the land as vacant. It is the appraisers' opinion that the conversion of the upper three levels to general office space is financially feasible and maximally productive.

--------------------------------------------------------------------------------
                     GAVIIDAE I AND DAIN PLAZA/GAVIIDAE II
                  LUNZ MASSOPUST REID DeCASTER & LAMMERS, INC.
                                    PAGE 213
--------------------------------------------------------------------------------

COST APPROACH
--------------------------------------------------------------------------------

The Cost Approach produces an indication of value derived by estimating the value of the subject land and adding to this the replacement or reproduction cost of the improvements less any accrued depreciation. Fundamental to this approach is the principal of substitution which states, on page 356 of The Dictionary of Real Estate Appraisal, Third Edition, that:

       "...when several similar or commensurate commodities, goods or services are available, the one with the lowest price will attract the greatest demand and widest distribution".

In other words, a prudent and informed buyer would pay no more for an existing property than it would cost to purchase a site and construct a building of equal utility and desirability. This approach recognizes that the replacement or reproduction cost tends to set an upper limit of value particularly when the improvements represent the highest and best use of the land as vacant. As newly constructed properties tend to represent market standards, any deficiencies existing in the subject property must be quantified by comparison resulting in an indication of accrued depreciation.

The Cost Approach involves four basic steps as outlined below:

1. Estimate the value of the land as if vacant and capable of being improved to its highest and best use. This was accomplished in the Land Sales Comparison Approach Section of the report.

2.    Estimate   the  current   cost  to   replace/reproduce   the   existing
      improvements.

3. Deduct accrued depreciation (which may be in the form of physical deterioration, functional obsolescence or economic obsolescence) from the replacement or reproduction cost new estimate.

4. Add the land value to the depreciated value of the improvements to arrive at the estimated market value by the Cost Approach.


--------------------------------------------------------------------------------
                     GAVIIDAE I AND DAIN PLAZA/GAVIIDAE II
                  LUNZ MASSOPUST REID DeCASTER & LAMMERS, INC.
                                    PAGE 214
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

COST NEW ESTIMATE

Given the substantial elements of functional obsolescence in the property and the degree of economic obsolescence occurring in the upscale retail market, it is recognized that the Cost Approach is not the most appropriate methodology for estimating market value. Arguably, the property would not be built if the site were vacant today. Or, if it was built, it would not resemble the existing improvements. More likely, a retail development would be incorporated into the first and second floors of a high-rise office tower. A third floor food court is a possibility. A fourth and fifth floor would not be built. Nearly every vertical or specialty mall in the region has experienced difficulty in upper floor leasing. At the subject property, the upper three levels were virtually vacant from the property's opening until January of 1993 when Room & Board leased 21,668 square feet. Their gross rent was 10% of sales. In 1994, their last full year of occupancy, sales totaled $2,015,378 indicating a gross rent of $201,538 or $9.30 per square foot. Subtracting out operating expenses of approximately $25.00 per square foot results in a negative net rent of ($15.70) per square foot. The tenant vacated in 1995.

In 1995 the decision was made to essentially de-lease the upper three floors and sign a long term lease with National City Bank. National City Bank occupied 93,323 square feet in what is now referred to as the 510 Marquette Building. Their lease expired in March of 1996. Several tenants including Azur, Ficocello's, and the Card Shop were vacated and the space was converted to office. The terms of the National City Bank lease are summarized below. A complete Lease Summary is included in the Addenda of this report.

       Area - sf:       77,472 (includes first and second floor retail banking
                                facilities)
       Rent:            Period      $/sf
                        -----------------
                        4/96 - 3/01 $1.10
                        4/01 - 3/06 $3.10

       Area - sf:       18,285 (Suites 301 and 311)
       Rent:            Period      $/sf
                        -----------------
                        3/96 - 3/01 $4.98
                        4/01 - 3/06 $6.98

National City Bank had initially agreed to lease all space at a net rental rate of $4.98 per square foot for the first five years and $6.98 for the remaining five years of the base lease term. However, National City Bank made Brookfield a loan of $3,346,608 to finance the tenant improvements on the initially leased area of 77,472 square foot and as a result, the tenant receives a rent credit which results in an effective net rent of $1.10 per square foot for the first five years of the term and $3.10 per square foot for the remaining five years of the term. Subsequent to this, National City Bank leased suites 301 and 311 and Brookfield reportedly paid for all tenant improvements related to these suites. As this partial adjusted rent level circumstance relates primarily to the method of rent payment, and per the direction of the client, the rent credit on the initially leased area was not considered.


--------------------------------------------------------------------------------
                     GAVIIDAE I AND DAIN PLAZA/GAVIIDAE II
                  LUNZ MASSOPUST REID DeCASTER & LAMMERS, INC.
                                    PAGE 215
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

COST NEW ESTIMATE (continued)

Even at the $4.98/$6.98 per square foot levels, the above rents do not justify new construction or provide a sufficient return on the depreciated value of the improvements (or even land). In fact, the net operating income generated from these three levels is negative. As such, it is the appraisers' opinion that the upper three levels suffer from functional obsolescence. Because of this, little weight was placed on the actual costs reported below:

 Gaviidae I - Saks Fifth Avenue
 -------------------------------------------------------------------------------
                                                          $/SF of     % of
 Actual Construction Costs                      $           GLA       Total
--------------------------------------------------------------------------------
 Hard costs
   Construction costs          $29,707,025                $116.74      51%
   Tenant Improvements         $ 5,867,817                $ 23.06      10%
--------------------------------------------------------------------------------
 Total Hard costs                           $35,574,842   $139.79      61%
 Soft Costs
   Architect/Engineering        $5,065,311                 $19.90       9%
   Taxes & Insurance            $2,101,132                  $8.26       4%
   Leasing Commissions            $129,476                  $0.51       0%
   Marketing                    $1,162,787                  $4.57       2%
   General & Accounting         $1,462,480                  $5.75       2%
   Development Fee              $2,348,000                  $9.23       4%
   Financing Costs             $10,801,037                 $42.44      18%
  ------------------------------------------------------------------------------
 Total Soft Costs                           $23,070,223    $90.66      39%

================================================================================
 Total Hard and Soft Costs                  $58,645,065   $230.45     100%

================================================================================

It should be noted that the above estimate does not consider the underlying land value. The costs were reported on draw request number 38. Brookfield has indicated that the final draw was number 42. However, they have certified that there were no material changes in the costs between draw numbers 38 and 42.

REPLACEMENT COST NEW

In applying the Cost Approach, the Marshall Valuation Service was relied on for estimating the current Replacement Cost New for an anchored retail center with just two levels of specialty retail. The underground parking garage was also considered. The construction of all components is classified as Class A by the Marshall Valuation Service. The primary features of a Class A structure is a fireproofed structural steel frame with a masonry or poured concrete support and overlay. Floors and roofs in Class A structures are typically reinforced concrete over a steel decking and are poured in such a manner that they become integral to the frame. Exterior walls are commonly walls of masonry, concrete or panels of metal and glass. This construction classification is consistent with that of the subject.


--------------------------------------------------------------------------------
                     GAVIIDAE I AND DAIN PLAZA/GAVIIDAE II
                  LUNZ MASSOPUST REID DeCASTER & LAMMERS, INC.
                                    PAGE 216
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

REPLACEMENT COST NEW (continued)

Replacement Cost New here is the cost of creating a structure of equal utility as the subject based on current prices for state-of-the-art construction materials. It is the price of constructing a true substitute building that may not be composed of identical materials or possess an identical design, but would provide an equal factor of usage. Reproduction cost would be used for estimating an identical building and would include any functional obsolescence that might be present in the existing building.

The calculator cost method was relied on in arriving at a Replacement Cost new estimate by means of the Marshall Valuation Service. A copy of the estimate is included in the Addenda of this report. The cost estimates are as follows:

          ---------------------------------------------
                                           RCN
          Component                       Estimate
          ---------------------------------------------
          In-Line Retail & Parking        $17,938,675
          Anchor Dept. Store              $11,071,586
          ---------------------------------------------
          Total                           $29,01O,261
          ---------------------------------------------

In order to provide a sound value indication, an estimate for entrepreneurial profit should be added if attainable in the marketplace. For this analysis, a 10% entrepreneurial profit was applied to the parking component only. This estimate was applied to the in-line and parking hard and soft costs as follows:

     ------------------------------------------------------------------
                                               Add:              =
                                 RCN           Entrep.         Total
     Component                  Estimate       Profit @ 10%     RCN
     ------------------------------------------------------------------
     ln-Line Retail & Parking   $17,938,675    $621,290     $18,559,965
     Anchor Dept. Store         $11,071,586          $0     $11,071,586
     ------------------------------------------------------------------
     Total                      $29,010,261    $621,290     $29,631,551
     ------------------------------------------------------------------


--------------------------------------------------------------------------------
                     GAVIIDAE I AND DAIN PLAZA/GAVIIDAE II
                  LUNZ MASSOPUST REID DeCASTER & LAMMERS, INC.
                                    PAGE 217
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

DEPRECIATION ANALYSIS

Three types of depreciation occur in real estate. They are:

      1. Physical depreciation resulting from the wear and tear on the property. It includes both curable and incurable depreciation.

      2. Functional obsolescence resulting from the inadequate or super-adequacies of design, style, or layout when compared to a new property serving the same purpose.

and, 3. Economic or external obsolescence resulting in a loss of value from causes outside the property itself.

All three forms of depreciation are present in the subject property.

Functional Obsolescence - According to The Appraisal of Real Estate, Eleventh Edition, Functional obsolescence is caused by a flaw in the structure, materials, or design that diminishes the function, utility and value of the improvement. The result is a loss in value caused by either a deficiency or superadequacy. A superadequacy is a component or system in the property that exceeds market requirements and does not contribute to value an amount equal to its cost. The upper three floors of the specialty retail center are considered a superadequacy. Furthermore, the superadequacy is considered incurable given that the cost to cure the superadequacy (demolition or conversion) exceed the value created. As such, the cost to construct the upper three floors of the retail center were not considered in the Replacement Cost New Estimate. Added costs of ownership related to the operation of these three floors was considered modest given that National City Bank reimburses the landlord for their pro-rata share of operating costs.

Physical Depreciation - Incurable - The average physical depreciation, incurable, from the physical wear and tear on the improvements is calculated by the age/life ratio. The Marshall Valuation Service reports that typically Class B buildings such as the subject have an economic life expectancy of 55 years. The appraisers believe an equal life expectancy exists for both the retail and parking components. Overall, the entirety of the subject improvements have been well maintained and are in excellent condition. In this analysis, a straight line depreciation method for the property based on its effective age and economic life expectancy was calculated as follows:

------------------------------------------------------------------------------------------------------
                          Effective      Divide              %              %                   =
Component                    Age    Econ. Life-yrs      Depreciated        RCN               Depr. $
------------------------------------------------------------------------------------------------------
In-Line Retail & Parking     8            55               14.55%      $18,559,965         $2,699,631
Anchor Dept. Store           8            55               14.55%      $11,071,586         $1,610,413
------------------------------------------------------------------------------------------------------
Total                                                      14.55%      $29,631,551         $4,310,044
------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                     GAVIIDAE I AND DAIN PLAZA/GAVIIDAE II
                  LUNZ MASSOPUST REID DeCASTER & LAMMERS, INC.
                                    PAGE 218
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

DEPRECIATION ANALYSIS (continued)

Economic Obsolescence - External or economic obsolescence is generally caused by outside factors affecting property value, such as economic forces or environmental changes which affect the supply and demand relationship in the market.

The retail environment is undergoing a fundamental change toward more value oriented retailing and entertainment. These changes have pushed overall sales volume down at both Gaviidae Developments as well as City Center. At City Center, gross sales fell from $62,000,0000 in 1991 to a projected $45,000,000 in 1996. At the Gaviidae properties, gross sales have fallen from $57,000,000 in 1994 to $53,000,000 in 1996.

As of the appraisal date most of the Downtown retail developments are struggling. Downtown retailers have historically missed out on the night and weekend business. Suburban shopping malls offer free parking, a less congested area of travel, and a 1/2% lower sales tax on all non-clothing purchases. Overall sales volume at the subject is below the level necessary to provide the retailers with a sufficient profit to remain in business. At the subject property, gross occupancy costs have consistently been near 15% of sales on the best second floor space in the project. Based on 1996 sales and 1997 rent, the average figure was 14.9% as exhibited below:

Gaviidae I & II - Gross Rent to Sales Ratio

--------------------------------------------------------
                    Gross       Divide    Gross Rent/
                     Rent       Sales     Sales Ratio
--------------------------------------------------------
Anchors           $2,408,065  $31,435,967   7.7%

First Floor       $1,270,654  $10,778,925  11.8%
Second Floor      $1,563,947   $7,649,391  20.4%
Third Floor         $181,788   $1,526,04l  11.9%
Fourth Floor        $245,683   $1,897,991  l2.9%
-------------------------------------------------------
Total Non-Anchor  $3,262,071  $21,852,348  14.9%
-------------------------------------------------------

This compares to the traditional 10% to 12% levels found at most regional malls in the Twin Cities. As a result, the subject's retail rental structure is lower than what would be required to achieve a competitive return on the depreciated replacement cost of the improvements plus land value. The physically depreciated cost is calculated as follows:

--------------------------------------------------
 Replacement Cost New               $29,631,551
 Less: Physical Deterioration       ($4,310,044)
--------------------------------------------------
 ubtotal                            $25,321,507
 Add: Land Value                    $13,000,000
--------------------------------------------------
 Indicated Value                    $38,321,507
--------------------------------------------------


--------------------------------------------------------------------------------
                     GAVIIDAE I AND DAIN PLAZA/GAVIIDAE II
                  LUNZ MASSOPUST REID DeCASTER & LAMMERS, INC.
                                    PAGE 219
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

DEPRECIATION ANALYSIS (continued)

The total average depreciated value of the improvements plus land of approximately 538,000,000 would require a net income of approximately $3,800,000 to achieve a capitalization rate of 10.0%, an estimated market yield as of the appraisal date. This compares to a projected Year 1 Net Operating Income of $1,093,000 as calculated in the Income Approach.

To measure economic obsolescence, the present value of the income shortfall was calculated. The shortfall is defined as the disparity between the net operating income necessary to support the depreciated value of the improvements including land value and the projected net operating income as calculated in the Income Approach. For this analysis, the required growth in NOI estimated was at 1.52% per annum. This growth rate is based on the improvement value increasing at 3.5% per year and the land value appreciating at 2.0% per year. However, because the improvements are depreciating each year, the total value does not increase correspondingly. The effective rate of NOI increase given the subject land and improvement composite is approximately 1.52% per year. Economic obsolescence is calculated as follows:

--------------------------------------------------------------------------------
           RCN                            Add:          Deprec.
FY       Estimate         Less:        Land Value    Value of Imp.    x Est.
Year     + 3.5% yr    Physical Depr.    +2.9% yr     + Land Value    Cap Rate
--------------------------------------------------------------------------------
1998    $29,631,551     $4,310,044    $13,000,000    $38,321,507      10.0%
1999    $30,668,655     $5,018,507    $13,260,000    $38,910,148      10.0%
2000    $31,742,058     $5,771,283    $13,525,200    $39,495,975      10.0%
2001    $32,853,030     $6,570,606    $13,795,704    $40,078,128      10.0%
2002    $34,002,886     $7,418,812    $14,071,618    $40,655,693      10.0%
2003    $35,192,987     $8,318,342    $14,353,050    $41,227,695      10.0%
2004    $36,424,742     $9,271,752    $14,640,111    $41,793,101      10.0%
2005    $37,699,608    $10,281,711    $14,932,914    $42,350,810      10.0%
2006    $39,019,094    $11,351,009    $15,231,572    $42,899,657      10.0%
2007    $40,384,762    $12,482,563    $15,536,203    $43,438,403      10.0%
2008    $41,798,229    $13,679,420    $15,846,927    $43,965,736      10.0%
2009    $43,261,167    $14,158,200    $16,163,866    $45,266,833      10.0%
2010    $44,775,308    $14,653,737    $16,487,143    $46,608,714      10.0%
2011    $46,342,444    $15,166,618    $16,816,886    $47,992,712      10.0%
2012    $47,964,429    $15,697,450    $17,153,224    $49,420,204      10.0%
--------------------------------------------------------------------------------
Total
--------------------------------------------------------------------------------

                      Less: Total
       Income Req'd       Net
        to Support     Operating
        Depreciated      Income      Equals    X Discount
FY     Improvements/   Per Income    Income     Factor
Year       Land         Approach     Shortfall  @ 12.5%     Subtotal
--------------------------------------------------------------------------------

1998    $3,832,151    $1,330,912    $2,501,239    0.889    $2,223,323
1999    $3,891,015    $1,497,122    $2,393,893    0.790    $1,891,471
2000    $3,949,597    $1,489,998    $2,459,599    0.702    $1,727,455
2001    $4,007,813    $1,455,253    $2,552,560    0.624    $1,593,551
2002    $4,065,569    $1,628,331    $2,437,238    0.555    $1,352,494
2003    $4,122,770    $1,666,029    $2,456,741    0.493    $1,211,837
2004    $4,179,310    $1,629,589    $2,549,721    0.438    $1,117,957
2005    $4,235,081    $1,612,302    $2,622,779    0.390    $1,022,213
2006    $4,289,966    $1,633,126    $2,656,840    0.346      $920,434
2007    $4,343,840    $1,685,493    $2,658,347    0.308      $818,628
2008    $4,396,574    $1,974,201    $2,422,373    0.274      $663,076
2009    $4,526,683    $2,012,342    $2,514,341    0.243      $611,778
2010    $4,660,871    $2,062,170    $2,598,701    0.216      $562,048
2011    $4,799,271    $2,041,797    $2,757,474    0.192      $530,122
2012    $4,942,020    $1,941,603    $3,000,417    0.171      $512,736
--------------------------------------------------------------------------------
                                                          $16,759,123
--------------------------------------------------------------------------------

It should be noted that the economic obsolescence that exists in the reversion was not calculated. From the above exhibit it is apparent that the income shortfall exists beyond the holding period. In fact, the disparity increases over time. As such, the above estimate of economic obsolescence is understated. If the calculation were extended an additional twelve years and it were assumed that over this period the annual disparity would decline $100,000 per year, the additional indicated obsolescence is estimated at approximately $1,750,000.

The annual shortfall indications are based on the disparity between feasibility NOI and projected NOI. In addition to the annual shortfall in rent, the landlord is also responsible for the tenant improvement and leasing commission expenditures necessary to maintain a stabilized occupancy. Based on the projections made in the Income Approach, these costs are estimated as follows:


--------------------------------------------------------------------------------
                     GAVIIDAE I AND DAIN PLAZA/GAVIIDAE II
                  LUNZ MASSOPUST REID DeCASTER & LAMMERS, INC.
                                    PAGE 220
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

DEPRECIATION ANALYSIS (continued)

--------------------------------------------------------------------------------
                   Add:           Add:          = Total     x Discount
           FY      Leasing        Tenant        Capital       Factor
          Year     Commissions    Improvements  Costs         @ 12.5%   Subtotal
--------------------------------------------------------------------------------
          1998           $0             $0             $0      0.889          $0
          1999      $22,622       $212,730       $235,352      0.790    $185,957
          2000       $2,484        $41,400        $43,884      0.702     $30,821
          2001      $28,214       $449,560       $477,774      0.624    $298,272
          2002       $1,654        $11,026        $12,680      0.555      $7,036
          2003       $3,228        $21,523        $24,751      0.493     $12,209
          2004       $1,752        $29,203        $30,955      0.438     $13,573
          2005      $12,398       $147,624       $160,022      0.390     $62,368
          2006      $17,252       $115,014       $132,266      0.346     $45,822
          2007     $269,659     $1,254,676     $1,524,335      0.308    $469,413
          2008       $7,010       $116,843       $123,853      0.274     $33,902
          2009      $38,613       $615,255       $653,868      0.243    $159,096
          2010       $2,263        $15,090        $17,353      0.216      $3,753
          2011       $4,418        $29.455        $33,873      0.192      $6,512
          2012     $296,559     $1,216,616     $1,513,175      0.171    $258,584
--------------------------------------------------------------------------------
          Total                                                       $1,587,319
--------------------------------------------------------------------------------

For this exercise, economic obsolescence was estimated at $23,000,000.

SUMMATION

By incorporating the site valuation and replacement cost for the subject improvements, an indication of market value by the Cost Approach was determined as follows:

                      -------------------------------------------
                       Replacement Cost New          $29,631,551
                       Less: Physical Deterioration   $4,310,044
                      -------------------------------------------
                       Subtotal                      $25,321,507
                       Less: Economic Obsolescence   $23,000,000
                      -------------------------------------------
                       Subtotal                       $2,321,507
                       Add: Land Value               $13,000,000
                      -------------------------------------------
                       Indicated Value               $15,321,507
                                  Rounded to.        $15,000,000
                      -------------------------------------------

Given that the estimate of external obsolescence is based substantially on the assumptions and projections made in the Income Approach, the value estimate by the Cost Approach should be granted only minimal weight as a market value indication. One of the weaknesses of the Cost Approach is not a function of the methodology or resulting value indication, but rather in the fact that buyers and sellers do not typically rely on it, especially when analyzing multi-tenant income producing properties. Another weakness involves the measurement of accrued depreciation. Since buyers are not relying on the Cost Approach in their decision to purchase real estate, the measure of deterioration or obsolescence is oftentimes based on subjective reasoning.


--------------------------------------------------------------------------------
                     GAVIIDAE I AND DAIN PLAZA/GAVIIDAE II
                  LUNZ MASSOPUST REID DeCASTER & LAMMERS, INC.
                                    PAGE 221
--------------------------------------------------------------------------------

INCOME APPROACH
--------------------------------------------------------------------------------
RETAIL TENANT INCOME

Income is generated from the rental of in-line retail space, office space and anchor tenant space. A breakdown is as follows:

Area           Area-sf    Tenant
--------------------------------------------------------------------------------
In-line Retail  65,834    Various (includes National City Bank 3rd floor office)
Office          70,308    National City Bank-4th and 5th floors
Anchor         1l8,338    Saks Fifth Avenue
--------------------------------------------------------------------------------
Total GLA      254,480

A rent roll is offered on the following pages. For the floor by floor location of a specific tenant please refer to the stacking plans included in the respective Description of Improvement Sections of this report. Major tenant lease summaries are included in the Addenda of this report.


--------------------------------------------------------------------------------
                     GAVIIDAE I AND DAIN PLAZA/GAVIIDAE II
                  LUNZ MASSOPUST REID DeCASTER & LAMMERS, INC.
                                    PAGE 222
--------------------------------------------------------------------------------

Software       :ARGUS Ver. 7.0.01                                  Date :3/12/97
File           :App_gav1                                           Time :1:51 pm
Property Type  :Office & Retail                                    Ref# :BHX
Portfolio      :                                                   Page :1
                              Gaviidae Common Ph I
                              Minneapolis, MN 55402
              PRESENTATION RENT ROLL & CURRENT TERM TENANT SUMMARY
                     As of Mar-1997 for 254,480 Square Feet

DESCRIPTION             AREA     BASE RENT      RENT ADJUSTMENTS & CATEGORIES   ABATEMENTS     REIMBURSEMENT     LEASING COSTS

Tenant Name               Floor   Rate & Amount                   CPI & Current  Months  Pcnt   Description of    Imprvmnts Commssns
Type & Suite Number       SqFt    per Year       Changes Changes  Porters' Wage    to    to     Operating Expense Rate      Rate
Lease Dates & Term   Bldg Share   per Month         on      to    Miscellaneous  Abate   Abate  Reimbursements    Amount    Amount
------------------- -----------  -------------  -------- -------  -------------  ------- -----  ----------------  --------- --------
NCB Retail                               $4.98  Apr-2001   $6.98       --          --     --    See method:         --        --
Retail, Suite: 101       3,710         $18,476                                                  NCB Retail
Apr-1996 to Mar-2006     1.46%           $0.42                                                  reimbursement.
120 Months                              $1,540

Cole Haan                                $0.00  Oct-1995   $20.0O      --          --     --    See method:         --        --
Retail, Suite: 105       3,542              $0  Oct-1996   $23.00                               In Line Reimb
Aug-1989 to Jan-2005     1.39%           $0.00  Oct-1997   $27.00                               reimbursement.
186 Months                                  $0  Oct-1998   $29.00
                                                Oct-2000   $32.00
                                                Oct-2001   $34.00
                                                Oct-2002   $36.00
                                                Oct-2003   $39.00

Trail Mark                              $17.12       --       --       --          --     --    Full Service:       --        --
Retail, Suite: 107       1,464         $25,064                                                  Pays no expense
Mar-1997 to Feb-2002     0.58%           $1.43                                                  reimbursement.
50 Months                               $2,089

S. Vincent Jewelers                     $30.00  Feb-1997   $35.00      --          --     --    See method:         --        --
Retail, Suite: 113         958         $28,740                                                  In Line Reimb
Aug-1989 to Jan-1998     0.38%           $2.50                                                  reimbursement.
102 Months                              $2,395

Bostonian                               $45.00  Feb-1997   $50.00      --          --     --    See method:         --        --
Retail, Suite: 119       1,015         $45,675                                                  In Line Reimb
Aug-1989 to Jan-2000     0.40%           $3.75                                                  reimbursement.
126 Months                              $3,806

Gaviidae Pendleton                      $20.36       --       --       --          --     --    Full Service:       --        --
Retail, Suite: 125       2,197         $44,731                                                  Pays no expense
Aug-1989 to Feb-1998     0.86%           $1.70                                                  reimbursement.
103 Months                              $3,728

The Custom Shop                         $26.82       --       --       --          --     --    See method:         --        --
Retail, Suite: 130         780         $20,920                                                  In Line Reimb
Aug-1989 to Jan-2001     0.31%           $2.24                                                  reimbursement.
138 Months                              $1,743

Totally Organized                        $6.76       --       --       --          --     --    Full Service:       --        --
Retail, Suite: 135       3,413         $23,072                                                  Pays no expense
Aug-1995 to Jan-2005     1.34%           $0.56                                                  reimbursement.
114 Months                              $1,923

Bruegger's                              $40.42       --       --       --          --     --    Full Service:       --        --
Retail, Suite: 139       2,474         $99,999                                                  Pays no expense
Apr-1994 to Jan-2004     0.97%           $3.37                                                  reimbursement.
118 Months                              $8,333

NCB Retail                               $4.98  Apr-2001   $6.98       --          --     --    See method:         --        --
Retail, Suite: 201       3,454         $17,201                                                  NCS Retail
Apr-1996 to Mar-2006     1.36%           $0.42                                                  reimbursement.
120 Months                              $1,433

The Museum Company                       $0.00  Feb-1996   $39.00      --          --     --    Full Service:       --        --
Retail, Suite: 203       2,666              $0  Jun-1997   $45.00                               Pays no expense
Mar-1990 to Jan-2000     1.05%           $0.00                                                  reimbursement.
119 Months                                  $0

Franklin Quest                          $20.00  Feb-2002   $25.00      --          --     --    See method:         --        --
Retail, Suite: 207       1,655         $33,100                                                  In Line Reimb
Jun-1997 to Jan-2004     0.65%           $1.67                                                  reimbursement.
80 Months                               $2,758

Mother's Work                           $40.00  Sep-1998   $50.00      --          --     --    See method:         --        --
Retail, Suite: 209         764         $30,560                                                  In Line Reimb
Aug-1993 to Aug-2003     0.30%           $3.33                                                  reimbursement.
121 Months                              $2,547

                            (continued on next page)

Software       :ARGUS Ver. 7.0.01                                  Date :3/12/97
File           :App_gav1                                           Time :1:51 pm
Property Type  :Office & Retail                                    Ref# :BHX
Portfolio      :                                                   Page :2
                              Gaviidae Common Ph I
                              Minneapolis, MN 55402
              PRESENTATION RENT ROLL & CURRENT TERM TENANT SUMMARY
                     As of Mar-1997 for 254,480 Square Feet
                         (continued from previous page)

DESCRIPTION             AREA     BASE RENT      RENT ADJUSTMENTS & CATEGORIES   ABATEMENTS     REIMBURSEMENT     LEASING COSTS

Tenant Name             Floor     Rate & Amount                   CPI & Current  Months  Pcnt   Description of    Imprvmnts Commssns
Type & Suite Number     SqFt      per Year       Changes Changes  Porters' Wage    to    to     Operating Expense Rate      Rate
Lease Dates & Term   Bldg Share   per Month         on      to    Miscellaneous  Abate   Abate  Reimbursements    Amount    Amount
------------------- -----------  -------------  -------- -------  -------------  ------- -----  ----------------  --------- --------
Van Haveren's Flowers                   $33.07      --      --         --          --     --    See method:        --        --
Retail, Suite: 213         488         $16,138                                                  In Line Reimb
Oct-1992 to Jan-1998     0.19%           $2.76                                                  reimbursement.
    Months                              $1,345

  ribou Coffee                          $25.01  Oct-1996   $28.59      --          --     --    See method:        --        --
Retail, Suite: 219       1,069         $26,736  Oct-2000   $32.16                               In Line Reimb
   -1993 to Jan-2004     0.42%           $2.08                                                  reimbursement.
125 Months                              $2,228

  arter Club                            $20.00      --      --         --          --     --    See method:        --        --
Retail, Suite: 221       3,302         $66,040                                                  In Line Reimb
Aug-1989 to Feb-2000     1.30%           $1.67                                                  reimbursement.
127 Months                              $5,503

Croix Knits                              $0.00  Feb-1997   $18.00      --          --     --    See method:        --        --
Retail, Suite: 227       1,352              $0  Feb-1999   $21.00                               In Line Reimb
Apr-1995 to Jan-2007     0.53%           $0.00  Feb-2002   $26.00                               reimbursement.
    Months                                  $0  Feb-2005   $30.00

Ritz Camera                             $40.00      --      --         --          --     --    See method:        --        --
Retail, Suite: 231         739         $29,560                                                  In Line Reimb
Aug-1989 to Jan-1999     0.29%           $3.33                                                  reimbursement.
    Months                              $2,463

Pretzeltime                             $21.68      --      --         --          --     --    Full Service:      --        --
Retail, Suite: 237         508         $11,013                                                  Pays no expense
   -1994 to Jan-2000     0.20%           $1.81                                                  reimbursement.
    Months                                $918

San Francisco Music Box                 $80.00      --      --         --          --     --    See method:        --        --
Retail, Suite: 239         905         $72,400                                                  In Line Reimb
Aug-1989 to Jan-2000     0.36%           $6.67                                                  reimbursement.
    Months                              $6,033

Sunglass Hut                            $70.00      --      --         --          --     --    See method:        --        --
Retail, Suite: 243         522         $36,540                                                  In Line Reimb
Aug-1989 to Jan-1999     0.21%           $5.83                                                  reimbursement.
114 Months                              $3,045

Eddie Bauer                             $30.00      --      --         --          --     --    See method:        --        --
Retail, Suite: 247       5,443        $163,290                                                  In Line Reimb
Aug-1989 to Jan-2000     2.14%           $2.50                                                  reimbursement.
126 Months                             $13,608

NCB Retail                               $4.98  Apr-2001   $6.98       --          --     --    See method:        --        --
Retail, Suite: 301      17,729         $88,290                                                  NCB Retail
Apr-1996 to Mar-2006    6.97%           $0.42                                                  reimbursement.
180 Months                              $7,358

NCB Retail                               $4.98  Apr-2001   $6.98       --          --     --    See method:        --        --
Retail, Suite: 311         556          $2,769                                                  NCB Retail
Apr-1996 to Mar-2006     0.22%           $0.42                                                  reimbursement.
    Months                                $231

NCB Office                               $4.98  Apr-2001   $6.98       --          --     --    See method:        --        --
Office, Suite: 400      22,306        $111,084                                                  NCB Office
   -1996 to Mar-2006     8.77%           $0.42                                                  reimbursement.
    Months                              $9,257

NCB Office                               $4.98  Apr-2001   $6.98       --          --     --    See method:        --        --
Office, Suite: 500      48,002        $239,050                                                  NCB Office
   -1996 to Mar-2006    18.86%           $0.42                                                  reimbursement.
    Months                             $19,921

                            (continued on next page)

Software       :ARGUS Ver. 7.0.01                                  Date :3/12/97
File           :App_gav1                                           Time :1:51 pm
Property Type  :Office & Retail                                    Ref# :BHX
Portfolio      :                                                   Page :3
                              Gaviidae Common Ph I
                              Minneapolis, Mn 55402
              PRESENTATION RENT ROLL & CURRENT TERM TENANT SUMMARY
                     As of Mar-1997 for 254,480 Square Feet
                         (continued from previous page)

DESCRIPTION             AREA     BASE RENT      RENT ADJUSTMENTS & CATEGORIES   ABATEMENTS     REIMBURSEMENT      LEASING COSTS

Tenant Name               Floor  Rate & Amount                   CPI & Current  Months  Pcnt   Description of     Imprvmnts Commssns
Type & Suite Number       SqFt   per Year       Changes Changes  Porters' Wage    to    to     Operating Expense  Rate      Rate
Lease Dates & Term   Bldg Share  per Month         on      to    Miscellaneous  Abate   Abate  Reimbursements     Amount    Amount
------------------- ----------- -------------  -------- -------  -------------  ------- -----  -----------------  --------- --------
Saks Fifth Avenue                   $1.69          --      --          --         --      --   See method:          --         --
Retail, Suite 1        118,338   $200,000                                                      Saks Reimbursment
Aug-1989 to Jan-2015    46.50%      $0.14                                                      reimbursement.
-06 Months                        $16,667

11 Office                           $8.00          --      --          --          --     --   See method:         $30.60   $3.06
Retail, Suite: Mo 13     2,001    $16,008                                                      In Line Reimb                4.73%
Mar-1998 to Mar-2006     0.79%      $0.67                                                      reimbursement.     $61,231  $6,123
97 Months                          $1,334

30 Office                           $8.00          --      --          --          --      --  See method:         $30.60   $3.06
Retail, Suite: Mo 13     3,128    $25.024                                                      In Line Reimb                4.73%
Mar-1998 to Mar-2006     1.23%      $0.67                                                      reimbursement.     $95,717  $9,572
97 Months                          $2,085

INCOME APPROACH
--------------------------------------------------------------------------------

PARKING INCOME

Parking income is generated from the rental of 490 parking stalls in the lower Parking levels. According to the 1997 budget, 217 spaces will be rented on monthly contracts at $280 per month and five space will be rented at $340 per month. The balance is dedicated to transient parking. The monthly rate is up $20 over the 1996 rate of $260. It should be noted that both monthly and transient parking is valet only in Gaviidae II. Transient rates are exhibited below:

                      1996          1997
      ----------------------------------
      0-1/2 Hour        $3.00       0-1 Hour is $4.00
      1/2-1 Hour        $4.00       0-1 Hour is $4.00
      1-2 Hours         $5.00       $5.00
      2-3 Hours         $6.00       $6.00
      3-4 Hours         $7.00       $7.00
      4-5 Hours         $8.00       $8.00
      5-6 Hours         $9.00       $9.00
      6-7 Hours         $10.00      $10.00
      7-8 Hours         $12.00      $12.00
      8-12 Hours        $14.00      8-24 Hours is $15.00
      12-24 Hours       $15.00

The monthly and hourly rates charged at the subject are among the highest in the Downtown area as can be seen on the following rate analysis:


--------------------------------------------------------------------------------
                     GAVIIDAE I AND DAIN PLAZA/GAVIIDAE II
                  LUNZ MASSOPUST REID DeCASTER & LAMMERS, INC.
                                    PAGE 226
--------------------------------------------------------------------------------

INCOME APPROACH
--------------------------------------------------------------------------------

PARKING INCOME (continued)

-----------------------------------------------------------------------------------------------
                                                            1994       1995     1996     95-'96

      NAME          SPACES      RATE STRUCTURE              RATES      RATES    RATES  % CHANGE
-----------------------------------------------------------------------------------------------

LASALLE PLAZA RAMP   345        NON-RESERVED MONTHLY        $175.00   $200.00  $230.00    15.0%
342-2888                        MONTHLY RESERVED            $250.00   $275.00  $285.00     3.6%
                                FOR 8 HOURS                  $12.00    $11.00   $12.00     9.1%
                                AFTER 4 P.M. ON CONTRACT     $40.00    $50.00   $65.00    30.0%
                                PER DAY AFTER 4 P.M.          $5.00     $5.00    $5.00     0.0%
-----------------------------------------------------------------------------------------------
CITY CENTER          687        MONTHLY RESERVED            $240.00   $240.00  $250.00     4.2%
372-1234                        RESERVED - TEMPERED         $280.00   $280.00  $290.00     3.6%
                                NON-RESERVED MONTHLY        $200.00   $200.00  $210.00     5.0%
                                1ST HOUR                      $3.00     $3.00    $3.00     0.0%
                                EA. ADD'L HOUR                $1.00     $1.00    $1.00     0.0%
                                M-TH AFTER 4 P.M.             $2.00     $2.00    $2.00     0.0%
                                F-SAT AFTER 4 P.M.            $5.00     $5.00    $5.00     0.0%
-----------------------------------------------------------------------------------------------
CONSERVATORY RAMP    850+       NON-RESERVED MONTHLY        $139.10   $149.00  $149.00     0.0%
332-6468                        ALL DAY                       $8.50     $9.00    $9.00     0.0%
                                1ST HOUR                      $3.00     $3.00    $3.25     8.3%
                                EA. ADD'L HOUR                $1.00     $1.25      ---
                                SECOND HOUR                                      $1.25
                                EA. ADD'L HOUR                                   $1.00
-----------------------------------------------------------------------------------------------
DAYTON RADISSON RAMP  800+      0-3 HOURS                     $3.00      $5.25     ---
332-8707                        EA. ADD'L HOUR                $1.25      $1.00     ---
                                MAXIMUM                       $8.50      $9.00    $9.00     0.0%
                                AFTER 4 P.M.                  $2.00      $2.00    $2.50    25.0%
                                1ST HOUR                                          $3.25
                                SECOND HOUR                                       $1.25
                                EACH ADD'L HOUR                                   $1.00
------------------------------------------------------------------------------------------------
IDS RAMP              625       NON-RESERVED MONTHLY        $220.00    $225.00   $225.00    0.0%
338-7032                        1ST 1/2 HOUR                  $3.00      $3.00     $3.00    0.0%
                                EACH ADD'L HOUR               $1.00      $1.00     $1.00    0.0%
                                MAXIMUM                      $13.00     $13.00    $15.00   15.4%
                                AFTER 4 PM                     ---       $2.75     $3.50   27.3%
------------------------------------------------------------------------------------------------
AVG MONTHLY NON RESERVED                                    $183.53   $193.50    $203.50    5.2%
------------------------------------------------------------------------------------------------

According to the property manager, the Gaviidae I ramp benefits from its strong location and also from the relatively small size of the Gaviidae II ramp. With the Dam Plaza office tower nearly 95% occupied, the Gaviidae II ramp (210 stalls) is usually full. Because of strong transient business, the budget indicates that no additional monthly parkers are anticipated at Gaviidae I.

Overall parking demand is increasing in the Downtown core. Most property owners experienced an exodus of monthly parkers following the completion of the two new Third Avenue Distributor (TAD) Ramps located west of the subject. Combined, these City owned Garages have capacity for over 4,500 vehicles. The City of Minneapolis is the largest single operator controlling over 20,000 parking spaces or roughly 38% of all Downtown parking. Through the Municipal Parking System, the City operates 5,000 parking meters and owns fifteen parking ramps and nine parking lots. Several of the largest ramps include the Third Avenue Distributor Ramps (TAD Ramps) on the west edge of the Downtown and the newly constructed Jerome Haaf Memorial Parking Ramp adjacent to the new Federal Courts Building which is under constructIon. For the most part, the


--------------------------------------------------------------------------------
                     GAVIIDAE I AND DAIN PLAZA/GAVIIDAE II
                  LUNZ MASSOPUST REID DeCASTER & LAMMERS, INC.
                                    PAGE 227
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

PARKING INCOME (continued)

City owned ramps are located more on the perimeter of Downtown and therefore, do not compete with the inner-core ramps. As of the appraisal date, there are plans for only one new parking ramp in Downtown Minneapolis. Reliance Real Estate plans on demolishing three small buildings located between the Rand Tower and the Soo Line Building, one block east of Gaviidae II. Plans call for a seven floor parking garage with capacity for 500 vehicles. Reliance owns the Rand Tower and it is clear that the ramp would benefit their leasing efforts. Although a rate structure has not been announced, industry observers believe monthly rates will be in the $250+ range. This ramp will compete with the subject Gaviidae garages.

A historic income and expense statement is as follows:

Gaviidae I

Parking Income & Expense History

--------------------------------------------------------------------------------------------------------------------------
                             1993                1994               1995                 1996             Budget 1997

                          $      $/Stall      $      $/Stall      $      $/Stall      $      $/Stall      $      $/Stall
--------------------------------------------------------------------------------------------------------------------------

PARKING INCOME        $1,077,387  $2,199  $1,l81,800  $2,412  $1,183,336  $2,415  $1,332,847  $2,720  $1,419,362  $2,897
PARKING EXPENSE         $861,477  $1,758    $993,046  $2,027    $999,891  $2,041  $1,059,273  $2,162  $1,101,597  $2,248
NET OPERATING INCOME    $215,910    $441    $l88,754    $385    $183,445    $374    $273,574    $558    $317,765    $649

The 1997 budgeted income of $1,419,362 represents a 6.5% increase over actual 1996 income which is in line with average historical growth from 1993 to 1995. Despite an improved office market, the potential for competition is greater with the announced Rand Ramp and future office development which will undoubtedly include a parking component. For this analysis, a figure of $1,425,000 was relied on. An income growth rate of 2.0% was projected in Year 2 and 3.0% growth rate thereafter.

Brookfield has hired Imperial Parking, Inc. (Impark) to operate the parking component. According to the manager, Imperial charges the property owner for the actual costs involved in operating the ramp. For 1997, these costs are budgeted at $655,000. This includes salaries, benefits and administrative charges and is referred to as Impark expenses. These costs are approved by the property manager. Imperial is paid a management fee equal to 2.5% of effective gross income. Brookfield charges a second management fee equal to 4.0% times effective gross income less the Impark management fee. Brookfield is responsible for not only approving the Impark expenses but for the coordination of all other ramp related services. The management fee covers these services.

Several other expenses are allocated to the parking ramp that require discussion. First, as with the office and retail components, insurance costs are below market. For this projection, a figure of $0.14 per square foot of gross area (237,687 sf) or $33,277 was relied on. Budgeted costs for major repair, utilities, fire protection, and supplies total $203,000. Adding the Impark expenses to this results in total parking expenses of $890,000, as rounded.


--------------------------------------------------------------------------------
                     GAVIIDAE I AND DAIN PLAZA/GAVIIDAE II
                  LUNZ MASSOPUST REID DeCASTER & LAMMERS, INC.
                                    PAGE 228
--------------------------------------------------------------------------------

DAIN BOSWORTH PLAZA
COMPARABLE BUILDING SALES
---------------------------------------------------------------------------------------
COMP NO.                     1           2             3            4            5
---------------------------------------------------------------------------------------

NAME:                    FIRST BANK      LASALLE          ITT     ITT LIFE      NORWEST
                              PLACE        PLAZA      FINANCE     BUILDING    FINANCIAL
                                                     BUILDING                    CENTER

ADDRESS:                    601 2ND  800 LASALLE          605          505  7900 XERXES
                           AVENUE S       AVENUE    WATERFORD    WATERFORD     AVENUE S
                        MINNEAPOLIS  MINNEAPOLIS     PLYMOUTH     PLYMOUTH  BLOOMINGTON

SALE DATE:                   Aug-95       Nov-94       Jun-95       Jun-96       Sep-96

NO. OF MONTHS OLD                19           28           21            9            4

LAND AREA - SQ. FT.          72,676       99,048      271,380      543,064      731,371
             ACRES             1.67         2.27         6.23        12.47        16.79

GROSS BUILDING AREA       1,877,032      845,381      233,398      271,864      457,688

NET RENTABLE AREA         1,415,554      588,878      207,243      251,015      434,746

BUILDING EFFICIENCY %         75.4%        69.7%          89%          92%          95%

LAND/BUILDING RATIO            0.04         0.12         1.16         2.00         1.60

% OCCUPIED AT SALE            92.0%        92.0%          94%          94%         100%

YEAR BUILT                     1992         1991         1989         1987   1972/93,95

STORIES                          53           30           13           13       3 & 24

SALE PRICE             $215,000,000  $73,000,000  $23,400,000  $29,800,000  $43,000,000

PRICE/SQ. FT. OF RA         $151.88      $123.96      $112.91      $118.72       $98.91

BUYER TYPE                  Pension     Investor      Pension      Pension     Investor
                               Fund                      Fund         Fund

% ANCHOR SPACE                  65%          70%          89%          36%          50%

CAP RATE - Ro                 8.90%        8.90%       12.61%        7.97%        9.00%
---------------------------------------------------------------------------------------

DAIN BOSWORTH PLAZA
COMPARABLE BUILDING SALES
------------------------------------------------------------------------
COMP NO.                     6           7           AVG'S       SUBJECT
------------------------------------------------------------------------

NAME:                          701  FIFTH STREET                    DAIN
                          BUILDING        TOWERS                BOSWORTH
                                                                   PLAZA

ADDRESS:                 701 FOURTH  l00 & 150 S.
                           AVENUE S  FIFTH STREET               DOWNTOWN
                        MINNEAPOLIS   MINNEAPOLIS            MINNEAPOLIS

SALE DATE:                   Mar-97        Dec-96                SUBJECT

NO. OF MONTHS OLD                0              2        12

LAND AREA - SQ. FT.         25,601         51,941   224,385      207,468
             ACRES            0.59           1.19      5.72         4.76

GROSS BUILDING AREA        331,337      1,282,120   756,974      683,807

NET RENTABLE AREA          279,608      1,022,292   599,905      592,593

BUILDING EFFICIENCY %          84%            80%       79%          87%

LAND/BUILDING RATIO           0.08           0.04      0.30         0.30

% OCCUPIED AT SALE            100%            90%       71%          94%

YEAR BUILT                    1984      1984/1988                   1992

STORIES                         18          25/36                     40

SALE PRICE             $26,700,000   $140,895,000

PRICE/SQ. FT. OF RA         $95.49        $137.82   $119.96

BUYER TYPE                Investor       Investor


% ANCHOR SPACE                 25%                                   58%

CAP RATE - Ro                5.74%          9.58%      8.96
------------------------------------------------------------------------

--------------------------------------------------------------------------------

SUMMARY- OFFICE BUILDING SALES

The Sales Comparison Approach typically contains an adjustment analysis whereby the comparable sales are adjusted for characteristic differences with the subject. This approach is most applicable to properties which are fairly similar, such as vacant land or houses. Adjustments can often be abstracted through a paired sales analysis as there are often many sales to rely on. For office properties, like the subject, the market is much smaller. The ability to adjust for differences between the comparable and the subject is often undermined by the sheer number of differences between the properties. Age, location, size, vacancy, tenant mix, credit risk, turnover, and the strength of the market are just a few of the characteristics that differ from property to property. Lease lengths also have a major impact on value. As such, a formal adjustment process was not undertaken. Rather, a probable range in value was developed.

All of the sales were considered to be cash equivalent. The sales occurred between November of 1994 and December of 1996. One of the properties is scheduled to close by March of 1997. Four of the properties are located in Downtown Minneap9lis. Sale Comparable Nos. 1 and 2, First Bank Place and LaSalle Plaza, are newer Class A trophy properties. Sale Comparable No. 7 is also a Class A development, but is slightly older. Comparable No. 6 is a Class B building located on the east end of the Downtown. The remaining three sales are located in the southwest and western suburbs. All of the properties were purchased by institutional buyers.

Prices per square foot ranged widely based on building classification and location.

                          Downtown                             Suburban
Property              Class A   Class B     Property     Class A     Class B
--------------------------------------------------------------------------------
First Bank Place      $151.88               ITT Finance  $112.91
701 Building                    $95.49      ITT Life     $118.72
LaSalle Plaza         $123.96               NFC                      $98.91
Fifth Street Towers   $137.82
--------------------------------------------------------------------------------
Average               $137.88   $95.49                   $115.82     $98.91
Average Ro            9.1%      NA                       10.3%         9.0%

The Dain Plaza office building would most likely fit into the upper end of the Downtown Class A property value range for several reasons. First, the subject was completed in 1991 and is one of the newest office developments in Downtown Minneapolis. As such, it compares well with the age, quality and location of First Bank Place and LaSalle Plaza. Second, Inter-Regional Financial (Dain Bosworth), occupies over 200,000 square feet, or 35% of rentable area as their headquarter offices through December of 2006. Several other credit tenants occupy another 150,000 square feet of office area. Third, the Downtown office market, and in particular, the Class A market is in a period of strong recovery. According to Towle Real Estate, which conducts annual surveys of the office market, overall vacancy, as of the Second Quarter of 1996 was 9.4%, its lowest point since Towle began tracking the office market in 1983. For the same period, Class A vacancy was 3.9%, down from 4.5% one year earlier. Fourth, the subject and the most recent sale comparables are, for the most part, commanding net rents in the same general range. Based on these factors, a range in market value of from $140 to $150 per square foot of rentable area is considered


--------------------------------------------------------------------------------
                     GAVIIDAE I AND DAIN PLAZA/GAVIIDAE II
                  LUNZ MASSOPUST REID DeCASTER & LAMMERS, INC.
                                    PAGE 116
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
reasonable for the subject property. Applying this to the subject's rentable area results in a value range of from $83,000,000 to $89,000,000, as rounded. For this exercise, a figure of $85,000,000 was relied on.


--------------------------------------------------------------------------------
                     GAVIIDAE I AND DAIN PLAZA/GAVIIDAE II
                  LUNZ MASSOPUST REID DeCASTER & LAMMERS, INC.
                                    PAGE 117
--------------------------------------------------------------------------------

INCOME APPROACH
--------------------------------------------------------------------------------

The Income Approach to value is most applicable to types of real estate that are owned for investment purposes. The Principle of Anticipation is fundamental to this approach. According to The Appraisal of Real Estate, 10th Edition, on page 33, ..."Anticipation is the perception that value is created by the expectation of benefits to be derived in the future." The Income Approach to value consists of analyzing a property's ability to generate income and to convert such income into an indication of present value. The market value of a particular property can usually be derived from the quantity, quality, and durability of the income stream the property produces.

The following steps have been employed to arrive at a market value indication by the Income Approach:

      1) Potential Gross Income has been estimated based on current market rentals being charged and/or offered in the marketplace on properties comparable to the subject. Potential Gross Income is most often comprised of rent and reimbursable operating expenses.

      2) A deduction for vacancy is applied to the Potential Gross Income estimate to arrive at an Effective Gross Income figure.

      3) Next, expenses for the operation of the property including fixed expenses such as taxes and insurance and variable expenses such as utilities, management, and replacement reserves are estimated, totaled and then deducted from Effective Gross Income to arrive at a Net Operating Income Estimate.

      4) An appropriate capitalization rate, based on market data, is then applied to the Net Operating Income resulting in an indication of value.

For this analysis, a discounted cash flow or yield capitalization technique was relied on. This technique involves forecasting income flows and expenses for the property based on the specific rental of each tenancy. Most buyers and sellers rely on a discounted cash flow technique which involves projecting income, vacancy, expenses, and turnover costs such as leasing and tenant improvements over their anticipated holding period. The annual cash flows and projected future reversion of the property at the end of the holding period are then discounted to a present value by applying the buyers anticipated of desired yield rate. This technique is most common in the purchase of multi-tenant properties with many leases or tenant spaces. The technique is also common when valuing properties which have stepped leased rates. These properties commonly have irregular cash flow patterns resulting from tenant turnover or absorption activity. Given the number of tenants at the subject property, the various components of the mixed use development, and the on-going turnover and absorption of vacant space, this method was considered the most appropriate.


--------------------------------------------------------------------------------
                     GAVIIDAE I AND DAIN PLAZA/GAVIIDAE II
                LUNZ MASSOPUST REID DeCASTER & LAMMERS, INC.
                                    PAGE 118
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

INTRODUCTION

For this analysis, the office and retail components have been valued separately. This was necessary given the existing expense allocations and expense recovery formulas.

Expense Allocations

Although the majority of reimbursable expenses are specific to the office or retail components and recovered directly, there are several common expenses that are shared differently. These reimbursable operating expenses have been, and continue to be, allocated to the various components based on several formulas. A brief discussion of each common expense is as follows:

General Common Area Costs: This category includes those maintenance related charges for the retail common area including security, cleaning, elevator and escalator R&M, insurance and a portion of the project's employee wages. The office tower is allocated 20% of general common area maintenance with the retail component picking up the remainder. Retail operating expenses included 80% of the general CAM costs, 100% of the direct retail operating costs (less anchor contribution) and 30% of the loading dock costs. For the most part, real estate taxes and assessments are allocated on a pro-rata share basis.

Loading Dock: The office tower is allocated 70% of all loading dock costs. The in-line retail component is allocated the remaining 30%. Neiman Marcus has their own loading dock and is therefore not charged for this expense.

It is management's position that the parking ramp benefits the entire development and therefore no operating costs are allocated to this component. Given the fact that the various income components are allocated expenses, it is very difficult to compare overall costs with other retail centers, parking ramps and office buildings. For this reason, historical and budgeted expense activity was generally relied on.

OFFICE TOWER

Income is generated from the rental of 592,593 square feet of office space and the operation of a 210 stall (valet only) parking ramp. As noted below, four anchor tenants occupy over 58% of the subject's rentable area.

DAIN BOSWORTH PLAZA
--------------------------------------------------------------------------------
                                                      Expiration       Term
Major Tenants                 Area-sf      % of RA        Date     Remaining-Yrs
--------------------------------------------------------------------------------
Inter-Regional Financial      207,262       35.0%     12/01/06          9.75
Decision Systems,Inc.          38,518        6.5%     12/15/00          3.79
Martin Williams                57,653        9.7%     11/30/04          7.75
Marquette Bancshares           43,064        7.3%     05/06/02          5.18
--------------------------------------------------------------------------------
Total Anchor Tenants          346,497       58.4%
Other non-anchor tenants      208,753       35.2%
Vacant Area                    37,703        6.4%
--------------------------------------------------------------------------------
Total Rentable                592,953      100.0%
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                     GAVIIDAE I AND DAIN PLAZA/GAVIIDAE II
                LUNZ MASSOPUST REID DeCASTER & LAMMERS, INC.
                                    PAGE 119
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

OFFICE TOWER (continued)

Inter-Regional Financial (Dain Bosworth), exclusively occupies floors 10-19 and portions of floors 9 and 20. There is no 13th floor. Decision Systems occupies the floors 22-23. Martin Williams exclusively occupies floors 26-29. Marquette Bancshares exclusively occupies floors 38-40 and portions of floor 37. In addition to these large tenants, there are 27 smaller tenants in the project.

For the most part leases are written on a net basis with the tenant paying their pro-rata share of operating expenses and real estate taxes. A tenant register and stacking plan are located on the following pages. Major tenant lease summaries are included in the Addenda of this report.


--------------------------------------------------------------------------------
                     GAVIIDAE I AND DAIN PLAZA/GAVIIDAE II
                LUNZ MASSOPUST REID DeCASTER & LAMMERS, INC.
                                    PAGE 120
--------------------------------------------------------------------------------

Software       :ARGUS Ver. 7.0.01                                  Date :3/12/97
File           :App_offcomp                                        Time :1:32 pm
Property Type  :Office & Retail                                    Ref# :AEF
Portfolio      :                                                   Page :1
                                DAIN PLAZA OFFICE
                              60 South Sixth Street
                                 Minneapolis, MN
              PRESENTATION RENT ROLL & CURRENT TERM TENANT SUMMARY
                     As of Mar-1997 for 592,953 Square Feet

DESCRIPTION             AREA     BASE RENT      RENT ADJUSTMENTS & CATEGORIES   ABATEMENTS     REIMBURSEMENT      LEASING COSTS

Tenant Name              Floor   Rate & Amount                   CPI & Current  Months  Pcnt   Description of     Imprvmnts Commssns
Type & Suite Number       SqFt   per Year       Changes Changes  Porters' Wage    to    to     Operating Expense  Rate      Rate
Lease Dates & Term   Bldg Share  per Month         on      to    Miscellaneous  Abate   Abate  Reimbursements     Amount    Amount
------------------- ----------- -------------  -------- -------  -------------  ------- -----  -----------------  --------- --------

ADMIN RESOURCE OPT                     $3.15  Dec-1996   $4.85           --        --     --   See method:            --       --
Office, Suite: 710       2,474        $7,793  Dec-1997   $6.90                                 Typical Recover
Nov-1995 to Nov-1998     0.42%         $0.26                                                   reimbursement.
37 Months                               $649

IMPARK                                 $3.00     --        --            --        --     --   See method:            --       --
Office, Suite: 715       3,048        $9,144                                                   Typical Recover
Sep-1992 to Jan-1998     0.51%         $0.25                                                   reimbursement.
65 Months                               $762

IFG                                   $16.75  Dec-2001  $19.75                     --     --   See method:            --       --
Office, Suite: 730      13,737      $230,095                                                   Dain Recovery
Dec-1996 to Dec-2006     2.32%         $1.40                                                   reimbursement.
121 Months                           $19,175                     Dain Mgmt Fee

IFG                                    $7.50  Jan-2000  $12.00                     --     --   See method:            --       --
Office, Suite: 800      19,259      $144,443  Jan-2003  $14.00                                 Dain Recovery
Jan-1995 to Dec-2006     3.25%         $0.63                                                   reimbursement.
144 Months                           $12,037                     Dain Mgmt Fee

RADIO 100                             $10.35  Jan-2002  $13.79           --        --     --   See method:            --       --
Office, Suite: 910       2,318       $23,991                                                   Typical Recover
Jan-1996 to Sep-2003     0.39%         $0.86                                                   reimbursement.
93 Months                             $1,999

RADIO 100                              $5.79  Oct-1995   $7.79           --        --     --   See method:            --       --
Office, Suite: 930      11,647       $67.436  Oct-1997   $9.79                                 Typical Recover
Jan-1994 to Sep-2003     1.96%         $0.48  Oct-1999  $11.79                                 reimbursement.
117 Months                            $5,620

IFG                                    $2.50     --        --                      --     --   See method:            --       --
Office, Suite: 950       4,731       $11,828                                                   Dain Recovery
Sep-1994 to Aug-1997     0.80%         $0.21                                                   reimbursement.
36 Months                               $986                     Dain Mgmt Fee

IFG                                    $6.75  Oct-1999  $10.50                     --     --   See method:            --       --
Office, Suite: 1000     19,259      $129,998                                                   Dain Recovery
Feb-1994 to Dec-2006     3.25%         $0.56                                                   reimbursement.
155 Months                           $10.833                     Dain Mgmt Fee

IFG                                   $16.00  Dec-1996  $18.00                     --     --   See method:            --       --
Office, Suite: 1100    154,072    $2,465,152  Dec-2001  $22.00                                 Dain Recovery
Dec-1991 to Dec-2006    25.98%         $1.33                                                   reimbursement.
181 Months                          $205,429                     Dain Mgmt Fee

FIRSTAFF                               $4.85     --        --            --        --     --   See method:            --       --
Office, Suite: 2020      3,387       $16,427                                                   Typical Recover
Jan-1994 to Dec-2000     0.57%         $0.40                                                   reimbursement.
84 Months                             $1,369

FIRSTAFF                              $10.60     --        --            --        --     --   See method:            --       --
Office, Suite: 2021        963       $10,208                                                   Typical Recover
Feb-1995 to Dec-2000     0.16%         $0.88                                                   reimbursement.
71 Months                               $851

IFG                                    $6.75  Oct-1999  $10.50                     --     --   See method:            --       --
Office, Suite: 2050      5,000       $33,750                                                   Dain Recovery
Feb-1994 to Dec-2006     0.84%         $0.56                                                   reimbursement.
155 Months                            $2,813                     Dain Mgmt Fee

IFG                                    $6.75  Jun-1999  $10.50                     --     --   See method:            --       --
Office, Suite: 2055      9,672       $65,286                                                   Dain Recovery
Feb-1994 to Dec-2006     1.63%         $0.56                                                   reimbursement.
155 Months                            $5,441                     Dain Mgmt Fee

Software       :ARGUS Ver. 7.0.01                                  Date :3/12/97
File           :App_offcomp                                        Time :1:32 pm
Property Type  :Office & Retail                                    Ref# :AEF
Portfolio      :                                                   Page :2
                                DAIN PLAZA OFFICE
                              60 South Sixth Street
                                 Minneapolis, MN
              PRESENTATION RENT ROLL & CURRENT TERM TENANT SUMMARY
                     As of Mar-1997 for 592,953 Square Feet
                         (continued from previous page)

DESCRIPTION             AREA     BASE RENT      RENT ADJUSTMENTS & CATEGORIES   ABATEMENTS     REIMBURSEMENT      LEASING COSTS

Tenant Name              Floor   Rate & Amount                   CPI & Current  Months  Pcnt   Description of     Imprvmnts Commssns
Type & Suite Number       SqFt   per Year       Changes Changes  Porters' Wage    to    to     Operating Expense  Rate      Rate
Lease Dates & Term   Bldg Share  per Month         on      to    Miscellaneous  Abate   Abate  Reimbursements     Amount    Amount
------------------- ----------- -------------  -------- -------  -------------  ------- -----  -----------------  --------- --------

KORRIDOR CAPITAL                       $6.16     --        --            --        --     --   See method:            --       --
Office, Suite: 2110       1,610       $9,918                                                   Typical Recover
Nov-1991 to Oct-1997      0.27%        $0.51                                                   reimbursement.
72 Months                               $826

JAMES SELMER                           $5.15  Mar-1996   $5.65                                 See method:            --       --
Office, Suite: 2120       2,540      $13,081  Mar-1997   $6.40                                 Typical Recover
Mar-1993 to Sep-1998      0.43%        $0.43  Mar-1998   $6.35                                 reimbursement.
67 Months                             $1,090

INFORMATION RES.                       $4.19     --        --            --        --     --   See method:            --       --
Office. Suite: 2140       4,329      $18,139                                                   Typical Recover
Feb-1994 to Dec-1998      0.73%        $0.35                                                   reimbursement.
59 Months                             $1,512

DAHLEN, BERG & CO.                     $5.50     --        --            --        --     --   See method:            --       --
Office, Suite: 2150       4,973      $27,352                                                   Typical Recover
Jun-1992 to Apr-1998      0.84%        $0.46                                                   reimbursement.
71 Months                             $2,279

Dahlen Storage                        $10.00     --        --            --        --     --   Full Service:          --       --
Office, Suite: 2190         342       $3,420                                                   Pays no expense
Jul-1994 to Apr-1998      0.06%        $0.83                                                   reimbursement.
46 Months                               $285

Martin Williams Storage               $10.00     --        --            --        --     --   Full Service:          --       --
Office, Suite: 2195         967       $9,670                                                   Pays no expense
Nov-1993 to Nov-2004      0.16%        $0.83                                                   reimbursement.
133 Months                               806

DECISION SYSTEMS                       $2.00     --        --            --        --     --   See method:            --       --
Office, Suite: 2200       6,394      $12,768                                                   Typical Recover
Oct-1993 to Dec-20OO      1.08%        $0.17                                                   reimbursement.
87 Months                             $1,064

DECISION SYSTEMS                       $0.00  Dec-1996   $2.50           --        --     --   See method:            --       --
Office, Suite: 2200      32,134           $0  Dec-1997   $3.50                                 Typical Recover
Dec-1992 to Dec-2000      5.42%        $0.00  Dec-1998   $4.00                                 reimbursement.
97 Months                                 $0  Dec-1999   $4.25

AMER INTL COMP.                        $5.00  Sep-1994   $7.00           --        --     --   See method:            --       --
Office, Suite: 2410       3,348      $16,740  Sep-1995   $7.50                                 Typical Recover
Oct-1992 to May-1998      0.56%        $0.42                                                   reimbursement.
68 Months                             $1,395

PATRICK REILLY                         $4.50     --        --            --        --     --   See method:            --       --
Office, Suite: 2420       5,778      $26,001                                                   Typical Recover
Feb-1993 to Jan-1999      0.97%        $0.38                                                   reimbursement.
72 Months                             $2,167

BERNARD JACOBS                         $2.40  Oct-1994   $3.40           --        --     --   See method:            --       --
Office, Suite: 2445         720       $1,728  Oct-1995   $4.40                                 Typical Recover
Oct-1992 to Sep-1998      0.12%        $0.20  Oct-1996   $5.40                                 reimbursement.
72 Months                               $144  Oct-1997   $6.40

JOHN BLAIR                             $9.00     --        --            --        --     --   See method:            --       --
Office, Suite: 2450       3,442      $30,978                                                   Typical Recover
Dec-1992 to Jan-1999      0.58%        $0.75                                                   reimbursement.
74 Months                             $2,582

WHITECLIFF                             $4.35     --        --            --        --     --   See method:            --       --
Office Suite: 2510        4,658      $20,262                                                   Typical Recover
Apr-1994 to Mar-2000      0.79%        $0.36                                                   reimbursement.
72 Months                             $1,689

Software       :ARGUS Ver. 7.0.01                                  Date :3/12/97
File           :App_offcomp                                        Time :1:32 pm
Property Type  :Office & Retail                                    Ref# :AEF
Portfolio      :                                                   Page :3
                                DAIN PLAZA OFFICE
                              60 South Sixth Street
                                 Minneapolis, MN
              PRESENTATION RENT ROLL & CURRENT TERM TENANT SUMMARY
                     As of Mar-1997 for 592,953 Square Feet
                         (continued from previous page)

DESCRIPTION             AREA     BASE RENT      RENT ADJUSTMENTS & CATEGORIES   ABATEMENTS     REIMBURSEMENT      LEASING COSTS

Tenant Name              Floor   Rate & Amount                   CPI & Current  Months  Pcnt   Description of     Imprvmnts Commssns
Type & Suite Number       SqFt   per Year       Changes Changes  Porters' Wage    to    to     Operating Expense  Rate      Rate
Lease Dates & Term   Bldg Share  per Month         on      to    Miscellaneous  Abate   Abate  Reimbursements     Amount    Amount
------------------- ----------- -------------  -------- -------  -------------  ------- -----  -----------------  --------- --------

MITCHELL HUTCHINS                      $9.00  Feb-1995  $10.00           --        --     --   See method:            --       --
Office, Suite: 2530       7,542      $67,878  Feb-1998  $11.00                                 Typical Recover
Sep-1994 to Jan-2003      1.27%        $0.75                                                   reimbursement.
101 Months                            $5,657

ATI                                    $7.00     --        --            --        --     --   See method:            --       --
Office, Suits: 2550       2,844      $19,908                                                   Typical Recover
Mar-1994 to Feb-1999      0.48%        $0.58                                                   reimbursement.
60 Months                             $1,659

MARTIN WILLIAMS                        $8.90  Jul-1997  $10.00                     --     --   See method:            --       --
Office, Suite: 2600      66,042     $587,774  Jul-2000  $12.00                                 Mod Rec - Mgmt
Nov-1993 to Nov-2004     11.14%        $0.74  Jul-2002  $13.00                                 reimbursement.
133 Months                           $48,981                     Martin mgmt fee

MARTIN WILLIAMS                        $4.00  Jan-1999   $9.50                     --     --   See method:            --       --
Office, Suite: 2900       6,139      $24,556  Jan-2002  $11.50                                 Mod Rec - Mgmt
Jan-1994 to Nov-2004      1.04%        $0.33                                                   reimbursement.
131 Months                            $2,046                     Martin mgmt fee

MARTIN WILLIAMS                       $14.75  Feb-2000  $16.25                     --     --   See method:            --       --
Office, Suite: 2950       4,688      $69,148                                                   Mod Rec - Mgmt
Feb-1996 to Nov-2004      0.79%        $1.23                                                   reimbursement.
106 Months                            $5,762                     Martin mgmt fee

WINTHROP                              $11.47     --        --            --        --     --   See method:            --       --
Office. Suite: 3000      17,989     $206,334                                                   Typical Recover
Oct-1993 to Jul-2003      3.03%        $0.96                                                   reimbursement.
118 Months                           $17,194


WINTHROP                              $14.75  Feb-2000  $16.25           --        --     --   See method:            --       --
Office, Suite: 3100       4,970      $73,308                                                   Typical Recover
Feb-1996 to Jul-2003      0.84%        $1.23                                                   reimbursement.
90 Months                             $6,109

INTEREP                                $9.75     --        --            --        --     --   See method:            --       --
Office, Suite: 3110       1,384      $13,494                                                   Typical Recover
Aug-1995 to Aug-2001      0.23%        $0.81                                                   reimbursement.
73 Months                             $1,125

DR JOEL BROWN                         $15.60     --        --            --        --     --   See method:            --       --
Office, Suite: 3115         534       $8,330                                                   Typical Recover
Dec-1994 to Jul-2000      0.09%        $1.30                                                   reimbursement.
68 Months                               $694

NORWEST                                $6.70     --        --            --        --     --   See method:            --       --
Office, Suite: 3120       6,179      $41,399                                                   Typical Recover
Nov-1993 to Nov-1998      1.04%        $0.56                                                   reimbursement.
61 Months                             $3,450

STORAGE TEK                            $8.50     --        --            --        --     --   See method:            --       --
Office, Suits: 3210       5,539      $47,082                                                   Typical Recover
Jun-1994 to Jun-1999      0.93%        $0.71                                                   reimbursement.
61 Months                             $3,923

SAS INSTITUTE                          $7.91     --        --            --        --     --   See method:            --       --
Office, Suite: 3250       6,650      $52,602                                                   Typical Recover
Dec-1994 to Dec-2000      1.12%        $0.66                                                   reimbursement.
73 Months                             $4,383

FISH & RICHARDSON                     $15.75  Aug-1999  $16.75           --        --     --   See method:            --       --
Office, Suite: 3300      16,114     $253,796  Aug-2000  $17.75                                 Typical Recover
Aug-1995 to Jul-2002      2.72%        $1.31  Aug-2001  $18.75                                 reimbursement.
84 Months                            $21,150

Software       :ARGUS Ver. 7.0.01                                  Date :3/12/97
File           :App_offcomp                                        Time :1:32 pm
Property Type  :Office & Retail                                    Ref# :AEF
Portfolio      :                                                   Page :4
                                DAIN PLAZA OFFICE
                              60 South Sixth Street
                                 Minneapolis, MN

              PRESENTATION RENT ROLL & CURRENT TERM TENANT SUMMARY
                     As of Mar-1997 for 592,953 Square Feet
                         (continued from previous page)

DESCRIPTION             AREA     BASE RENT      RENT ADJUSTMENTS & CATEGORIES   ABATEMENTS     REIMBURSEMENT      LEASING COSTS

Tenant Name              Floor   Rate & Amount                   CPI & Current  Months  Pcnt   Description of     Imprvmnts Commssns
Type & Suite Number       SqFt   per Year       Changes Changes  Porters' Wage    to    to     Operating Expense  Rate      Rate
Lease Dates & Term   Bldg Share  per Month         on      to    Miscellaneous  Abate   Abate  Reimbursements     Amount    Amount
------------------- ----------- -------------  -------- -------  -------------  ------- -----  -----------------  --------- --------

REDEN & ANDERS                         $8.85     --        --            --        --     --   See method:            --       --
Office, Suite: 3430      10,585      $93,677                                                   Typical Recover
Feb-1995 to Apr-2001      1.79%        $0.74                                                   reimbursement.
75 Months                             $7,806

REDEN & ANDERS                        $16.00     --        --            --        --     --   See method:            --       --
Office, Suds: 3440        2,367      $37,872                                                   Typical Recover
Jun-1996 to Apr-2001      0.40%        $1.33                                                   reimbursement.
59 Months                             $3,156

CORAL GROUP                            $7.37  May-1997  $10.07           --        --     --   See method:            --       --
Office, Suite: 3510       4,353      $32,082                                                   Typical Recover
May-1994 to Apr-2004      0.73%        $0.61                                                   reimbursement.
120 Months                            $2,673

SAP AMERICA                            $8.50     --        --            --        --     --   See method:            --       --
Office, Suite: 3530       7,444      $63,274                                                   Typical Recover
Nov-1994 to Apr-2000      1.26%        $0.71                                                   reimbursement.
66 Months                             $5,273

SAP AMERICA                            $1.38     --        --            --        --     --   See method:            --       --
Office, Suite: 3540       2,521       $3,479                                                   Typical Recover
Jan-1995 to Apr-2000      0.43%        $0.12                                                   reimbursement.
64 Months                               $290
                                 @ 9% of Mkt

EXECUTIVE SPEAKING                     $6.75  Jul-1998   $9.00           --        --     --   See method:            --       --
Office, Suite: 3610       2,087      $14,087  Jul-2001  $11.75                                 Typical Recover
Jul-1994 to Jun-2004      0.35%        $0.56                                                   reimbursement.
120 Months                            $1,174

Wilshire Assoc                        $16.00     --        --            --        --     --   See method:            --       --
Office, Suite: 3620       2,533      $40,528                                                   Typical Recover
Jun-1996 to Mar-2001      0.43%        $1.33                                                   reimbursement.
58 Months                             $3,377

GOLDSTEIN                              $5.72  Aug-1996   $6.22           --        --     --   See method:            --       --
Office, Suite: 3650       4,124      $23,589  Aug-1998  $10.26                                 Typical Recover
Aug-1993 to Jul-2003      0.70%        $0.48                                                   reimbursement.
120 Months                            $1,966

MARQUETTE BANK                         $3.00     --        --            --        --     --   See method:            --       --
Office, Suite: 3700       1,033       $3,099                                                   Marquette Bank
Oct-1994 to Apr-2002      0.17%        $0.25                                                   reimbursement.
91 Months                               $258

MARQ, BANCSHARES                       $0.00     --        --            --        --     --   See method:            --       --
Office, Suite: 3700      42,031           $0                                                   Marquette Bank
May-1992 to Apr-2002      7.09%        $0.00                                                   reimbursement.
120 Months                                $0

ONYX COMPANIES                        $15.00     --        --            --        --     --   See method:            --       --
Office, Suite: 3740       1,028      $15,420                                                   Typical Recover
Sep-1996 to May-2000      0.17%        $1.25                                                   reimbursement.
45 Months                             $1,285

WOODLAND                              $15.00     --        --            --        --     --   See method:            --       --
Office, Suite: 3750       1,864      $27,960                                                   Typical Recover
May-1996 to May-2000      0.31%        $1.25                                                   reimbursement.
49 Months                             $2,330

MARQ. CAPITAL                          $2.94     --        --            --        --     --   See method:            --       --
Office, Suite: 4000       6,209      $18,254                                                   Typical Recover
Jun-1993 to May-2002      1.05%        $0.25                                                   reimbursement.
108 Months                            $1,521

Software       :ARGUS Ver. 7.0.01                                  Date :3/12/97
File           :App_offcomp                                        Time :1:32 pm
Property Type  :Office & Retail                                    Ref# :AEF
Portfolio      :                                                   Page :5
                                DAIN PLAZA OFFICE
                              60 South Sixth Street
                                 Minneapolis, MN
              PRESENTATION RENT ROLL & CURRENT TERM TENANT SUMMARY
                     As of Mar-1997 for 592,953 Square Feet

DESCRIPTION             AREA       BASE RENT      RENT ADJUSTMENTS & CATEGORIES  ABATEMENTS     REIMBURSEMENT     LEASING COSTS

Tenant Name              Floor     Rate & Amount                   CPI & Current Months  Pcnt   Description of    Imprvmnts Commssns
Type & Suite Number       SqFt     per Year       Changes Changes  Porters' Wage   to    to     Operating Expense Rate      Rate
Lease Dates & Term   Bldg Share    per Month         on      to    Miscellaneous Abate   Abate  Reimbursements    Amount    Amount
------------------- -----------   -------------  -------- -------  ------------- ------- -----  ----------------- --------- --------

To be leased - 37th flo                 $15.00  Sep-1998  $15.25          --        --     --   See method:          $30.00    $3.00
Office, Suite: Mo 7       4,772        $71,580  Sep-1999  $15.50                                Typical Recover                3.23%
Sep-1997 to Aug-2003      0.80%          $1.25  Sep-2000  $15.00                                reimbursement.     $143,160  $14,316
72 Months                               $5,965  Sep-2001  $16.00
                                 @ 100% of Mkt  Sep-2002  $16.25

To be leased - 36th flo                 $15.00  Sep-1998  $15.25          --        --     --   See method:          $30.00    $3.00
Office, Suite: Yr 1       6,044        $90,660  Sep-1999  $15.50                                Typical Recover                3.23%
Sep-1997 to Aug-2003      1.02%          $1.25  Sep-2000  $15.00                                reimbursement.     $181,320  $18,132
72 Months                               $7,555  Sep-2001  $16.00
                                 @ 100% of Mkt  Sep-2002  $16.25

To be leased - 34th flo                 $16.00  Sep-2000  $16.25          --        --     --   See method:          $32.14    $3.21
Office. Suite: Yr 3       1,836        $29,376  Sep-2001  $16.50                                Typical Recover                3.25%
Sep-1999 to Aug-2005      0.31%          $1.33  Sep-2002  $16.00                                reimbursement.      $59,003   $5,900
72 Months                               $2.448  Sep-2003  $17.00
                                 @ 100% of Mkt  Sep-2004  $17.25

To be leased - 32nd flo                 $16.00  Sep-1999  $16.25          --        --     --   See method:          $31.05    $3.10
Office, Suite: Yr 2       3,925        $62,800  Sep-2000  $16.50                                Typical Recover                3.14%
Sep-1998 to Aug-2004      0.66%          $1.33  Sep-2001  $16.00                                reimbursement.     $121,871  $12,187
72 Months                               $5,233  Sep-2002  $17.00
                                 @ 100% of Mkt  Sep-2003  $17.25

To be leased - 31st flo                 $16.00  Sep-1999  $16.25          --        --     --   See method:          $31.05    $3.11
Office, Suite: Yr 2       4,922        $78,752  Sep-2000  $16.50                                Typical Recover                3.14%
Sep-1998 to Aug-2004      0.83%          $1.33  Sep-2001  $16.00                                reimbursement.     $152,828  $15,283
72 Months                               $6,563  Sep-2002  $17.00
                                 @ 100% of Mkt  Sep-2003  $17.25

To be leased - 25th flo                 $16.00  Sep-2000  $16.25          --        --     --   See method:          $32.14    $3.21
Office, Suite: Yr 3       4,172        $66,752  Sep-2001  $16.50                                Typical Recover                3.25%
Sep-1999 to Aug-2005      0.70%          $1.33  Sep-2002  $16.00                                reimbursement.     $134,075  $13,407
72 Months                               $5,563  Sep-2003  $17.00
                                 @ 100% of Mkt  Sep-2004  $17.25

To be leased - 24th flo                 $16.00  Sep-2000  $16.25          --        --     --   See method:          $32.14    $3.21
Office. Suite: Yr 3       5,928        $94,848  Sep-2001  $16.50                                Typical Recover                3.25%
Sep-1999 to Aug-2005      1.00%          $1.33  Sep-2002  $16.00                                reimbursement.     $190,507  $19.051
72 Months                               $7,904  Sep-2003  $17.00
                                 @ 100% of Mkt  Sep-2004  $17.25

To be leased - 21st flo                 $17.00  Sep-2001  $17.25          --        --     --   See method:          $33.26    $3.33
Office, Suite: Yr 4       3,535        $60,095  Sep-2002  $17.50                                Typical Recover                3.17%
Sep-2000 to Aug-2006      0.60%          $1.42  Sep-2003  $17.00                                reimbursement.     $117,580  $11,758
72 Months                               $5,008  Sep-2004  $18.00
                                 @ 100% of Mkt  Sep-2005  $18.25

To be leased 20th floor                 $16.00  Sep-1999  $16.25          --        --     --   See method:          $31.05    $3.11
Office, Suite: Yr 2       1,200        $19,200  Sep-2000  $16.50                                Typical Recover                3.14%
Sep-1998 to Aug-2004      0.20%          $1.33  Sep-2001  $16.00                                reimbursement.      $37,260   $3,726
72 Months                               $1,600  Sep-2002  $17.00
                                 @ 100% of Mkt  Sep-2003  $17.25

To be leased - 9th flo                  $16.00  Sep-1999  $16.25          --        --     --   See method:          $31.05    $3.10
Office, Suite: Yr 2         563         $9,008  Sep-2000  $16.50                                Typical Recover                3.14%
Sep-1998 to Aug-2004      0.09%          $1.33  Sep-2001  $16.00                                reimbursement.      $17,481   $1,748
72 Months                                 $751  Sep-2002  $17.00
                                 @ 100% of Mkt  Sep-2003  $17.25

To be leased - 35th flo                 $16.00  Sep-1999  $16.25          --        --     --   See method:          $31.05    $3.10
Office, Suite: Yr 2         471         $7,536  Sep-2000  $16.50                                Typical Recover                3.14%
Sep-1998 to Aug-2004      0.08%          $1.33  Sep-2001  $16.00                                reimbursement.      $14,625   $1,462
72 Months                                 $628  Sep-2002  $17.00
                                 @ 100% of Mkt  Sep-2003  $17.25

                               DAIN BOSWORTH PLAZA
                                  STACKING PLAN
                               TENANTS AND OPTIONS

---------------------------------------------------------------------------------------------------------------
                                           LEASE                                         LEASE       EXPANSION
FLOOR   TENANT                             TERM              LEASED      VACANT       COMMENCEMENT     RIGHTS
----------------------------------------------------------------------------------------------------------------
40      MARQUETTE BANK                   10 Years            13,681           0         05/07/92
----------------------------------------------------------------------------------------------------------------
39      MARQUETTE BANK                   10 Years            13,681           0         05/07/92
----------------------------------------------------------------------------------------------------------------
38      MARQUETTE BANK                   10 Years            14,788           0         05/07/92
----------------------------------------------------------------------------------------------------------------
37      WOODLAND PARTNERS                 4 Years             1,864                     05/01/96
----------------------------------------------------------------------------------------------------------------
        MARQUETTE BANK                    9 Years             7,123                     05/07/92          *
----------------------------------------------------------------------------------------------------------------
        ONYX COMPANIES               3 Years 9 Months         1,029       4,772
----------------------------------------------------------------------------------------------------------------
36      GOLDSTEIN                        10 Years             4,124                     08/01/93          *
----------------------------------------------------------------------------------------------------------------
        EXECUTIVE SPEAKING               10 Years             2,087                     07/01/94
----------------------------------------------------------------------------------------------------------------
        WILSHIRE ASSOCIATES             4 yr 10 mos           2,533       6,044         06/01/96
----------------------------------------------------------------------------------------------------------------
35      CORAL GROUP                      10 Years             4,353                     05/05/94          *
----------------------------------------------------------------------------------------------------------------
        SAP AMERICA                  5 Years 6 Months         9,965           0         11/01/94        (1)
----------------------------------------------------------------------------------------------------------------
34      REDEN & ANDERS               6 Years 4 Months        12,952       1,836         12/15/94          *
----------------------------------------------------------------------------------------------------------------
33      FISH & RICHARDSON                 7 Years            16,114           0         08/01/95
----------------------------------------------------------------------------------------------------------------
32      STORAGE TECHNOLOGY                5 Years             5,539                     05/01/94          *
----------------------------------------------------------------------------------------------------------------
        SAS INSTITUTE                     6 Years             6,650       3,925         12/01/94
----------------------------------------------------------------------------------------------------------------
31      NPMB                              2 Years             6,179                     11/06/93          *
----------------------------------------------------------------------------------------------------------------
        DE JOEL BROWN                5 Years 6 Months           534                     12/15/94
----------------------------------------------------------------------------------------------------------------
        INTEREP                      6 Years 6 Months         1,384                     02/01/95
----------------------------------------------------------------------------------------------------------------
        WINTHROP & WEINSTINE         7 Years 8 Months         4,970       4,922         02/01/96
----------------------------------------------------------------------------------------------------------------
30      WINTHROP & WEINSTINE             10 Years            17,989           0         10/01/93          *
----------------------------------------------------------------------------------------------------------------
29      MARTIN/WILLIAMS                  11 Years            17,989           0         10/01/93          *
----------------------------------------------------------------------------------------------------------------
28      MARTIN/WILLIAMS                  11 Years            19,832           0
----------------------------------------------------------------------------------------------------------------
27      MARTIN/WILLIAMS                  11 Years            19,832           0
----------------------------------------------------------------------------------------------------------------
26      MARTIN/WILLIAMS                  11 Years            19,216           0
----------------------------------------------------------------------------------------------------------------
25      ATI TITLE COMPANY                 5 Years             2,844                     02/01/94
----------------------------------------------------------------------------------------------------------------
        MITCHELL HUTCHINS                10 Years             7,542                                       *
----------------------------------------------------------------------------------------------------------------
        WHITECLIFF GROUP                  6 Years             4,658       4,172         03/01/94          *
----------------------------------------------------------------------------------------------------------------
24      AIG                          5 Years 9 Months         3,348                     09/01/92
----------------------------------------------------------------------------------------------------------------
        AIG COUNSEL                  5 Years 6 Months         5,778                     02/01/93
----------------------------------------------------------------------------------------------------------------
        BERNARD JACOBS                    6 Years               720                     10/01/92
----------------------------------------------------------------------------------------------------------------
        BLAIR TELEVISION             6 Years 2 Months         3,442       5,928         12/01/92
----------------------------------------------------------------------------------------------------------------
23      DSI                               8 Years            19,259           0         12/15/92          *
----------------------------------------------------------------------------------------------------------------
22      DSI                               8 Years            19,259           0         12/15/92
----------------------------------------------------------------------------------------------------------------
21      KORRIDOR CAPITAL                  6 Years             1,610                     11/01/92
----------------------------------------------------------------------------------------------------------------
        DAHLEN, BERG & CO.           5 Years 11 Months        4,973                     06/01/92
----------------------------------------------------------------------------------------------------------------
        JAMES SELMER LAW             5 Years 7 Months         2,540                     03/01/93
----------------------------------------------------------------------------------------------------------------
        IRI                               5 Years             4,329                     02/01/94
----------------------------------------------------------------------------------------------------------------
        MARTIN WILLIAMS                   STORAGE               967
----------------------------------------------------------------------------------------------------------------
        DAHLEN BERG                       STORAGE               342       3,292
----------------------------------------------------------------------------------------------------------------
20      DAIN/IGC                         13 Years            14,909                     06/01/94          *
----------------------------------------------------------------------------------------------------------------
        FIRSTAFF                          7 Years             3,387                     01/01/94
----------------------------------------------------------------------------------------------------------------
        FIRSTAFF COMPUTER            5 Years 9 Months           963           0         04/01/95
----------------------------------------------------------------------------------------------------------------
19      DAIN/IFG                         15 Years            19,259           0
----------------------------------------------------------------------------------------------------------------
18      DAIN/IFG                         15 Years            19,259           0
----------------------------------------------------------------------------------------------------------------
17      DAIN/IFG                         15 Years            19,259           0
----------------------------------------------------------------------------------------------------------------
16      DAIN/IFG                         15 Years            19,259           0
----------------------------------------------------------------------------------------------------------------
15      DAIN/IFG                         15 Years            19,259           0
----------------------------------------------------------------------------------------------------------------
14      DAIN/IFG                         15 Years            19,259           0
----------------------------------------------------------------------------------------------------------------
12      DAIN/IFG                         15 Years            19,259           0
----------------------------------------------------------------------------------------------------------------
11      DAIN/IFG                         15 Years            19,259           0
----------------------------------------------------------------------------------------------------------------
10      DAIN/IFG                     13 Years 4 Months       19,259           0         01/01/94
----------------------------------------------------------------------------------------------------------------
9       RADIO 100                        10 Years            13,965                     10/01/93
----------------------------------------------------------------------------------------------------------------
        DAIN/IFG                          3 Years             4,731           0         09/01/94
----------------------------------------------------------------------------------------------------------------
8       DAIN/IFG                         12 Years            19,259           0         01/01/95
----------------------------------------------------------------------------------------------------------------
7       IMPARK                            3 Years             3,048                     11/01/91
----------------------------------------------------------------------------------------------------------------
        ARO                               3 Years             2,474                     11/01/95
----------------------------------------------------------------------------------------------------------------
        IFG                              10 Years            13,737           0         12/01/96
----------------------------------------------------------------------------------------------------------------
        TOTAL                                               555,823      34,891

Updated 2/4/97       *See Tenant options in Expansion Rights section.

--------------------------------------------------------------------------------

MARKET ANALYSIS - OFFICE

The subject property is located in the Minneapolis Central Business District office sector. The sector is comprised of approximately 21 million square feet of office space in 79 buildings which include Class A, B, C and Renovated office space. According to the Towle Real Estate Company's Towle Report '96, the various markets are defined as follows:

--------------------------------------------------------------------------------

      CENTRAL BUSINESS DISTRICT (CBD) OFFICE CLASSIFICATIONS

      Class A Newer buildings in first class condition, design and decor. Large and/or tall in size with mostly multiple skyway linkage.

      Class B Seasoned buildings in good condition generally over ten years old. Mid-rise in size and may include skyway linkage.

      Class C Older buildings of any size in average to poor condition. They may or may not have skyway linkage.

      Renovated   Buildings which have had a complete renovation, including all mechanical systems and exterior treatment. Many of these buildings have been readapted to office usage from multistory industrial designs.

--------------------------------------------------------------------------------

The subject office tower is classified as a Class A property. A historical survey of the eighteen competitive Class A rent comparables in the Minneapolis Central Business District has been conducted and the findings are presented on the following page:


--------------------------------------------------------------------------------
                     GAVIIDAE I AND DAIN PLAZA/GAVIIDAE II
                LUNZ MASSOPUST REID DeCASTER & LAMMERS, INC.
                                    PAGE 127
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

MARKET ANALYSIS - OFFICE (continued)

---------------------------------------------------------------------------------------------
                                                      RENT        NET                  TOTAL
                                    BLDG              AREA        RENT        TAXES     EXP/
   NAME/ADDRESS                     CLASS  AGE        SF          PSF         PSF      SQ. FT
=============================================================================================

  1 FIFTH STREET TOWER              A     1985        415,421     $15.00     $6.05    $11.46
    100 SOUTH 5TH STREET

  2 100 WASHINGTON SQUARE           A     1981        500,582     $12.00     $4.02    $11.00
    100 WASHINGTON AVENUE SOUTH

  3 IDS CENTER                      A     1972        1,234,767   $16.00     $6.28    $12.92
    77 SOUTH 7TH STREET

  4 INTERNATIONAL CENTRE            A     1984        341,000     $11.00        -      $9.50
    900 SECOND AVENUE SOUTH

  5 KINNARD FINANCIAL CENTRE        A     1986        270,067     $11.00     $4.89     $9.83
    920 SECOND AVENUE SOUTH

  6 LUTHERAN BROTHERHOOD            A     1982        438,660     $15.00     $4.79     $12.01
    623 FOURTH AVENUE SOUTH

  7 MULTIFOODS TOWER                A     1983        1,081,974   $16.00     $6.59     $12.41
    44 SOUTH 7TH STREET

  8 PIPER JAFFRAY TOWER             A     1985        724,734     $15.00     $6.28     $12.50
    222 SOUTH 9Th STREET

  9 PLAZA VII                       A     1987        315,783     $18.00     $4.49     $10.72
    43 SOUTH 7TH STREET

 10 FIFTH STREET TOWERS II          A     1988        607,711     $15.00     $5.86     $11.75
    150 SOUTH 5TH STREET

 11 METROPOLITAN CENTRE             A     1987        627,324     $13.50     $5.19     $11.04
    333 SOUTH 7TH STREET

 12 NORWEST CENTER                  A     1988      1,105,105     $17.00     $6.95     $11.60
    90 SOUTH TTH STREET

 13 111 WASHINGTON SQUARE           A     1987        360,960     $11.00     $4.56      $9.95
    111 WASHINGTON AVENUE SOUTH

 14 LASALLE PLAZA                   A     1991        520,356     $15.00     $7.20     $13.50
    800 LASALLE AVENUE

 15 DAIN BOSWORTH PLAZA             A     1991        592,953     $18.00     $6.19     $12.57
    60 SOUTH 6TH STREET

 16 FIRST BANK PLACE                A     1992      1,337,780     $17.00     $6.77     $11.77
    SIXTH STREET/SECOND AVENUE

 17 AT&T TOWER                      A     1991       607,300      $12.00     $5.93     $10.87
    901 MARQUETTE AVENUE

 18 701 FOURTH AVENUE SOUTH         A     1984        279,608     $10.00     $4.37     $10.72
    701 FOURTH AVENUE SOUTH

 19 PILLSBURY CENTER                A     1981      1,319,057     $14.00     $6.32     $11.70
    220 SOUTH 6TH STREET
---------------------------------------------------------------------------------------------
   TOTALS/AVERAGES                                 12,681,142     $14.29     $6.04     $11.46
=============================================================================================

-------------------------------------------------------------------------------------------------------
                                                          VACANT AREA
                                                                 %
                                   --------------------------------------------------------------------
                                     Nov-91      Nov-92      Nov-93      Nov-94      Nov-95      Nov-96
=======================================================================================================
  1 FIFTH STREET TOWER               96,251      52,000       9,192      25,764     111,000      52,079
    100 SOUTH 5TH STREET                23%         13%          2%          6%         27%         13%

  2 100 WASHINGTON SQUARE            62,000     210,000      61,297      33,734      45,428      40,797
    100 WASHINGTON AVENUE SOUTH         12%         42%         12%          7%          9%          8%

  3 IDS CENTER                      120,000     106,000     111,000      60,000      66,624      72,000
    77 SOUTH 7TH STREET                 10%          9%          9%          5%          5%          6%

  4 INTERNATIONAL CENTRE             50,000      66,083      49,625      57,000      43,000      26,900
    900 SECOND AVENUE SOUTH             15%         19%         15%         17%         13%          8%

  5 KINNARD FINANCIAL CENTRE        160,000     117,500      29,000       4,100       9,000       5,830
    920 SECOND AVENUE SOUTH             59%         44%         11%          2%          3%          2%

  6 LUTHERAN BROTHERHOOD                  0       9,230           0           0           0           0
    623 FOURTH AVENUE SOUTH              0%          2%          0%          0%          0%          0%

  7 MULTIFOODS TOWER                 80,000      86,833      94,000      31,483           0           0
    44 SOUTH 7TH STREET                  7%          9%          9%          3%          0%          0%

  8 PIPER JAFFRAY TOWER              50,584      51,344      13,970       8,837      15,000      15,000
    222 SOUTH 9Th STREET                 7%          7%          2%          1%          2%          2%

  9 PLAZA VII                        22,683      30,200      25,053      20,038      17,700      25,000
    43 SOUTH 7TH STREET                  7%         10%          8%          6%          6%          8%

 10 FIFTH STREET TOWERS II           89,000      49,000      99,628      25,764      50,809      65,451
    150 SOUTH 5TH STREET                15%          8%         16%          4%          8%         11%

 11 METROPOLITAN CENTRE             363,800     306,720      95,000      50,000      49,688      50,000
    333 SOUTH 7TH STREET                58%         49%         15%          8%          8%          8%

 12 NORWEST CENTER                    6,000       6,621           0       2,300       6,000           0
    90 SOUTH TTH STREET                  1%          1%          0%          0%          1%          0%

 13 111 WASHINGTON SQUARE            18,000      63,000      13,324      11,893           0           0
    111 WASHINGTON AVENUE SOUTH          5%         17%          4%          3%          0%          0%

 14 LASALLE PLAZA                   250,000     220,000     197,000           0       7,053       9,500
    800 LASALLE AVENUE                  48%         42%         38%          0%          1%          2%

 15 DAIN BOSWORTH PLAZA             420,000     338,000     180,000      81,971      40,547      36,000
    60 SOUTH 6TH STREET                 71%         57%         30%         14%          7%          6%

 16 FIRST BANK PLACE               $502,000     430,200      80,000     101,723     101,723      36,000
    SIXTH STREET/SECOND AVENUE          38%         32%          6%          8%          8%          5%

 17 AT&T TOWER                      267,000     264,700      66,803      63,000      37,300      37,300
    901 MARQUETTE AVENUE                44%         44%         11%         10%          6%          6%

 18 701 FOURTH AVENUE SOUTH          47,000      33,138      52,329      26,905       2,600           0
    701 FOURTH AVENUE SOUTH             17%         12%         19%         10%          1%          0%

 19 PILLSBURY CENTER                 23,314      43,730      65,884      19,000      11,467      21,586
    220 SOUTH 6TH STREET                 2%          3%          5%          1%          1%          2%
-------------------------------------------------------------------------------------------------------
   TOTALS/AVERAGES                2,627,632   2,484,299   1,243,105     623,512     614,939     521,443
                                      20.7%       19.6%        9.8%        4.9%        4.8%        4.1%
=======================================================================================================

Class A occupancy levels have rebounded from their low in 1991. However, despite an improving office environment, the Class B market continues to struggle. A breakdown of each classification's historical vacancy experience is presented on the following page:


--------------------------------------------------------------------------------
                      GAVIIDAE I AND DAIN PLAZA/GAVIIDAE II
                  LUNZ MASSOPUST REID DeCASTER & LAMMERS, INC.
                                    PAGE 128
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                              DOWNTOWN MINNEAPOLIS
                         HISTORICAL VACANCY & ABSORPTION
                     SECOND QUARTER 1987-SECOND QUARTER 1996

--------------------------------------------------------------------------------------------
                                  TOTAL        TOTAL
              STUDY    #OF      RENTABLE       AMOUNT      PERCENT        NET           %
              DATE    BLDGS      AREA-SF       VACANT       VACANT    ABSORPTION    ABSORBED
--------------------------------------------------------------------------------------------
CLASS A       1987     12       7,172,807      488,132      6.81%       714,995       9.97%
              1988     14       8,152,748      960,073     11.78%       508,000       6.23%
              1989     15       9,609,529    1,171,069     12.19%     1,245,785      12.96%
              1990     15       9,613,468    1,200,147     12.48%       (25,139)     -0.26%
              1991     17      10,756,324    1,737,688     16.16%       605,315       5.63%
              1992     19      12,700,388    2,874,122     22.63%       807,630       6.36%
              1993     19      12,701,697    2,005,132     15.79%       870,299       6.85%
              1994     19      12,701,697    1,056,999      8.32%       948,133       7.46%
              1995     19      12,676,319      574,050      4.53%       481,574       3.80%
              1996     19      12,676,319      490,710      3.87%        83,340       0.66%
--------------------------------------------------------------------------------------------
CLASS B       1987     23       4,105,958      532,028     12.96%       (84,583)     -2.06%
              1988     25       4,249,814      655,169     15.42%        20,715       0.49%
              1989     25       4,468,235    1,060,905     23.74%      (416,736)     -9.33%
              1990     26       4,562,370    1,009,092     22.12%       145,948       3.20%
              1991     26       5,607,537      838,059     14.95%       171,898       3.07%
              1992     26       4,595,326    1,186,830     25.83%      (360,982)     -7.86%
              1993     26       4,571,793    1,050,713     22.98%       112,584       2.46%
              1994     26       4,533,988      912,135     20.12%       100,773       2.22%
              1995     26       4,562,710      916,062     20.08%         4,764       0.10%
              1996     26       4,570,898      933,440     20.42%       (17,378)     -0.38%
--------------------------------------------------------------------------------------------
CLASS C       1987     10         954,469      173,505     18.18%       (63,784)     -6.68%
              1988      9         913,566      163,335     17.88%       (30,733)     -3.36%
              1989      9         917,556      169,736     18.50%        (2,401)     -0.26%
              1990      9         909,366      155,974     17.15%         5,562       0.61%
              1991      9         946,652      206,577     21.82%       (13,317)     -1.41%
              1992      9         941,268      221,282     23.51%       (20,089)     -2.13%
              1993      9         938,277      189,966     20.25%        28,325       3.02%
              1994      9         938,277      198,076     21.11%        (8,110)     -0.86%
              1995      9         938,277      224,373     23.91%       (26,297)     -2.80%
              1996      9         938,277      237,084     25.27%       (12,711)     -0.35%
--------------------------------------------------------------------------------------------
RENOVATED     1987     23       2,614,345      762,915     29.18%        61,162       2.34%
              1988     25       2,840,456      796,963     28.06%       192,063       6.76%
              1989     26       2,885,456      740,040     25.65%        67,923       2.35%
              1990     25       2,805,243      848,155     30.23%        45,672       1.63%
              1991     25       2,849,187      521,130     18.29%       170,969       6.00%
              1992     25       2,783,483      425,615     15.29%        29,811       1.07%
              1993     25       2,770,352      428,266     15.46%       (15,782)      0.57%
              1994     25       3,164,059      440,816     13.93%       109,242       3.45%
              1995     25       3,047,092      338,726     11.12%       146,818       4.82%
              1996     25       3,005,092      340,504     11.33%        (1,177)     -0.04%
--------------------------------------------------------------------------------------------
TOTALS        1987     68      14,847,579    1,956,580     13.18%       627,790       4.23%
              1988     73      16,156,584    2,575,540     15.94%       690,045       4.27%
              1989     75      17,880,776    3,141,750     17.57%       894,571       5.00%
              1990     75      17,890,447    3,213,368     17.96%       172,043       0.96%
              1991     77      20,159,700    3,303,454     16.39%       934,865       4.64%
              1992     79      21,020,465    4,707,849     22.40%       456,370       2.17%
              1993     79      20,982,119    3,674,077     17.51%       995,426       4.74%
              1994     79      21,338,021    2,608,026     12.22%     1,150,038       5.39%
              1995     79      21,224,398    2,053,211      9.67%       606,859       2.86%
              1996     79      21,190,586    2,001,738      9.45%        52,074       0.25%
--------------------------------------------------------------------------------------------
SOURCE:  TOWLE REAL ESTATE COMPANY
--------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                     GAVIIDAE I AND DAIN PLAZA/GAVIIDAE II
                LUNZ MASSOPUST REID DeCASTER & LAMMERS, INC.
                                    PAGE 129
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

MARKET ANALYSIS - OFFICE (continued)

Since 1991 the Downtown office market has absorbed over 2.6 million square feet of office space bringing overall vacancy down to approximately 9.45%. Nearly all of the improvement occurred in the Class A market. With the completion of the subject property, LaSalle Plaza, IBM/First Bank Place and the AT&T tower Class A vacancy rates soared to an all-time high of 22.6% in the second quarter of 1992. Between 1990 and 1992, the Class A universe increased 32% from 9,600,000 to 12,700,000 square feet. However, since that time over 1,900,000 square feet of Class A space has been absorbed. According to the most recent Towle Real Estate Company office survey, Class A vacancy was down to 3.87% as of the second quarter of 1996. As of the appraisal date, the Class A market is enjoying one of its highest occupancy rates ever.


--------------------------------------------------------------------------------
                      GAVIIDAE I AND DAIN PLAZA/GAVIIDAE II
                  LUNZ MASSOPUST REID DeCASTER & LAMMERS, INC.
                                    PAGE 130
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

MARKET ANALYSIS - OFFICE (continued)

Class A absorption was primarily fueled by seven anchor tenants who now occupy the four new office towers. These tenants either expanded in the Downtown market or moved from the suburbs. They are as follows:

                                                      Area-sf
                                         Into    Out of    Into    Out of    From
Building/Anchor Tenant                 Class A  Class A  Class B  Class B  Suburbs
----------------------------------------------------------------------------------
Lasalle Plaza
  Robins, Kaplan, Miller
  Cerisi Law Firm from
  Int'l Centre I                       150,000  110,000

  Ellerbe Becket from
  Souttltwest Suburbs                   80,000                              95,000

  Norwest from
  Midwest Plaza                         90,000                     90,000

  Minnegasco from
  Minnegasco Building                  105,000                    105,000

Dain Plaza

  Dain Bosworth from
  Dain Rand                            150,000                    150,000
Tower
  Marquette Bank Expansion              30,000

First Bank Place
  First Bank from First
  Bank West (One Financial)                                       210,000

  First Bank from Pillsbury Ctr        650,000  257,638

  IBM from 100 Washington              275,000  100,000
  Square

  IBM from Southwest Suburbs                                               100,000

AT&T Tower
  AT&T from Suburbs                    230,000                             200,000

  Aetna from Suburbs                   175,000                             150,000

  Fallon from 701 Building

IDS from Multifoods to IDS Center
Baker Building to Norihstar Block                75,000  200,000   25,000
----------------------------------------------------------------------------------
Total-sf                             1,935,000  542,638  200,000  580,000  545,000
Net A Absorption-sf                  1,392,362
Net B Absorption-sf                   (380,000)
--------------------------------------------------------------------------------
Overall Absorption-sf                1,012,362
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                      GAVIIDAE I AND DAIN PLAZA/GAVIIDAE II
                  LUNZ MASSOPUST REID DeCASTER & LAMMERS, INC.
                                    PAGE 131
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

MARKET ANALYSIS - OFFICE (continued)

With the tightening of the Class A office market, rents have been pressured upward. Class A rents have risen as much as $5.00 to $7.00 per square foot over the last 24 months. According to Towle, average quoted net rents for Class A space are $14.21 per square foot, up 25% from $11.37 in 1995.

As a result of both increased occupancy and rental costs, Class A absorption is slowing. At the subject property where occupancy is 94%, only 42,363 square feet of office deals occurred in 1996 compared to an average of 86,000 square feet in the three previous years. Historical Class A absorption and vacancy are exhibited below:

                        ------------------------------
                                 Vacancy    Absorption
                        Year       %           SF
                        ------------------------------
                        1992     22.63%      807,630
                        1993     15.79%      870,299
                        1994      8.32%      948,133
                        1995      4.53%      481,574
                        1996      3.87%       83,340
                        ------------------------------
                        Source: Towle Real Estate

Many of the property managers and leasing agents interviewed for this assignment believe that in the future, absorption will moderate in the 250,000 square foot per year range. Net rents at the newer Class A buildings are expected to plateau in the $15.00 to $18.00 per square foot range by 1998. Future rent growth is expected to be modest as operating costs, particularly taxes, increase. As discussed in the Real Estate Tax section of this report, the top 15 Class A properties experienced an average 27% assessed value increase for taxes payable in 1997. At these properties, real estate taxes are expected to average nearly $7.15 per square foot in 1997, up from $5.96 per square foot in 1996. Gross occupancy costs are compared as follows:

                            |---------------Towle--------------|   |--------LMRD----------|
Class A Office               1993      1994      1995      1996      1997    Comment
-------------------------------------------------------------------------------------------
Avg. Quoted Net Rent/sf     $8.41    $10.26    $12.51    $14.21    $14.50    Estimated
Avg. Operating Cost/sf      $5.40     $5.66     $5.74     $5.88     $6.09    3.5% over 1996
Avg Real Estate Tax/sf      $5.70     $4.94     $5.02     $5.40     $7.15    Estimated
-------------------------------------------------------------------------------------------
Total Cost/sf              $19.51    $20.86    $23.27    $25.49    $27.74
% Change                       --      +6.9     +11.6%     +9.5%     +8.8%

This comparison is somewhat skewed as many of the 1993 and 1994 leases included rental concessions which reduced the average net rental rate over the lease term. For example, at a neighboring Class A property, over 117,000 square feet of leasing occurred at the subject property in 1993. The weighted average net rent was $3.99 per square foot. Assuming that operating costs were in the $10.50 per square foot range, gross occupancy costs were approximately $14.50 per square foot. This was not atypical. Many of the Class A properties were doing zero net deals during this period. A significant amount of absorption occurred as a result of these bargain basement rental rates. However, as of the Fourth Quarter of 1996, concessions have been phased out and net rents are in the $13 to $18 per square foot range.


--------------------------------------------------------------------------------
                     GAVIIDAE I AND DAIN PLAZA/GAVIIDAE II
                LUNZ MASSOPUST REID DeCASTER & LAMMERS, INC.
                                    PAGE 132
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

MARKET ANALYSIS - OFFICE (continued)

Compared to 1993, gross occupancy costs have nearly doubled. This should suppress absorption which, in turn, should moderate rental growth. The Class B market is expected to benefit from the tight Class A market.

MARKET RENT ANALYSIS - OFFICE

At the subject property nearly 165,000 square feet of space, or roughly 30% of the rentable office area, has been leased in the form of new leases, and/or expansions between 1994 and 1996. A historical occupancy analysis is offered below:

              Historical Occupancy Analysis
              -----------------------------------------
                                  Dain
                                 Bosworth,   Neiman &
              Year   Quarter      Plaza     Gaviidae II
              -----------------------------------------
              1991   4th Qtr.       --        67.3%
              -----------------------------------------
              1992   1st Qtr.       --        68.8%
                     2nd Qtr.     35.6%       71.0%
                     3rd Qtr.     36.2%       71.0%
                     4th Qrt.     44.1%       82.9%
              -----------------------------------------
              1993   1st Qtr.     45.5%       82.9%
                     2nd Qtr.     45.5%       82.0%
                     3rd Qtr.     46.2%       82.0%
                     4th Qrt.     65.6%       83.5%
              -----------------------------------------
              1994   1st Qtr.     71.8%       83.5%
                     2nd Qtr.     76.0%       85.3%
                     3rd Qtr.     79.0%       86.0%
                     4th Qrt.     84.1%       87.2%
              -----------------------------------------
              1995   1st Qtr.     87.6%       84.1%
                     2nd Qtr.     87.7%       84.3%
                     3rd Qtr.     90.0%       84.3%
                     4th Qrt.     91.7%       87.4%
              -----------------------------------------
              1996   1st Qtr.     92.6%       86.4%
                     2nd Qtr.     92.1%       86.4%
                     3rd Qtr.     91.2%       85.3%
                     4th Qrt.     93.7%       90.1%
              -----------------------------------------

Given the condition of the market, 1994 leasing activity was not considered in arriving at a market rent estimate. By 1995, the market had turned the corner and rents had increased substantially. At the subject property, nearly 63,000 square feet of office space was absorbed in 1995 and 1996 providing an excellent indication of the subject's achievable market rent. The lease activity summary is offered on the following page.


--------------------------------------------------------------------------------
                      GAVIIDAE I AND DAIN PLAZA/GAVIIDAE II
                  LUNZ MASSOPUST REID DeCASTER & LAMMERS, INC.
                                    PAGE 133
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
  1995 ACTIVITY
                                                                                                 AVG           FREE RENT  EFF RENT/
                               AREA/   LEASE                                            AVG    ANNUAL   FREE  PER SF/YR   SQ. FT.
                       STATUS  SUITE   TERM          YRS     SQ.FT.    RENTAL RATE    RENT/SF  STEP-UP  RENT   0F TERM   BEF0RE TI'S
------------------------------------------------------------------------------------------------------------------------------------


 1 ADMIN. RES0URCES        NEW   7    11/95-11/98   3.00    2,474    $3.15 -  $6.90     $4.97    39.7%     $0     $0.00       $4.97
 2 FIRSTAFF EXPANSI0N      EXP   20   2/95-12/00    4.00      963   $10.60 - $10.60    $10.60     0.0%     $0     $0.00      $10.60
 3 INTEREP                 NEW   31   2/95-8/01     6.50    1,384    $9.75 -  $9.75     $9.75     0.0%     $0     $0.00       $9.75
 4 FISH & RICHARDS0N       NEW   31   8/95-7/02     7.00   16,114   $15.75 - $18.75    $16.61     2.7%     $0     $0.00      $16.61

------------------------------------------------------------------------------------------------------------------------------------
   WEIGHTED AVERAGES                                6.36   20,935    13.63 -  16.38    $14.50    2.64%            $0.00      $14.50
   X AVG. LEASE                                                                                                    6.36
   ---------------------                                                                                        -------
   SUBT0TAL                                                                                                       $0.00

------------------------------------------------------------------------------------------------------------------------------------
   1996 ACTIVITY

 5 IFG EXPANSI0N           EXP   7  12/96-12/06    10.00  13,737   $16.75 - $19.75  $18.25       1.8%      $0     $0.00      $18.25
 6 IFG EXPANSI0N           EXP   8   1/96-12/06    11.00  19,259   $7.50  - $14.00  $11.09       7.9%      $0     $0.00      $11.09
 7 WINTHR0P & WEINSTINE    EXP   31   2/96-7/03     7.42   4,970   $14.75 - $16.25  $15.44       1.4%      $0     $0,00      $15.44
 8 WILSHIRE ASS0CIATES     NEW   36   6/96-3/01     4.75   2,533   $16,00 - $16.00  $16.00       0.0%      $0     $0.00      $16.00
 9 W00DLAND PARTNERS       NEW   37   5/96-5/00     4.00   1,864   $15.00 - $15.00  $15.00       0.0%      $0     $0,00      $15.00
------------------------------------------------------------------------------------------------------------------------------------
   WEIGHTED AVERAGES                                9.57  42,363   $14.00 - $16.20  $14.39       1.42%            $0.00      $14.39
   x AVG. LEASE TERM                                                                                               9.57
   ---------------------                                                                                        -------
   SUBT0TAL                                                                                                       $0.00

------------------------------------------------------------------------------------
1995 ACTIVITY                                    EFF             C0MM'S    EFF RENT/
                                     T.I'S PER  RENT/SF          PER SF/   SF AFTER
                              T0TAL  SF PER YR  BEF0RE   T0TAL    YR 0F    TI'S &
                              TI'S   0F TERM    C0MM'S   C0MM     TERM     C0MM'S
------------------------------------------------------------------------------------

 1 ADMIN. RES0URCES          $7,838    $1.06     $3.91   $7,422   $1.00    $2.91
 2 FIRSTAFF EXPANSI0N       $27,012    $7.01     $3.59   $2,889   $0.75    $2.84
 3 INTEREP                  $53,481    $5.94     $3.81   $4,152   $0.46    $3.34
 4 FISH & RICHARDS0N       $548,430    $4.86    $11.75  $48,342   $0.43   $11.32
   WEIGHTED AVERAGES                   $4.58     $9.92            $0.51    $9.41
   X AVG. LEASE                        $6.36                      $6.36
   ----------------                   ------                     ------
   SUBT0TAL                           $29.13                      $3.26
------------------------------------------------------------------------------------
   1996 ACTIVITY

 5 IFG EXPANSI0N           $549,480  $4.00       $14.25  $41,211  $0.30   $13.95
 6 IFG EXPANI0N            $770,360  $3.64        $7.45  $57,777  $0.27    $7.18
 7 WINTHR0P & WEINSTINE    $142,007  $3.85       $11.59  $14,910  $0.40   $11.18
 8 WILSHIRE ASS0CIATES      $81,398  $6.77        $9.23   $7,599  $0.63    $8.60
 9 W00DLAND PARTNERS        $63,341  $8.50        $6.30   $5,592  $0.75    $5.75
   WEIGHTED AVERAGES                 $4.18       $10.21           $0.34    $9.87
   x AVG. LEASE TERM                  9.57                         9.57
   ---------------------            ------                        -----
  SUBT0TAL                          $40.02                        $3.25

--------------------------------------------------------------------------------

MARKET RENT ANALYSIS - OFFICE (continued)

Historical leasing activity at the subject office tower is summarized below:

                      ------------Weighted Average/sf/yr----------------
                                                              Effective
Year  Area Leased-sf  Net Rent  Free Rent  T.I's   Commsn's   Net Rent
------------------------------------------------------------------------
1992  261,443
1993  127,444
1994  109,635
1995   20,935         $14.50    $0.00      $4.58   $0.51      $9.41
1996   42,363         $14.39    $0.00      $4.18   $0.34      $9.87

In arriving at a market rent figure, the most recently signed deals at the subject property were accorded the greatest weight. The 1996 weighted average market rent figure is somewhat low given that Inter-Regional Financial leased 19,259 square feet in January of 1996 at an average rate of $11.09 per square foot. Excluding this single deal results in an adjusted average net rent of $17.14 per square foot with a range of from $15.63 to $16.75 per square foot.

The appraisers are also aware of recent leasing activity at several other Class A office properties. For the most part, average net rents have ranged from $12 to $16 per square foot with an average near $15. Annual rent increases of from $0.25 to $1.00 per square foot are common. Lease terms range from three to six years with an average near 4.5 years.

For this exercise a market rental rate of $15.00 per square foot was considered reasonable. Annual rent adjustments of $0.25 per square foot were also considered. This rental estimate is based on an average lease term of six years and includes a standard tenant improvement allowance. This rate is considered an average rate for average sized office spaces.

VACANCY AND ABSORPTION ANALYSIS - OFFICE

The appraisers generally recognize that smaller spaces command higher per square foot rents than full floor or multiple floor spaces.

As previously mentioned, Class A vacancy is currently estimated at 3.87% with approximately 490,000 square feet of vacant space. Based on the most recent absorption (1995 & 1996), the vacant space could be absorbed in as little as two years. However, as previously mentioned, absorption will likely moderate as gross occupancy costs increase. As a result of increased cost, space is used more efficiently. Growth in administrative or back office functions is usually pushed into Class B or C buildings to avoid additional costs. Because of these factors, average annual Class A absorption is expected to moderate in the 250,000 square feet per year range.

Another method of forecasting absorption involves relying on projected employment growth. In the past, the fastest gain in employment in the Minneapolis-St. Paul area was in the services sector, followed by finance, insurance and real estate. Based on employment statistics compiled by the Metropolitan Council and the City of Minneapolis Planning Department, an average of


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                      GAVIIDAE I AND DAIN PLAZA/GAVIIDAE II
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

INCOME APPROACH (continued)
--------------------------------------------------------------------------------

VACANCY AND ABSORPTION ANALYSIS - OFFICE  (continued)

approximately 2,000 jobs will be created per year between 1990 and 2000. In order to estimate the amount of office space these jobs will require, an analysis was made of the ratio of jobs to office workers. According to Towle, there was approximately 18,200,000 square feet of occupied office space in Downtown Minneapolis as of the second quarter of 1996 (multi-tenant buildings over 30,000 square feet in size). Dividing this number by an estimated average amount of office space per worker of 225 square feet results in approximately 80,839 workers in this market in multi-tenant, non-owner occupied buildings. According to the Metropolitan Council estimate, there was a total of approximately 130,000 employees in this area in 1990. Dividing the estimated number of office workers by the total employees results in a 62.2% office worker coefficient (80,839/130,000). Applying this figure to the annual number of new jobs projected for Downtown Minneapolis for ten years between 1990 and 2000 results in an approximate total number of new office workers estimated per year that will demand office space. Multiplying this by the average 225 square feet per worker results in an estimate of the office space required per year to support this demand. Adding a 5.0% vacancy allowance and a 5% factor to reflect office demand resulting from upgrading Class B to Class A space results in an estimate of total annual office space demand of approximately 300,000 square feet per year. The calculation is as follows:

Downtown Minneapolis Projected Annual Employment Growth               2,000
x Office Worker Co-efficient                                   x      0.622
--------------------------------------------------------------------------------
Total Number of New Office Workers Per Year                           1,244
x Average Square Feet of Office Space Per Worker                        225
--------------------------------------------------------------------------------
Subtotal - Sf                                                       279,900
Add: 5% Vacancy Allowance - Sf                                       13,995
Add: 5.0% Upgrading Factor - Sf                                      13,995
--------------------------------------------------------------------------------
Total Estimated Office Space Demand Per Year - Sf                   307,890

However, market absorption is inter-related to rent. The Class A market has captured the lion's share of total Downtown absorption. Since 1987, the Class A market has captured 5,500,000 square feet of absorption, or 87% of total Downtown absorption. In comparison, the Class B market captured only 72,000 square feet during the same time period. Assuming that Class A absorption will moderate for the previously mentioned reasons, a Class A market capture rate of 75% was considered reasonable. Applying this figure to the projected space demand figure results in Class A's share of total absorption of 230,000 square feet, as rounded. This is consistent with other industry expert opinions.

This estimated figure also supports the notion that new office construction will return in 1998 and 1999. This could modestly pressure down Class A rents depending on the size of each development and the degree of pre-leasing.

Given that the subject office tower is 94% occupied, it was necessary to formulate an absorption schedule for the remaining vacant space. Based on an average annual absorption of 230,000 square feet of Class A space, the subject property should capture approximately 11,000 square


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                      GAVIIDAE I AND DAIN PLAZA/GAVIIDAE II
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

INCOME APPROACH (continued)
--------------------------------------------------------------------------------

VACANCY AND ABSORPTION ANALYSIS - OFFICE (continued)

feet of absorption per year based on its percent of total Class A space (592,593 sf-: 12,676,000 sf = 4.67%). Dividing this by the subject's vacant area of 37,000 square feet results in a 3+ year absorption schedule. Absorption of the specific spaces has been projected as follows:

Absorption Schedule
--------------------------------------------------------------------------------
                                                     Projected Occupancy Date
                        Suite               Sept 1,  Sept 1,  Sept 1,    Sept 1,
Tenant                   No.     Area-sf    1997      1998     1999      2000
--------------------------------------------------------------------------------
To Be Leased            3799     4,772     4,772
To Be Leased            3699     6,044     6,044
To Be Leased            3550       471                 471
To Be Leased            3499     1,836                         1,836
To Be Leased            3299     3,925               3,925
To Be Leased            3199     4,922               4,922
Optioned after 8/06     2520     4,172                         4,172
Optioned after 12/04    2430     5,928                         5,928
Optioned after 12/98    2130     3,535                                  3,535
To Be Leased            2060     1,200               1,200
To Be Leased             940       563                 563
--------------------------------------------------------------------------------
Total                           37,368    10,816    11,081     11,936   3,535
--------------------------------------------------------------------------------

Perhaps the greatest unknown facing the Downtown office market is the future of American Express Financial Advisors (AMEX), formerly IDS. AMEX collectively occupies approximately 1.45 million square feet in several Downtown locations including the IDS Center and the Baker Block. Their leases are co-terminus in 2002. Though AMEX has recently elected to build on the Opus Minnegasco site, the timing of the development is yet to be known. The potential consolidation of their space could seriously affect the Downtown Office market. The DS Center is particularly vulnerable. AMEX occupies 465,000 square feet, or 38% of this property's rentable area.

As previously indicated, Dayton Hudson/Target recently announced that they will build their own 450,000 square foot office tower on the Nicollet Mall, five blocks south of the subject. This new building reportedly can be expanded by as much as 400,000 square feet. Construction of the 12 to 15 story office building is expected to begin in the Spring of 1997 with initial occupancy projected for late 1998 or early 1999. It should be noted that Target occupies approximately 675,000 square feet of space at the neighboring Multifoods Tower in City Center. Although the majority of Target's space is under a long-term lease, nearly 200,000 square feet expires in December, 2002. In addition, Target has subleased nearly 100,000 square feet in the same building from International Multifoods with a 2003 expiration. As such, nearly 300,000 square feet of space at City Center could be vacated by mid-year 2003.

Because of this uncertainty, many property represented leasing agents and managers are trying to sign leases that extend beyond 2003 or 2004.

For the discounted cash flow analysis, a vacancy factor has been applied to the property in the form of projected downtime between leases. This more accurately reflects the vacancy as it does not unduly penalize the subject's value by penalizing existing tenant income. This practice is also


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                      GAVIIDAE I AND DAIN PLAZA/GAVIIDAE II
                  LUNZ MASSOPUST REID DeCASTER & LAMMERS, INC.
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

INCOME APPROACH (continued)
--------------------------------------------------------------------------------

VACANCY AND ABSORPTION ANALYSIS - OFFICE (continued)

the most widely accepted among investors/buyers for this property type. From discussions with Downtown leasing agents and property managers, and in consideration of the current and forecasted vacancy in the market, it was projected that there would be an effective four months of vacancy between each lease based on a 25% vacation and 75% renewal probability on a total downtime estimate of 12 months. This renewal probability estimate is higher than the surveyed average of 63.8% for CBD Office reported by Real Estate Research Corporation in their Third Quarter 1996 Real Estate Investment Survey. However, the Class A market is less than 4% vacant and a higher probability of renewal is considered reasonable. The downtime calculation is as follows:

--------------------------------------------------------------------------------
     New Tenancy         12 Months Downtime x 25% probability = 3.0 Months
     Renewal Tenancy      0 Months Downtime x 75% probability = 0.0 Months
     ---------------------------------------------------------------------
     Overall Blended Downtime Estimate                          3.0 Months
--------------------------------------------------------------------------------

On a stabilized basis, this downtime estimate equates to a vacancy of 4.0% based on a downtime period of 3 months and an average lease length of 75 months (72 month lease + 4 months downtime). At the subject property, lease terms have averaged approximately six years for both 1995 and 1996. At IDS Center, lease terms for new deals negotiated in 1996 ranged from two to six years with an average just over 4.3 years. For renewals, lease terms ranged from one to five years with an average of 3.5 years. At Multifoods, lease terms on new and renewal deals, averaged 6.38 and 6.32 years in 1995 and 1996, respectively.

Using this weighted vacancy for the speculative renewals, and in consideration of the estimated absorption schedule, an overall average occupancy of 98.1% was projected for the property based on the following:

                                  Year        Occupied
                                  --------------------
                                  1998         94.6%
                                  1999         96.0%
                                  2000         98.3%
                                  2001         98.8%
                                  2002         99.8%
                                  2003         99.0%
                                  2004         99.2%
                                  2005         98.3%
                                  2006         99.7%
                                  2007         95.9%
                                  2008         99.8%
                                  ------------------
                                  Overall Avg. 98.1%


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                      GAVIIDAE I AND DAIN PLAZA/GAVIIDAE II
                  LUNZ MASSOPUST REID DeCASTER & LAMMERS, INC.
                                    PAGE 138
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

INCOME APPROACH (continued)
--------------------------------------------------------------------------------

RENTAL GROWTH - OFFICE

Market rent for the subject office tower was previously estimated at $15.00 per square foot. Rental growth is expected to moderate with absorption. As previously mentioned, the construction of one or two speculative office towers is also likely to hold down office rental growth. For this analysis, office rental growth was projected to increase modestly from the most current estimate of $15.00 per square foot. The growth rate was expected to flatten in 1999 with the anticipated opening of at least one new speculative office tower. For this analysis, office rental growth was projected as follows:

      Year            Net Rent/SF     % Change
      ----------------------------------------
      1997            $15.00             --
      1998            $16.00          +6.66%
      1999            $16.00             --
      2000            $17.00          +6.25%
      2001            $18.00          +5.88%
      Thereafter,                     +3.5%

STORAGE INCOME - OFFICE

Storage income was stabilized at $30,000 based on historical experience.

EXPENSES - OFFICE

The fixed expenses for the subject office tower include real estate taxes and insurance. Variable operating expenses include such costs as utilities, management, building maintenance and janitorial services. These expense items are all considered to be typical for office buildings and are reimbursable by the tenant. A stabilized expense estimate for the subject property has been developed based on a review of the subject's actual expense history and in some cases, by comparison to current market expenses for similar buildings. Competitive Class A properties in the Downtown area revealed Fourth Quarter 1996 expenses generally in the range of $9.50 to $13.50 per square foot with an average of $11.46 per square foot. This compares with an average $10.84 per square foot in 1995.

Historical expense experience at the subject is offered as follows:

                               1994        1995        1996
      ------------------------------------------------------
      Operating Costs/sf      $ 5.23      $ 5.48      $ 5.86
      Real Estate Tax/sf      $ 5.66      $ 5.90      $ 7.16
      ------------------------------------------------------
      Total/sf                $10.89      $11.38      $13.02
      Change %                    --        4.5%       14.4%

Historical income and operating expenses for the subject, including budget year 1997 were obtained from the property owner and are summarized on the following page. Stabilized expense estimates are also included to the right of year-to date activity.


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                      GAVIIDAE I AND DAIN PLAZA/GAVIIDAE II
                  LUNZ MASSOPUST REID DeCASTER & LAMMERS, INC.
                                    PAGE 139
--------------------------------------------------------------------------------

INC0ME APPR0ACH
0FFICE EXPENSE ANALYSIS
DAIN PLAZA 0FFICE DEVEL0PMENT
HIST0RICAL INC0ME AND EXPENSE PR0FILE

------------------------------------------------------------------------------------------------------------------------------------
0FFICE T0WER                                 1993                            1994                           1995
INC0ME                             $                 $/SF         $                 $/SF         $                 $/SF
------------------------------------------------------------------------------------------------------------------------------------
NET RENT-0FFICE                    $2,187,890        $3.69        $4,461,445        $7.52        $5,127,981        $8.65
0PERATING REIMB                    $1,327,635        $2.24        $2,081,565        $3.51        $3,020,862        $5.09
PR0PERTY TAX REIMB                 $1,101,559        $1.86        $1,958,116        $3.30        $3,027,292        $5.11
PARKING INC0ME                             $0        $0.00                $0        $0.00                $0        $0.00
ST0RAGE INC0ME                             $0        $0.00            $7,530        $0.01           $29,560        $0.05
MISCELLANE0US INC0ME                   $1,398        $0.00            $3,452        $0.01            $8,686        $0.01
0THER REVENUE ACC0UNTS                     $0        $0.00          $833,296        $1.41            $8,477        $0.01
------------------------------------------------------------------------------------------------------------------------------------
T0TAL INC0ME                       $4,618,482        $7.79        $9,345,404       $15.76       $11,222,858       $18.93

REC0VERABLE EXPENSES
CLEANING                             $307,553        $0.52          $506,667        $0.85          $573,889        $0.97
ELECTRICAL MAINTENANCE                 $8,712        $0.01           $16,292        $0.03           $17,498        $0.03
PLUMBING MAINTENANCE                   $2,835        $0.00            $4,353        $0.01            $3,088        $0.0l
HVAC                                 $139,419        $0.24          $123,258        $0.21          $122,272        $0.21
ELEV. & ESCALAT0RS                    $93,324        $0.16          $103,621        $0.17           $92,575        $0.16
SECURITY AND SAFETY                  $121,229        $0.20          $138,753        $0.23          $168,410        $0.28
GENERAL BLDG C0STS                   $238,896        $0.40          $110,065        $0.19          $118,792        $0.20
C0MM0N AREA C0STS                          $0        $0.00          $168,356        $0.28          $174,751        $0.29
REPAIRS AND MAINT                     $41,638        $0.07           $74,914        $0.13           $86,958        $0.15
L0ADING D0CK                          $16,238        $0.03           $20,939        $0.04           $19,394        $0.03
C0MM. CENTER                         $161,132        $0.27          $201,073        $0.34          $183,080        $0.31
ENERGY C0STS                         $887,971        $1.50        $1,065,469        $1.80        $1,057,830        $1.78
WATER AND SEWER                       $14,361        $0.02           $22,592        $0.04           $28,421        $0.05
ADMIINISTRATI0N                      $243,010        $0.41          $252,503        $0.43          $172,573        $0.29
INSURANCE                             $31,400        $0.05           $34,866        $0.06           $36,245        $0.06
MANAGEMENT FEES                      $120,665        $0.20          $259,979        $0.44          $392,800        $0.66
REAL ESTATE TAXES/ASSMTS           $3,609,740        $6.09        $3,354,129        $5.66        $3,496,337        $5.90
------------------------------------------------------------------------------------------------------------------------------------
T0TAL REC0VERABLE EXPENSES         $6,038,123       $10.18        $6,457,828       $10.89        $6,744,913       $11.38

N0N-REC0VERABLE EXPENSES
ADMINISTRATI0N                             $0        $0.00                $0        $0.00                $0        $0,00
INSURANCE                                  $0        $0.00                $0        $0.00                $0        $0.00
MANAGEMENT FEE                             $0        $0.00                $0        $0.00                $0        $0.00
0THER                                      $0        $0.00          $230,421        $0.39           $35,606        $0.06
LEGAL FEES                                 $0        $0.00           $22,299        $0.04            $1,132        $0.00
PARKING                                    $0        $0.00                $0        $0.00                $0        $0,00
BAD DEBT EXPENSE                           $0        $0.00                $2        $0.00                $2        $0.00
------------------------------------------------------------------------------------------------------------------------------------
T0TAL N0N-REC0VERABLE EXP                  $0        $0.00          $252,722        $0.43           $36,740        $0.06
------------------------------------------------------------------------------------------------------------------------------------
T0TAL EXPENSES                     $6,038,123       $10.18        $6,710,550       $11.32        $6,781,653       $11.44
------------------------------------------------------------------------------------------------------------------------------------
NET 0PERATING INC0ME              ($1,419,641)      ($2.39)       $2,634,854        $4.44        $4,441,205        $7.49
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
OFFICE TOWER                                  1996                      Budget I997                   Stabilized
INCOME                              $                $/SF         $                 $/SF          $               $/$F
------------------------------------------------------------------------------------------------------------------------------------
NET RENT-0FFICE                    $5,645,788        $9.52        $5,801,828        $9.78
0PERATING REIMB                    $3,273,607        $5.52        $3,514,233        $5.93
PR0PERTY TAX REIMB                 $3,410,432        $5.75        $3,848,165        $6.49
PARKING INC0ME                             $0        $0.00                $0        $0.00
ST0RAGE INC0ME                        $29,560        $0.05           $29,560        $0.05
MISCELLANE0US INC0ME                   $1,106        $0.00            $7,164        $0.01
0THER REVENUE ACC0UNTS                     $0        $0.00                $0        $0.00
------------------------------------------------------------------------------------------------------------------------------------
T0TAL INC0ME                      $12,360,493       $20.85       $13,200,950       $22.26

REC0VERABLE EXPENSES
CLEANING                             $640,578        $1.08          $667,638        $1.13          $650.0D0        $1.10
ELECTRICAL MAINTENANCE                $19,873        $0.03           $19,440        $0.03           $20,000        $0.03
PLUMBING MAINTENANCE                   $2,032        $0.00            $4,800        $0.01            $4,000        $0.01
HVAC                                 $135,581        $0.23          $138,096        $0.23          $137,500        $0.23
ELEV. & ESCALAT0RS                   $104,603        $0.18          $103,380        $0.17          $105,0D0        $0.18
SECURITY AND SAFETY                  $176,231        $0.30          $173,690        $0.29          $175,000        $0.30
GENERAL BLDG C0STS                   $131,871        $0.22          $156,892        $0.26          $150,000        $0.25
C0MM0N AREA C0STS                    $165,710        $0.28          $192,432        $0.32          $190,000        $0.32
REPAIRS AND MAINT                     $89,591        $0.15          $121,376        $0.20          $100,000        $0.17
L0ADING D0CK                          $20,087        $0.03           $22,018        $0.04           $20,000        $0.03
C0MM. CENTER                         $209,110        $0.35          $214,182        $0.36          $210,000        $0.35
ENERGY C0STS                       $1,106,582        $1.87        $1,183,555        $2.00        $1,150,000        $1.94
WATER AND SEWER                       $25,089        $0.04           $29,280        $0.05           $30,000        $0.05
ADMIINISTRATI0N                      $191,222        $0.32          $207,160        $0.35          $200,000        $0.34
INSURANCE                             $29,214        $0.05           $31,175        $0.05           $83,013        $0.14
MANAGEMENT FEES                      $432,617        $0.73          $478,072        $0.81          $393,219        $0.66
REAL ESTATE TAXES/ASSMTS           $4,243,107        $7.16        $4,340,820        $7.32        $4,207,154        $7.10
------------------------------------------------------------------------------------------------------------------------------------
T0TAL REC0VERABLE EXPENSES         $7,723,098       $13.02        $8,094,006       $13.63        $7,824,885       $13.20

N0N-REC0VERABLE EXPENSES
ADMINISTRATI0N                             $0        $0.00                $0        $0.00                $0        $0.00
INSURANCE                                  $0        $0.00                $0        $0.00                $0        $0.00
MANAGEMENT FEE                             $0        $0.00                $0        $0.00                $0        $0.00
0THER                                 $11,912        $0.02           $17,200        $0.03           $29,630        $0.05
LEGAL FEES                            $27,876        $0.05           $12,000        $0.02           $25,000        $0.04
PARKING                                    $0        $0.00                $0        $0.00                $0        $0.00
BAD DEBT EXPENSE                      $74,561        $0.13                $0        $0.00                $0        $0.00
------------------------------------------------------------------------------------------------------------------------------------
T0TAL N0N-REC0VERABLE EXP            $114,349        $0.19           $29,200        $0.05           $54,630        $0.09
------------------------------------------------------------------------------------------------------------------------------------
T0TAL EXPENSES                     $7,837,447       $13.22        $8,113,206       $13.68        $7,879,515       $13.29
------------------------------------------------------------------------------------------------------------------------------------
NET 0PERATING INC0ME               $4,523,046        $7.63        $5,087,744        $8.58
------------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

EXPENSES - OFFICE (continued)

For the most part, expenses were stabilized based on historical operating history. General Common Area costs and Loading Dock expenses were allocated based on the discussion found at the beginning of the Income Approach section of this report. However, several expense items require additional attention including real estate taxes, insurance, administrative costs and management fees.

As a result of an improving market, real estate taxes on Downtown Class A office properties are projected to dramatically increase in 1997 as exhibited below:

---------------------------------------------------------------------------------------------------------------------------
                                                                           '95 to '96   '95 to '96
Tax/sf                        Rentable       1/2/95          1/2/96           VALUE         %        1996       1997 Est.
Rank      Building            Area-sf         AEMV            AEMV             +/-          +/-    Taxes/sf     Taxes/sf(1)
---------------------------------------------------------------------------------------------------------------------------
  1    Norwest Center        1,105,105    $119,500,000    $162,000,000     $42,500,000      36%      $7.29        $9.64

  2    LaSalle Plaza           522,679     $54,500,000     $72,000,000     $17,500,000      32%      $7.03        $9.06

  3    IBM/First Bank Place  1,422,961    $140,000,000    $192,000,000     $52,000,000      37%      $6.64        $8.87

  4    Dain Plaza              781,817     $67,800,000     $82,500,000     $14,700.000      22%      $5.84        $6.94

  5    Metropolitan Centre     560,354     $48,200,000     $64,900,000     $16,700,000      35%      $5.80        $7.62

  6    Piper Jaffray           757,321     $70,500,000     $87,600,000     $17,100,000      24%      $6.28        $7.61

  7    100 S. Fifth            414,357     $36,800,000     $45,800,000      $9,000,000      24%      $5.99        $7.27

  8    Pillsbury Center      1,350,757    $127,600,000    $149,000,000     $21,400,000      17%      $6.37        $7.25

  9    150 S. Fith             606,661     $52,300,000     $66,400,000     $14,100,000      27%      $5.81        $7.20

  10   IDS Center            1,451,738    $122,200,000    $157,100,000     $34,900,000      29%      $5.68        $7.12

  11   AT&T Tower              607,297     $51,000,000     $64,100,000     $13,100,000      26%      $5.66        $6.94

  12   Kinnard Center          272,291     $21,100,000     $28,900,000      $7,800,000      37%      $5.22        $6.98

  13   City Center           1,436,954    $126,000,000    $146,500,000     $20,500,000      16%      $5.91        $6.70

  14   Lutheran Brotherhood    434,084     $30,000,000     $40,300,000     $10,300,000      34%      $4.66        $6.11

  15   NWNL                    351,464     $23,800,000     $31,900,000      $8,100,000      34%      $4.56        $5.97
---------------------------------------------------------------------------------------------------------------------------
       Totals/average       12,075,840  $1,091,300,000  $1,391,000,000    $299,700,000      27%      $5.92        $7.42
       % Change
---------------------------------------------------------------------------------------------------------------------------

Source: Minneapolis BOMA in cooperation with the Minneapolis Assessor's Office

        Per square foot figures based on BOMA area measurements.

(1)  Estimated Effective Tax Rate of 6.5% relied on for calculating 1997 Taxes.

For Class A office properties, this represents the greatest single year assessment increase in Downtown Minneapolis. Although the subject's preliminary assessment for January 1, 1997 remains $82,500,000, the assessor does not post the final figures until mid-March of 1997. Further increases in assessed value are expected, considering that the market has continued to improve throughout 1996. As such, the overall assessed value of the Class A market as of January 2, 1997 should be higher than the overall 1996 AEMV. On the other hand, market rents have increased only modestly in the last year and vacancy is nearly unchanged. As such, future market expectations are for a return to more inflationary indexed value increases.

The market value estimate evolved in the Income Approach of this appraisal is $86,000,000 as outlined below:

                                     Indicated Market Value
      Component                      by the Income Approach
      -----------------------------------------------------
      Dain Plaza                         $86,000,000
      Gaviidae II                        Nominal
      -----------------------------------------------------
      Total Market Value Estimate        $86,000,000


--------------------------------------------------------------------------------
                      GAVIIDAE I AND DAIN PLAZA/GAVIIDAE II
                  LUNZ MASSOPUST REID DeCASTER & LAMMERS, INC.
                                    PAGE 141
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

EXPENSES (continued)

The Income Approach value estimate, for both Gaviidae II and the office tower, is within 4% of the assessed value estimate of $82,500,000 established as of January 2, 1997. As such, an adjustment to value has not been considered.

Brookfield maintains a master insurance policy that includes both Gaviidae developments, Dain Plaza, the City Center Development as well as other property they own. The premium rates are below market. For this exercise, office insurance was estimated at $0.14 per square foot of rentable area based on the median costs reported by the Institute of Real Estate Management (IREM).

Administrative costs, which are allocated between the Gaviidae I and II developments include all expenses related to the physical management of the properties. This includes all salaries/benefits for the property manager, assistant controller, retail manager, property administrator, secretary and receptionist. This line item does not include the fourteen employees whose costs are allocated to building operation expenses including General Building, HVAC, Communications and Repair.

From collected receipts, Brookfield LePage charges a management fee equal to 3.5% of effective gross income. Considering that all accounting, office costs and on-site salaries are passed back to the tenants under the Administrative line item, this fee essentially covers the accounting function and provides a profit to the management firm.

In arriving at a market based management fee, the appraisers contacted three property management firms in the Twin Cities market; Madison Marquette, United Properties and Welsh Companies. All firms have extensive experience in office and retail property management. Quoted management fees ranged from 2.0% to 3.0% of effective gross income with all administrative costs allocated to the property, not deducted from the gross management fee. Furthermore, the fee would not cover any costs related to leasing. For this exercise, a management fee equal to 3.0% of effective gross income was considered reasonable. A lower management fee may result if the property were bid against both local and national firms.

Expense Recoveries - For the most part, tenant's pay their pro-rata share of operating costs and real estate taxes. However, several tenants have specified recoveries. Marquette Bancshares and Inter-Regional Financial have atypical reimbursements for real estate taxes and assessments. The calculations are as follows:


--------------------------------------------------------------------------------
                      GAVIIDAE I AND DAIN PLAZA/GAVIIDAE II
                  LUNZ MASSOPUST REID DeCASTER & LAMMERS, INC.
                                    PAGE 142
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

EXPENSES (continued)

Marquette Bank
1997 Tax and Assessment Calculation
--------------------------------------------------------------------------------
Assessed Value                                                      $82,500,000
Less: Improvement value                                             $75,280,000
--------------------------------------------------------------------------------
Land Value                                                           $7,220,000
x Effective Tax Rate                                                       6.58%
--------------------------------------------------------------------------------
Estimated Land Tax                                                     $474,789
X office allocation (1)                                                  36.954%
--------------------------------------------------------------------------------
Land Taxes attributable to office                                      $175,455

Total Taxes                                                          $5,425,226
Less: Estimated Land Tax                                               $474,789
--------------------------------------------------------------------------------
Building Taxes                                                       $4,950,437
Add: Land taxes attributable to office                                 $l75,455
--------------------------------------------------------------------------------
Total Adjusted Taxes                                                 $5,125,891

x Office Pro-rata of GBA per lease                                        77.78%
--------------------------------------------------------------------------------
Estimated Office Tax                                                 $3,986,918
/ Office rentable area-sf                                               592,593
--------------------------------------------------------------------------------
Dain's Tax per square foot                                                $6.73
Vs. Pure Pro-rata share tax/sf                                            $6.94
% of Total                                                                 96.9%

(1) Office footprint - Total land Area                                    36.95%
--------------------------------------------------------------------------------


Inter-Regional Financial
1997 Tax and Assessment Calculation
--------------------------------------------------------------------------------
Assessed Value                                                      $82,500,000
x Effective Tax Rate                                                       6.58%
--------------------------------------------------------------------------------
Total Taxes                                                          $5,425,226
Add: Specials                                                          $129,609
--------------------------------------------------------------------------------
Total Tax and Assessments                                            $5,554,835
Less: Parking allocation at 4.4%                                       $244,413
--------------------------------------------------------------------------------
Subtotal                                                             $5,310,422
x Office Pro-rata per lease                                               72.21%
--------------------------------------------------------------------------------
Allocated Office portion                                             $3,834,656
/ Office rentable area-sf                                               592,593
--------------------------------------------------------------------------------
Dain's Tax per square foot                                                $6.47
Vs Pure Pro-rata share per sf                                             $7.11
--------------------------------------------------------------------------------
% of Total                                                                 91.0%
--------------------------------------------------------------------------------

Per their lease, Inter-Regional Financial's management fee is set at 2.5% of their base rent and recoveries. Martin Williams pays a management fee of 3.25%.

All operating expenses, including real estate taxes, were projected to increase at +3.5% per year.

TENANT IMPROVEMENTS - OFFICE

Based on discussions with managers and leasing agents in the Downtown Minneapolis, and in consideration of actual leases, tenant improvements have been estimated at $20 per square foot for a new tenancy. For renewals a figure of $5 per square foot was relied on. This figure should cover minor upgrading charges such as carpet replacement and painting. Upon speculative renewal it was projected that 75% of the leases would be renewed while the remaining 25% would vacate and a new tenancy secured. Applying these budgeted figures to the renewal/vacation probability estimates results in the following overall blended rate.

--------------------------------------------------------------------------------
      New Tenancy                $20.00/sf x 25% probability =   $5.00/sf
      Renewal Tenancy            $ 5.00/sf x 75% probability =   $3.75/sf
      -------------------------------------------------------------------
      Overall Blended Rate/SF                                    $8.75/sf
--------------------------------------------------------------------------------

For those spaces that have not been previously occupied (virgin space), a $30 shell improvement rate was projected upon initial occupancy.


--------------------------------------------------------------------------------
                     GAVIIDAE I AND DAIN PLAZA/GAVIIDAE II
                LUNZ MASSOPUST REID DeCASTER & LAMMERS, INC.
                                    PAGE 143
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

LEASING COMMISSIONS - OFFICE

Leasing commissions have been projected as follows:

--------------------------------------------------------------------------------
      New Tenancy                $3.00/sf x 25% probability =   $0.75/sf
      Renewal Tenancy            $1.50/sf x 75% probability =   $1.13/sf
      -------------------------------------------------------------------
      Overall Blended Rate/SF                                   $1.88/sf
--------------------------------------------------------------------------------

YIELD CAPITALIZATION ANALYSIS

In projecting the yield and terminal capitalization rate in this discounted cash flow analysis, several factors have been considered. First, the demand for CBD Office properties must be compared with the demand for other types of real estate. As of the Third Quarter of 1996, the most recent survey date, demand for this property type has been increasing as exhibited below:

      CURRENT INVESTMENT CONDITIONS
      BY PROPERTY TYPE
      -----------------------------------------------------------
                                       3RD QTR   3RD QTR  3RD QTR
      PROPERTY TYPE                     1996      1995     1994
      -----------------------------------------------------------
      1 Industrial - Warehouse           7.7       7.0      6.7
      2 Office - Suburban                7.2       6.9      5.6
      3 Apartment                        7.0       7.1      6.4
      4 Industrial - R&D                 6.5       5.6      4.5
      5 Hotel                            6.2       6.4      5.2
      6 Retail - neighborhood            5.8       6.4      6.0
      7 Office - CBD                     5.6       5.1      4.2
      8 Retail - Regional                5.3       5.6      6.2
      9 Retail - Power Center            4.6       6.5      6.3
      -----------------------------------------------------------
      Rated on a scale of 1 (very bad) to 10 (very good)
      -----------------------------------------------------------
      Source: Real Estate Research Corporation
      -----------------------------------------------------------

Real Estate Research Corporation also conducts quarterly investment surveys of major institutional investors. Their survey includes the investors' objectives with respect to Internal Rates of Return (IRR's), "going-in' and terminal capitalization rates, income and expense growth projections, and demand by property type. The survey findings are as follows:

------------------------------------------------------------------------------------------------------------------------------------
REAL ESTATE INVESTMENT CRITERIA      INDUSTRIAL                   RETAIL                        OFFICE          APARTMENT   HOTEL
BY PROPERTY TYPE                                       Regional   Power     Neighborhood/
THIRD QUARTER 1996*             Warehouse     R&D        Mall     Center     Community      CBD      Suburban   Apartment   Hotel
------------------------------------------------------------------------------------------------------------------------------------
Pre-Tax Yield (IRR)(%)
                      Range**   10.5-13.0  11.0-13.8  10.0-12.0  10.0-12.0   10.5-13.3    10.5-13.0  10.5-14.0  10.5-12.0  11.5-14.0
                      Average     11.3       11.8       11.0       11.3        11.5         11.8       11.9       11.2       12.8
------------------------------------------------------------------------------------------------------------------------------------
Going-In Cap Rate(%)
                      Range**   8.5-10.0   9.0-10.8    7.8-9.3   8.5-10.0    8.5-10.0     8.0-10.0   8.5-10.0   8.5-11.8   10.0-12.0
                      Average      9.1        9.6        8.3       9.5          9.5         9.2         9.2        9.1       10.6
------------------------------------------------------------------------------------------------------------------------------------
Terminal Cap Rate (%)
                      Range**   9.0-11.0   9.5-10.5    8.0-9.8   9.0-10.5    9.3-10.5     8.5-10.5   9.0-10.5   8.8-10.0   10.0-11.5
                      Average      9.3        9.8        9.0       9.9          9.7         9.7         9.6        9.3       10.9
------------------------------------------------------------------------------------------------------------------------------------

* The survey was conducted in July, August and September of 1996 and reflects expected returns for Third quarter 1996 investments.
** Ranges and other data reflect the central tendencies of respondents; high and low responses have been eliminated.
--------------------------------------------------------------------------------
Source: Real Estate Research Corporation
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                      GAVIIDAE I AND DAIN PLAZA/GAVIIDAE II
                  LUNZ MASSOPUST REID DeCASTER & LAMMERS, INC.
                                    PAGE 144
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

YIELD CAPITALIZATION ANALYSIS (continued)

Based on the Third Quarter 1996 survey, yield rates for CBD Office properties ranged from 10.5.0% to 13.0% with an average of 11.8%. Terminal capitalization rates ranged from 8.5% to 10.5% with an average of 9.8%. Going-in capitalization rates ranged from 8.5% to 10.0% with an average of 9.3%.

Appropriate Discount Rate - A discount rate is a rate of return on capital used to convert future payments of receipts into present value. The rate of return used to convert income into property value should represent the annual rate of return necessary to attract investment capital. This rate needs to take into account the relative risks associated with owning real estate versus other investment options. This rate is influenced by many micro and macro economic factors, but because the rate represents prospective and not historical rates, the market's perception of risk and changes in purchasing power are particularly important. Investors' surveys are one source for what buyers and sellers are accepting in the current marketplace.

A search of the marketplace was conducted for recent sales. Several sales were considered relevant and are outlined below:

-------------------------------------------------------------------------------------------------------------
                                   Year                            Sale                Going-in
Sale No Property                   Built     Class     RA-sf       Date      Price/sf    Rate   Yield Rate
-------------------------------------------------------------------------------------------------------------
    1   First Bank Place           1992        A    1,415,554      8/95      $151.88     8.90%    11.00%

    2   LaSalle Plaza              1991        A      588,878     11/94      $123.96     8.90%    11.00%

    3   ITT Finance                1989        A      207,243      6/95      $112.91    12.61%      N/A

    4   ITT Life                   1987        A      251,015      6/96      $118.72     7.97%      N/A

    5   NFC Tower               1972/93,95     B      434,746      9/96       $98.91     9.00%      N/A

    7   Fifth Street Towers      1984/1988     A    1,022,292     12/96      $137.82     9.58%  11% to 11.25%

        Interchange Complex      1971/1982     B      932,867     12/96       $78.38     9.71%    11.00%
-------------------------------------------------------------------------------------------------------------

All of the above transactions are included in the Sales Comparison Approach. With exception to Sale No.5, these sales represent newer, high quality Class A CBD or Suburban office buildings. The Interchange office complex sale was included given its recent sale date. This property is located approximately five miles west of Downtown Minneapolis. The property sold for $73,120,000 in December of 1996. All of the properties exhibited were at or near 100% occupancy which is consistent with the subject. Sale Comparable Nos. 1, 2, and 7 were accorded the most consideration given their Downtown location, age and size. Yield rates for these three properties were consistently in the 11% range. For this analysis, a range of from 10.75% to 11.25% was relied on.

Terminal Capitalization Rate - For this analysis a range of terminal capitalization rates of from 9.0% to 9.5% was relied on. This range is consistent with several recent sales as well as the most recent investor survey data. The net operating income was capitalized by this range resulting in an estimated reversionary value.


--------------------------------------------------------------------------------
                      GAVIIDAE I AND DAIN PLAZA/GAVIIDAE II
                  LUNZ MASSOPUST REID DeCASTER & LAMMERS, INC.
                                    PAGE 145
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------

YIELD CAPITALIZATION ANALYSIS (continued)

Gross sales proceeds are defined as expected selling price before all costs of sale and commissions. Since the seller typically pays all of the sales commissions, this amount will need to be deducted from the gross sales proceeds to arrive at the net sales proceeds.

Sales Costs - An appropriate sales commissions rate for a property like the subject would be approximately 1%.

A copy of the ten year cash flow projection is located on the following pages.


-------------------------------------------------------------------------------
                      GAVIIDAE I AND DAIN PLAZA/GAVIIDAE II
                  LUNZ MASSOPUST REID DeCASTER & LAMMERS, INC.
                                    PAGE 146
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

GAVIIDAE I - SAKS FIFTH AVENUE

A stabilized expense estimate for the subject property has been developed based on a review of each portion's actual expense history and in some cases, by comparison to current market expenses for similar buildings. Historical income and operating expenses for the retail component for the period 1993 through 1996 has been included on the following page. Stabilized expense estimates are also included to the right of year-to-date activity.


-------------------------------------------------------------------------------
                      GAVIIDAE I AND DAIN PLAZA/GAVIIDAE II
                  LUNZ MASSOPUST REID DeCASTER & LAMMERS, INC.
                                    PAGE 229
-------------------------------------------------------------------------------

INC0ME APPR0ACH
RETAIL EXPENSE ANALYSIS
GAVIIDAE I - SAKS FIFTH AVENUE
HIST0RICAL INC0ME AND EXPENSE PR0FILE

------------------------------------------------------------------------------------------------------------------------------------
GAVIIDAE 1                                  1993                         1994                         1995
INC0ME                                 $          $/SF              $           $/SF             $            $/SF
------------------------------------------------------------------------------------------------------------------------------------
NET RENT- 0FFICE                          $0       $0.00                $0       $0.00                $0       $0.00
NET RENT- RETAIL                  $1,734,461       $6.82        $1,590,387       $6.25        $1,001,925       $3.94
PERCENTAGE RENT                      $12,135       $0.05           $15,387       $0.06           $39,838       $0.16
0PERATING REIMB                   $1,075,660       $4.23        $1,298,933       $5.10          $919,772       $3.61
PR0PERTY TAX REIMB                  $762,943       $3.00          $860,488       $3.38          $513,195       $2.02
PARKING INC0ME                    $1,077,387       $4.23        $1,181,800       $4.64        $1,183,336       $4.65
$T0RAGE INC0ME                       $13,958       $0.05           $11,991       $0.05           $11,012       $0.04
MISCELLANE0US INC0ME                $500,875       $1.97          $354,536       $1.39              $668       $0.00

------------------------------------------------------------------------------------------------------------------------------------
T0TAL INC0ME                      $5,177,419      $20.35        $5,313,522      $20.88        $3,669,746      $14.42

REC0VERABLE EXPENSES
CLEANING                            $247,619       $0.97          $179,567       $0.71          $180,347       $0.71
ELECTRICAL MAINTENANCE                  $859       $0.00           $11,957       $0.05            $9,275       $0.04
PLUMBING MAINTENANCE                      $0       $0.00            $1,094       $0.00            $8,949       $0.04
HVAC                                $205,047       $0.81          $109,915       $0.43          $113,950       $0.45
ELEV. & ESCALAT0RS                   $96,671       $0.38           $60,041       $0.24           $67,597       $0.27
SECURITY AND SAFETY                 $269,412       $1.06          $216,276       $0.85          $192,168       $0.76
LANDSCAPING & GR0UNDS                $11,495       $0.05                $0       $0.00                $0       $0.00
GENERAL BLDG C0STS                  $340,453       $1.34          $400,054       $1.57          $463,683       $1.82
C0MM0N AREA C0STS                         $0       $0.00                $0       $0.00                $0       $0.00
REPAIRS AND MAINT                    $76,633       $0.30          $105,887       $0.42           $85,537       $0.34
L0ADING D0CK                          $5,254       $0.02           $21,407       $0.08            $4,044       $0.02
C0MM. CENTER                            $884       $0.00           $62,503       $0.25           $54,769       $0.22
ENERGY C0STS                        $230,272       $0.90          $197,555       $0.78          $230,949       $0.91
WATER AND SEWER                      $38,021       $0.15           $20,793       $0.08           $20,984       $0.08
ADMINISTRATI0N                      $566,816       $2.23          $224,667       $0.88          $178,591       $0.70
INSURANCE                            $16,308       $0.06           $16,146       $0.06           $55,149       $0.22
MANAGEMENT FEES                     $250,197       $0.98          $165,269       $0.65           $99,403       $0.39
REAL ESTATE TAXES/ASSMTS            $308,262       $1.21          $859,066       $3.38          $527,104       $2.07
0THER                                 $5,208       $0.02                $0       $0.00                $0       $0.00
------------------------------------------------------------------------------------------------------------------------------------
T0TAL REC0VERABLE EXPENSES        $2,669,411      $10.49        $2,652,197      $10.42        $2,292,499       $9.01

N0N-REC0VERABLE EXPENSES
PR0M0TI0NAL FUND                    $424,426       $1.67          $325,463       $1.28          $327,415       $1.29
ADMINISTRATI0N                            $0       $0.00                $0       $0.00                $0       $0.00
INSURANCE                                 $0       $0.00                $0       $0.00                $0       $0.00
MANAGMENT FEE                             $0       $0.00                $0       $0.00                $0       $0.00
0THER                                     $0       $0.00           $96,759       $0.38           $22,029       $0.09
LEGAL FEES                                $0       $0.00           $49,580       $0.19            $6,744       $0.03
PARKING                             $861,477       $3.39          $993,046       $3.90          $999,891       $3.93
GR0UND RENT                               $0       $0.00                $0       $0.00                $0       $0.00
BAD DEBT EXPENSE                          $0       $0.00          $123,369       $0.48                $0       $0.00
------------------------------------------------------------------------------------------------------------------------------------
T0TAL N0N-REC0VERABLE             $1,285,903       $5.05        $1,588,217       $6.24        $1,356,079       $5.33

------------------------------------------------------------------------------------------------------------------------------------
T0TAL EXPENSES                    $3,955,314      $15.54        $4,240,414      $16.66        $3,648,578      $14.34
------------------------------------------------------------------------------------------------------------------------------------
NET 0PERATING INC0ME              $1,222,105       $4.80        $1.073,108       $4.22           $21,168       $0.08
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
GAVIIDAE I                           1996                     Budget 1997            Stabilized
INCOME                           $           $/SF          $             $/SF      $        $/SF
------------------------------------------------------------------------------------------------------------------------------------
NET RENT- 0FFICE                $60,816      $0.24         $77,339      $0.30
NET RENT- RETAIL               $992,689      $3.90      $1,010,161      $3.97
PERCENTAGE RENT                 $17,746      $0.07         $41,878      $0.16
0PERATING REIMB              $1,547,504      $6.08      $1,888,528      $7.42
PR0PERTY TAX REIMB             $808,033      $3.18        $924,529      $3.63
PARKING INC0ME               $1,332,847      $5.24      $1,419,362      $5.58
$T0RAGE INC0ME                  $11,639      $0.05         $12,000      $0.05
MISCELLANE0US INC0ME            $14,106      $0.06          $6,000      $0.02
------------------------------------------------------------------------------------------------------------------------------------
T0TAL INC0ME                 $4,785,380     $18.80      $5,379,797     $21.14

REC0VERABLE EXPENSES
CLEANING                       $251,185      $0.99        $316,228      $1.24       See breakdown of
ELECTRICAL MAINTENANCE          $12,889      $0.05         $13,800      $0.05       expense allocation
PLUMBING MAINTENANCE             $3,582      $0.01          $5,400      $0.02       between office and
HVAC                           $108,977      $0.43        $118,368      $0.47       retail components
ELEV. & ESCALAT0RS              $78,023      $0.31         $84,246      $0.33
SECURITY AND SAFETY            $132,531      $0.52        $140,218      $0.55
LANDSCAPING & GR0UNDS                $0      $0.00              $0      $0.00
GENERAL BLDG C0STS             $335,993      $1.32        $343,551      $1.35
C0MM0N AREA C0STS                    $0      $0.00              $0      $0.00
REPAIRS AND MAINT              $145,718      $0.57        $190,520      $0.75
L0ADING D0CK                    $52,985      $0.21         $58,056      $0.23
C0MM. CENTER                    $58,715      $0.23         $61,740      $0.24
ENERGY C0STS                   $224,955      $0.88        $246,654      $0.97
WATER AND SEWER                 $16,208      $0.06         $17,760      $0.07
ADMINISTRATI0N                 $161,599      $0.64         $10,406      $0.70
INSURANCE                       $17,124      $0.07         $17,297      $0.07
MANAGEMENT FEES                $137,157      $0.54        $157,254      $0.62         $99,080      $0.39
REAL ESTATE TAXES/ASSMTS       $939,025      $3.69        $966,638      $3.80      $1,148,574      $4.51
0THER                           $30,876      $0.12         $31,295      $0.12              $0      $0.00
------------------------------------------------------------------------------------------------------------------------------------
T0TAL REC0VERABLE EXPENSES   $2,707,542     $10.64      $2,946,431     $11.58      $1,247,654      $4.90

N0N-REC0VERABLE EXPENSES
PR0M0TI0NAL FUND               $307,002      $1.21        $190,857      $0.75        $125,000      $0.49
ADMINISTRATI0N                       $0      $0.00              $0      $0.00              $0      $0.00
INSURANCE                            $0      $0.00              $0      $0.00              $0      $0.00
MANAGMENT FEE                        $0      $0.00              $0      $0.00              $0      $0.00
0THER                           $14,082      $0.06          $8,600      $0.03         $12,724      $0.05
LEGAL FEES                       $3,917      $0.02          $7,200      $0.03         $10,000      $0.04
PARKING                      $1,059,273      $4.16      $1,101,597      $4.33        $890,000      $3.50
GR0UND RENT                          $0      $0.00              $0      $0.00              $0      $0.00
BAD DEBT EXPENSE                     $0      $0.00         $25,000      $0.10              $0      $0.00
------------------------------------------------------------------------------------------------------------------------------------
T0TAL N0N-REC0VERABLE        $1,384,274      $5.44      $1,333,254      $5.24      $1,037,724      $4.08
------------------------------------------------------------------------------------------------------------------------------------
T0TAL EXPENSES               $4,091,816     $16.08      $4,279,685     $16.82
------------------------------------------------------------------------------------------------------------------------------------
NET 0PERATING INC0ME           $693,564      $2.73      $1,100,112      $4.32
------------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------

EXPENSES - RETAIL

For the most part, expenses were stabilized based on historical operating history. However, following National City Bank's occupancy in early 1996, operating costs and recoveries have changed significantly. Costs are allocated to five major components; Parking Ramp, Saks Fifth Avenue (anchor), National City Bank office (levels 4 and 5), in-line retail (levels 1-3), and National City Bank retail (levels 1-3). Given the size of the parking ramp (490 vehicles), a percent of the property's tax and assessment is first allocated to the ramp with the remainder allocated to the remaining four components. The size of each component is presented below:

                            Component                     GLA-sf
                            -------------------------------------
                            Saks                          118,338
                                  NCB Office       70,308
                                  NCB Retail       25,449
                                  Other retail     40,385
                            ------------------------------
                            In-line Retail               136,142
                            -------------------------------------
                            Total GLA                    254,480

EXPENSE RECOVERIES

A brief discussion of the various recoveries are outlined below:

Saks Fifth Avenue

In addition to a base rent of $200,000 per year or $1.69 per square foot, Saks contributes to common area maintenance an amount equal to $1.00 per square foot for the first live years of their lease. After the fifth year, the rate shall be increased by the CPI. For this analysis. the 1997 budgeted figure of $158,172 or $1.34 per square foot of GLA was relied on. This common area contribution is applied to the general common area costs of the in-line retail component (levels 1-3), thereby reducing the expense burden for the in-line tenants. Saks does not pay a management fee or assessments. They pay approximately 41% of the development's tax based on the following formula:


-------------------------------------------------------------------------------
                      GAVIIDAE I AND DAIN PLAZA/GAVIIDAE II
                  LUNZ MASSOPUST REID DeCASTER & LAMMERS, INC.
                                    PAGE 231
-------------------------------------------------------------------------------

--------------------------------------------------------------------------------

EXPENSE RECOVERIES (continued)

      1997 Tax and Assessment Calculation
      -------------------------------------------------------------------------------------
                                          Ramp         Saks          Retail         Total
      -------------------------------------------------------------------------------------

      Allocated Improvement Value (1)  $3,000,000   $1,166,310      $863,690     $5,030,000
      Add: Allocated Land Value (2)        $0       $5,400,729    $5,569,271    $l0,970,000
      -------------------------------------------------------------------------------------
      Total                            $3,000,000   $6,567,039    $6,432,96l    $l6,000,000
      x Effective Tax Rate                 6.530%       6.530%        6.530%         6.530%
      -------------------------------------------------------------------------------------
      Allocated Taxes                    $195,903     $428,833      $420,078     $1,044,814
      Add Special Assessments (3)         $19,455                    $84,305       $103,760
      -------------------------------------------------------------------------------------
      Total Taxes and Assessments        $215,358     $428,833      $504,383     $l,148,574
      -------------------------------------------------------------------------------------

      (1) Value Allocation
      -------------------------------------------------------------------------------------
      Total Assessed Value                         $16,003,000
      Less: Land Value                             $10,970,000
      --------------------------------------------------------
      Improvement Value                             $5,430,000
      Less: Ramp Value per Assessor - Est.          $3,000,000
      --------------------------------------------------------
      Remainder Improvement Value (a)               $2,030,000

      -------------------------------------------------------------------------------------
                                       Original        % of       x Remainder    =Allocated
                                       Cost            Total      Value (a)      Imp. Value
      -------------------------------------------------------------------------------------
      Saks                             $6,569,010      57.5%      $2,030,000     $1,166,310
      Retail                           $4,864,563      42.5%      $2,030,000       $863,690
      -------------------------------------------------------------------------------------
      Total                           $11,433,573     100.0%                     $2,030,000

      (2) Land Value Allocation
      ----------------------------------------------------------------------------------------------------
                                                                                 x Assessed    = Allocated
                                          GLA          Total GLA     =Percent    Land Value     Land Value
      ----------------------------------------------------------------------------------------------------

      Saks                                118,338      240,369         49.2%    $10,970,000     $5,400,729
      Retail                              122,031      240,369         50.8%    $10,970,000     $5,569,271
      ----------------------------------------------------------------------------------------------------
      Totals (GLA prior to NCB)           240,369                     100.0%                   $10,970,000
      ----------------------------------------------------------------------------------------------------

      (3) Special Assessments
      --------------------------------------------------------------------------
      Total Assessments                  $103,760
      Less: Ramp Share of Tax (a)           18.8%
      --------------------------------------------------------------------------
      Ramp Assessment                     $19,455
      Remainder to Retail                 $84,305
      (a)
      --------------------------------------------------------------------------
      Ramp Value                       $3,000,000
      / Total Value                   $16,000,000
      --------------------------------------------------------------------------
      Percent of Total                      18.8%
      --------------------------------------------------------------------------

In-Line Tenants

The standard recovery is outlined as follows:

           In-Line Tenants                                      Over       Gross
           Expense              Recovery   After                Area       Up to
           ---------------------------------------------------------------------
           Operating Expenses:  Pro-rata   Anchor Contribution  In-line    90%
                                           NCB Contribution     In-line    90%
           Real Estate Taxes:   see below                       In-line
           Special Assessments: see below                       In-line
           Management Fee:      4% of in-line & Sak's EGI       In-line


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                      GAVIIDAE I AND DAIN PLAZA/GAVIIDAE II
                  LUNZ MASSOPUST REID DeCASTER & LAMMERS, INC.
                                    PAGE 232
-------------------------------------------------------------------------------

--------------------------------------------------------------------------------

EXPENSE RECOVERIES (continued)

Saks CAM contribution ($158,000) and National City Bank's share of the common area costs ($127,000) are credited to the In-line common area expense prior to recovery. Real Estate Taxes and Assessments to the in-line area are based on the following formula.

                          In-Line Tax & Assessment Calculation
--------------------------------------------------------------------------------
                          Total Property Tax and Assessment  $1,148,574
                          Less. Parking Ramp Allocation        $215,358
--------------------------------------------------------------------------------
                          Subtotal                             $933,216
                          / Area (Adj. Saks + Retail)           244,696
--------------------------------------------------------------------------------
                          In-line tax per square foot             $3.81
                          x In-Line area                         65,834
--------------------------------------------------------------------------------
                          In-line tax/assessment allocation    $251,076
                          % of Total                              21.9%
--------------------------------------------------------------------------------

According to management, the adjusted GLA of 244,696 square feet does not include 9,784 square feet of Saks' mezzanine space.

National City Bank - Office

National City Bank pays their pro-rata share of office related expenses. Since they occupy 100% of the office floors, these expenses are fully recovered. They pay a management fee of $0.60 per square foot growing at CPI and office allocated real estate taxes and assessments based on the following formula:

      NCB's Tax Allocation calculation
      --------------------------------------------------------------------------
                                                  $         % of Total
      --------------------------------------------------------------------------
      Total Tax                              $1,044,814         100.0%
      Less: Ramp Tax                           $195,903         18.75%
      --------------------------------------------------------------------------
      Subtotal                                 $848,911         81.25%
      /Adjusted GLA                             244,696
      --------------------------------------------------------------------------
      Office Rate/sf (floors 4-5)                  3.47         23.35%
      Retail Rate/sf (floors 1-3)                  3.47         23.35%
      --------------------------------------------------------------------------

      NCB's Assessment Allocation
      --------------------------------------------------------------------------
                                                  $         % of Total
      --------------------------------------------------------------------------
      Total Assessment                         $103,760         100.0%
      Less: Ramp Assessment                     $19,455         18.75%
      --------------------------------------------------------------------------
      Subtotal                                  $84,305         81.25%
      Divide GLA                                244,696
      --------------------------------------------------------------------------
      Office Rate/sf (floors 4-5)                  0.34         23.35%
      Retail Rate/sf (floors 1-3)                  0.34         23.35%
      --------------------------------------------------------------------------

National City Bank - Retail

This recovery is identical to the in-line recovery except that the management fee is $0.60 per square foot and the taxes and assessments are based on the National City Bank formula. The owner can gross up the operating expenses by the greater of 95% or the occupied area.

A breakdown of the stabilized expense estimates by component is offered on the following page:


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                      GAVIIDAE I AND DAIN PLAZA/GAVIIDAE II
                  LUNZ MASSOPUST REID DeCASTER & LAMMERS, INC.
                                    PAGE 233
-------------------------------------------------------------------------------

--------------------------------------------------------------------------------
INCOME APPROACH (continued)
--------------------------------------------------------------------------------

EXPENSE RECOVERIES (continued)

1997 PROJECTED EXPENSES
------------------------------------------------------------------------------------------------------------------------------------
                            NCB            NCB              In-Line
EXPENSE                    Office         Retail             Retail       Saks                       Notes
------------------------------------------------------------------------------------------------------------------------------------

CLEANING                 $106,596    IN-LINE RECOVERY      $156,592
ELECTRICAL MAINTENANCE      $0       IN-LINE RECOVERY       $13,800
PLUMBING MAINTENANCE       $2,400    IN-LINE RECOVERY        $3,000
HVAC                      $44,076    IN-LINE RECOVERY       $64,572
ELEV. & ESCALATORS        $42,462    IN-LINE RECOVERY       $41,784
SECURITY AND SAFETY       $15,540    IN-LINE RECOVERY      $124,678
LANDSCAPING & GROUNDS       $0       IN-LINE RECOVERY         $0
GENERAL BLDG COSTS        $25,956    IN-LINE RECOVERY      $316,095
COMMON AREA COSTS        $127,578    IN-LINE RECOVERY
  Saks Contribution
  to retail                                               ($158,172)    $158,172   Saks CAM Contribution is $158,172 for 1997
  NCB Office
  Contribution to retail                                  ($127,578)               NCB's 15% share of CAM is credited to in-line
                                                                                   retail
REPAIRS AND MAINT.       $48,568     IN-LINE RECOVERY      $141,934
LOADING DOCK             $30,192     IN-LINE RECOVERY       $27,864
COMM. CENTER             $29,028     IN-LINE RECOVERY       $32,712
ENERGY COSTS             $75,080     IN-LINE RECOVERY      $139,377
WATER AND SEWER           $3,000     IN-LINE RECOVERY        $3,600
ADMINISTRATION           $42,170     IN-LINE RECOVERY      $135,236
INSURANCE                 $9,843     IN-LINE RECOVERY       $19,092
MANAGEMENT FEES          $42,185        $15,269          4% on all GLA             NCB pays mgmt fee of $0.60/sf growing at CPI
REAL ESTATE TAXES       $213,033        $77,110            $365,211     $375,627   See Calculation
SPECIAL ASSESSMENTS      $23,905         $8,653             $84,305        $0      See Calculation
------------------------------------------------------------------------------------------------------------------------------------
AFFECTED AREA-SF          70,308         25,449              65,834      118,338
                        Floors 4-5     Floors 1-3          Floors 1-3      Saks
------------------------------------------------------------------------------------------------------------------------------------

For this exercise, no operating cost recoveries were grossed up. Given the number of tenants on percentage rent only deals, and the extraordinarily high operating costs at the property, any additional expense burden was considered counter-productive.

Several expense items require additional attention including insurance, promotion, taxes and management fees. According to the property manager, Brookfield maintains a master insurance policy that includes both Gaviidae developments, the Dain Bosworth Office tower, the City Center Development as well as other property they own. The premium rates are below market. For this exercise, the in-line retail insurance premium was estimated at $0.29 per square foot of leasable area based on the median costs reported by Dollars and Cents of Shopping Centers-1995. The office premium was estimated at $0.14 per square foot based on the median costs reported by IREM.


-------------------------------------------------------------------------------
                      GAVIIDAE I AND DAIN PLAZA/GAVIIDAE II
                  LUNZ MASSOPUST REID DeCASTER & LAMMERS, INC.
                                    PAGE 234
-------------------------------------------------------------------------------

--------------------------------------------------------------------------------
EXPENSE RECOVERIES (continued)

A management fee equal to 4% of effective gross income was considered reasonable based on discussions with two firms specializing in retail property management. Both felt that a lower fee would generally be warranted if the properties were performing well. However, with a number of percentage rent only deals, total gross income will be lower. As such, a slightly higher management fee is projected. This fee structure assumes that all other costs (administrative and management) would be passed back to the property, not deducted from the management fee.

Due to the complicated recovery structure, a management fee (based on a percent of EGI) could not be applied using the Argus Financial Software program for the discounted cash flow model. According to Argus technical support staff, a percent based management fee is applied to all revenues and recoveries. Certain tenants or groups of tenants cannot be omitted. As such, the inline management fee cannot be calculated in this manner or it would include a management fee on National City Bank revenue. For this exercise, a management fee of $1.50 per square foot was relied on. This represents approximately 4% of effective gross income (not including National City Bank). This was applied only to the in-line tenant area.

Brookfield has budgeted $380,000 for promotion and marketing in 1997. Each Gaviidae property is allocated approximately $190,000. This covers the landlord incurred costs of marketing, promotion and advertising. The costs equate to approximately $1.40 per square foot on Gaviidae I and $2.73 per square foot on Gaviidae II (in-line area only). In addition to advertising, television, and radio promotion, the costs also cover 2.5 on-site employees plus an allocation of the promotion manager's compensation. Historical costs are outlined below:

                              1994       1995       1996        Budget 1997
       --------------------------------------------------------------------
       Gaviidae I           $325,463   $327,415   $307,002        $190,857
       Gaviidae II          $264,590   $167,309   $286,156        $189,147
       --------------------------------------------------------------------
       Total Promotion      $590,053   $494,724   $593,158        $380,004
       Total Cost/sf           $2.87      $2.40      $2.88           $1.85
       --------------------------------------------------------------------

It should be noted that very few tenants contribute to the promotional fund. From discussions with other retail owners and managers, this is becoming more commonplace. Many of the national or large regional tenants don't want to participate in the fund given that they already have their own advertising campaign. One person who is familiar with the property felt that a reasonable promotional budget should be in the $0.50 per square foot range. He speculated that with many tenants likely on percentage rent only deals, no amount of promotional spending will likely increase sales. This is particularly the case in Downtown Minneapolis where virtually all sales are generated during the weekdays.

With essentially only two levels of retail space at Gaviidae I, promotional expenses were stabilized at $125,000. For Gaviidae II, a figure of $15O,000 was relied on.

Based on the Income Approach to value estimate of $12,000,000, the subject's assessed value is considered above market. As of January 2, 1996 and January 2, 1997, the subject's assessed value has remained at S16,000,000. According to Brookfield, a protest will be filed on the January 2, 1996 assessment by March 15, 1997.


-------------------------------------------------------------------------------
                      GAVIIDAE I AND DAIN PLAZA/GAVIIDAE II
                  LUNZ MASSOPUST REID DeCASTER & LAMMERS, INC.
                                    PAGE 235
-------------------------------------------------------------------------------

--------------------------------------------------------------------------------
INCOME APPROACH (continued)
--------------------------------------------------------------------------------

EXPENSE RECOVERIES (continued)

Because the Final Market Value Estimate of the subject property, as arrived at in this report, is lower than the assessed market value, an adjustment to the value and subsequent tax payments must be made. A prospective buyer would anticipate a value and tax decrease somewhere between the assessed market value and the purchase price. Assuming a market value indication from the Income Approach of $12,000,000, the subject property is over valued for tax purposes as of the January 2, 1997 assessor's value estimate. The market value estimate presumes a sale as of March 1, 1997. If this were to occur, the buyer or seller would be required to file a Certificate of Real Estate Value divulging the sales price and terms of the transaction. This information is public data and is used by the assessor in tracking values. It is very likely that the assessor would react to the sale by increasing the assessed value to a point near the sale price. This would most likely establish the value as of January 2, 1998.

Over the last several years, local assessors have come under pressure to keep assessed values between 90% and 100% of market value. This is due in part to the state sales ratio guideline which requires overall values to be in line with the market and the fact that most urban municipalities have an eroding commercial/industrial base.

For this analysis, a stabilized assessed value of $12,500,000 was relied on. This is slightly above the Income Approach value estimate and slightly below the last negotiated settlement of $12,800,000 for taxes payable in 1996. For this exercise, the 1997 estimated tax of $1,044,814 was relied on for taxes payable in 1997. For taxes payable in 1998, this figure was increased by 3.5%. Based on the revised assessed value estimate in 1998, taxes payable in 1999 were estimated at $874,399.

YIELD CAPITALIZATION ANALYSIS

Several factors were considered in arriving at an appropriate range in yield rates. First, the subject property is one of the best located developments in the market. The property is positioned at the 100% corner of South 7th Street and the Nicollet Mall. Second, the property is improved with a 490 stall subterranean parking ramp with a projected 1997 NOI of approximately $720,000 (70% of total lst year NOI). The ramp is well occupied and commands some of the highest monthly and transient rates in the Downtown market. Third, National City Bank, a strong local credit tenant, occupies over 95,000 square feet of office and retail space through March, 2006. The tenant's contract rate is below market and the overall risk in subsequent turnover is considered very low. Fourth, despite under-performance relative to other Saks locations, the tenant has experienced several years of increasing sales. On an overall basis, the possibility of future upside exists should the retail market rebound. Given these factors, a discount rate in the 12% to 14% range is considered reasonable.

Terminal Capitalization Rate - For this analysis a range of terminal capitalization rates of from 11.0% to 12.0% was relied on. The net operating income was capitalized by this range resulting in an estimated reversionary value.


-------------------------------------------------------------------------------
                      GAVIIDAE I AND DAIN PLAZA/GAVIIDAE II
                  LUNZ MASSOPUST REID DeCASTER & LAMMERS, INC.
                                    PAGE 236
-------------------------------------------------------------------------------

--------------------------------------------------------------------------------

YlELD CAPITALIZATION ANALYSIS (continued)

Gross sales proceeds are defined as expected selling price before all costs of sale and commissions. Since the seller typically pays all of the sales commissions, this amount will need to be deducted from the gross sales proceeds to arrive at the net sales proceeds.

Sales Costs - A 1% sales commission was relied on which is consistent with the office tower. A copy of the ten year cash flow projection is located on the following pages.


-------------------------------------------------------------------------------
                      GAVIIDAE I AND DAIN PLAZA/GAVIIDAE II
                  LUNZ MASSOPUST REID DeCASTER & LAMMERS, INC.
                                    PAGE 237
-------------------------------------------------------------------------------

--------------------------------------------------------------------------------

YIELD CAPITALIZATION ANALYSIS (Continued)

--------------------------------------------------------------------------------
        GAVIIDAE I - SAKS FIFTH AVENUE
        DISCOUNTED CASH FLOW ANALYSIS
--------------------------------------------------------------------------------
        INDICATED VALUE:                    $12,131,239
        DIVIDE RENTABLE AREA-SF                 254,480
--------------------------------------------------------------------------------
        INDICATED VALUE PER SQUARE FOOT:         $47.67
        GOING IN CAPITALIZATION RATE:             9.02%
        TERMINAL CAP RATE:                       11.00%
        DISCOUNT RATE:                           13.00%
        COSTS OF SALE:                            -1.0%
        PRESENT VALUE OF CASH FLOW:          $7,205,593
           % OF NPV                              59.40%
        PRESENT VALUE OF RESIDENTIAL:        $4,925,646
           % OF NPV                              40.60%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                             =CASH FLOW      X             =
    YEAR        CASH FLOW   REVERSION(1)     REVERSION    PV FACTOR     SUBTOTAL

       1       $1,330,912            $0      $1,330,912     0.88      $1,177,798
       2       $1,261,730            $0      $1,261,730     0.78        $988,120
       3       $1,446,114            $0      $1,446,114     0.69      $1,002,230
       4         $977,479            $0        $977,479     0.61        $599,506
       5       $1,615,278            $0      $1,615,278     0.54        $876,708
       6       $1,641,278            $0      $1,641,278     0.45        $788,336
       7       $1,598,634            $0      $1,598,634     0.43        $679,516
       8       $1,452,280            $O      $1,452,280     0.38        $546,289
       9       $1,500,860            $0      $1,500,860     0.33        $499,614
      10         $161,155   $16,720,438     $16,881,596     0.29      $4,973,122
--------------------------------------------------------------------------------
    NET PRESENT VALUE                                                $12,131,239

   (1)
    AVG. NET OPERATING INCOME-YR 9-13        $1,873,466
    DIVIDE TERMINAL CAPITALIZATION RATE   /      11.00%
--------------------------------------------------------------------------------
    REVERSIONARY SALE PROCEEDS              $17,031,513
    LESS: 11TH YEAR TENANT IMPROVEMENTS       ($116,843)
    LESS: 11TH YEAR COMMISSIONS/RESERVE        ($25,338)
--------------------------------------------------------------------------------
    SUBTOTAL                                $16,889,332
    LESS: COSTS OF SALE                       ($168,893)
--------------------------------------------------------------------------------
    NET REVERSIONARY PROCEEDS               $16,720,438


-------------------------------------------------------------------------------
                      GAVIIDAE I AND DAIN PLAZA/GAVIIDAE II
                  LUNZ MASSOPUST REID DeCASTER & LAMMERS, INC.
                                    PAGE 239
-------------------------------------------------------------------------------

--------------------------------------------------------------------------------

YIELD CAPITALIZATION ANALYSIS (continued)

The following pricing matrix has been calculated based on the discounted cash flow model found on the preceding page. The matrix displays the range of net present value as a function of both the yield rate or internal rate of return and the terminal capitalization rate.


----------------------------------------------------------------------------------------
                          TERMINAL CAPITALIZATION RATES
                     10.00%         10.50%         11.00%        11.50%         12.00%
----------------------------------------------------------------------------------------

I    12.00%       $13,421,979    $13,137,610    $12,879,093   $12,643,056    $12,426,689
R
R    12.50%       $13,016,573    $12,744,594    $12,497,339   $12,271,585    $12,064,644

R    13.00%       $12,627,950    $12,367,768    $12,131,239   $11,915,278    $11,717,313
A
T    13.50%       $12,255,302    $12,O06,357    $11,780,044   $11,573,409    $11,383,995
E
S    14.00%       $11,897,864    $11,659,625    $11,443,044   $11,245,296    $11,064,027
----------------------------------------------------------------------------------------

================================================================================
           Estimated Market Value
           by Yield Capitalization,            $12,000,000
================================================================================


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                      GAVIIDAE I AND DAIN PLAZA/GAVIIDAE II
                  LUNZ MASSOPUST REID DeCASTER & LAMMERS, INC.
                                    PAGE 240
-------------------------------------------------------------------------------

SUMMARY AND CONCLUSIONS
--------------------------------------------------------------------------------

The appraisers are aware of Standard Rule 1-4E of the Uniform Standards of Professional Appraisal Practice which states, ". . . an appraiser must consider and analyze the effect on value, if any, of the assemblage of various estates or component parts of a property and refrain from estimating the value of the whole solely by adding together the individual values of the various estates or component parts". It should be noted that the sum of the parts does not necessarily equal the whole. However, both portions of the subject properties are owned and controlled by Brookfield interests, and it is believed that prudent ownership would most probably dictate they be marketed as one conjoined property. Most buyers would therefore also probably add the separate component values or prices together in formulating a purchase decision and offer. Individual valuations of the two Gaviidae segments were necessary given the physical separation and the established expense reimbursement formulas. Despite the fact that Gaviidae I and Gaviidae II/Dain Plaza are separate properties, they operate synergistically with each other from both a management and leasing standpoint. Following the National City Bank build-out, several Gaviidae I tenants moved or were relocated to Gaviidae II. The department stores also serve as the anchors to both in-line retail components. As such, it is our opinion that individual market values should be added together to arrive at a total property value.

Given the degree of obsolescence present in each development, the Cost Approach value estimates were given very little weight in arriving at an individual property value estimate. The Office Sales Comparison Approach value estimate of S85,O0O,OOO supports the $87,OOO,0OO value estimate arrived at in the Income Approach. For the subject properties, the Income Approach to value was given the greatest consideration. The Income Approach considers each property as a capital investment from which a desired return of money in the form of both capital recapture and interest, or profit, is expected. It is the basis upon which investors place greatest emphasis as they make deliberate decisions to buy or sell real estate in the everyday marketplace. It is the property's ability to generate and return a specific desired income level that is more often than not the critical factor in determining its value in the open market. Based on the Final Value Estimates arrived at in the Income Approach sections of this report, a total market value of $98,000,000 has been estimated for both developments based on the following allocations:

             Component                                 $
--------------------------------------------------------------------------------
             Dain Plaza - Gaviidae II             $86,000,000
             Gaviidae I - Saks                    $12,000,000
--------------------------------------------------------------------------------
             Total Estimated Market Value         $98,000,000

From this evidence and reasoning then, it is the appraisers' opinion that the market evidence best substantiates a Market Value for the Gaviidae I and Gaviidae II/Dain Plaza developments as of March 1, 1997 of:

                          NINETY EIGHT MILLION DOLLARS

                                   $98,000,000
                                   ===========


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                      GAVIIDAE I AND DAIN PLAZA/GAVIIDAE II
                  LUNZ MASSOPUST REID DeCASTER & LAMMERS, INC.
                                    PAGE 241
-------------------------------------------------------------------------------